    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1998



                                                      REGISTRATION NO. 333-42759

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION)
             (Exact Name of Registrant as Specified in Its Charter)
                         ------------------------------

            GEORGIA                             4911                           58-1211925
(State or Other Jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)          Identification Number)

                              POST OFFICE BOX 1349
                            2100 EAST EXCHANGE PLACE
                           TUCKER, GEORGIA 30085-1349
                                 (770) 270-7600
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                           --------------------------

                                ROBERT D. STEELE
                          OGLETHORPE POWER CORPORATION
                              POST OFFICE BOX 1349
                            2100 EAST EXCHANGE PLACE
                           TUCKER, GEORGIA 30085-1349
                                 (770) 270-7617
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                           --------------------------

                                   COPIES TO:

                             HERBERT J. SHORT, JR.
                        SUTHERLAND, ASBILL & BRENNAN LLP
                     999 PEACHTREE STREET, N.E., 23RD FLOOR
                          ATLANTA, GEORGIA 30309-3996
                                 (404) 853-8491
                           --------------------------

    Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           --------------------------

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

P R O S P E C T U S


                               OFFER TO EXCHANGE

                 6.974% SERIAL FACILITY BONDS DUE JUNE 30, 2011
                    INTEREST PAYABLE JUNE 30 AND DECEMBER 31

       FOR ALL OUTSTANDING 6.974% SERIAL FACILITY BONDS DUE JUNE 30, 2011
                            ------------------------

  THE FACILITY BONDS WILL BE PAYABLE FROM AND SECURED, AS DESCRIBED HEREIN, BY RENTALS TO BE PAID UNDER SEVERAL LEASES RELATING TO PLANT ROBERT W. SCHERER UNIT
                                    NO. 2 BY

                          OGLETHORPE POWER CORPORATION


        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON FEBRUARY 16, 1998, UNLESS EXTENDED.


    OPC Scherer 1997 Funding Corporation A, a Delaware corporation created for the purpose of the refinancings described herein ("OPC Scherer 1997 Funding Corporation"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal") relating to the Exchange Offer, to exchange $1,000 principal amount of its Serial Facility Bonds Due June 30, 2011 (the "Exchange Facility Bonds"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for $1,000 principal amount of its outstanding Serial Facility Bonds Due June 30, 2011 (the "Private Facility Bonds"), of which an aggregate of $224,702,000 in principal amount is outstanding as of the date of this Prospectus.

    The form and terms of the Exchange Facility Bonds will be identical in all material respects to the form and terms of the Private Facility Bonds, except that (i) the Exchange Facility Bonds will not contain certain restrictions on transfer or registration rights contained in the Private Facility Bonds and (ii) the Exchange Facility Bonds will not contain any provision for additional interest in the event of certain defaults in obligations relating to the Exchange Offer. The Exchange Facility Bonds will evidence the same indebtedness as the Private Facility Bonds and will be entitled to the benefits of the Collateral Trust Indenture described herein. The Exchange Facility Bonds and any Private Facility Bonds not exchanged in the Exchange Offer are sometimes referred to herein collectively as the "Facility Bonds."

    The Private Facility Bonds were issued to finance the refunding of certain nonrecourse notes of four owner trusts (the "Lessors"), which are the owners and lessors of undivided ownership interests aggregating 60% of Plant Robert W. Scherer Unit No. 2, an 818 megawatt ("MW") coal-fired, steam electric generating unit located near Forsyth, Georgia ("Scherer Unit No. 2"). The Facility Bonds will be secured by a pledge and assignment of nonrecourse Refunding Lessor Notes (the "Refunding Lessor Notes") issued by the Lessors under four Lease Indentures described herein. The Refunding Lessor Notes are secured by, among other things, liens on and security interests in the basic rentals and certain other amounts payable by Oglethorpe Power Corporation (An Electric Membership Corporation) ("Oglethorpe") to the Lessors under the several Leases described herein and the respective undivided ownership interest of each Lessor in Scherer Unit No. 2. Although the Facility Bonds will not be, and the Refunding Lessor Notes are not, direct obligations of or guaranteed by Oglethorpe, Oglethorpe is unconditionally obligated to make basic rental and certain other payments under the Leases in amounts that will be at least sufficient to pay in full, when due, all payments of principal of and premium, if any, and interest on the Facility Bonds. For a more detailed description of the Facility Bonds and the relationships among Oglethorpe, the Lessors and OPC Scherer 1997 Funding Corporation, see "INTRODUCTION," "SECURITY AND SOURCE OF PAYMENT FOR THE FACILITY BONDS," "OPC SCHERER 1997 FUNDING CORPORATION," "FLOW OF FUNDS FOR DEBT SERVICE PAYMENTS ON THE FACILITY BONDS," "DESCRIPTION OF THE FACILITY BONDS," "DESCRIPTION OF THE LEASE INDENTURES" AND "DESCRIPTION OF THE LEASES."

    Interest on the Facility Bonds will be payable on June 30 and December 31 of each year, commencing June 30, 1998. The Facility Bonds will mature on June 30, 2011. The Facility Bonds will not be subject to optional redemption prior to maturity. The Facility Bonds will be redeemable through operation of a sinking fund on certain specified dates at the principal amount thereof, together with interest accrued to the redemption date. In certain instances, the Facility Bonds will be subject to special mandatory redemption at 100% of their principal amount, together with interest accrued to the redemption date. In certain other instances, the Facility Bonds will be subject to special mandatory redemption at redemption prices declining from an initial price of 106.974% of par to 100% of par at maturity, together with interest accrued to the redemption date. See "DESCRIPTION OF THE FACILITY BONDS."


    OPC Scherer 1997 Funding Corporation will accept for exchange any and all validly tendered Private Facility Bonds on or prior to 5:00 p.m., New York City time, on February 16, 1998, unless extended by Oglethorpe (if and as extended, the "Expiration Date"). Tenders of Private Facility Bonds may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "THE EXCHANGE OFFER."

                           --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


                The Date of this Prospectus is January 14, 1998

                             AVAILABLE INFORMATION

    Oglethorpe has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term includes any amendment thereto) on Form S-4 under the Securities Act with respect to the Exchange Facility Bonds offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement.

    Any statements contained herein concerning the provisions of any document are not complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.

    Oglethorpe has been filing periodic reports with the Commission since 1987 and intends to continue filing such reports, to the extent permitted by the Commission, for as long as any of the Facility Bonds are outstanding, regardless of whether it is required to do so. Oglethorpe is required to file with the Collateral Trust Trustee described herein copies of all periodic reports filed with the Commission and will provide the Collateral Trust Trustee with copies of its annual report containing audited financial statements.

    Reports and other information filed with the Commission can be inspected and copied at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as Oglethorpe, that file electronically with the Commission.


    UNTIL APRIL 17, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              NOTICE TO INVESTORS

    The Exchange Facility Bonds are being offered hereunder in order to satisfy certain obligations of Oglethorpe contained in the Exchange and Registration Rights Agreement described herein. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties in other transactions, Oglethorpe believes that the Exchange Facility Bonds issued pursuant to the Exchange Offer in exchange for Private Facility Bonds may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of Oglethorpe within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Facility Bonds are acquired in the ordinary course of such holder's business and that such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Facility Bonds. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Facility Bonds or who is an affiliate of Oglethorpe may not rely upon such interpretations by the staff of the Commission and, in the absence of any exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of the Private Facility Bonds wishing to accept the Exchange Offer must represent to Oglethorpe in the Letter of Transmittal that such conditions have been met.

    Each broker-dealer who holds Private Facility Bonds acquired for its own account as a result of market making or other trading activities and who receives Exchange Facility Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Facility Bonds. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Facility Bonds received in exchange for Private Facility Bonds where such Private Facility Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities. Oglethorpe has agreed that, for a period of up to 90 days after the Expiration Date, it will make this Prospectus available to any such broker-dealer for use in connection with any such resale. (See "PLAN OF DISTRIBUTION.") Any broker-dealer who is an affiliate of Oglethorpe may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Oglethorpe believes that none of the registered holders of the Private Facility Bonds is an "affiliate" as such term is defined in Rule 405 under the Securities Act of Oglethorpe.

    Neither Oglethorpe nor OPC Scherer 1997 Funding Corporation will receive any cash proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer.

    The Exchange Facility Bonds will be a new issue of securities for which there is currently no market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the Exchange Facility Bonds, the ability of holders to sell the Exchange Facility Bonds, or the price at which holders would be able to sell the Exchange Facility Bonds. The Exchange Facility Bonds will not be listed on any securities exchange and will not be quoted on the National Association of Securities Dealers Automated Quotation System. Oglethorpe has been advised that Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated have heretofore acted as market makers for the Private Facility Bonds. Each of these market makers has informed Oglethorpe that it currently intends to make a market in the Exchange Facility Bonds but they are not obligated to do so, and any such market making may be discontinued at any time without notice. Future trading prices of the Exchange Facility Bonds will depend on many factors, including among other things, prevailing interest rates, Oglethorpe's operating results and the market for similar securities.

    Any Private Facility Bonds not tendered or accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Collateral Trust Indenture (except for those rights which terminate upon consummation of the Exchange Offer). Following the consummation of the Exchange Offer, the holders of Private Facility Bonds will continue to be subject to all of the existing restrictions upon transfer thereof and neither Oglethorpe or OPC Scherer 1997 Funding Corporation will have any further obligation to such holders to provide for registration under the Securities Act of the Private Facility Bonds held by them.

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF PRIVATE FACILITY BONDS ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR PRIVATE FACILITY BONDS PURSUANT TO THE EXCHANGE OFFER.

    THE MATERIAL SET FORTH IN THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE COMPLETE INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND ON THE COVER PAGE AND NOT OTHERWISE DEFINED SHALL HAVE THE SAME MEANINGS GIVEN SUCH TERMS ELSEWHERE IN THIS PROSPECTUS.

               SUMMARY INFORMATION RELATING TO THE EXCHANGE OFFER

Oglethorpe..............  Oglethorpe is an electric membership corporation incorporated in
                          1974 in the State of Georgia. Oglethorpe is headquartered in metropolitan Atlanta. Historically, Oglethorpe operated as a generation and transmission cooperative. On March 11, 1997, in connection with the Corporate Restructuring described herein,
                          Oglethorpe sold its transmission and system operations businesses to recently formed companies. Oglethorpe continues to own and operate its power supply business. (See "SUMMARY INFORMATION
                          RELATING TO OGLETHORPE AND THE MEMBERS" and "BUSINESS OF
                          OGLETHORPE--Corporate Restructuring.")

Registration Rights
  Agreement.............  The Private Facility Bonds were sold by OPC Scherer 1997 Funding
                          Corporation on December 17, 1997, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the
                          Securities Act. In connection with the offering of Private
                          Facility Bonds, Oglethorpe and OPC Scherer 1997 Funding
                          Corporation entered into an Exchange and Registration Rights
                          Agreement (the "Registration Rights Agreement"), which grants holders of the Private Facility Bonds certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which will terminate upon the consummation of the Exchange Offer. (See "THE EXCHANGE
                          OFFER--Purpose and Effect of the Exchange Offer.")

The Exchange Offer......  Oglethorpe is hereby offering to exchange $1,000 principal amount of the Exchange Facility Bonds for each $1,000 principal amount of Private Facility Bonds. As of the date hereof, $224,702,000 aggregate principal amount of Private Facility Bonds are
                          outstanding.

                          Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties in other
                          transactions, Oglethorpe believes that the Exchange Facility
                          Bonds issued pursuant to the Exchange Offer in exchange for
                          Private Facility Bonds may be offered for resale, resold and otherwise transferred by any holder thereof (other than
                          broker-dealers, as set forth below, and any such holder who is an
                          "affiliate" of Oglethorpe within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Facility Bonds are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such
                          Exchange Facility Bonds. Any holder who tenders in the Exchange
                          Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Facility Bonds may not rely on such interpretations by the staff of the
                          Commission and, in the absence of an exemption therefrom, must comply with the registration and

                          prospectus delivery requirements of the Securities Act in
                          connection with any secondary resale transaction. Failure to comply with such requirements in such instances may result in such holder incurring liability under the Securities Act. (See
                          "THE EXCHANGE OFFER--Resale of the Exchange Facility Bonds.")

                          Each broker-dealer who holds Private Facility Bonds acquired for its own account as a result of market making or other trading activities and who receives Exchange Facility Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such
                          Exchange Facility Bonds. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Facility
                          Bonds received in exchange for Private Facility Bonds where such
                          Private Facility Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities.
                          Oglethorpe has agreed that for a period of up to 90 days after the Expiration Date, it will make this Prospectus available to any such broker-dealer for use in connection with any such resale. (See "PLAN OF DISTRIBUTION.")

Expiration Date.........  5:00 p.m., New York City time, on February 16, 1998, unless the
                          Exchange Offer is extended by Oglethorpe, in which case the term
                          "Expiration Date" means the latest date and time to which the
                          Exchange Offer is extended. (See "THE EXCHANGE OFFER--Expiration
                          Date; Extensions; Amendments.")

Interest on the Exchange
  Facility Bonds........  The Exchange Facility Bonds will bear interest from the later of the date of issuance of the Private Facility Bonds that are tendered in exchange for the Exchange Facility Bonds and the most recent interest payment date to which interest on such Private
                          Facility Bonds has been paid. (See "THE EXCHANGE OFFER--Interest on the Exchange Facility Bonds and the Private Facility Bonds.")

Conditions to the
  Exchange Offer........  The Exchange Offer is subject to certain customary conditions, which may be waived by Oglethorpe. (See "THE EXCHANGE
                          OFFER--Conditions.")

Procedures for Tendering
  Private Facility
  Bonds.................  Each holder of the Private Facility Bonds wishing to accept the
                          Exchange Offer must (i) complete, sign and date the Letter of
                          Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation to the Exchange Agent described herein and (ii) deliver their Private Facility Bonds to
                          OPC Scherer 1997 Funding Corporation by book-entry transfer.
                          Tenders may also be made by delivering an Agent's Message
                          described herein in lieu of the Letter of Transmittal. (See "THE
                          EXCHANGE OFFER-- Procedures for Tendering.")

                          By executing the Letter of Transmittal, each holder will
                          represent to Oglethorpe that, among other things, the person receiving such Exchange Facility Bonds, whether or not such person is the holder, is acquiring the Exchange Facility Bonds in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange
                          Facility Bonds or is an affiliate of Oglethorpe. (See "THE
                          EXCHANGE OFFER--Resale of Exchange Facility Bonds.")

Special Procedures for
  Beneficial Owners.....  Any beneficial owner whose Private Facility Bonds are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such nominee promptly and instruct such nominee to effect a tender on such beneficial owner's behalf. (See "THE EXCHANGE OFFER--Procedures for Tendering.")

Guaranteed Delivery
  Procedures............  Holders of Private Facility Bonds who wish to tender their
                          Private Facility Bonds and who cannot deliver the Letter of
                          Transmittal or any other documents required by the Letter of
                          Transmittal to the Exchange Agent or complete the procedures for book-entry transfer prior to the Expiration Date must tender their Private Facility Bonds according to the guaranteed delivery procedures set forth in "THE EXCHANGE OFFER--Guaranteed Delivery
                          Procedures."

Withdrawal Rights.......  Tenders of Private Facility Bonds may be withdrawn at any time prior to the Expiration Date pursuant to the procedures described under "THE EXCHANGE OFFER--Withdrawals of Tenders."

Acceptance of Private
  Facility Bonds and
  Delivery of Exchange
  Facility Bonds........  OPC Scherer 1997 Funding Corporation will accept for exchange any and all Private Facility Bonds that are properly tendered in the
                          Exchange Offer prior to the Expiration Date. The Exchange
                          Facility Bonds issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date.

Absence of Cash
  Proceeds..............  Neither Oglethorpe nor OPC Scherer 1997 Funding Corporation will receive any cash proceeds from the issuance of the Exchange
                          Facility Bonds. (See "ABSENCE OF CASH PROCEEDS.")

Federal Income Tax
  Consequences of the
  Exchange Offer........  The issuance of the Exchange Facility Bonds to holders of the
                          Private Facility Bonds who are U.S. Holders described herein pursuant to the terms set forth in this Prospectus should not constitute a taxable event to U.S. Holders for federal income tax purposes. Consequently, no gain or loss should be recognized by
                          U.S. Holders of the Private Facility Bonds upon receipt of the
                          Exchange Facility Bonds. (See "CERTAIN UNITED STATES FEDERAL
                          INCOME TAX CONSEQUENCES.")

Effect on Holders of the
  Private Facility
  Bonds.................  As a result of completing the Exchange Offer, Oglethorpe will have fulfilled certain of its obligations under the Registration
                          Rights Agreement. Any Private Facility Bonds not tendered or accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Collateral Trust
                          Indenture (except for those rights which terminate upon
                          consummation of the Exchange Offer). Following the consummation of the Exchange Offer, the holders of Private Facility Bonds will continue to be subject to all of the existing restrictions upon transfer thereof and neither Oglethorpe or OPC Scherer 1997
                          Funding Corporation will have any further obligation to such holders to provide for registration under the Securities Act of the Private Facility Bonds held by them. Because Oglethorpe anticipates that most holders of Private Facility Bonds will elect to exchange such Private Facility Bonds for Exchange
                          Facility Bonds due to the absence of restrictions on the resale of Exchange Facility Bonds under the Securities Act, Oglethorpe anticipates that the liquidity of the market for any Private
                          Facility Bonds remaining after the consummation of the Exchange
                          Offer may be substantially limited. (See "THE EXCHANGE
                          OFFER--Consequences of Failure to Exchange.")

Exchange Agent..........  SunTrust Bank, Atlanta (the "Exchange Agent").

                    SUMMARY INFORMATION RELATING TO THE FACILITY BONDS

Securities Offered......  $224,702,000 aggregate principal amount of 6.974% Serial Facility
                          Bonds Due June 30, 2011. The form and terms of the Exchange
                          Facility Bonds are identical in all material respects to the form and terms of the Private Facility Bonds except that the Exchange
                          Facility Bonds will not contain certain restrictions on transfer or registration rights contained in the Private Facility Bonds, and the Exchange Facility Bonds will not contain any provision for additional interest in the event of certain defaults in obligations of Oglethorpe related to the Exchange Offer. The
                          Exchange Facility Bonds will evidence the same indebtedness as the Private Facility Bonds and will be entitled to the benefits of the Collateral Trust Indenture. (See "THE EXCHANGE
                          OFFER--Terms of the Exchange Offer.")

Maturity Date...........  June 30, 2011

Interest Payment
  Dates.................  June 30 and December 31 (commencing June 30, 1998).

Sinking Fund............  The Facility Bonds will be subject to pro-rata sinking fund redemption commencing December 31,1998. (See "DESCRIPTION OF THE
                          FACILITY BONDS--Sinking Fund Redemption.")

Optional Redemption.....  The Facility Bonds will not be subject to optional redemption prior to maturity. (See "DESCRIPTION OF THE FACILITY
                          BONDS--Optional Redemption.")

Special Mandatory
  Redemption............  In certain instances, the Facility Bonds will be subject to special mandatory redemption at 100% of their principal amount, together with

                          interest accrued to the redemption date. In certain other
                          instances, the Facility Bonds will be subject to special
                          mandatory redemption at redemption prices declining from an initial price of 106.974% of par to 100% of par at maturity, together with interest accrued to the redemption date. (See
                          "DESCRIPTION OF THE FACILITY BONDS--Special Mandatory Redemption
                          at Par" and "--Special Mandatory Redemption with Premium.")

Settlement, Book-Entry-
  Only, Form and
  Denomination..........  Delivery of the Facility Bonds will be made in book-entry-only form as described below. The Facility Bonds will be issued only in registered form in denominations of $1,000 principal amount and integral multiples thereof. Exchange Facility Bonds issued in exchange for Private Facility Bonds currently evidenced by one or more fully registered global certificates will be evidenced by one or more certificates in global form, which will be deposited with a custodian for, and registered in the name of, a nominee of
                          The Depository Trust Company ("DTC"). Except as described herein, beneficial interests in such global certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Such interests will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.
                          (See "DESCRIPTION OF THE FACILITY BONDS-- Book-Entry-Only
                          System."

Security and Source of
  Payments..............  The Facility Bonds will be secured by a nonrecourse Refunding
                          Lessor Note of each of the Lessors, issued to OPC Scherer 1997
                          Funding Corporation and pledged and assigned to the Collateral
                          Trust Trustee. The payments due on the Refunding Lessor Notes pledged to the Collateral Trust Trustee will equal all payments due on the Facility Bonds. To the extent that additional Lessor
                          Notes described herein are issued, such Lessor Notes will be secured on a parity basis with the applicable Refunding Lessor
                          Note under the applicable Lease Indenture. All Lessor Notes, including the Refunding Lessor Notes, will be secured by, among other things, a lien on and security interest in the respective undivided ownership interest of each such Lessor in Scherer Unit
                          No. 2 and the rights of each such Lessor under its Lease with
                          Oglethorpe, including the right to receive the basic rentals and certain other amounts payable by Oglethorpe to the Lessor
                          thereunder. The holders of the Facility Bonds will have no recourse against the general credit of the Lessors or the Equity
                          Investors described herein. Accordingly, the Facility Bonds will constitute, in effect, a nonrecourse borrowing by and on behalf of the Lessors, secured by the interest in Scherer Unit No. 2 of each Lessor and Oglethorpe's obligations to each such Lessor under its Lease with Oglethorpe.

                          The Refunding Lessor Notes are senior to the interests of the
                          Equity Investors in respect of payments made under the Leases
                          (other than Excepted Payments as defined therein).

                          Oglethorpe is unconditionally obligated to make payments under the Leases in amounts that will be at least sufficient to provide for the payment of principal of and premium, if any, and interest on the Refunding Lessor Notes, which amounts, in turn, will be sufficient to pay the principal of and premium, if any, and interest on the Facility Bonds when due, whether at maturity, upon redemption or otherwise. (See "DESCRIPTION OF THE FACILITY
                          BONDS--Sinking Fund Redemption," "--Special Mandatory Redemption
                          at Par" and "--Special Mandatory Redemption with Premium" and
                          "DESCRIPTION OF THE LEASES--Term and Rentals.") However, the
                          Facility Bonds will not be, and the Refunding Lessor Notes are not, direct obligations of or guaranteed by Oglethorpe, and they will not be secured by the lien on Oglethorpe's assets created under the Mortgage Indenture described herein. (See "SECURITY AND
                          SOURCE OF PAYMENT FOR THE FACILITY BONDS.") For information with respect to certain factors which may affect the obligations of
                          Oglethorpe described above, see "DESCRIPTION OF THE FACILITY
                          BONDS-- Considerations Relating to Security."

Scherer Unit No. 2......  Scherer Unit No. 2 is an 818 MW coal-fired, steam electric generating unit located in Monroe County near Forsyth, Georgia.
                          It was placed in commercial operation in February 1984. Scherer
                          Unit No. 2 is one of four units in operation located at the
                          Robert W. Scherer Plant which are of similar size and design. On
                          December 30, 1985, Oglethorpe sold undivided ownership interests to the Lessors aggregating its entire 60% undivided ownership interest in Scherer Unit No. 2 as part of the Sale and Leaseback
                          Transactions. Scherer Unit No. 2 is owned by Georgia Power
                          Company (8.4%), Municipal Electric Authority of Georgia (30.2%),
                          the City of Dalton, Georgia (1.4%) and the Lessors (60%). The
                          Lessors are leasing their respective interests back to Oglethorpe pursuant to the Leases. (See "INTRODUCTION--Sale and Leaseback
                          Transactions" and "MEMBER REQUIREMENTS AND POWER SUPPLY
                          RESOURCES--Generating Facilities" and "CO-OWNERS OF THE PLANTS
                          AND THE PLANT AGREEMENTS--The Plant Agreements.")

OPC Scherer 1997 Funding
  Corporation...........  OPC Scherer 1997 Funding Corporation is a special purpose corporation incorporated in Delaware for the purpose of
                          facilitating the refinancing of the respective undivided
                          ownership interests of the Lessors in Scherer Unit No. 2. The only business of OPC Scherer 1997 Funding Corporation is the issuance and sale of the Private Facility Bonds, application of the proceeds thereof, the issuance of the Exchange Facility Bonds and the completion of the Exchange Offer, and, possibly, the issuance of other indebtedness, the proceeds of which would be used to make loans to the Lessors to finance, among other things, additions or improvements to Scherer Unit No. 2. The assets of
                          OPC Scherer 1997 Funding Corporation consist primarily of the
                          Refunding Lessor Notes issued with respect to the Facility Bonds and, if additional loans are made to the Lessors by OPC Scherer
                          1997 Funding Corporation, additional Lessor Notes. The Refunding
                          Lessor Notes are, and such other Lessor Notes, if any, will be, payable from basic rental and certain other payments made by
                          Oglethorpe to the Lessors under the Leases. OPC Scherer 1997
                          Funding Corporation is to function only as an agent of the
                          Lessors (and not as

                          principal) with respect to the Facility Bonds and to represent itself only as an agent of the Lessors (and not as principal) in dealings with third parties relating to the Facility Bonds.
                          Neither Oglethorpe nor any Lessor or Equity Investor holds any ownership interest in OPC Scherer 1997 Funding Corporation, and no person affiliated with Oglethorpe, any Lessor or Equity
                          Investor is an officer, director or employee of OPC Scherer 1997
                          Funding Corporation. (See "OPC SCHERER 1997 FUNDING
                          CORPORATION.")

Reporting Obligations...  Oglethorpe is not subject to the reporting requirements of the
                          Securities Exchange Act of 1934, as amended. Oglethorpe, however, has been filing periodic reports with the Commission since 1987 and intends to continue filing such reports, to the extent permitted by the Commission, for so long as any of the Facility
                          Bonds are outstanding regardless of whether it is required to do
                          so. Oglethorpe is required to file with the Collateral Trust
                          Trustee copies of all periodic reports filed with the Commission and will provide the Collateral Trust Trustee with copies of its annual report containing audited financial statements.

Market for Exchange
  Facility Bonds........  The Exchange Facility Bonds will not be listed on any securities exchange and will not be quoted on the National Association of
                          Securities Dealers Automated Quotation System. As a result, there can be no assurance that there will be a secondary market for the
                          Exchange Facility Bonds. Oglethorpe has been advised that
                          Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, the
                          initial purchasers of the Private Facility Bonds, have heretofore acted as market makers for the Private Facility Bonds. Each of these market makers has informed Oglethorpe that it currently intends to make a market in the Exchange Facility Bonds, but they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Facility Bonds.

           SUMMARY INFORMATION RELATING TO OGLETHORPE AND THE MEMBERS

Oglethorpe and the
  Members...............  Oglethorpe is an electric membership corporation engaged primarily in the business of providing wholesale electric power to its 39 retail electric distribution cooperative members (the
                          "Members"), which provide retail electric service to their customers in the State of Georgia.

                          As with electric cooperatives generally, Oglethorpe and the
                          Members operate on a not-for-profit basis and design their rates to recover their respective costs-of-service and to generate margins sufficient to establish reasonable reserves and meet financial coverage requirements.

                          Oglethorpe's principal executive offices are located at 2100 East
                          Exchange Place, Tucker, Georgia 30085-1349, and its telephone number is (770) 270-7600.

                          (See "INTRODUCTION," "BUSINESS OF OGLETHORPE" and "THE MEMBERS OF
                          OGLETHORPE.")

Corporate
  Restructuring.........  Oglethorpe and the Members completed a corporate restructuring
                          (the "Corporate Restructuring") on March 11, 1997, in which
                          Oglethorpe was divided into three specialized operating companies to respond to increasing competition and regulatory changes in the electric industry. As part of the Corporate Restructuring,
                          Oglethorpe's transmission business was sold to, and is now owned and operated by, Georgia Transmission Corporation (An Electric
                          Membership Corporation) ("GTC"), a recently formed Georgia electric membership corporation. Oglethorpe's system operations business was sold to, and is now owned and operated by, Georgia
                          System Operations Corporation ("GSOC"), a recently formed Georgia nonprofit corporation. Oglethorpe continues to own and operate its power supply business. Oglethorpe and the 39 Members are members of GTC and GSOC. (See "BUSINESS OF OGLETHORPE--Corporate
                          Restructuring," "--Relationship with GTC" and "--Relationship with GSOC.")

Consumers and
  Service Area..........  Oglethorpe is the largest electric cooperative in the United
                          States in terms of operating revenues, assets, kilowatt-hour sales and, through the Members, consumers served. The Members serve approximately 1.2 million electric consumers (meters)
                          representing approximately 2.6 million people. The Members serve a region covering approximately 40,000 square miles, which is approximately 70% of the land area in the State of Georgia, encompassing 150 of the State's 159 counties.

                          Sales by the Members in 1996 amounted to approximately 19.6 million megawatt-hours, with 72% to residential consumers, 26% to commercial and industrial consumers and 2% to other consumers.

                          Pursuant to the Georgia Territorial Electric Service Act, which was enacted in 1973 (the "Territorial Act"), the Georgia Public
                          Service Commission assigned substantially all areas in the State of Georgia to specific retail suppliers. With limited exceptions, the Members have the exclusive right to provide retail electric service in their respective assigned territories,

                          which are predominantly outside of municipal limits. The chief exception to this exclusivity is that electric suppliers may compete for most new retail loads of 900 kilowatts or greater.
                          The Georgia Public Service Commission may not reassign territory or transfer service except in limited circumstances provided by the Territorial Act.

                          (See "THE MEMBERS OF OGLETHORPE--Service Area and Competition.")

Power Supply Business...  Oglethorpe provides wholesale electric service to the Members pursuant to long-term Wholesale Power Contracts described herein.
                          Oglethorpe supplies capacity and energy to the Members from a combination of owned and leased generating plants and power purchased under long-term contracts with power marketers and other power suppliers.

                          GENERATION. Oglethorpe owns or leases undivided interests in thirteen generating units currently in commercial operation.
                          These units provide Oglethorpe with a total of 3,335 MW of nameplate capacity, consisting of 1,500.6 MW of coal-fired capacity, 1,185 MW of nuclear-fueled capacity, 632.5 MW of pumped storage hydroelectric capacity, 14.8 MW of oil-fired combustion turbine capacity and 2.1 MW of conventional hydroelectric
                          capacity. (See "BUSINESS OF OGLETHORPE--Power Supply Business,"
                          "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--General" and
                          "--Generating Facilities.")

                          POWER MARKETER ARRANGEMENTS. Oglethorpe utilizes long-term power marketer arrangements to reduce the cost of power to the Members.
                          Oglethorpe has entered into power marketer agreements with LG&E
                          Energy Marketing Inc. ("LEM") effective January 1, 1997 for approximately 50% of the load requirements of the Members and with Morgan Stanley Capital Group Inc. ("Morgan Stanley")
                          effective May 1, 1997, with respect to 50% of the forecasted load requirements of the Members. The LEM agreements are based on the actual requirements of the Members during the contract term, whereas the Morgan Stanley agreement represents a fixed supply obligation.

                          Under these power marketer agreements, Oglethorpe purchases energy at fixed prices covering a portion of the costs of energy to its Members. LEM and Morgan Stanley, in turn, have certain rights to market excess energy from the Oglethorpe system. All of
                          Oglethorpe's existing generating facilities and power purchase arrangements are available for use by LEM and Morgan Stanley for the term of the respective agreements. Oglethorpe continues to be responsible for all the costs of its system resources but
                          receives revenue from LEM and Morgan Stanley for the use of the resources.

                          (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES-- General"
                          and "--Power Marketer Arrangements.")

                          PURCHASED POWER. Oglethorpe purchases a total of approximately
                          1,250 MW of power pursuant to power purchase agreements with
                          Georgia Power Company, Big Rivers Electric Corporation, Entergy
                          Power, Inc. and Hartwell Energy Limited Partnership. Oglethorpe
                          has also contracted to purchase 275 MW of peaking capacity from
                          Florida Power Corporation

                          during the summer of 1998. (See "MEMBER REQUIREMENTS AND POWER
                          SUPPLY RESOURCES--Power Purchase and Sale Arrangements.")

                          TRANSMISSION. In connection with the Corporate Restructuring,
                          Oglethorpe sold its transmission business and assets to GTC. GTC now provides transmission services to the Members for delivery of the Members' power purchases from Oglethorpe, Southeastern Power
                          Administration and any other power suppliers. Oglethorpe has entered into a transmission agreement with GTC for GTC to provide transmission services for third party transactions and for service to Oglethorpe's facilities.

                          GTC owns approximately 2,300 miles of transmission line and 450 substations of various voltages. GTC succeeded to Oglethorpe's rights in the Integrated Transmission System, which consists of transmission facilities owned by GTC, Georgia Power Company,
                          Municipal Electric Authority of Georgia and the City of Dalton,
                          Georgia. Common access to the Integrated Transmission System enables its owners to use their combined resources to make deliveries to or for their respective consumers, to provide transmission service to third parties and to make off-system purchases and sales.

                          (See "BUSINESS OF OGLETHORPE--Relationship with GTC.")

Wholesale Power
  Contracts.............  Oglethorpe and each of the Members have entered into substantially similar Wholesale Power Contracts, each of which extends through December 31, 2025. Under its Wholesale Power
                          Contract, a Member is unconditionally obligated on an express
                          "take-or-pay" basis for a fixed allocation of Oglethorpe's costs for its existing generation and purchased power resources, as well as the costs with respect to any future resources in which such Member elects to participate. Each Wholesale Power Contract permits a Member to take future incremental power requirements either from Oglethorpe or other sources.

                          Each Member's cost responsibility under its Wholesale Power
                          Contract is based on agreed-upon fixed percentage capacity responsibilities ("PCRs"). PCRs have been assigned for all of
                          Oglethorpe's existing generation and purchased power resources.
                          PCRs for any future resource will be assigned only to Members choosing to participate in that resource. The Wholesale Power
                          Contracts provide that each Member is jointly and severally responsible for all costs and expenses of all existing generation and purchased power resources, as well as for any future
                          resources that are approved by 75% of Oglethorpe's Board of
                          Directors and 75% of the Members. For resources so approved in which less than all Members participate, costs are shared first among the participating Members, and if all participating Members default, each non-participating Member is expressly obligated to pay a proportionate share of such default.

                          (See "BUSINESS OF OGLETHORPE--Wholesale Power Contracts" and
                          "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES-- Power Marketer
                          Arrangements.")

Rate Regulation
  and Rates.............  MORTGAGE INDENTURE RATE COVENANT. The Mortgage Indenture requires
                          Oglethorpe, subject to any necessary regulatory approval, to establish and collect rates which, together with other revenues of Oglethorpe, are reasonably expected to yield an MFI Ratio described herein for each fiscal year equal to at least 1.10. MFI
                          Ratio is determined by dividing the sum of (i) net margins of
                          Oglethorpe (after certain defined adjustments), (ii) interest charges, whether capitalized or expensed, on all indebtedness secured under the Mortgage Indenture or by a lien equal or prior to the lien of the Mortgage Indenture, including amortization of debt discount and expense or premium but excluding interest charges on indebtedness assumed by GTC ("Interest Charges"), and
                          (iii) any amount included in net margins for accruals for federal or state income taxes by Interest Charges. (See "BUSINESS OF
                          OGLETHORPE--Electric Rates" and "MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                          OPERATIONS--General--RATES AND FINANCIAL COVERAGE REQUIREMENTS.")

                          FORMULARY RATE AND PRIOR PERIOD ADJUSTMENT MECHANISM. The
                          formulary rate established by Oglethorpe in the rate schedule to the Wholesale Power Contracts employs a rate methodology under which all categories of costs are specifically separated as components of the formula to determine Oglethorpe's revenue requirements. The rate schedule also implements the
                          responsibility for fixed costs assigned to each Member (I.E., the
                          PCR).

                          The rate schedule formula also includes a prior period adjustment
                          ("PPA") mechanism designed to ensure that Oglethorpe achieves the minimum 1.10 MFI Ratio. The PPA provides for the retention of margins within a range from a 1.10 MFI Ratio to a 1.20 MFI Ratio.
                          Amounts, if any, by which Oglethorpe fails to achieve a 1.10 MFI
                          Ratio would be accrued as of December 31 of the applicable year and collected from the Members during the period April through
                          December of the following year. Amounts, if any, by which
                          Oglethorpe exceeds the maximum 1.20 MFI Ratio would be charged against revenues as of December 31 of the applicable year and refunded to the Members during the period April through December of the following year.

                          (See "BUSINESS OF OGLETHORPE--Electric Rates" and "MANAGEMENT'S
                          DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                          OPERATIONS--General--RATES AND FINANCIAL COVERAGE REQUIREMENTS.")

                          RATE REGULATION OF OGLETHORPE. Under the Mortgage Indenture and
                          related loan contract with the Rural Utilities Service ("RUS"), adjustments to Oglethorpe's rates to reflect changes in
                          Oglethorpe's budgets are not subject to RUS approval, except in limited circumstances. Changes to the rate schedule under the
                          Wholesale Power Contracts are subject to RUS approval.
                          Oglethorpe's rates are not subject to the approval of any other federal or state agency or authority, including the Georgia
                          Public Service Commission.

                          RATE REGULATION OF MEMBERS. Through provisions in its loan documents, RUS exercises control and supervision over the rates for the sale of power of the 34 Members that borrow from it. The
                          RUS mortgages of such Members require them to design rates with a view to maintaining an average Times Interest Earned Ratio of not less than 1.50 and an average Debt Service Coverage Ratio of not less than 1.25 for the two highest out of every three successive years.

                          Five Members have prepaid their RUS indebtedness and are no longer RUS borrowers. Each of these Members now has a rate covenant with its current lender.

                          Although the setting of the retail rates of the Members is not subject to approval by any federal or state agency or authority other than, where applicable, RUS, the Territorial Act prohibits the Members from unreasonable discrimination in the setting of rates.

                          (See "THE MEMBERS OF OGLETHORPE--Rate Regulation of Members.")

Competition.............  The electric utility industry in the United States is undergoing fundamental change and is becoming increasingly competitive. (See
                          "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                          RESULTS OF OPERATIONS--Competition.")

                             SUMMARY FINANCIAL DATA

    The following table presents summary historical and pro forma financial data of Oglethorpe. The summary historical financial data presented as of the end of and for each year in the three-year period ended December 31, 1996, have been derived from the audited financial statements of Oglethorpe included in this Prospectus. The historical financial statements of Oglethorpe as of and for the fiscal years ended December 31, 1996, and December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent public accountants. The historical financial statements of Oglethorpe as of and for the fiscal year ended December 31, 1994, have been audited by Arthur Andersen LLP, independent public accountants. The summary historical financial data presented in the following table as of and for the twelve-month period ended September 30, 1997, are derived from the unaudited financial statements of Oglethorpe also contained in this Prospectus which, in the opinion of Oglethorpe's management, include all adjustments (constituting only normal recurring adjustments) necessary for a fair presentation of the unaudited financial information. Due to the Corporate Restructuring, the historical results of operations and financial condition reflect operations as a combined power supply, transmission and system operations company through March 31, 1997 and operations solely as a power supply company thereafter. The results of operations for the twelve months ended September 30, 1997 are not necessarily indicative of the results of operations for a fiscal year. The summary pro forma statement of operations data for the twelve months ended September 30, 1997, and the year ended December 31, 1996, give effect to the Corporate Restructuring as if it had occurred at October 1, 1996, and January 1, 1996, respectively. The summary pro forma financial data are provided for informational purposes only and are not necessarily indicative of Oglethorpe's results of operations had the Corporate Restructuring actually occurred as of such date and are not intended to project Oglethorpe's results of operations for any future period. These data should be read in conjunction with the financial statements of Oglethorpe and the notes thereto included in this Prospectus, "BUSINESS OF OGLETHORPE--Corporate Restructuring," "UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                            PRO FORMA                                 HISTORICAL
                                 -------------------------------  ---------------------------------------------------
                                  TWELVE MONTHS        YEAR        TWELVE MONTHS
                                      ENDED           ENDED            ENDED            YEAR ENDED DECEMBER 31,
                                  SEPTEMBER 30,    DECEMBER 31,    SEPTEMBER 30,   ----------------------------------
                                      1997             1996            1997           1996        1995        1994
                                 ---------------  --------------  ---------------  ----------  ----------  ----------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Operating revenues...........    $ 1,009,245      $  995,710      $ 1,069,813    $1,101,437  $1,149,561  $1,056,082
  Operating expenses...........        776,648         758,834          812,162       818,688     840,884     768,675
  Operating margin.............        232,597         236,876          257,651       282,749     308,677     287,407
  Net margin...................          8,023          18,414            9,600        21,752      22,258      23,082

                                                                                        DECEMBER 31,
                                                             SEPTEMBER 30,   ----------------------------------
                                                                  1997          1996        1995        1994
                                                             --------------  ----------  ----------  ----------
                                                                           (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Electric plant, net......................................    $3,624,291    $4,376,381  $4,471,762  $4,519,228
  Total assets.............................................     4,527,280     5,362,175   5,438,496   5,346,330
  Long-term debt, excluding amounts due within one year....     3,171,511     4,052,470   4,207,320   4,128,080
  Obligation under capital leases, long-term...............       289,825       293,682     296,478     303,749
  Other obligations........................................        51,325        41,685      --          --
  Patronage capital and membership fees(1).................       321,771       356,229     338,891     309,496

------------------------

(1) Patronage capital currently constitutes all of Oglethorpe's equity. See Note 1 to the Financial Statements included in this Prospectus.

                              SELECTED DEFINITIONS

    When used herein the following terms will have the meanings indicated below:

TERM                                                 MEANING
--------------------  ----------------------------------------------------------------------
ADSCR...............  Annual Debt Service Coverage Ratio

AFUDC...............  Allowance For Funds Used During Construction

BPSA................  Block Power Sale Agreement

CFC.................  National Rural Utilities Cooperative Finance Corporation

DSC.................  Debt Service Coverage Ratio

EMCs................  Electric Membership Cooperatives

EPI.................  Entergy Power, Inc.

FERC................  Federal Energy Regulatory Commission

FFB.................  Federal Financing Bank

GPC.................  Georgia Power Company

GPSC................  Georgia Public Service Commission

GSOC................  Georgia System Operations Corporation

GTC.................  Georgia Transmission Corporation (An Electric Membership Corporation)

ITS.................  Integrated Transmission System

ITSA................  Revised and Restated Integrated Transmission System Agreement

kWh.................  Kilowatt-hours

LEM.................  LG&E Energy Marketing Inc.

Members.............  The 39 retail distribution cooperatives that are members of Oglethorpe

MEAG................  Municipal Electric Authority of Georgia

MFI.................  Margins for Interest

MW..................  Megawatts

MWh.................  Megawatt-hours

NRC.................  Nuclear Regulatory Commission

PCBs................  Pollution Control Revenue Bonds

PCR.................  Percentage Capacity Responsibility

PPA.................  Prior Period Adjustment

PURPA...............  Public Utility Regulatory Policies Act

RUS.................  Rural Utilities Service

SEPA................  Southeastern Power Administration

SONOPCO.............  Southern Nuclear Operating Company

TIA.................  Trust Indenture Act of 1939, as amended

TIER................  Times Interest Earned Ratio

TVA.................  Tennessee Valley Authority

                                  INTRODUCTION

OGLETHORPE POWER CORPORATION

    Oglethorpe Power Corporation (An Electric Membership Corporation) ("Oglethorpe") is a Georgia electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta. Oglethorpe is owned by its 39 retail electric distribution cooperative members (the "Members"), which, in turn, are owned by their retail consumers. Oglethorpe is the largest electric cooperative in the United States in terms of operating revenues, assets, kilowatt-hour ("kWh") sales and, through the Members, consumers served. (See "BUSINESS OF OGLETHORPE.")

    As discussed below, the Facility Bonds described herein will be payable from and secured by basic rentals and certain other amounts to be paid by Oglethorpe to the Lessors under several leases relating to Plant Robert W. Scherer Unit No. 2 ("Scherer Unit No. 2").

SCHERER UNIT NO. 2

    Scherer Unit No. 2 is an 818 megawatt ("MW") coal-fired, steam electric generating unit located in Monroe County near Forsyth, Georgia. It was placed in commercial operation in February 1984. Scherer Unit No. 2 is one of four units in operation located at the Robert W. Scherer Plant ("Plant Scherer") which are of similar size and design. On December 30, 1985, Oglethorpe sold its entire 60% undivided ownership interest in Scherer Unit No. 2 as part of the Sale and Leaseback Transactions described herein. The purchasers are leasing their respective interests back to Oglethorpe. The remaining 40% interest in Scherer Unit No. 2 is owned by Georgia Power Company ("GPC") (8.4%), Municipal Electric Authority of Georgia ("MEAG") (30.2%) and the City of Dalton, Georgia ("Dalton") (1.4%).

SALE AND LEASEBACK TRANSACTIONS

    On December 30, 1985, in four separate transactions (the "Sale and Leaseback Transactions"), Oglethorpe sold its entire 60% undivided ownership interest in Scherer Unit No. 2 to four separate owner trusts (the "Lessors") established by four different institutional investors (the "Equity Investors"). Each Lessor holds its respective undivided ownership interest in Scherer Unit No. 2 for the benefit of its respective Equity Investor. Each Lessor has leased its respective undivided ownership interest back to Oglethorpe on a long-term net lease basis under a separate lease. Wilmington Trust Company and NationsBank, N.A., as successor by merger to The Citizens and Southern National Bank, acting through its agent, The Bank of New York, currently serve as co-owner trustees for each of the four Lessors.

    Oglethorpe received total proceeds of $395,000,000 from the Lessors for the undivided ownership interests in Scherer Unit No. 2 sold pursuant to the Sale and Leaseback Transactions. Such proceeds were used by Oglethorpe primarily to repay financing for Scherer Unit No. 2 provided by the Federal Financing Bank (the "FFB"). Of the total consideration, the Lessors severally borrowed an aggregate of $275,446,000 on a nonrecourse basis from CoBank, ACB ("CoBank"), formerly known as Columbia Bank for Cooperatives, which borrowings were evidenced by four promissory notes (the "CoBank Lessor Notes"), each issued under a separate trust indenture. The Lessors financed the remaining aggregate of $119,554,000 of the purchase price for Oglethorpe's undivided ownership interest in Scherer Unit No. 2 with funds contributed as equity by the Equity Investors.

    On October 20, 1986, three of the Lessors repaid their respective CoBank Lessor Notes issued in the Sale and Leaseback Transactions with the proceeds of a loan from OPC Scherer Funding Corporation to each such Lessor following a public offering of debt obligations of OPC Scherer Funding Corporation. The loans to such Lessors by OPC Scherer Funding Corporation were nonrecourse to the Lessors and were evidenced by promissory notes (the "1986 Lessor Notes") issued under three of the trust indentures. Approximately $9,858,500 of the proceeds of the 1986 Lessor Notes was paid to the Equity Investors as a partial repayment of their equity investments.

    On December 17, 1997, OPC Scherer 1997 Funding Corporation A ("OPC Scherer 1997 Funding Corporation") issued $224,702,000 aggregate principal amount of Serial Facility Bonds Due June 30, 2011 (the "Private Facility Bonds"). OPC Scherer 1997 Funding Corporation loaned the proceeds of the offering of the Private Facility Bonds to the Lessors, who used such funds and certain other funds provided by Oglethorpe to prepay in full the CoBank Lessor Note and the three 1986 Lessor Notes. OPC Scherer Funding Corporation applied the payments on the 1986 Lessor Notes to redeem the outstanding public debt issued in 1986.

                            ABSENCE OF CASH PROCEEDS

    This offering (the "Exchange Offer") of Serial Facility Bonds Due June 30, 2011 (the "Exchange Facility Bonds") is intended to satisfy certain obligations of Oglethorpe under an Exchange and Registration Rights Agreement (the "Registration Rights Agreement"), which grants holders of Private Facility Bonds certain exchange and registration rights. Neither Oglethorpe nor OPC Scherer 1997 Funding Corporation will receive any cash proceeds from the issuance of the Exchange Facility Bonds offered hereby. The Lessors have agreed to pay the expenses of the Exchange Offer. The Private Facility Bonds surrendered in exchange for the Exchange Facility Bonds will be retired and canceled and cannot be reissued. The Exchange Facility Bonds and any Private Facility Bonds not exchanged in the Exchange Offer are sometimes referred to herein collectively as the "Facility Bonds."

             SECURITY AND SOURCE OF PAYMENT FOR THE FACILITY BONDS

    The Facility Bonds will be issued under a Collateral Trust Indenture, dated as of December 1, 1997 (the "Collateral Trust Indenture"), among OPC Scherer 1997 Funding Corporation, Oglethorpe and SunTrust Bank, Atlanta, as indenture trustee (in such capacity, the "Collateral Trust Trustee"). Pursuant to the Collateral Trust Indenture, the Facility Bonds will be payable from, and secured by a pledge and assignment of, a nonrecourse note issued by each Lessor (collectively, the "Refunding Lessor Notes") under a separate Amended and Restated Indenture of Trust, Deed to Secure Debt and Security Agreement, each dated as of December 1, 1997 (the "Lease Indentures"), between the respective Lessor and the respective trustee of each Lease Indenture (the "Lease Indenture Trustees"). The Refunding Lessor Notes issued by the Lessors will equal in the aggregate the principal amount of the Facility Bonds and have been pledged to the Collateral Trust Trustee.

    As described below, the source of payments on the Refunding Lessor Notes is amounts payable by Oglethorpe under four separate leases amended in connection with the offering of the Private Facility Bonds pursuant to which each Lessor leases its respective undivided ownership interest in Scherer Unit No. 2 (the "Leases"). The Refunding Lessor Notes issued with respect to the Facility Bonds will be payable on such dates and in such amounts as are required to pay in full the principal of and premium, if any, and interest on the Facility Bonds when due. The Facility Bonds will constitute, in effect, a nonrecourse borrowing by and on behalf of the Lessors, secured by the Lessors' interests in Scherer Unit No. 2 and Oglethorpe's obligations to the Lessors under the Leases (as more fully described below and herein).

    The Refunding Lessor Note of each Lessor is secured under its Lease Indenture by, among other things, a lien on and security interest in (i) such Lessor's interest in its Lease with Oglethorpe, including the rights of such Lessor to receive all basic rental and certain other payments thereunder (other than Excepted Payments as defined therein); (ii) such Lessor's undivided ownership interest in Scherer Unit No. 2; and (iii) such Lessor's rights under the Support Agreements described herein. Each Lease requires that basic rental and certain other payments be made by Oglethorpe in such amounts and at such times as will always provide for the payment of the principal of and premium, if any, and interest on all Lessor Notes (as described herein) issued by the related Lessor, including such Lessor's Refunding Lessor Notes, when due, whether at maturity, upon redemption or otherwise. The Refunding Lessor Notes are without recourse to the general credit of any Lessor or Equity Investor. As such, the only sources of payment for the Refunding Lessor Notes, and thus for the Facility Bonds, will be the basic rentals and certain other payments to be made by Oglethorpe to the Lessors under the Leases and, if ultimately required, the proceeds of collateral securing such obligations. Each such Lease is a net lease pursuant to which Oglethorpe is unconditionally obligated to make all payments thereunder without any right of counterclaim, setoff, deduction or defense. However, the Facility Bonds will not be, and the Refunding Lessor Notes are not, direct obligations of or guaranteed by Oglethorpe. For information with respect to certain factors that may affect the foregoing, see "DESCRIPTION OF THE FACILITY BONDS-- Considerations Relating to Security."

    Subject to certain exceptions described herein, the Lease Indenture Trustee is entitled to exercise applicable remedies on behalf of the holder of each Refunding Lessor Note in the event of a default thereunder. Holders of the Facility Bonds will be entitled, through the Collateral Trust Trustee as holder of the Refunding Lessor Notes, to direct the Lease Indenture Trustees with respect to matters relating to such exercise of remedies as permitted by the Lease Indentures. (See "DESCRIPTION OF THE FACILITY BONDS--Voting of Lessor Notes.")

    Subject to the limitations described below, additional notes of each Lessor ("Additional Notes"; together with the Refunding Lessor Notes, the "Lessor Notes") are permitted to be issued under each Lessor's Lease Indenture (i) to refinance any previously issued Lessor Notes, including the Refunding Lessor Notes, and to finance all costs and expenses in connection therewith; (ii) to provide funds in connection with certain requirements of the related Tax Indemnification Agreement described herein; and (iii) to provide funds for all or any portion of any addition or improvement to Scherer Unit No. 2 ("Capital Improvements").

    No Additional Notes to be issued for the purpose set forth in (ii) above may be issued if the aggregate principal amount of all Lessor Notes outstanding under the applicable Lease Indenture (including the proposed Additional Notes) exceeds 80% of the purchase price for the acquisition of such Lessor's undivided interest in Scherer Unit No. 2 ("Lessor's Cost").

    No Additional Notes to be issued for the purpose set forth in (iii) above may be issued: (1) if the aggregate principal amount of all Lessor Notes issued and outstanding under such Lease Indenture (including the proposed Additional Notes) exceeds an amount equal to 80% of the sum of (A) the Lessor's Cost, (B) such Lessor's share of the cumulative cost of all Capital Improvements theretofore incorporated or installed during the term of the Lease and financed by such Lessor or with Lessor Notes, and (C) such Lessor's share of the cost of the Capital Improvements proposed to be financed with such Additional Notes; or
(2) if the aggregate principal amount of all Additional Notes issued under such Lease Indenture for Capital Improvements (including the proposed Additional Notes) exceeds an amount equal to 80% of the sum of (A) such Lessor's share of the cumulative cost of all Capital Improvements theretofore incorporated or installed during the term of the Lease and (B) the cost of the Capital Improvements proposed to be financed with such Additional Notes. Moreover, the aggregate principal amount of all Lessor Notes issued under all Lease Indentures for the purpose set forth in (iii) above may not exceed $125,000,000.

    In addition, before Additional Notes may be issued for the purposes set forth in (ii) and (iii) above, the applicable Lease Indenture Trustee must give ten days notice to the holders of the related Lessor Notes of the proposed issuance of Additional Notes. No Additional Notes may be issued if, during such ten day period, such holders of Lessor Notes notify such Lease Indenture Trustee that certain requirements for issuing Additional Notes have not been met and direct such Lease Indenture Trustee not to allow the issuance of such Additional Notes.

    For further information with respect to the source of payment for the Facility Bonds and the provisions of the Collateral Trust Indenture and the Lease Indentures relating thereto, see "DESCRIPTION OF THE FACILITY BONDS" and "DESCRIPTION OF THE LEASE INDENTURES."

                      OPC SCHERER 1997 FUNDING CORPORATION

    OPC Scherer 1997 Funding Corporation is a special purpose corporation incorporated in Delaware on May 28, 1997, for the purpose of facilitating the refinancing of the respective undivided ownership interest of each Lessor in Scherer Unit No. 2. The business of OPC Scherer 1997 Funding Corporation is restricted by its certificate of incorporation (which cannot be amended without the consent of the Lease Indenture Trustees) to the issuance and sale of the Private Facility Bonds, application of the proceeds thereof, the issuance of the Exchange Facility Bonds and completion of the Exchange Offer and, possibly, the issuance of other indebtedness, the proceeds of which would be used to make loans to the Lessors to finance, among other things, additions or improvements to Scherer Unit No. 2. The assets of OPC Scherer 1997 Funding Corporation consist of (i) the Refunding Lessor Notes issued with respect to the Facility Bonds and, if additional loans are made to the Lessors by OPC Scherer 1997 Funding Corporation, additional Lessor Notes and (ii) $1,000 in cash, representing the equity capital contributed by its sole shareholder. The Refunding Lessor Notes, and such other Lessor Notes, if any, will be payable from basic rental and certain other payments made by Oglethorpe to the Lessors under the Leases. OPC Scherer 1997 Funding Corporation is to function only as an agent of the Lessors (and not as principal) with respect to the Facility Bonds and to represent itself only as an agent of the Lessors (and not as principal) in dealings with third parties relating to the Facility Bonds.

    The sole shareholder of OPC Scherer 1997 Funding Corporation is the Scherer Trust, a Massachusetts charitable trust. J H Holdings Corporation, a Massachusetts corporation, is the trustee of the Scherer Trust. J.H. Management Corporation, a Massachusetts corporation, is the sole beneficiary of the Scherer Trust. All of the stock of J H Holdings Corporation and J.H. Management Corporation is held by the 1960 Trust, an independent charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code, and operated for the benefit of a Massachusetts charitable institution. Neither Oglethorpe nor any Lessor or Equity Investor holds any ownership interest in OPC Scherer 1997 Funding Corporation, J H Holdings Corporation or J.H. Management Corporation, and no person affiliated with Oglethorpe, any Lessor or Equity Investor is an officer, director or employee of OPC Scherer 1997 Funding Corporation, J H Holdings Corporation or J.H. Management Corporation.

         FLOW OF FUNDS FOR DEBT SERVICE PAYMENTS ON THE FACILITY BONDS

MEMBERS OF OGLETHORPE AND OTHER POWER PURCHASERS

(Power Sales Revenues)

OGLETHORPE POWER CORPORATION (LESSEE)

(Rental Payments Due Under the Leases)

TRUSTEES FOR THE LESSORS (LEASE INDENTURE TRUSTEES)

(Debt Service for Refunding Lessor Notes) -- -- -- -- -- -- --

                                                              (Excess Cash Flow)

TRUSTEE FOR OPC SCHERER 1997 FUNDING CORPORATION (COLLATERAL TRUST TRUSTEE)

                                                        OWNER TRUSTEES (LESSORS)

(Debt Service for Facility Bonds)

                                               (Repayment of Equity Investments)

FACILITY BONDHOLDERS

                                                                EQUITY INVESTORS

                             BUSINESS OF OGLETHORPE

GENERAL

    Oglethorpe is a Georgia electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta. Oglethorpe is owned by its 39 Members, who, in turn, are owned by their retail consumers. Oglethorpe is the largest electric cooperative in the United States in terms of operating revenues, assets, kWh sales and, through the Members, consumers served. Oglethorpe has approximately 170 employees, after reflecting the effect of a recent corporate restructuring and a business alliance transaction. (See "Corporate Restructuring" and "Relationship with Intellisource" herein.)

    As with cooperatives generally, Oglethorpe operates on a not-for-profit basis. Oglethorpe's principal business is providing wholesale electric power to the Members. (See "Power Supply Business" herein.) The Members are local consumer-owned distribution cooperatives providing retail electric service on a not-for-profit basis. In general, the customer base of the Members consists of residential, commercial and industrial consumers within specific geographic areas. The Members serve approximately 1.2 million electric consumers (meters) representing approximately 2.6 million people. For information on the Members, see "THE MEMBERS OF OGLETHORPE."

    Oglethorpe's mailing address is 2100 East Exchange Place, Post Office Box 1349, Tucker, Georgia 30085-1349, and its telephone number is (770) 270-7600.

COOPERATIVE PRINCIPLES

    Cooperatives like Oglethorpe are business organizations owned by their members, which are also either their wholesale or retail customers. As not-for-profit organizations, cooperatives are intended to provide services to their members at the lowest possible cost, in part by eliminating the need to produce profits or a return on equity. Cooperatives may make sales to non-members, the effect of which is generally to reduce costs to members. Today, cooperatives operate throughout the United States in such diverse areas as utilities, agriculture, irrigation, insurance and credit.

    All cooperatives are based on similar business principles and legal foundations. Generally, an electric cooperative designs its rates to recover its cost-of-service and plans to collect a reasonable amount of revenues in excess of expenses (I.E., margins) to increase its patronage capital, which is the equity component of its capitalization. Any such margins, which are considered capital contributions (I.E., equity) from the members, are held for the accounts of the members without interest and returned to them when the board of directors of the cooperative deems it prudent to do so. The timing and amount of any actual return of capital to the members depends on the financial goals of the cooperative and the cooperative's loan and security agreements.

CORPORATE RESTRUCTURING

    Oglethorpe and the Members completed a corporate restructuring (the "Corporate Restructuring") on March 11, 1997, in which Oglethorpe was divided into three specialized operating companies to respond to increasing competition and regulatory changes in the electric industry. As part of the Corporate Restructuring, Oglethorpe's transmission business was sold to and is now owned and operated by Georgia Transmission Corporation (An Electric Membership Corporation) ("GTC"), a recently formed Georgia electric membership corporation. Oglethorpe's system operations business was sold to and is now owned and operated by Georgia System Operations Corporation ("GSOC"), a recently formed Georgia nonprofit corporation. Oglethorpe continues to own and operate its power supply business.

    The purchase price GTC paid Oglethorpe for the transmission business was based on an appraisal of the fair market value of such business, as determined by an independent appraiser, and was approximately $709 million. The purchase price was paid primarily by GTC's assumption of a portion

(approximately 16.86%) of Oglethorpe's long-term secured debt in an amount equal to approximately $686 million. Approximately $541 million of this debt (payable to the Rural Utilities Service ("RUS"), FFB and CoBank) became the sole obligation of GTC, and Oglethorpe was released from all liability with regard to this debt. The remaining $145 million of debt assumed by GTC relates to Oglethorpe's pollution control revenue bonds ("PCBs"). While GTC assumed and agreed to pay this $145 million of debt, Oglethorpe was not legally released from its obligation to repay this debt. For financial reporting purposes, this debt is not shown on Oglethorpe's balance sheet and is shown on Oglethorpe's capitalization table as being assumed by GTC. (See "UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA," "SELECTED FINANCIAL DATA," "CAPITALIZATION" and the Financial Statements of Oglethorpe and the notes thereto included in this Prospectus.) The remainder of the purchase price was paid by GTC from cash obtained through a loan from National Rural Utilities Cooperative Finance Corporation ("CFC") and the assumption of approximately $2 million of other Oglethorpe liabilities. Oglethorpe also made a special patronage capital distribution of approximately $49 million to the Members which was used by the Members to establish equity in and to provide initial working capital to GTC. Oglethorpe and the 39 Members are the owners and members of GTC. GTC now provides transmission services to the Members, Oglethorpe and third parties. GTC has succeeded to all of Oglethorpe's rights and obligations with respect to the Integrated Transmission System ("ITS"). (See "Relationship with GTC" herein for further discussion of the ITS.)

    The system operations business and assets sold to GSOC consist of the system control center and related energy control and revenue metering systems equipment. The purchase price totaled approximately $9.4 million and was paid by
(i) GSOC's assumption of Oglethorpe's obligations under an existing note held by the RUS, (ii) delivery of a purchase money note payable to Oglethorpe, and (iii) the assumption of certain other liabilities of Oglethorpe. Oglethorpe, the Members and GTC are the owners and members of GSOC. GSOC now operates the system control center and provides system operations services to the Members, Oglethorpe and GTC.

    Oglethorpe continues to operate its power supply business. Oglethorpe retained all of its owned and leased generation assets and, as of September 30, 1997, had total assets of approximately $4.5 billion and total long-term debt of approximately $3.5 billion. Oglethorpe also continues to administer its power purchase contracts and provide marketing support functions to the Members. (See "Power Supply Business" herein and "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES.")

    Effective with the Corporate Restructuring, the Members amended Oglethorpe's Bylaws to implement a new governance structure with an 11-member board of directors consisting of six directors elected from the Members, four independent outside directors and Oglethorpe's President and Chief Executive Officer. This smaller board replaced Oglethorpe's former 39-member board comprised of directors nominated from and by each Member. (See "MANAGEMENT" for further information.)

    Contemporaneously with the Corporate Restructuring, Oglethorpe replaced its prior Consolidated Mortgage and Security Agreement, dated as of September 1, 1994, by and among Oglethorpe and the United States of America, acting through the Administrator of the RUS, and certain other mortgagees (the "RUS Mortgage"), with an Indenture, dated as of March 1, 1997, from Oglethorpe to SunTrust Bank, Atlanta ("SunTrust"), as trustee (as supplemented, the "Mortgage Indenture"). As did the RUS Mortgage, the Mortgage Indenture constitutes a lien on substantially all of the owned tangible and certain intangible property of Oglethorpe. (See "Electric Rates" herein and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--General--RATES AND FINANCIAL COVERAGE REQUIREMENTS" for further discussion of the revenue requirements of the Mortgage Indenture.)

    Immediately after the Corporate Restructuring, Oglethorpe's corporate name was changed from "Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation)" to

"Oglethorpe Power Corporation (An Electric Membership Corporation)" to reflect that it no longer provides transmission services.


    In connection with the Corporate Restructuring, Oglethorpe agreed to remove the costs of its marketing services business from its general rates and recover these costs on a fee-for-services basis beginning in 1998. Oglethorpe has created a stock subsidiary, EnerVision, Inc., Tailored Energy Solutions ("EnerVision"), to which it has transferred its marketing services business, which includes 36 full-time and 12 part-time employees. Further, all or part of this subsidiary may be sold to third parties. Oglethorpe does not expect any of these potential actions to have a material effect on its financial condition or results of operations.


POWER SUPPLY BUSINESS

    Oglethorpe provides wholesale electric service to the 39 Members pursuant to long-term, take-or-pay Wholesale Power Contracts described herein that obligate the Members on a joint and several basis to pay rates sufficient to pay all the costs of owning and operating Oglethorpe's power supply business. (See "Wholesale Power Contracts" herein.) Oglethorpe supplies capacity and energy to the Members from a combination of owned and leased generating plants and power purchased under long-term contracts with other power suppliers and power marketers. GTC provides transmission services to the Members for delivery of the Members' power purchases.

    Oglethorpe owns or leases undivided interests in thirteen generating units currently in commercial operation. These units provide Oglethorpe with a total of 3,335 MW of nameplate capacity, consisting of 1,500.6 MW of coal-fired capacity, 1,185 MW of nuclear-fueled capacity, 632.5 MW of pumped storage hydroelectric capacity, 14.8 MW of oil-fired combustion turbine capacity and 2.1 MW of conventional hydroelectric capacity. Oglethorpe's generating units consist of 30% undivided interests in the Edwin I. Hatch Plant ("Plant Hatch"), the Hal
B. Wansley Plant ("Plant Wansley") and the Alvin W. Vogtle Plant ("Plant Vogtle"), a 60% undivided interest in the Robert W. Scherer Unit No. 1 ("Scherer Unit No. 1"), a 60% undivided interest in Scherer Unit No. 2, a 100% interest in the Tallassee Project at the Walter W. Harrison Dam ("Tallassee") and a 74.61% undivided interest in the Rocky Mountain Pumped Storage Hydroelectric Facility ("Rocky Mountain"). Plant Hatch consists of two nuclear-fueled units, with nameplate ratings of 810 MW and 820 MW, respectively. Plant Wansley consists of two coal-fired units, each with a nameplate rating of 865 MW. Plant Wansley also includes a 49.2 MW oil-fired combustion turbine. Plant Vogtle consists of two nuclear-fueled units, each with a nameplate rating of 1,160 MW. Plant Scherer consists of four coal-fired units, each with a nameplate rating of 818 MW, with Oglethorpe having an interest only in Scherer Unit No. 1 and Scherer Unit No. 2. Tallassee is a conventional hydroelectric facility with a nameplate rating of
2.1 MW. Rocky Mountain is a 3 unit pumped storage hydroelectric facility with a nameplate rating of 847.8 MW. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--General" and "--Generating Facilities--GENERAL.")

    Participants in Plants Hatch, Wansley and Vogtle and Scherer Units No. 1 and No. 2 also include MEAG, Dalton and GPC. GPC serves as operating agent for these units. GPC is also a participant in Rocky Mountain which is operated by Oglethorpe.

    Oglethorpe utilizes long-term power marketer arrangements to reduce the cost of power to the Members. Oglethorpe has entered into power marketer agreements with LG&E Energy Marketing Inc. ("LEM") effective January 1, 1997, for approximately 50% of the load requirements of the Members and with Morgan Stanley Capital Group Inc. ("Morgan Stanley") effective May 1, 1997, with respect to 50% of the forecasted load requirements of the Members. The LEM agreements are based on the actual requirements of the Members during the contract term, whereas the Morgan Stanley agreement represents a fixed supply obligation. Under these power marketer agreements, Oglethorpe purchases energy at fixed prices covering a portion of the costs of energy to its Members. LEM and Morgan Stanley, in turn, have certain rights to market excess energy from the Oglethorpe system. All of Oglethorpe's existing generating facilities and power purchase arrangements are available for use by LEM and Morgan Stanley for the term of the respective agreements. Oglethorpe continues to be responsible for all the costs of its system resources but receives revenue from LEM and Morgan Stanley for the use of the resources. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--General" and "--Power Marketer Arrangements.")

    Oglethorpe purchases a total of approximately 1,250 MW of power pursuant to power purchase agreements with GPC, Big Rivers Electric Corporation ("Big Rivers"), Entergy Power, Inc. ("EPI"), and Hartwell Energy Limited Partnership ("Hartwell"). Oglethorpe has also contracted to purchase 275 MW of peaking capacity from Florida Power Corporation during the summer of 1998. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Power Purchase and Sale Arrangements.")

WHOLESALE POWER CONTRACTS

    In connection with the Corporate Restructuring, Oglethorpe and each of the Members entered into substantially similar Amended and Restated Wholesale Power Contracts, dated August 1, 1996 (the "Wholesale Power Contracts"), each of which extends through December 31, 2025. Each Wholesale Power Contract permits a Member to take future incremental power requirements either from Oglethorpe or other sources. Under its Wholesale Power Contract, a Member is unconditionally obligated on an express "take-or-pay" basis for a fixed allocation of Oglethorpe's costs for its existing generation and purchased power resources, as well as the costs with respect to any future resources in which such Member elects to participate. Each Wholesale Power Contract specifically provides that the Member must make payments whether or not power is delivered and whether or not a plant has been sold or is otherwise unavailable. Oglethorpe is obligated to use its reasonable best efforts to operate, maintain and manage its resources in accordance with prudent utility practices. The Wholesale Power Contracts provide that Oglethorpe will be responsible for power supply planning, resource procurement and sales of capacity and energy for Members unless a Member notifies Oglethorpe that it does not want Oglethorpe to provide those services to it.

    Each Member's cost responsibility under its Wholesale Power Contract is based on agreed-upon fixed percentage capacity responsibilities ("PCRs"). PCRs have been assigned for all of Oglethorpe's existing generation and purchased power resources. PCRs for any future resource will be assigned only to Members choosing to participate in that resource. The Wholesale Power Contracts provide that each Member will be jointly and severally responsible for all costs and expenses of all existing generation and purchased power resources, as well as for any future resources (whether or not such Member has elected to participate in such future resource) that are approved by 75% of Oglethorpe's Board of Directors and 75% of the Members. For resources so approved in which less than all Members participate, costs are shared first among the participating Members, and if all participating Members default, each non-participating Member is expressly obligated to pay a proportionate share of such default.

    The Wholesale Power Contracts contain covenants by each Member (i) to establish, maintain and collect rates and charges for the service of its electric system, and (ii) to conduct its business in a manner which will produce revenues and receipts at least sufficient to enable the Member to pay to Oglethorpe, when due, all amounts payable by the Member under its Wholesale Power Contract and to pay any and all other amounts payable from, or which might constitute a charge or a lien upon, the revenues and receipts derived from its electric system, including all operation and maintenance expenses and the principal of, premium, if any, and interest on all indebtedness related to the Member's electric system.

    See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES" for a description of the Members' demand and energy requirements and the related power supply resources. See also "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Power Marketing Arrangements--RELATED AGREEMENTS" regarding supplemental agreements to the Wholesale Power Contracts relating to the power marketer agreements.

ELECTRIC RATES

    Each Member is required to pay Oglethorpe for capacity and energy furnished under its Wholesale Power Contract in accordance with rates established by Oglethorpe. Oglethorpe reviews its rates at such intervals as it deems appropriate but is required to do so at least once every year. Oglethorpe is required to revise its rates as necessary so that the revenues derived from such rates, together with its revenues from all other sources, will be sufficient, but only sufficient to pay all costs of its system, including operating and maintenance costs, the cost of purchased power, the cost of transmission services, and principal and interest on all indebtedness (including capital lease obligations) of Oglethorpe, all costs associated with decommissioning or otherwise retiring any generating facility, and to provide for the establishment and maintenance of reasonable reserves. Rates are also required to be established so as to enable Oglethorpe to comply with all financial requirements under the Mortgage Indenture. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--General--RATES AND FINANCIAL COVERAGE REQUIREMENTS.")

    Under the Mortgage Indenture, Oglethorpe is required, subject to any necessary regulatory approval, to establish and collect rates which are reasonably expected, together with other revenues of Oglethorpe, to yield an MFI Ratio described herein for each fiscal year equal to at least 1.10. Margins for Interest ("MFI") is defined in the Mortgage Indenture to be the sum of net margins of Oglethorpe (which includes revenues of Oglethorpe subject to refund at a later date but excludes provisions for (i) non-recurring charges to income, including the non-recoverability of assets or expenses, except to the extent Oglethorpe determines to recover such charges in rates, and (ii) refunds of revenues collected or accrued subject to refund) plus interest charges, whether capitalized or expensed, on all indebtedness secured under the Mortgage Indenture or by a lien equal or prior to the lien of the Mortgage Indenture, including amortization of debt discount and expense or premium but excluding interest charges on indebtedness assumed by GTC ("Interest Charges"), plus any amount included in net margins for accruals for federal or state income taxes imposed on income after deduction of interest expense. MFI takes into account any item of net margin, loss, gain or expenditure of any affiliate or subsidiary of Oglethorpe only if Oglethorpe has received such net margins or gains as a dividend or other distribution from such affiliate or subsidiary or if Oglethorpe has made a payment with respect to such losses or expenditures. "MFI Ratio" is the ratio of MFI to total Interest Charges for a given period. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-- General--RATES AND FINANCIAL COVERAGE REQUIREMENTS.")

    The formulary rate established by Oglethorpe in the rate schedule to the Wholesale Power Contracts employs a rate methodology under which all categories of costs are specifically separated as components of the formula to determine Oglethorpe's revenue requirements. The rate schedule also implements the responsibility for fixed costs assigned to each Member (I.E., the PCR). The monthly charges for capacity and other non-energy charges are based on Oglethorpe's annual budget. Such capacity and other non-energy charges may be adjusted by the Board of Directors, if necessary, during the year through an adjustment to the annual budget. Energy charges reflect the pass-through of actual energy costs whether incurred from generation or purchased power resources or under the power marketing arrangements.

    The rate schedule formula also includes a prior period adjustment ("PPA") mechanism designed to ensure that Oglethorpe achieves the minimum 1.10 MFI Ratio. The PPA provides for the retention of margins within a range from a 1.10 MFI Ratio to a 1.20 MFI Ratio. Amounts, if any, by which Oglethorpe fails to achieve a minimum 1.10 MFI Ratio would be accrued as of December 31 of the applicable year and collected from the Members during the period April through December of the following year. Amounts, if any, by which Oglethorpe exceeds the maximum 1.20 MFI Ratio would be charged against revenues as of December 31 of the applicable year and refunded to the Members during the period April through December of the following year. The rate schedule formula is intended to provide for the collection of revenues which, together with revenues from all other sources, are equal to all costs and expenses recorded by Oglethorpe, plus amounts necessary to achieve at least the minimum 1.10 MFI Ratio.

    Under the terms of Oglethorpe's prior RUS Mortgage, all rate revisions by Oglethorpe were subject to the approval of RUS. Under the Mortgage Indenture and related loan contract with RUS, however, adjustments to Oglethorpe's rates to reflect changes in Oglethorpe's budgets are not subject to RUS approval, except for any reduction in rates in a fiscal year following a fiscal year in which Oglethorpe has failed to meet the minimum 1.10 MFI Ratio set forth in the Mortgage Indenture. Changes to the rate schedule under the Wholesale Power Contracts are subject to RUS approval. Oglethorpe's rates are not subject to the approval of any other federal or state agency or authority, including the Georgia Public Service Commission (the "GPSC").

    For information regarding future rates, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--General--RATES AND FINANCIAL COVERAGE REQUIREMENTS."

RELATIONSHIP WITH GTC

    GTC purchased and is operating the transmission system as described in "Corporate Restructuring" herein. Oglethorpe and the 39 Members are members of GTC. GTC provides transmission services to the Members for delivery of the Members' power purchases from Oglethorpe, Southeastern Power Administration ("SEPA") and any other power suppliers. GTC also provides transmission services to Oglethorpe and third parties. Oglethorpe has entered into a transmission agreement with GTC to provide transmission services for third party transactions and for service to Oglethorpe's headquarters and the administration building at Rocky Mountain.

    In connection with the Corporate Restructuring, GTC and the Members entered into Member Transmission Service Agreements (the "Member Transmission Agreements") under which GTC provides transmission service to the Members pursuant to a transmission tariff. The Member Transmission Agreements have a minimum term for network service for current load until December 31, 2025. After an initial ten-year term, load growth above 1995 requirements may, with notice to GTC, be served by others. The Member Transmission Agreements provide that if a Member elects to purchase a part of its network service elsewhere, it must pay appropriate stranded costs to protect the other Members from any rate increase that could otherwise occur. Under the Member Transmission Agreements, Members have the right to design, construct and own new distribution substations.

    The Member Transmission Agreements provide that the Members are responsible, on a joint and several basis, for all of GTC's costs relating to its transmission business. The Member Transmission Agreements contain express covenants of the Members to set and collect retail rates sufficient to allow the Members to meet their respective obligations under the Member Transmission Agreements. The rate formula set forth in the transmission tariff is intended to recover all costs and expenses paid or incurred by GTC. The rate expressly includes in the description of costs to be recovered all principal and interest on indebtedness of GTC (including any indebtedness of Oglethorpe assumed by GTC). The rate further expressly provides for GTC to earn sufficient margins to satisfy the requirements of its new mortgage indenture, which is substantially similar to Oglethorpe's Mortgage Indenture.

    The GTC transmission tariff and associated Member Transmission Agreements were developed to be consistent with federal transmission policy as expressed in Order 888 of the Federal Energy Regulatory Commission ("FERC"). FERC's Order 888 mandates open access to essentially all transmission systems in order to promote competition in the bulk power markets and provides that non-regulated utilities (such as Oglethorpe and GTC) must provide access to their transmission systems on reciprocal terms and conditions in order to obtain transmission from FERC-regulated utilities. The transmission tariff and Member Transmission Agreements have been designed to facilitate the operation of GTC in the new regulatory environment and, accordingly, provide for GTC to serve on a nondiscriminatory basis both member and non-member customers on terms intended to meet FERC's reciprocity requirement. For information regarding a FERC filing relating to GTC and Oglethorpe, see "Legal Proceedings" herein.

    GTC owns approximately 2,300 miles of transmission line and 450 substations of various voltages. In connection with the Corporate Restructuring, GTC succeeded to Oglethorpe's rights in the ITS, which consists of transmission facilities owned by GTC, GPC, MEAG and Dalton. Through agreements, common access to the combined facilities that compose the ITS enables the owners to use their combined resources to make deliveries to or for their respective consumers, to provide transmission service to third parties and to make off-system purchases and sales.

    GTC's rights and obligations with respect to the ITS are governed by the Revised and Restated Integrated Transmission System Agreement with GPC (the "ITSA"), which was assigned to GTC in connection with the Corporate Restructuring. The ITSA provides for the transmission and distribution of electric energy in the State of Georgia, other than in certain counties, and for bulk power transactions, through use of the ITS. The ITS was established in order to obtain the benefits of a coordinated development of the parties' transmission facilities and to make it unnecessary for any party to construct duplicative facilities. The ITS consists of all transmission facilities, including land, owned by the parties on the date the ITSA became effective and those thereafter acquired, which are located in the State of Georgia (other than in the excluded counties) and which are used or usable to transmit power of a certain minimum voltage and to transform power of a certain minimum voltage and a certain minimum capacity (the "Transmission Facilities"). GPC has entered into agreements with MEAG and Dalton that are substantially similar to the ITSA, and GPC may enter into such agreements with other entities. The ITSA will remain in effect through December 31, 2012 and, if not then terminated by five years' prior written notice by either party, will continue until so terminated.

    The ITSA is administered by a committee (the "Joint Committee") composed of two representatives from each of GTC, GPC, MEAG and Dalton. Each year, the Joint Committee determines a four-year plan of additions to the Transmission Facilities that will reflect the current and anticipated future transmission requirements of the parties. Each ITS participant is generally required to maintain an original cost investment in the Transmission Facilities in proportion to their respective Peak Loads (as defined in the ITSA).

    GTC and GPC are parties to a Transmission Facilities Operation and Maintenance Contract (the "Transmission Operation Contract"), under which GPC provides System Operator Services (as defined in the Transmission Operation Contract) for GTC. In addition, GPC is required to provide such supervision, operation and maintenance supplies, spare parts, equipment and labor for the operation, maintenance and construction of Transmission Facilities as may be specified by GTC. GPC is also required to perform certain emergency work under the Transmission Operation Contract. GTC is permitted, upon notice to GPC, to perform, or contract with others for the performance of, certain services performed by GPC. Absent termination or amendment of the Transmission Operation Contract, however, GPC will continue to perform System Operator Services for GTC. The term of the Transmission Operation Contract will continue from year to year unless terminated by either party upon four years' notice. GTC is required to pay its proportionate share of the cost for the services provided by GPC.

RELATIONSHIP WITH GSOC

    Oglethorpe, the 39 Members and GTC are members of GSOC. GSOC now owns and operates the system control center and provides system operations services to the Members, Oglethorpe and GTC. GTC has contracted with GSOC to provide certain transmission system operation services including reliability monitoring, switching operations, and the real-time management of the transmission system.

RELATIONSHIP WITH GPC

    Oglethorpe's relationship with GPC is a significant factor in several aspects of Oglethorpe's business. GPC is one of Oglethorpe's principal suppliers of purchased power, and Oglethorpe is one of GPC's largest customers. All of Oglethorpe's co-owned generating facilities, except Rocky Mountain, are operated by GPC on behalf of itself as a co-owner and as agent for the other co-owners. GPC and Oglethorpe, through the Members, are competitors in the State of Georgia for electric service to new customers that have a choice of supplier under the Georgia Territorial Electric Service Act, which was enacted in 1973 (the "Territorial Act"). For further information regarding the various relationships and agreements with GPC, see "THE MEMBERS OF OGLETHORPE--Service Area and Competition," "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Power Purchase and Sale Arrangements--POWER PURCHASES FROM GPC," "--Other Power Purchase and Sale Arrangements--OTHER POWER SYSTEM ARRANGEMENTS," "--Generating Facilities--FUEL SUPPLY," "CO-OWNERS OF THE PLANTS AND THE PLANT AGREEMENTS--Co-Owners of the Plants--GEORGIA POWER COMPANY" and "--The Plant Agreements."

RELATIONSHIP WITH RUS

    Historically, federal loan programs administered by RUS have provided the principal source of financing for electric cooperatives. Loans guaranteed by RUS and made by FFB have been a major source of funding for Oglethorpe. However, in recent years, there have been legislative, administrative and budgetary initiatives intended to reduce or, in some cases, eliminate federal funding for electric cooperatives. In any event, Oglethorpe does not have any new generation facilities under construction, and Oglethorpe's management does not anticipate the need for loans for construction of any new capacity well into the future. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES-- Power Marketer Arrangements" for a discussion of the long-term power marketer arrangements.)

    In connection with the Corporate Restructuring, Oglethorpe replaced its RUS Mortgage with the Mortgage Indenture, which, like the RUS Mortgage, constitutes a lien on substantially all of the owned tangible and certain intangible property of Oglethorpe. Oglethorpe also entered into a new loan contract with RUS in connection with the Mortgage Indenture. Under the new loan contract, RUS has retained approval rights over certain significant actions and arrangements, including, without limitation, (i) significant additions to or dispositions of system assets, (ii) significant power purchase and sale contracts, (iii) changes to the Wholesale Power Contracts, including the rate schedule contained therein,
(iv) changes to plant ownership and operating agreements and (v) in limited circumstances, issuance of additional secured debt. The extent of RUS's approval rights under the new loan contract with Oglethorpe is substantially less than the supervision and control RUS has traditionally exercised over borrowers under its standard loan and security documentation. In addition, the Mortgage Indenture improves Oglethorpe's ability to borrow funds in the public capital markets. (See "THE MEMBERS OF OGLETHORPE--Members' Relationship with RUS" for a discussion of the impact of changes in the RUS lending program on the Members.)

RELATIONSHIP WITH INTELLISOURCE

    In conjunction with the Corporate Restructuring and as a part of its continuing efforts to reduce costs, effective February 1, 1997, Oglethorpe implemented a business alliance with Intellisource, Inc., a national provider of outsourcing services. Pursuant to an agreement with Intellisource, approximately 150 support services division employees of Oglethorpe in the areas of accounting, auditing, communications, human resources, facility management, purchasing, telecommunications and information technology became employees of Intellisource. Oglethorpe, GTC and GSOC are key customers of Intellisource and are being served on-site by the managers and employees of Oglethorpe's former support services division.

LEGAL PROCEEDINGS

    On June 17, 1997, PECO Energy Company--Power Team ("PECO") filed an application with FERC pursuant to Section 211 of the Federal Power Act requesting FERC to compel Oglethorpe and/or GTC to provide PECO with 250 MW of firm point-to-point transmission service from the Tennessee Valley Authority ("TVA")-ITS interface to the Florida-ITS interface for an initial three-year period, with an automatic roll-over provision. PECO also seeks $10,000 per day in penalties from Oglethorpe and/or GTC, alleging bad faith and delays in negotiations. In their response to FERC, GTC and Oglethorpe contend that they negotiated with PECO in good faith, and thus there is no reasonable basis for imposing the penalties sought by PECO. GTC also responded that it does not have firm "available transfer capability" at the TVA-ITS interface to fulfill PECO's request, after taking into account the need to protect system reliability, existing firm commitments, and use of the TVA-ITS interface to serve "native load," in accordance with North American Electric Reliability Council guidelines. In the event GTC is ordered by FERC to provide the requested service, PECO would be required to compensate GTC at rates set by FERC in the order. As a consequence of any such order, power purchased by Oglethorpe for delivery through the TVA-ITS interface would probably be curtailed, and could result in higher purchased power cost than would otherwise be the case. Although FERC transmission pricing policy is designed to ensure that a transmission provider is fully compensated for the cost of providing transmission service, potentially including opportunity cost, there can be no assurance that rates ordered by FERC for service to PECO would fully compensate GTC, Oglethorpe and the Members for the use of the transmission system and for any resulting increase in the cost of power.

    Oglethorpe is a party to various other actions and proceedings incident to its normal business. Liability in the event of final adverse determinations in any of these matters is either covered by insurance or, in the opinion Oglethorpe's management, after consultation with counsel, should not in the aggregate have a material adverse effect on the financial position or results of operations of Oglethorpe.

                  UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

    The following unaudited pro forma condensed statements of revenues and expenses for the year ended December 31, 1996, and the twelve months ended September 30, 1997, are based on the historical financial statements of Oglethorpe included in this Prospectus, adjusted to give effect to the Corporate Restructuring effective April 1, 1997, as if it had occurred at January 1, 1996, and October 1, 1996, respectively. Therefore, the unaudited pro forma condensed statement of revenues and expenses for the twelve months ended September 30, 1997, reflects operations of Oglethorpe solely as a power supply company after the Corporate Restructuring for the six months ended September 30, 1997. For information regarding the Corporate Restructuring, see "BUSINESS OF OGLETHORPE--Corporate Restructuring."

    The unaudited pro forma condensed financial data and accompanying notes should be read in conjunction with the financial statements of Oglethorpe and the notes thereto included in this Prospectus and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." The unaudited pro forma financial data and accompanying notes are provided for informational purposes only. They are not necessarily indicative of what Oglethorpe's results of operations would have been if the Corporate Restructuring had actually occurred as of the dates indicated and are not intended to project Oglethorpe's results of operations for any future period, nor do they give effect to any matters other than those described in the notes thereto. However, the unaudited pro forma condensed financial data contain, in the opinion of management, all adjustments necessary for a fair presentation thereof.

             PRO FORMA CONDENSED STATEMENT OF REVENUES AND EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)

                                                                                         OGLETHORPE     PRO FORMA       OGLETHORPE
                                                                                         HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                                                        ------------   -----------      ----------
                                                                                                  (DOLLARS IN THOUSANDS)
OPERATING REVENUES:
  Sales to Members....................................................................   $1,023,094     $ (95,938)(1)    $927,156
  Sales to non-Members................................................................       78,343        (9,789)(2)      68,554
                                                                                        ------------   -----------      ----------
    TOTAL OPERATING REVENUES..........................................................    1,101,437      (105,727)        995,710
                                                                                        ------------   -----------      ----------
OPERATING EXPENSES:
  Fuel................................................................................      206,524        --             206,524
  Production..........................................................................      129,178        --             129,178
  Purchased power.....................................................................      229,089        --             229,089
  Power delivery......................................................................       18,216       (18,216)(3)      --
  Depreciation and amortization.......................................................      163,130       (25,122)(4)     138,008
  Taxes other than income taxes.......................................................       30,262        (7,534)(5)      22,728
  Other operating expenses............................................................       42,289        (8,982)(6)      33,307
                                                                                        ------------   -----------      ----------
    TOTAL OPERATING EXPENSES..........................................................      818,688       (59,854)        758,834
                                                                                        ------------   -----------      ----------
OPERATING MARGIN......................................................................      282,749       (45,873)        236,876
                                                                                        ------------   -----------      ----------
OTHER INCOME (EXPENSE):
  Interest income.....................................................................       23,485        (3,356)(7)      20,129
  Amortization of deferred margins....................................................       32,047        (2,711)(8)      29,336
  Allowance for equity funds used during construction.................................          238          (124)(9)         114
  Other...............................................................................        9,564           706(10)      10,270
                                                                                        ------------   -----------      ----------
    TOTAL OTHER INCOME................................................................       65,334        (5,485)         59,849
                                                                                        ------------   -----------      ----------
INTEREST CHARGES:
  Interest on long-term debt and other obligations....................................      328,907       (49,365)(11)    279,542
  Allowance for debt funds used during construction...................................       (2,576)        1,345(9)       (1,231)
                                                                                        ------------   -----------      ----------
    NET INTEREST CHARGES..............................................................      326,331       (48,020)        278,311
                                                                                        ------------   -----------      ----------
NET MARGIN............................................................................   $   21,752     $  (3,338)(12)   $ 18,414
                                                                                        ------------   -----------      ----------
                                                                                        ------------   -----------      ----------

       SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS
                           OF REVENUES AND EXPENSES.

             PRO FORMA CONDENSED STATEMENT OF REVENUES AND EXPENSES

                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997

                                  (UNAUDITED)

                                                                                        OGLETHORPE     PRO FORMA       OGLETHORPE
                                                                                        HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                                                       ------------   -----------      ----------
                                                                                                 (DOLLARS IN THOUSANDS)
OPERATING REVENUES:
  Sales to Members...................................................................   $1,019,430     $ (55,473)(1)    $963,957
  Sales to non-Members...............................................................       50,383        (5,095)(2)      45,288
                                                                                       ------------   -----------      ----------
      TOTAL OPERATING REVENUES.......................................................    1,069,813       (60,568)      1,009,245
                                                                                       ------------   -----------      ----------

OPERATING EXPENSES:
  Fuel...............................................................................      200,858        --             200,858
  Production.........................................................................      139,645        --             139,645
  Purchased power....................................................................      254,996        --             254,996
  Power delivery.....................................................................       10,210       (10,278)(3)         (68)
  Depreciation and amortization......................................................      149,891       (14,303)(4)     135,588
  Taxes other than income taxes......................................................       27,309        (3,933)(5)      23,376
  Other operating expenses...........................................................       29,253        (7,000)(6)      22,253
                                                                                       ------------   -----------      ----------
      TOTAL OPERATING EXPENSES.......................................................      812,162       (35,514)        776,648
                                                                                       ------------   -----------      ----------

OPERATING MARGIN.....................................................................      257,651       (25,054)        232,597
                                                                                       ------------   -----------      ----------

OTHER INCOME (EXPENSE):
  Interest income....................................................................       27,049          (218)(7)      26,831
  Amortization of deferred margins...................................................        7,927          (717)(8)       7,210
  Allowance for equity funds used during construction................................          182          (120)(9)          62
  Other..............................................................................       14,180           724(10)      14,904
                                                                                       ------------   -----------      ----------
      TOTAL OTHER INCOME.............................................................       49,338          (331)         49,007
                                                                                       ------------   -----------      ----------

INTEREST CHARGES:
  Interest on long-term debt and other obligations...................................      299,353       (24,538)(11)    274,815
  Allowance for debt funds used during construction..................................       (1,964)          730(9)       (1,234)
                                                                                       ------------   -----------      ----------
      NET INTEREST CHARGES...........................................................      297,389       (23,808)        273,581
                                                                                       ------------   -----------      ----------

NET MARGIN...........................................................................   $    9,600     $  (1,577)(12)   $  8,023
                                                                                       ------------   -----------      ----------
                                                                                       ------------   -----------      ----------

       SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS
                           OF REVENUES AND EXPENSES.

               NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS
                            OF REVENUES AND EXPENSES

 (1) The adjustment to sales to Members includes revenues based on estimates of the transmission portion of rates charged to the Members and an allocation of the portion of rates related to transmission-related overhead costs.

 (2) The adjustment to sales to non-Members represents actual transmission-related sales.

 (3) The adjustment to power delivery includes actual operation and maintenance costs of transmission and an allocation of related overhead costs.

 (4) The adjustment to depreciation and amortization is an estimate of depreciation and amortization of the transmission and system operations assets sold to GTC and GSOC, respectively, primarily based on the estimated depreciation and amortization of Oglethorpe's transmission assets.

 (5) The adjustment to taxes other than income taxes is an estimate of taxes on the transmission and system operations assets sold to GTC and GSOC, respectively, based on the ratio of the estimated depreciation and amortization of Oglethorpe's transmission assets to total depreciation and amortization of Oglethorpe's assets.

 (6) The adjustment to other operating expenses is primarily an allocation of overhead costs related to transmission.

 (7) The adjustment to interest income is primarily based on the ratio of investments of GTC and GSOC acquired in the Corporate Restructuring to total investments of Oglethorpe, GTC and GSOC as of April 1, 1997.

 (8) The adjustment to amortization of deferred margins is based on a ratio of the estimated transmission Member revenues determined by the method described in Note 1 above to total Member capacity revenues.

 (9) The adjustment to allowance for equity and debt funds used during construction is based on a ratio of construction work in progress of the transmission and system operations businesses to total construction work in progress for the period then ended.

(10) The adjustment to other includes net expenses identified as related to the transmission business.

(11) The adjustment to interest on long-term debt and other obligations is based on a ratio of debt assumed by GTC and GSOC in the Corporate Restructuring to total debt of Oglethorpe, GTC and GSOC as of April 1, 1997.

(12) The adjustment to net margin includes (i) 7% of the estimated interest on debt relating to the transmission and system operations businesses for the appropriate period ending December 31, 1996, in order to meet Oglethorpe's Times Interest Earned Ratio of 1.07 (see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"), and (ii) net margins based on pro forma operations (as a result of applying the methodologies described in Notes 1 through 11 above) for the three months ended March 31, 1997.

                            SELECTED FINANCIAL DATA

    The following table presents selected historical financial data of Oglethorpe. The financial data presented as of the end of and for each year in the five-year period ended December 31, 1996, have been derived from the audited financial statements of Oglethorpe. The financial statements of Oglethorpe as of and for the years ended December 31, 1996 and 1995 have been audited by Coopers & Lybrand L.L.P., independent public accountants. The financial statements of Oglethorpe as of and for the years ended December 31, 1994, 1993 and 1992 have been audited by Arthur Andersen LLP, independent public accountants. Balance Sheets at December 31, 1996 and 1995, and the related Statements of Revenues and Expenses, Patronage Capital and Cash Flows for the years ended December 31, 1996, 1995 and 1994 and notes thereto are included in this Prospectus. The financial data presented in the following table as of and for the twelve-month period ended September 30, 1997, are derived from the unaudited financial statements of Oglethorpe also included in this Prospectus which, in the opinion of Oglethorpe's management, include all adjustments (constituting only normal recurring adjustments) necessary for a fair presentation of the unaudited financial information. Due to the Corporate Restructuring, the results of operations and financial condition reflect operations as a combined power supply, transmission and system operations company through March 31, 1997, and operations solely as a power supply company thereafter. The results of operations for the twelve months ended September 30, 1997, are not necessarily indicative of the results of operations for a fiscal year. These data should be read in conjunction with the financial statements of Oglethorpe and the notes thereto included in this Prospectus, "BUSINESS OF OGLETHORPE--Corporate Restructuring," "UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                                    TWELVE MONTHS
                                                        ENDED                        YEAR ENDED DECEMBER 31,
                                                    SEPTEMBER 30,   ----------------------------------------------------------
                                                        1997           1996        1995        1994        1993        1992
                                                    -------------   ----------  ----------  ----------  ----------  ----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND REVENUES PER KILOWATT-HOUR)
STATEMENT OF OPERATIONS DATA:
  OPERATING REVENUES:
    Sales to Members..............................   $1,019,430     $1,023,094  $1,030,797  $  930,875  $  899,720  $  816,000
    Sales to non-Members..........................       50,383         78,343     118,764     125,207     200,940     268,763
                                                    -------------   ----------  ----------  ----------  ----------  ----------
      TOTAL OPERATING REVENUES....................    1,069,813      1,101,437   1,149,561   1,056,082   1,100,660   1,084,763
                                                    -------------   ----------  ----------  ----------  ----------  ----------
  OPERATING EXPENSES:
    Fuel..........................................      200,858        206,524     219,062     203,444     176,342     167,288
    Production....................................      139,645        129,178     133,858     132,723     129,972     115,915
    Purchased power...............................      254,996        229,089     264,844     227,477     271,970     230,510
    Depreciation and amortization.................      149,891        163,130     139,024     131,056     128,060     126,047
    Taxes.........................................       27,309         30,262      27,561      24,741      25,148      19,634
    Other operating expenses......................       39,463         60,505      56,535      49,234      44,876      50,578
                                                    -------------   ----------  ----------  ----------  ----------  ----------
      TOTAL OPERATING EXPENSES....................      812,162        818,688     840,884     768,675     776,368     709,972
                                                    -------------   ----------  ----------  ----------  ----------  ----------
  OPERATING MARGIN................................      257,651        282,749     308,677     287,407     324,292     374,791
  OTHER INCOME, NET...............................       49,338         65,334      33,710      40,795      38,741      45,928
  NET INTEREST CHARGES............................     (297,389)      (326,331)   (320,129)   (305,120)   (350,652)   (393,247)
                                                    -------------   ----------  ----------  ----------  ----------  ----------
  MARGIN BEFORE CUMULATIVE EFFECT OF CHANGE IN
    ACCOUNTING PRINCIPLE..........................        9,600         21,752      22,258      23,082      12,381      27,472

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR
    INCOME TAXES..................................      --              --          --          --          13,340      --
                                                    -------------   ----------  ----------  ----------  ----------  ----------
  NET MARGIN......................................   $    9,600     $   21,752  $   22,258  $   23,082  $   25,721  $   27,472
                                                    -------------   ----------  ----------  ----------  ----------  ----------
                                                    -------------   ----------  ----------  ----------  ----------  ----------

                                TWELVE MONTHS
                                    ENDED                                     YEAR ENDED DECEMBER 31,
                                SEPTEMBER 30,    ---------------------------------------------------------------------------------
                                    1997             1996            1995            1994             1993              1992
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
                                              (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND REVENUES PER KILOWATT-HOUR)
ENERGY SUPPLY (MEGAWATT-
  HOURS):
  Generated..................  17,609,459        17,866,143      18,402,839      16,924,038      14,575,920        13,805,683
  Purchased..................   6,347,414        6,606,931       5,738,634       4,381,087        7,620,815         6,233,262
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
  Available for sale.........  23,956,873        24,473,074      24,141,473      21,305,125      22,196,735        20,038,945
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
MEMBER REVENUE PER KWH
  SOLD.......................        5.03  CENTS     5.11  CENTS     5.53  CENTS     5.65  CENTS       5.47  CENTS       5.55  CENTS
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
RATIO OF EARNINGS TO FIXED
  CHARGES(1)(2)..............        1.03            1.07            1.07            1.07              1.07              1.08
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
BALANCE SHEET DATA (END OF
  PERIOD):
  ELECTRIC PLANT, NET:
    In service...............  $3,611,232        $4,345,200      $4,436,009      $3,980,439      $4,054,956        $4,122,411
    Construction work in
      progress...............      13,059          31,181          35,753         538,789           450,965           322,628
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
      Total electric plant,
        net..................  $3,624,291        $4,376,381      $4,471,762      $4,519,228      $4,505,921        $4,445,039
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
TOTAL ASSETS.................  $4,527,280        $5,362,175      $5,438,496      $5,346,330      $5,323,890        $5,359,597
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
CAPITALIZATION:
  Long-term debt, excluding
    amounts due within one
    year.....................  $3,171,511        $4,052,470      $4,207,320      $4,128,080      $4,058,251        $4,095,796
  Obligation under capital
    leases, long-term........     289,825         293,682         296,478         303,749           303,458           302,061
  Other obligations..........      51,325          41,685             --              --               --                --
  Patronage capital and
    membership fees..........     321,771         356,229         338,891         309,496           289,982           264,261
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
    Total capitalization.....  $3,834,432        $4,744,066      $4,842,689      $4,741,325      $4,651,691        $4,662,118
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
PROPERTY ADDITIONS...........  $   74,367        $ 93,704        $138,921        $206,345        $  235,285        $  232,283
                               ---------------   -------------   -------------   -------------   ---------------   ---------------
                               ---------------   -------------   -------------   -------------   ---------------   ---------------

------------------------------

(1) It should be noted that Oglethorpe does not take this ratio into account in setting its rates since its rates are not intended to produce a profit or provide a return on equity. Rates are designed to achieve a level of coverage of fixed charges that is generally less than that sought to be achieved by investor-owned utilities. Oglethorpe is, however, required under the Mortgage Indenture to establish and collect rates which are reasonably expected to yield an MFI for each fiscal year equal to at least 1.10 times total interest charges during such fiscal year on all indebtedness secured under the Mortgage Indenture. For information on the computation of MFI see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--General--RATES AND FINANCIAL COVERAGE REQUIREMENTS."

(2) For computation of these ratios (i) earnings consist of net margin before income taxes and extraordinary items plus fixed charges less undistributed earnings attributable to Oglethorpe's investments and (ii) fixed charges consist of interest on all indebtedness and the estimated interest factor of rental expense.

                                 CAPITALIZATION

    The capitalization of Oglethorpe, as of September 30, 1997, is shown below. The information presented below is derived from the unaudited financial statements of Oglethorpe and notes thereto included elsewhere in this Prospectus and should be read in conjunction therewith.

    The proceeds of the Private Facility Bonds were used to refund certain nonrecourse debt of the Lessors incurred in connection with the Sale and Leaseback Transactions. Accordingly, the issuance of the Private Facility Bonds did not change the capitalization of Oglethorpe since the Private Facility Bonds are not direct obligations of Oglethorpe and since the debt refunded by the Private Facility Bonds was already recorded as a portion of the obligations under capital leases. The Exchange Facility Bonds are offered in exchange for the Private Facility Bonds and will not result in any increase in the outstanding debt of Oglethorpe.

                                                                                                                 OUTSTANDING
                                                                                                           -----------------------
                                                                                                                 (UNAUDITED)
                                                                                                           (DOLLARS IN THOUSANDS)
LONG-TERM DEBT(1):
  Mortgage notes payable to the Federal Financing Bank (FFB) at interest rates varying from 5.20% to
    8.43% (average rate of 6.87% at September 30, 1997), due in quarterly installments through 2023......        $ 2,472,601
  Mortgage notes payable to the Rural Utilities Service (RUS) at an interest rate of 5%, due in monthly
    installments through 2021............................................................................             14,586
  Mortgage notes issued in conjunction with the sale by public authorities of pollution control revenue bonds (PCBs):
    - Series 1992A
        Serial bonds, 5.35% to 6.80%, due serially from 1998 to 2012.....................................            124,690
    - Series 1993
        Serial bonds, 3.75% to 5.25%, due serially from 1998 through 2013................................             36,380
    - Series 1993A
        Adjustable tender bonds, 4.10%, due 2016(2)......................................................            199,690
    - Series 1993B
        Serial bonds, 3.75% to 5.05%, due serially from 1998 through 2008................................            126,935
    - Series 1994
        Serial bonds, 5.45% to 7.125%, due serially from 1998 through 2015...............................             10,035
        Term bonds, 7.15%, due 2021......................................................................             11,550
    - Series 1994A
        Adjustable tender bonds, 4.10%, due 2019(2)......................................................            122,740
    - Series 1994B
        Serial bonds, 5.45% to 6.45%, due serially from 1998 through 2005................................             11,140
    - Series 1997A
        Adjustable tender bonds, 3.60%, due December 1, 1997(3)..........................................            216,925
  Unsecured notes issued in conjunction with the sale by public authorities of pollution control revenue bonds:
    - Series 1996
        Adjustable rate bonds, 3.88% through October 1997, due in 2017...................................             37,885
  CoBank, ACB notes payable:
    - Headquarters note payable: fixed at 6.97% through October 1997, due in quarterly installments
       through January 1, 2009...........................................................................              4,478
    - Mortgage note payable: fixed at 6.50% through September 1997, due in bimonthly installments through
       November 1, 2018..................................................................................              1,847
    - Mortgage note payable: fixed at 6.50% through October 1997, due in bimonthly installments through
       September 1, 2019.................................................................................              7,070
                                                                                                                ------------
  Total long-term debt...................................................................................          3,398,552
  Less: Mortgage notes issued in conjunction with the sale by public authorities of PCBs assumed by
    GTC..................................................................................................           (145,045)
                                                                                                                ------------
  Total long-term debt, net..............................................................................          3,253,507
  Less: Long-term debt due within one year...............................................................            (81,996)
                                                                                                                ------------
TOTAL LONG-TERM DEBT, EXCLUDING AMOUNT DUE WITHIN ONE YEAR...............................................          3,171,511

OTHER LONG-TERM LIABILITIES:
  Obligation under capital leases, long-term.............................................................            289,825
  Obligation under Rocky Mountain transactions, long-term................................................             51,325

EQUITIES
  Patronage capital and membership fees..................................................................            321,771
                                                                                                                ------------

TOTAL CAPITALIZATION.....................................................................................        $ 3,834,432
                                                                                                                ------------
                                                                                                                ------------

--------------------------

(1) All notes secured under the Mortgage Indenture are designated as mortgage notes. Reference is made to Note 5 of Notes to Financial Statements herein for information as to maturities of Oglethorpe's long-term debt.

(2) Oglethorpe has entered into interest rate swap arrangements with respect to these mortgage notes for the purpose of obtaining a fixed rate. The fixed swap rate is 5.67% for the Series 1993A bonds and is 6.01% for the Series 1994A bonds.

(3) The Series 1997A bonds were refunded in October 1997 by Series 1997B bonds due May 28, 1998. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Financial Condition--REFINANCING TRANSACTIONS.")

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  CORPORATE RESTRUCTURING

    Oglethorpe and the Members completed the Corporate Restructuring on March 11, 1997, in which Oglethorpe was divided into three specialized operating companies to respond to increasing competition and regulatory changes in the electric industry. As part of the Corporate Restructuring, Oglethorpe's transmission business was sold to, and is now owned and operated by, GTC. Oglethorpe's system operations business was sold to, and is now owned and operated by, GSOC. Oglethorpe continues to own and operate its power supply business. Oglethorpe retained all of its owned and leased generation assets. Oglethorpe also continues to administer its power purchase contracts and provide marketing support functions to the Members. (See "BUSINESS OF OGLETHORPE--Corporate Restructuring.")

  MARGINS AND PATRONAGE CAPITAL

    Oglethorpe operates on a not-for-profit basis and, accordingly, seeks only to generate revenues sufficient to recover its cost of service and to generate margins sufficient to establish reasonable reserves and meet certain financial coverage requirements. Revenues in excess of current period costs in any year are designated as net margin in Oglethorpe's statements of revenues and expenses and patronage capital. Retained net margins are designated on Oglethorpe's balance sheets as patronage capital, which is allocated to each of the Members on the basis of its electricity purchases from Oglethorpe. Since its formation in 1974, Oglethorpe has generated a positive net margin in each year. Oglethorpe's equity ratio (patronage capital and membership fees divided by total capitalization) increased from 7.0% at December 31, 1995 to 7.5% at December 31, 1996 and to 8.4% at September 30, 1997.

    In connection with the Corporate Restructuring, Oglethorpe made a $49 million special patronage capital distribution to the Members which was used by the Members to establish equity in and to provide initial working capital to GTC, resulting in a decrease in patronage capital from $356 million at December 31, 1996, to $322 million at September 30, 1997.

    Patronage capital constitutes the principal equity of Oglethorpe. Any distributions of patronage capital are subject to the discretion of the Board of Directors. Under Oglethorpe's patronage capital retirement policy, margins are to be returned to the Members 30 years after the year in which the margins are earned. Pursuant to such policy, no patronage capital would be retired until 2010, at which time the 1979 patronage capital would be returned, subject to Mortgage Indenture requirements.

    Under the Mortgage Indenture, distributions of patronage capital are no longer subject to the approval of RUS, but are subject to certain restrictions set forth therein. Oglethorpe is prohibited by the Mortgage Indenture from making any distribution of patronage capital to the Members if, at the time thereof or after giving effect thereto, (i) an event of default exists under the Mortgage Indenture, (ii) Oglethorpe's equity as of the end of the immediately preceding fiscal quarter is less than 20% of Oglethorpe's total capitalization, or (iii) the aggregate amount expended for distributions on or after the date on which Oglethorpe's equity first reaches 20% of Oglethorpe's total capitalization exceeds 35% of Oglethorpe's aggregate net margins earned after such date. This last restriction, however, will not apply if, after giving effect to such distribution, Oglethorpe's equity as of the end of the immediately preceding fiscal quarter is not less than 30% of Oglethorpe's total capitalization.

  RATES AND FINANCIAL COVERAGE REQUIREMENTS

    Pursuant to the Wholesale Power Contracts, Oglethorpe is required to design capacity and energy rates that generate sufficient revenues to recover all costs as described in such contracts, to establish and maintain reasonable margins and to meet its financial coverage requirements. Oglethorpe reviews its capacity rates at least annually to ensure that its fixed costs are being adequately recovered and, if necessary, adjusts its rates to meet its net margin goals. Oglethorpe's energy rate is established to recover actual fuel and variable operations and maintenance costs. Under the Mortgage Indenture, Oglethorpe's rates are not subject to RUS approval except in limited circumstances.

    The capacity rate applied by Oglethorpe throughout 1994 utilized a proportional allocation of fixed costs based on the previous year's billing demand for each Member. Consequently, the 1994 rate produced capacity revenues which were virtually unaffected by 1994 factors. In 1995, Oglethorpe implemented two additional capacity rate options in an effort to provide greater flexibility to the Members. These options allocated fixed costs using billing determinants of the current year. These rates produced differing monthly amounts of capacity revenues throughout 1995 and introduced some variability and uncertainty as to the level of revenues and margins to be received. Due to extreme weather conditions and other factors, the 1995 rates options produced $2.5 million of revenues in excess of budgeted amounts. Such excess amounts were returned to the Members in 1996.

    Under a capacity rate mechanism effective throughout 1996, each Member was responsible for an assigned share of fixed costs based on an agreed-upon allocation. Under this approach, capacity costs were collected in equal monthly amounts. This interim rate mechanism was extended through March 31, 1997 until the new rate schedule became effective under the Wholesale Power Contracts on April 1, 1997. This new rate schedule implements on a long-term basis the assignment of responsibility for fixed costs. The monthly charges for capacity and other non-energy charges are based on a rate formula using the Oglethorpe budget. Such capacity and other non-energy charges may be adjusted by the Board of Directors, if necessary, during the year through an adjustment to the annual budget. Energy charges are based on actual energy costs, whether incurred from generation or purchased power resources or under the power marketing arrangements.

    Under the Mortgage Indenture, Oglethorpe is required, subject to any necessary regulatory approval, to establish and collect rates which are reasonably expected, together with other revenues of Oglethorpe, to yield an MFI Ratio for each fiscal year equal to at least 1.10. MFI Ratio is determined by dividing the sum of (i) Oglethorpe's net margins (after certain defined adjustments), (ii) Interest Charges and (iii) any amount included in net margins for accruals for federal or state income taxes by Interest Charges. The definition of MFI takes into account any item of net margin, loss, gain or expenditure of any affiliate or subsidiary of Oglethorpe only if Oglethorpe has received such net margins or gains as a dividend or other distribution from such affiliate or subsidiary or if Oglethorpe has made a payment with respect to such losses or expenditures.

    The rate schedule also includes a PPA mechanism designed to ensure that Oglethorpe achieves the minimum 1.10 MFI Ratio. The PPA provides for the retention of margins within a range from a 1.10 MFI Ratio to a 1.20 MFI Ratio. Amounts, if any, by which Oglethorpe fails to achieve a minimum 1.10 MFI Ratio would be accrued as of December 31 of the applicable year and collected from the Members during the period April through December of the following year. Amounts, if any, by which Oglethorpe exceeds the maximum 1.20 MFI Ratio would be charged against revenues as of December 31 of the applicable year and refunded to the Members during the period April through December of the following year. The rate schedule formula is intended to provide for the collection of revenues which, together with revenues from all other sources, are equal to all costs and expenses recorded by Oglethorpe, plus amounts necessary to achieve at least the minimum 1.10 MFI Ratio. (See "BUSINESS OF OGLETHORPE--Electric Rates.")

    The MFI Ratio requirement went into effect upon the substitution of the Mortgage Indenture for the prior RUS Mortgage. For comparative purposes only, the pro forma MFI Ratio for 1996 would have been 1.09. Oglethorpe's rates are now set to meet an MFI Ratio of 1.10 on an annual basis.

    Prior to 1997, Oglethorpe utilized a Times Interest Earned Ratio ("TIER") as the basis for establishing its annual net margin goal. The RUS Mortgage required Oglethorpe to implement rates that were designed to maintain an annual TIER of not less than 1.05. Oglethorpe's Board of Directors set an annual net margin goal to be the amount required to produce a TIER of 1.07 in 1994 through 1996. In addition to the TIER requirement under the RUS Mortgage, Oglethorpe was also required under the RUS Mortgage to implement rates designed to maintain a Debt Service Coverage Ratio ("DSC") of not less than 1.0 and an Annual Debt Service Coverage Ratio ("ADSCR") of not less than 1.25. Oglethorpe always met or exceeded the TIER, DSC and ADSCR requirements of the RUS Mortgage. (See "BUSINESS OF OGLETHORPE--Electric Rates.")

    TIER is determined by dividing the sum of Oglethorpe's net margin plus interest on long-term debt (including interest charged to construction) by Oglethorpe's interest on long-term debt (including interest charged to construction). DSC is determined by dividing the sum of Oglethorpe's net margin plus interest on long-term debt (including interest charged to construction) plus depreciation and amortization (excluding amortization of nuclear fuel and debt discount and expense) by Oglethorpe's interest and principal payable on long-term debt (including interest charged to construction). ADSCR is determined by dividing the sum of Oglethorpe's net margin plus interest on long-term debt (excluding interest charged to construction) plus depreciation and amortization (excluding amortization of nuclear fuel and debt discount and expense) by Oglethorpe's interest and principal payable on long-term debt secured under the RUS Mortgage (excluding interest charged to construction).

RESULTS OF OPERATIONS

  HISTORICAL FACTORS AFFECTING FINANCIAL PERFORMANCE

    Oglethorpe has utilized both long-term contractual arrangements with GPC and a rate mechanism utilizing deferred margins to allow for a gradual absorption of costs of generating plants into rates over several years. As of May 31, 1995, Oglethorpe's Members have fully absorbed into rates additional responsibility for the cost of its ownership interests in Plant Vogtle Units No. 1 and No. 2, and as of December 31, 1996, Oglethorpe's Members have fully absorbed into rates the costs of Rocky Mountain.

    Contractual arrangements with GPC provided that Oglethorpe sell to GPC a declining percentage of Oglethorpe's entitlement to the capacity and energy of certain co-owned generating plants during the initial seven to ten years of operation of such units (the "GPC Sell-back"). As of May 31, 1995, the GPC Sell-back expired for all units. The historical ability of Oglethorpe to sell power from new units to GPC under the GPC Sell-back enabled Oglethorpe to moderate the effects of the higher costs associated with new generating units on Oglethorpe's cost of service and, therefore, on the rates charged to Members. Furthermore, the GPC Sell-back enabled Oglethorpe to obtain the generating capacity needed to serve anticipated increases in Member loads while minimizing the risks and costs of excess generating capacity.

    Prior to the completion of the first unit of Plant Vogtle in 1987, Oglethorpe's Board of Directors implemented policies that resulted in the gradual absorption of the costs of Plant Vogtle by the Members. In each of the years 1985 through 1995, Oglethorpe exceeded its net margin goal. The Board adopted resolutions in each of these years requiring that these excess margins be retained and used to mitigate rate increases associated with Plant Vogtle and, subsequently, with Rocky Mountain. In each year beginning with 1989, a portion of these margins was returned to the Members through billing credits. (See Note 1 of Notes to Financial Statements.) As of December 31, 1996, all amounts previously retained have been returned to the Members and this rate mechanism ended.

  CORPORATE RESTRUCTURING

    As a result of the Corporate Restructuring, the Condensed Statements of Revenues and Expenses for the twelve months ended September 30, 1997 reflect operations as a combined power supply, transmission and system operations company through March 31, 1997, and operations solely as a power supply company thereafter. Although the Corporate Restructuring was completed on March 11, 1997, pursuant to the restructuring agreement among Oglethorpe, GTC and GSOC, all transmission-related and systems operations-related revenues were assigned to Oglethorpe, and all transmission-related and systems operations-related costs were paid or reimbursed by Oglethorpe during the period March 11, 1997 through March 31, 1997. Decreases in operating revenues, power delivery expenses, depreciation and amortization, taxes other than income taxes, operating margin and net interest charges from 1996 to 1997 are primarily attributable to the Corporate Restructuring.

  POWER MARKETER ARRANGEMENTS

    Oglethorpe is utilizing long-term power marketer arrangements to reduce the cost of power to the Members. Oglethorpe has entered into power marketer agreements with LEM effective January 1, 1997, for approximately 50% of the load requirements of the Members and with Morgan Stanley, effective May 1, 1997, with respect to 50% of the Members' forecasted load requirements. The LEM agreements are based on the actual requirements of the Members during the contract term, whereas the Morgan Stanley agreement represents a fixed supply obligation. Under these power marketer agreements, Oglethorpe purchases energy at fixed prices covering a portion of the costs of energy to its Members. LEM and Morgan Stanley, in turn, have certain rights to market excess energy from the Oglethorpe system. All of Oglethorpe's existing generating facilities and power purchase arrangements are available for use by LEM and Morgan Stanley for the term of the respective agreements. Oglethorpe continues to be responsible for all of the costs of its system resources but receives revenue from LEM and Morgan Stanley for the use of the resources. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--General" and "--Power Marketer Arrangements.")

    Oglethorpe utilized short-term power marketer arrangements during 1996. The initial agreement was with Enron Power Marketing, Inc. ("EPMI") and was in place January through August. From September through December 1996, another power marketer arrangement was utilized with Duke/Louis Dreyfus L.L.C. ("DLD"). Under each of the agreements, the power marketer was required to provide to Oglethorpe at a favorable fixed rate all the energy needed to meet the Members' requirements and Oglethorpe was required to provide to the power marketer at cost, subject to certain limitations, upon request, all energy available from Oglethorpe's total power resources. Under both agreements, Oglethorpe continued to operate the power supply system and continued to dispatch the generating resources to ensure system reliability.

  OPERATING REVENUES

    Oglethorpe's operating revenues are derived from sales of electric services to the Members and non-Members. Revenues from Members are collected pursuant to wholesale power contracts and are a function of the demand for power by the Members' consumers and Oglethorpe's cost of service. (See "OPERATING EXPENSES" herein.) Historically, most of Oglethorpe's non-Member revenues resulted from various plant operating agreements with GPC as discussed below. However, in recent years, an increasing amount of non-Member revenues has been derived by off-system sales to other utilities and power marketers. Although total revenues have only varied slightly from January 1, 1994 to September 30, 1997, the scheduled reduction of the GPC Sell-back has resulted in the planned decrease of non-Member revenues from GPC of about $45 million. As expected, the capacity and energy no longer being sold to GPC have been used by Oglethorpe to meet increased Member requirements.

    In addition to increasing sales to Members, Oglethorpe achieved reductions in fixed and operating costs, which mitigate the need to recover from the Members costs which were previously recovered through sales to GPC. The refinancing transactions discussed under "Financial Condition--REFINANCING TRANSACTIONS" herein resulted in a reduction in gross interest charges from $330 million in 1994 to $308 million in 1996, or a 7% decrease in that fixed cost component of the capacity rates. Gross interest charges decreased in the twelve months ended September 30, 1997 to $275 million primarily as a result of the debt assumed by GTC in connection with the Corporate Restructuring.

    SALES TO MEMBERS. Revenues from sales to Members decreased by 0.4% for the twelve months ended September 30, 1997 compared to the year ended December 31, 1996, decreased by 0.7% in 1996 compared to 1995 and increased 10.7% in 1995 compared to 1994. These changes reflect both cost-related and volume-related factors. For the twelve months ended September 30, 1997 compared to the year 1996, capacity revenues decreased by $68 million primarily as a result of the transfer of the transmission business in connection with the Corporate Restructuring. This decrease in capacity revenues was offset by a $69 million increase in energy revenues primarily because the short-term power marketer arrangements with DLD and EPMI allowed Oglethorpe to pass through significant savings during the first nine months of 1996 (see the discussion of purchased power under "OPERATING EXPENSES" herein). The 1996 revenues decreased compared to 1995 due to the pass-through of savings in energy costs, which more than offset higher capacity revenue requirements and the effect of increased amounts of energy sold. The increase in revenues between 1995 and 1994 was due to higher capacity revenue requirements and additional amounts of energy sold, which more than offset savings in energy costs (see the discussion of savings in fuel and purchased power costs under "OPERATING EXPENSES" herein).

    As non-Member revenues from GPC have declined, Oglethorpe's Member capacity revenues have increased to reflect the recovery of the fixed costs which had previously been recovered from GPC through the GPC Sell-back. (See the discussion of this type of revenues under "OPERATING REVENUES-- SALES TO NON-MEMBERS" herein.) Member capacity revenues in 1996 and 1995 were also affected by additional fixed costs related to the commercial operation of Rocky Mountain beginning in June 1995. Since April 1, 1997, Member capacity revenues have declined due to the reduced level of fixed costs to be recovered from the Members by Oglethorpe relating to the transmission business transferred to GTC in connection with the Corporate Restructuring.

    The energy portion of Member revenues per kWh increased 23.7% in the twelve months ended September 30, 1997 compared to 1996, declined 13.2% in 1996 compared to 1995 and declined 7.6% in 1995 compared to 1994. Actual energy costs are passed through to the Members such that energy revenues equal energy costs. The increase in the twelve months ended September 30, 1997 resulted from the $69 million increase in net energy costs discussed above. The decrease in 1996 resulted from savings of approximately $32 million in energy costs (compared to budget) achieved under the power marketer arrangements in effect during 1996. In 1995, the decrease reflected savings in fuel and production costs and lower average purchased power costs.

    The following table summarizes the amounts of kWh sold to Members and revenues per kWh during each of the past three years and the twelve months ended September 30, 1997:

                                                                  CENTS PER
                                              KILOWATT-HOURS    KILOWATT-HOUR
                                              --------------  -----------------
                                              (IN THOUSANDS)
Twelve Months
  Ended September 30, 1997..................    20,148,077             5.03 CENTS(1)
1996........................................    19,807,101             5.11
1995........................................    18,442,153             5.53
1994........................................    16,285,127             5.65

------------------------

(1) Excludes revenues related to the transmission business effective April 1, 1997.

    Member sales have been affected by weather conditions during the twelve months ended September 30, 1997 and during two of the prior three years. In spite of mild weather in 1997, kWh sales to Members increased by 1.7% compared to 1996. Member sales increased 7.4% in 1996 despite a summer in which temperatures were lower than 1995, due to continued growth in the Member systems' service territories. In 1995, prolonged hot weather increased sales, while in 1994 record-breaking rainfall amounts statewide moderated Member sales.

    SALES TO NON-MEMBERS. Sales of electric services to non-Members were primarily made pursuant to contractual arrangements with GPC and from energy sales to other utilities and power marketers. The following table summarizes the amounts of non-Member revenues from these sources for the past three years and the twelve months ended September 30, 1997:

                                             TWELVE MONTHS
                                                 ENDED
                                          SEPTEMBER 30, 1997      1996       1995       1994
                                         ---------------------  ---------  ---------  ---------
                                                         (DOLLARS IN THOUSANDS)
    GPC--plant operating agreements....        $  --            $  --      $  10,096  $  45,392
    GPC--power supply arrangements.....           15,678           13,703     43,226     26,280
    ITS transmission agreements........            5,095            9,789     12,614     10,974
    Sales to power marketers...........           10,557           15,895     --         --
    Sales to other utilities...........           19,053           38,956     52,828     42,561
                                                --------        ---------  ---------  ---------
    Total..............................        $  50,383        $  78,343  $ 118,764  $ 125,207
                                                --------        ---------  ---------  ---------
                                                --------        ---------  ---------  ---------

    Revenues from sales to non-Members declined in the twelve months ended September 30, 1997 compared to the year ended December 31, 1996, in 1996 compared to 1995 and in 1995 compared to 1994. The first source of non-Member revenue was plant operating agreements with GPC. The elimination of the revenues from the plant operating agreements was due to the scheduled conclusion, effective June 1, 1995, of the GPC Sell-back with respect to Plant Vogtle.

    The second source of non-Member revenues was power supply arrangements with GPC. These revenues were derived, for the most part, from energy sales arising from dispatch situations whereby GPC caused co-owned coal-fired generating resources to be operated when Oglethorpe's system did not require all of its contractual entitlement to the generation. These revenues compensated Oglethorpe for its costs because, under the operating agreements (before the agreements were recently amended as discussed below), Oglethorpe was responsible for its share of fuel costs any time a unit operated. Revenues from sales of this type to GPC were higher in the twelve months ended September 30,1997 compared to 1996, lower in 1996 compared to 1995 and were higher in 1995 compared to 1994. In 1997, the power marketers and Oglethorpe retained less of the output from Plant Wansley than in 1996. In 1996, the power marketers elected to retain more of the output from Plant Wansley than in 1995. In 1995, Oglethorpe retained less of its share of the output from Plant Wansley units than in 1994 because the added cost associated with emission allowances made those units less attractive than certain purchased resources. The 1994 revenues reflect that Oglethorpe retained much of its share of the output from Plant Scherer and Plant Wansley units because the lower average fuel costs made those units more attractive than certain purchased resources. Emission allowances for Plant Wansley were not required in 1994. (See the discussion under "OPERATING EXPENSES" below of the lower average fuel costs of the coal-fired generating units in 1996 and 1995.) Pursuant to the amendments to the Plant Scherer ownership and operating agreements, Oglethorpe elected to separately dispatch its ownership interest in Plant Scherer beginning May 1, 1994. Thereafter, Plant Scherer ceased to be a source of this type of sales transaction. Pursuant to similar amendments to the Plant Wansley operating agreement, Oglethorpe began separately dispatching its ownership interest in Plant Wansley beginning May 1, 1997; therefore, this type of sale to GPC has ended.

    The third source of non-Member revenues was primarily payments from GPC for use of the ITS and related transmission interfaces. GPC compensated Oglethorpe to the extent that Oglethorpe's percentage of investment in the ITS exceeded its percentage use of the system. In such case, Oglethorpe was entitled to compensation for the use of its investment by the other ITS participants. As a result of the Corporate Restructuring, all of the revenues in this category have accrued to GTC since April 1, 1997. The change in revenues for 1996 through 1994 resulted from normal variations of Oglethorpe's investment percentages and its use of the system.

    Under the LEM and Morgan Stanley power marketer arrangements, and previously, under the EPMI and DLD power marketer arrangements, sales to the power marketers represented the net energy transmitted on behalf of LEM, Morgan Stanley, EPMI and DLD off-system on a daily basis from Oglethorpe's total resources. Such energy was sold to LEM, EPMI and DLD at Oglethorpe's cost, subject to certain limitations, and to Morgan Stanley at a contractually fixed price. The volume of sales to power marketers depends primarily on the power marketers' decisions for servicing their load requirements.

    Sales to other utilities in the twelve months ended September 30, 1997 represent sales made directly by Oglethorpe. Oglethorpe sells for its own account any energy available from the portion of its resources dedicated to Morgan Stanley that is not scheduled by Morgan Stanley pursuant to its power marketer arrangements. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES-- Power Marketer Arrangements--MORGAN STANLEY AGREEMENT.") Sales to other utilities were initiated by EPMI and DLD in 1996. In 1996, where the power marketer did not have a contractual relationship with the purchaser and Oglethorpe did, Oglethorpe recorded the sale and credited the revenues to the power marketer in its monthly billing. In 1995 and 1994, these sales were made by Oglethorpe directly to other utilities.

  OPERATING EXPENSES

    Oglethorpe's operating expenses decreased 0.8% in the twelve months ended September 30, 1997 compared to 1996, decreased 2.6% in 1996 compared to 1995 and increased 9.4% in 1995 compared to 1994. The overall decrease in operating expenses for 1997 compared to 1996 was primarily attributable to the expenses relating to the transmission business assumed by GTC in connection with the Corporate Restructuring. However, the decrease in fuel expense and the increase in production operations and maintenance costs were unaffected by the Corporate Restructuring. The decrease in operating expenses in 1996 compared to 1995 was primarily attributable to energy cost savings achieved under the short-term power marketer arrangements offset somewhat by an increase in depreciation and amortization. The increase in operating expenses in 1995 compared to 1994 was primarily attributable to a 13% increase in kWhs sold to Members and non-Members. In addition, depreciation and amortization, sales, and administrative and general expenses were also higher.

    Fuel costs decreased in the twelve months ended September 30, 1997 partly as a result of lower generation and partly as a result of the difference in the mix of generation, with more nuclear and less fossil generation. Fossil generation decreased primarily due to a maintenance outage during February and March 1997 at Scherer Unit No. 1. The higher nuclear generation during the twelve months ended September 30, 1997 compared to 1996 was achieved as a result of having three refueling outages in 1996 compared to two in the twelve months ended September 30, 1997. Conversely, the increase in production operations and maintenance costs was partly attributable to the maintenance outage at Scherer Unit No. 1. In addition, effective January 1, 1996, the costs of nuclear refueling outages are deferred and amortized over the 18-month period following the outage. Such change in accounting resulted in a $12.9 million deferral of maintenance costs in 1996 in relation to the comparable period of 1997. The decrease in total fuel costs in 1996 as compared to 1995 resulted partly from unplanned outages at Plant Scherer and Plant Wansley Unit No. 1 and partly from the power marketer electing to dispatch the fossil units less. These factors resulted in 3.1% lower fossil generation in 1996 compared to 1995. The increase in total fuel costs in 1995 versus 1994 resulted from 23% higher generation at Plant Scherer. The continued use of lower-priced western coal combined with a greater reliance on a favorable spot market for coal resulted in a per unit fuel cost decrease for Plant Scherer of 5% in 1995 from 1994 levels. Because of the decline in fuel cost per kWh at Plant Scherer, the usage of the units increased significantly. Oglethorpe retained significantly less of its output from Plant Wansley in 1995 compared to 1994 primarily as a result of relatively higher costs compared to Plant Scherer due to its emission allowance requirement and due to cost reductions at Plant Scherer discussed above.

    Purchased power cost increased 11.3% in the twelve months ended September 30, 1997 compared to 1996. A total of 3.9% fewer megawatt-hours ("MWhs") were purchased in the twelve months ended September 30, 1997 compared to 1996. Consequently, average purchased power cost increased by 15.9%. As noted below, significant energy cost savings were realized in 1996 from the EPMI and DLD power marketer arrangements. Purchased power cost decreased by 14% in 1996 compared to 1995 and increased by 16% in 1995 compared to 1994. Lower purchased power costs were achieved in 1996 despite the 15% increase in energy purchases in 1996 from 1995 levels. The 1996 cost reduction was due to (1) energy cost savings of $32 million realized from the short-term power marketer arrangements and (2) reductions in purchased power capacity costs due to (a) proceeds of $10.8 million from the settlement of a lawsuit with GPC and (b) savings resulting from the elimination effective September 1, 1996, of a 250 MW component block (coal-fired units) of the Block Power Sale Agreement between Oglethorpe and GPC (the "BPSA"). In 1995, the 13% higher kWh sales, including the increased Member sales and sales to GPC pursuant to power supply arrangements (see the discussion under "OPERATING REVENUES" above), resulted in higher utilization of purchased power resources. Energy purchases increased 31% in 1995 compared to 1994.

    Purchased power expenses for the year 1994 compared to the twelve months ended September 30, 1997 reflect the cost of capacity and energy purchases under various long-term power purchase agreements. These long-term agreements have, in some cases, take-or-pay minimum energy requirements. For 1994 through September 30, 1997, Oglethorpe utilized its energy from these purchase power agreements in excess of the take-or-pay requirements. Oglethorpe's power purchases from these agreements amounted to approximately $173 million in 1997, $191 million in 1996, $207 million in 1995 and $183 million in 1994. (For a discussion of the power purchase agreements, see Note 9 of Notes to Financial Statements.) The increase in depreciation and amortization in 1996 was partly due to a full year of depreciation on Rocky Mountain which began commercial operation in June 1995 and to $14 million of Board- approved accelerated amortization of deferred charges of the discontinued Pickens County pumped storage hydroelectric project. All remaining unamortized charges related to this project were expensed in 1996.

    The decrease in other operating expenses for the twelve months ended September 30, 1997 compared to 1996 was due primarily to the transfer of administrative and general expenses relating to the transmission and system operations business in connection with the Corporate Restructuring. Sales, administrative and general expenses increased in 1995 as compared to 1994 primarily resulting from increased marketing efforts in support of the Members.

  OTHER INCOME

    Interest income increased for the twelve months ended September 30, 1997 compared to 1996, 1996 compared to 1995 and 1995 compared to 1994. Interest income was higher in the twelve months ended September 30, 1997 as a result of higher earnings from the decommissioning fund and partly due to income from the deposits from the Rocky Mountain transactions. The deposits were made in December 1996 and January 1997. In 1996, interest income was higher due to higher average investment balances. In 1995, interest income increased partly due to higher short-term interest rates and due to higher investment returns in the decommissioning trust fund.

    In 1996, Oglethorpe utilized all remaining amounts available ($32 million) under its deferred margin rate mechanism, and, as scheduled, this mechanism ended. Likewise, deferred margins of $16 million and $18 million were amortized as credits against Member revenue requirements in 1995 and 1994, respectively, to mitigate the rate impact of increased capacity costs related to Plant Vogtle and Rocky Mountain. Also, in 1995 and 1994, Oglethorpe's Board of Directors authorized the retention of approximately $14 million and $9 million, respectively, in excess of the 1.07 TIER margin requirement as deferred margins under the mechanism. (See Note 1 of Notes to Financial Statements for a discussion of deferred margins and amortization of deferred margins.) The decrease in amortization of deferred gains in 1996 and 1995 as compared to 1994 resulted from the completion of amortization in September 1994 of a gain on the sale of Plant Scherer common facilities. (Also see Note 1 of Notes to Financial Statements for a discussion of the sale.)

  INTEREST CHARGES

    Net interest charges for the twelve months ended September 30, 1997 decreased compared to 1996 primarily due to the debt assumed by GTC in connection with the Corporate Restructuring. Net interest charges increased in 1996 compared to 1995 and in 1995 compared to 1994. The increases were due to the decrease in allowance for debt funds used during construction ("AFUDC") in 1996 compared to 1995 and 1995 compared to 1994 as a result of the three units of Rocky Mountain becoming commercially operable in June and July 1995. The continued decrease in gross interest on long-term debt and capital leases in 1996 and 1995 was due to the refinancing efforts discussed under "Financial Condition--REFINANCING TRANSACTIONS" below. The increase in other interest expense in 1995 compared to 1994 was due to higher investment returns in the decommissioning trust fund. (See Note 1 of Notes to Financial Statements for explanation of Oglethorpe's accounting for decommissioning gains and losses.)

  NET MARGIN

    Net margin for the twelve months ended September 30, 1997 was $9.6 million compared to $21.8 million for 1996. This decrease in net margin was the result of certain nonrecurring expenses and capacity revenue adjustments reflected in the fourth quarter of 1996. As noted above, the accelerated amortization of deferred charges of the discontinued Pickens County pumped storage hydroelectric project and other rate making adjustments resulted in a net loss for the quarter of $4.5 million. After reflecting these fourth quarter adjustments, 1996 net margin was consistent with the TIER margin requirement. For calendar year-to-date 1997, net margin of $14.1 million is currently sufficient to meet the MFI margin requirements. Oglethorpe has always met or exceeded its margin requirements.

FINANCIAL CONDITION

  GENERAL

    The principal changes in Oglethorpe's financial condition from January 1, 1996 to September 30, 1997, were due to property additions, reductions in the cost of capital and a special patronage capital distribution. Property additions totaled $94 million and $74 million, respectively, for the year ended December 31, 1996 and twelve months ended September 30, 1997. These property additions were funded primarily with funds from operations.

    A decrease in the cost of capital was achieved through the refinancing of $106 million of long-term debt during 1996 and the prepayment of an additional $116 million of long-term debt in March 1997. The average interest rate on long-term debt decreased from 6.76% at December 31, 1995 to 6.56% at December 31, 1996, and further to 6.43% at September 30, 1997. (For a further discussion of the refinancing transactions, see "REFINANCING TRANSACTIONS" and "ROCKY MOUNTAIN LEASE TRANSACTIONS" herein.)

    Finally, Oglethorpe's equity was reduced by $49 million due to a special patronage capital distribution made to the Members in conjunction with the Corporate Restructuring.

  CAPITAL REQUIREMENTS

    As part of its ongoing capital planning, Oglethorpe forecasts expenditures required for generation facilities and other capital projects. The table below details these expenditure forecasts for 1998 through 2000. Actual construction costs may vary from the estimates listed below because of factors such as changes in business conditions, fluctuating rates of load growth, environmental requirements, design changes and rework required by regulatory bodies, delays in obtaining necessary federal and other regulatory approvals, construction delays, and cost of capital, equipment, material and labor.

                              CAPITAL EXPENDITURES

                                    GENERATING    NUCLEAR     GENERAL
YEAR                                 PLANT(1)      FUEL        PLANT      AFUDC(2)      TOTAL
----------------------------------  -----------  ---------  -----------  -----------  ---------
                                                      (DOLLARS IN THOUSANDS)
1998..............................   $  15,303   $  35,337   $   1,940    $   1,290   $  53,870
1999..............................      13,147      33,301       1,875        1,800      50,123
2000..............................      10,916      39,780       1,931        1,800      54,427
                                    -----------  ---------  -----------  -----------  ---------
Total.............................   $  39,366   $ 108,418   $   5,746    $   4,890   $ 158,420
                                    -----------  ---------  -----------  -----------  ---------
                                    -----------  ---------  -----------  -----------  ---------

------------------------

(1) Consists of capital expenditures required for replacements and additions to facilities in service and compliance with environmental regulations.

(2) Allowance for funds used during construction of generation and general plant facilities.

    Currently, Oglethorpe does not have any new generation facilities under construction, and management does not anticipate the need for construction of any new capacity well into the future. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Future Power Resources.")

    Oglethorpe's investment in electric plant, net of depreciation, was approximately $3.6 billion as of September 30, 1997 and $4.4 billion as of December 31, 1996. The reduction in net plant was primarily due to the transfer of assets to GTC and GSOC in connection with the Corporate Restructuring. Expenditures for property additions during 1996 amounted to $94 million, of which $91 million was provided from operations. These expenditures were primarily for additions and replacements to generation and transmission facilities.

    In addition to the funds needed for capital expenditures, approximately $286 million will be required over the next three years (1998-2000) for current sinking fund requirements and maturities of long-term debt. Of this amount, $221 million, or 77%, relates to the repayment of RUS and FFB debt. Excluded from these amounts is the amount of debt assumed by GTC and GSOC as part of the Corporate Restructuring. (See "BUSINESS OF OGLETHORPE--Corporate Restructuring" and Note 5 of Notes to Financial Statements for further discussion regarding long-term debt maturities.)

  LIQUIDITY AND SOURCES OF CAPITAL

    In the past, Oglethorpe has obtained the majority of its long-term financing from RUS-guaranteed loans funded by FFB. Oglethorpe has also obtained a substantial portion of its long-term financing requirements from tax-exempt PCBs.

    In addition, Oglethorpe's operations have consistently provided a sizable contribution to its funding of capital requirements, such that internally generated funds have provided interim funding or long-term capital for nuclear fuel reloads, new generation, transmission and general plant facilities, replacements and additions to existing facilities, and retirement of long-term debt. Oglethorpe anticipates that it will meet its future capital requirements through 2000 primarily with funds generated from operations and, if necessary, with short-term borrowings.

    To meet short term cash needs and liquidity requirements, Oglethorpe had, as of September 30, 1997, (i) approximately $60 million in cash and temporary cash investments, (ii) $96 million in other short term investments and (iii) up to $300 million total available under the following credit facilities ($92 million of which was in use):

SHORT-TERM CREDIT FACILITIES                                      AMOUNT
-------------------------------------------------------------  -------------
Commercial Paper.............................................  $ 250,000,000
Committed lines of credit:
  SunTrust...................................................  $  30,000,000
Uncommitted lines of credit:
  CFC........................................................  $  50,000,000

    Under its commercial paper program, Oglethorpe may issue commercial paper not to exceed $250 million outstanding at any one time. The commercial paper is backed 100% by committed lines of credit provided by a group of banks for which SunTrust acts as agent. The maximum amount that can be outstanding at any one time under the commercial paper program and the other lines of credit totals $300 million due to certain restrictions contained in the SunTrust committed line of credit agreement. Oglethorpe expects this maximum amount to increase in December 1997 to $330 million due to a $30 million increase in the amount of its commercial paper program. As of September 30, 1997, $92 million of commercial paper was outstanding which was issued to fund the defeasance of certain PCBs in conjunction with the Corporate Restructuring. (See "REFINANCING TRANSACTIONS" below for a further discussion of this defeasance.)

  REFINANCING TRANSACTIONS

    Over the past few years, Oglethorpe has implemented a program to reduce its interest costs by refinancing a sizable portion of its high-interest rate PCB and FFB debt. Since the first transaction was completed in June 1992, Oglethorpe has refinanced $1.1 billion in PCB debt and $1.2 billion in FFB debt. Oglethorpe has also prepaid another $222 million of FFB debt, including a prepayment of $92 million of FFB debt on March 13, 1997 in connection with the Rocky Mountain transactions described herein and a prepayment of $25 million of FFB debt on April 1, 1997 in connection with the Corporate Restructuring. (See Note 5 of Notes to Financial Statements.) The net result of these transactions has been to reduce the average interest rate on Oglethorpe's total long-term debt from 8.83% at December 31, 1991 to 6.43% at September 30, 1997.

    In connection with the Corporate Restructuring, Oglethorpe defeased approximately $92 million in principal amount of Series 1992 PCBs. Initially these bonds have been defeased through the issuance of commercial paper. Oglethorpe expects to refinance the commercial paper issuance with medium-term notes or PCBs at some point in the future.

    Also, in connection with the Corporate Restructuring, Oglethorpe refinanced approximately $217 million in principal amount of Series 1992A PCBs through the issuance of refunding bonds having a nine-month maturity (the "Series 1997A Bonds"), which were in turn refunded through the issuance of bonds maturing on May 28, 1998 (the "Series 1997B Bonds"). Payment of principal and interest on the Series 1997B Bonds is insured by a municipal bond insurance policy issued by Ambac Assurance Corporation. Oglethorpe is required by Ambac Assurance Corporation to maintain liquidity during the term of the Series 1997B Bonds in an amount equal to $222 million. Oglethorpe expects to refund the Series 1997B Bonds through the issuance of long-term bonds.

  INTEREST RATE SWAP TRANSACTIONS

    To refinance high-interest rate PCBs, Oglethorpe entered into two interest rate swap transactions with a swap counterparty, AIG Financial Products Corp. ("AIG-FP"), which were designed to create a contractual fixed rate of interest on $322 million of variable rate PCBs. These transactions were entered into in early 1993 on a forward basis, pursuant to which approximately $200 million of variable rate PCBs were issued on November 30, 1993 and approximately $122 million of variable rate PCBs were issued on December 1, 1994. Oglethorpe is obligated to pay the variable interest rate that accrues on these PCBs; however, the swap arrangements provide a mechanism for Oglethorpe to achieve a contractual fixed rate which is lower than Oglethorpe would have obtained had it issued fixed rate bonds. Oglethorpe's use of financial derivatives is for the purpose of mitigating business risks and is not for speculative purposes. Oglethorpe's use of derivatives is limited to these two swap transactions.

    In connection with GTC's assumption of liability on a portion of the PCBs pursuant to the Corporate Restructuring, commencing April 1, 1997, GTC assumed and agreed to pay 16.86% of any amounts due from Oglethorpe under these swap arrangements, including the net swap payments and termination payments described below. Should GTC fail to make such payments under the assumption, Oglethorpe remains obligated for the full amount of such payments.

    Under the swap arrangements, Oglethorpe is obligated to make periodic payments to AIG-FP based on a notional principal amount equal to the aggregate principal amount of the bonds outstanding during the period and a contractual fixed rate ("Fixed Rate"), and AIG-FP is obligated to make periodic payments to Oglethorpe based on a notional principal amount equal to the aggregate principal amount of the bonds outstanding during the period and a variable rate equal to the variable rate of interest accruing on the bonds during the period ("Variable Rate"). These payment obligations are netted, such that if the Variable Rate is less than the Fixed Rate, Oglethorpe makes a net payment to AIG-FP. Likewise, if the Variable Rate is higher than the Fixed Rate, Oglethorpe receives a net payment from AIG-FP. Thus, although changes in the Variable Rate affect whether Oglethorpe is obligated to make payments to AIG-FP or is entitled to receive payments from AIG-FP, the effective interest rate Oglethorpe pays with respect to the PCBs is not affected by changes in interest rates. The Fixed Rate for the $200 million of variable rate bonds issued in 1993 is 5.67% and the Fixed Rate for the $122 million of variable rate bonds issued in 1994 is 6.01%. For the three years ended December 31, 1994, 1995 and 1996, Oglethorpe has made in connection with both interest rate swap arrangements combined net swap payments to AIG-FP of $6.0 million, $6.4 million and $8.2 million, respectively.

    The swap arrangements extend for the life of these PCBs. If the swap arrangements were to be terminated while the PCBs are still outstanding, Oglethorpe or AIG-FP may owe the other party a termination payment depending on a number of factors, including whether the fixed rate then being offered under comparable swap arrangements is higher or lower than the Fixed Rate. Under the terms of the swap agreements, AIG-FP has limited rights to terminate the swaps only upon the occurrence of specified events of default or a reduction in ratings on Oglethorpe's PCBs, without credit enhancement, to a level that is below investment grade. Oglethorpe estimates that its maximum aggregate liability (net of GTC's assumed percentage) for termination payments under both swap arrangements had such payments been due on September 30, 1997 would have been approximately $31 million.

    In connection with these interest rate swap arrangements, Oglethorpe (but not GTC) is obligated to maintain minimum liquidity in an amount equal to 25% of the principal amount of the variable rate refunding bonds outstanding. As of September 30, 1997, the minimum liquidity requirement equaled $81 million and will decrease proportionately as such bonds are retired as a result of scheduled sinking fund payments.

  ROCKY MOUNTAIN LEASE TRANSACTIONS

    Oglethorpe completed, in two separate closings on December 31, 1996 and January 3, 1997, lease transactions for its 74.61% undivided ownership interest in Rocky Mountain. Under the terms of these transactions, Oglethorpe leased the facility to three institutional investors for the useful life of the facility, who in turn leased it back to Oglethorpe for a term of 30 years. Rocky Mountain is subject to the lien of the Mortgage Indenture. The leasehold interest transferred is subject and subordinate to such lien. Oglethorpe will continue to control and operate the plant during the leaseback term, and will exercise its fixed price purchase option at the end of the leaseback period so as to retain all other rights of ownership with respect to the plant if it is advantageous for Oglethorpe to exercise such option. As a result of these transactions, Oglethorpe received net present value cash benefits of approximately $96 million which is being recorded as a deferred credit and will be recognized in income over the term of the leaseback. Approximately $92 million was used for the early retirement of FFB debt and approximately $4 million was used to pay alternative minimum taxes on the transactions. The combination of the debt prepayment and the amortized gain will result in an estimated $11 million in annual savings through 2001, and additional savings in declining amounts for the remaining 25 years of the lease. In connection with these transactions, Oglethorpe is obligated to maintain minimum liquidity of $50 million.

COMPETITION

    The electric utility industry in the United States is undergoing fundamental change and is becoming increasingly competitive. This change is promoted by the Energy Policy Act, recently adopted and proposed policies from FERC regarding transmission access and pricing, state deregulation initiatives, increased consolidation and mergers of electric utilities, the proliferation of power marketers and independent power producers, surplus generation in certain regional markets and other factors.

    Several states are in the process of implementing varying forms of "retail wheeling" (the transmission of power for a third party directly to a retail customer) and most others are in the various stages of considering retail competition. Proposed federal legislation could mandate retail wheeling in every state. No legislation related to retail wheeling has yet been enacted in Georgia, and, currently, no bill is pending in the Georgia legislature which would amend the Georgia Territorial Electric Service Act (the "Territorial Act") or otherwise affect the exclusive right of the Members to supply power to their current service territories. In 1997, the staff of the GPSC conducted a series of workshops to solicit views from the various parties impacted by electric industry restructuring and to discuss potential resolutions of these issues. The GPSC staff anticipates presenting a report to the GPSC that will identify electric industry restructuring issues, potential resolutions and the views of the parties who participated in the workshops. The GPSC does not have the authority under Georgia law to order retail wheeling or amend the Territorial Act. Oglethorpe and the Members participated in the GPSC staff workshops and are actively monitoring and studying legislative initiatives in Congress and in other states to take advantage of the experiences of cooperatives and other utilities in other states to protect their interests in future legislative activities in Georgia.

    Under current Georgia law, the Members generally have the exclusive right to provide retail electric service in their respective territories. Since 1973, however, Georgia has permitted limited competition among electric utilities located in Georgia for sales of electricity to certain large commercial or industrial customers. Pursuant to the Territorial Act, the owner of any new facility may receive electric service from the power supplier of its choice if the facility is located outside of municipal limits and has a connected demand upon initial full operation of 900 kilowatts or more. (See "THE MEMBERS--Service Area and Competition.") The Members, with Oglethorpe's support, are actively engaged in competition with other retail electric suppliers for these new commercial and industrial loads. While the competition for 900 kilowatt loads represents only limited competition in Georgia, this competition has given Oglethorpe and the Members the opportunity to develop resources and strategies to operate in an increasingly competitive market.

    Over the past years, Oglethorpe has taken several steps to prepare for and adapt to the fundamental changes which have occurred or are likely to occur in the electric utility industry and to reduce the possibility of incurring stranded costs. Most importantly, Oglethorpe completed the Corporate Restructuring and divided itself into generation, transmission and system operations companies in order to better serve its Members in a deregulated and competitive environment. (See "General--CORPORATE RESTRUCTURING" herein.) Since 1992, Oglethorpe also has pursued an interest cost reduction program. As a result of this program, Oglethorpe has prepaid $222 million of FFB debt and refinanced $1.1 billion of PCB debt and $1.2 billion of FFB debt. These steps have reduced Oglethorpe's interest costs significantly. (See "Financial Condition--REFINANCING TRANSACTIONS" herein.)

    Oglethorpe and the Members also amended the Wholesale Power Contracts in connection with the Corporate Restructuring. The Wholesale Power Contracts provide that the Members are jointly and severally responsible for all costs and expenses of all of the generation and purchased power resources of Oglethorpe existing on March 11, 1997, as well as certain future power resources. (See "BUSINESS OF OGLETHORPE--Wholesale Power Contracts.") Each Wholesale Power Contract specifically provides that the Member must make payments whether or not power has been delivered and whether or not a plant has been sold or is otherwise unavailable. The formulary rate established by Oglethorpe in the rate schedule to the Wholesale Power Contracts employs a rate methodology under which all categories of costs are specifically separated as components of a formula to determine Oglethorpe's revenue requirements. The rate schedule also allocates to the Members the responsibility for all of Oglethorpe's fixed costs. Oglethorpe's charges under the Wholesale Power Contracts may be adjusted by the Board of Directors. With respect to Oglethorpe, the RUS has retained certain approval rights over the changes to the Wholesale Power Contracts, including the rate schedule. (See "General--RATES AND FINANCIAL COVERAGE REQUIREMENTS" herein.) As a result of these contractual agreements, the Members ultimately are liable for the existing power resources of Oglethorpe.

    Oglethorpe has also entered into arrangements with power marketers to obtain the value that can be brought by power marketers and to provide for future load requirements without taking all the risk associated with traditional suppliers. (See "Results of Operations--POWER MARKETER ARRANGEMENTS" herein.)

    Oglethorpe and the Members continue to consider and evaluate a wide array of other potential actions to reduce costs and to maintain their competitiveness in anticipation of future competition. These activities on the part of Oglethorpe and the Members are in various stages of study or preliminary consideration. Many Members are now providing or considering proposals to provide non-traditional products and services such as telecommunications and other services. Depending on the nature of future competition in Georgia, there could be reasons for the Members to separate their physical distribution business from their energy business, or otherwise restructure their current businesses to operate effectively under retail competition. Oglethorpe continues to seek to identify and evaluate opportunities to reduce the cost of wholesale power to the Members.

    Oglethorpe currently defers certain costs of providing services to the Members pursuant to Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation." Note 1 of Notes to Financial Statements in Oglethorpe's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, sets forth the regulatory assets and liabilities reflected on Oglethorpe's balance sheet as of December 31, 1996. Regulatory assets represent probable future revenues to Oglethorpe associated with certain costs which will be recovered from Members through the rate-making process. Regulatory liabilities represent probable future reduction in revenues associated with amounts that are to be credited to Members through the rate-making process. (See "General-- RATES AND FINANCIAL COVERAGE REQUIREMENTS" herein.) In the event that Oglethorpe is no longer subject to the provisions of SFAS No. 71, Oglethorpe would be required to write off regulatory assets and liabilities. In addition, Oglethorpe would be required to determine any impairment to other assets, including plant, and write down the assets, if impaired, to their fair value.

    At this time, Oglethorpe cannot predict the outcome of the various developments that may lead to increased competition in the electric utility industry or the effect of such developments on Oglethorpe or the Members.

MISCELLANEOUS

  DECOMMISSIONING COSTS

    The staff of the Securities and Exchange Commission (the "Commission") has questioned certain of the current accounting practices of the electric utility industry regarding the recognition, measurement and classification of decommissioning costs for nuclear generating facilities in financial statements of electric utilities. In response to these questions, the Financial Accounting Standards Board has issued an Exposure Draft of a proposed Statement on "Accounting for Certain Liabilities Related to Closure or Removal of Long-Lived Assets". The proposed Statement would require the recognition of the entire obligation for decommissioning at its present value as a liability in the financial statements. Rate-regulated utilities would also recognize an offsetting asset for differences in the timing of recognition of the costs of decommissioning for financial reporting and rate-making purposes. Oglethorpe's management does not believe that this proposed Statement would have an adverse effect on results of operations due to its current and future ability to recover decommissioning costs through rates.

    Beginning in years 2014 through 2029, it is expected that Plant Hatch and Plant Vogtle units will begin the decommissioning process. The expected timing of payments for decommissioning costs will extend for a period of 9 to 14 years. Oglethorpe's management does not expect such payments to have an adverse impact on liquidity or capital resources due to available amounts which have been set aside in reserves for this purpose.

  INFLATION

    As with utilities generally, inflation has the effect of increasing the cost of Oglethorpe's operations and construction program. Operating and construction costs have been less affected by inflation over the last few years because rates of inflation have been relatively low.

  YEAR 2000 ISSUE

    Many information systems have been designed to function based on years that begin with "19". Oglethorpe expects that by the year 2000 it will have adapted its systems, to the extent it considers necessary, to process years that begin with "20", and does not expect that the year 2000 issue will have a material adverse effect on its financial condition or results of operations.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

    This Prospectus contains forward-looking statements, including statements regarding, among other items, (i) anticipated trends in Oglethorpe's business and (ii) Oglethorpe's future liquidity requirements and capital resources. These forward-looking statements are based largely on Oglethorpe's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Oglethorpe's control. For factors that could cause actual results to differ materially from those anticipated by these forward-looking statements, see "Competition" herein and "CERTAIN FACTORS AFFECTING THE ELECTRIC UTILITY INDUSTRY." In light of these risks and uncertainties, there can be no assurance that events anticipated by the forward-looking statements contained in this Prospectus will in fact transpire.

                           THE MEMBERS OF OGLETHORPE

SERVICE AREA AND COMPETITION

    The Members are listed below and include 39 of the 42 electric distribution cooperatives in the State of Georgia.

Altamaha EMC                  Habersham EMC          Planters EMC
Amicalola EMC                 Hart EMC               Rayle EMC
Canoochee EMC                 Irwin EMC              Satilla Rural EMC
Carroll EMC                   Jackson EMC            Sawnee EMC
Central Georgia EMC           Jefferson EMC          Slash Pine EMC
Coastal EMC                   Lamar EMC              Snapping Shoals EMC
Cobb EMC                      Little Ocmulgee EMC    Sumter EMC
Colquitt EMC                  Middle Georgia EMC     Three Notch EMC
Coweta-Fayette EMC            Mitchell EMC           Tri-County EMC
Excelsior EMC                 Ocmulgee EMC           Troup EMC
Flint EMC                     Oconee EMC             Upson County EMC
Grady EMC                     Okefenoke Rural EMC    Walton EMC
GreyStone Power Corporation,  Pataula EMC            Washington EMC
  an EMC

    The Members serve approximately 1.2 million electric consumers (meters) representing approximately 2.6 million people. The Members serve a region covering approximately 40,000 square miles, which is approximately 70% of the land area in the State of Georgia, encompassing 150 of the State's 159 counties. Sales by the Members in 1996 amounted to approximately 19.6 million MWh, with 72% to residential consumers, 26% to commercial and industrial consumers and 2% to other consumers. The Members are the principal suppliers for the power needs of rural Georgia. While the Members do not serve any major cities, portions of their service territories are in close proximity to urban areas and are experiencing substantial growth due to the expansion of urban areas, including metropolitan Atlanta, into suburban areas and the growth of suburban areas into neighboring rural areas. The Members have experienced average annual compound growth rates from 1994 through 1996 of 5% in number of consumers, 9% in MWh sales and 7% in electric revenues.

    The Territorial Act regulates the service rights of all retail electric suppliers in the State of Georgia. Pursuant to the Territorial Act, the GPSC assigned substantially all areas in the State to specified retail suppliers. With limited exceptions, the Members have the exclusive right to provide retail electric service in their respective territories, which are predominately outside of the municipal limits existing at the time the Territorial Act was enacted in 1973. The chief exception to this rule of exclusivity is that electric suppliers may compete for most new retail loads of 900 kilowatts or greater. The GPSC may reassign territory only if it determines that an electric supplier has breached the tenets of public convenience and necessity. The GPSC may transfer service for specific premises only if: (i) the GPSC determines, after joint application of electric suppliers and proper notice and hearing, that the public convenience and necessity require a transfer of service from one electric supplier to another; or (ii) the GPSC finds, after proper notice and hearing, that an electric supplier's service to a premise is not adequate or dependable or that its rates, charges, service rules and regulations unreasonably discriminate in favor of or against the consumer utilizing such premises and the electric utility is unwilling or unable to comply with an order from GPSC regarding such service.

    Since 1973, unlike in the electric utility industry in general, the Territorial Act has allowed limited competition among electric utilities in Georgia by allowing the owner of any new facility located outside of municipal limits and having a connected demand upon initial full operation of 900 kilowatts or greater to receive electric service from the retail supplier of its choice. The Members, with Oglethorpe's support, are actively engaged in competition with other retail electric suppliers for these new commercial and industrial loads. The number of commercial and industrial loads served by the Members continues to increase annually. While the competition for 900 kilowatt loads represents only limited competition in Georgia, this competition has given Oglethorpe and the Members the opportunity to develop resources and strategies to operate in an increasingly competitive market.

    The electric utility industry in the United States is undergoing fundamental change and is becoming increasingly competitive. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Competition.")

    From time to time, utilities are approached by other parties interested in purchasing their systems. Some of the Members have been approached in the past by third parties indicating an interest in purchasing their systems. The Wholesale Power Contracts provide that a Member may not dissolve, liquidate or otherwise wind up its affairs without Oglethorpe's approval. The Member may not consolidate or merge with any person or reorganize or change the form of its business organization from an electric membership corporation or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any person, whether in a single transaction or series of transactions, unless either: (i) the transaction is approved by Oglethorpe or (ii) other specified conditions are satisfied including, but not limited to, an assumption agreement by the transferee, satisfactory to Oglethorpe, containing an assumption by the transferee of the performance and observance of every covenant and condition of the Member under the Wholesale Power Contract, and certifications of accountants as to certain specified financial requirements of the transferee (taking into account the transfer).

COOPERATIVE STRUCTURE

    The Members are cooperatives that operate their systems on a not-for-profit basis. Accumulated margins derived after payment of operating expenses and provision for depreciation constitute patronage capital of the consumers of the Members. Refunds of accumulated patronage capital to the individual consumers may be made from time to time subject to limitations contained in mortgages between the Members and RUS or loan documents with other lenders. The RUS mortgages generally prohibit such distributions unless, after any such distribution, the Member's total equity will equal at least 40% (30% in the case of Members, if any, that have the new form of RUS loan documents) of its total assets, except that distributions may be made of up to 25% of the margins and patronage capital received by the Member in the preceding year (provided that equity is at least 20% in the case of Members, if any, that have the new form of RUS loan documents). (See "Members' Relationship with RUS" herein.)

    Oglethorpe is a membership corporation, and the Members are not subsidiaries of Oglethorpe. Except with respect to the obligations of the Members under each Member's Wholesale Power Contract with Oglethorpe and Oglethorpe's rights under such contracts to receive payment for power and energy supplied, Oglethorpe has no legal interest in, or obligations in respect of, any of the assets, liabilities, equity, revenues or margins of the Members. (See "BUSINESS OF OGLETHORPE--Wholesale Power Contracts.") The revenues of the Members are not pledged as security to Oglethorpe but are the source from which moneys are derived by the Members to pay for power supplied by Oglethorpe under the Wholesale Power Contracts. Revenues of the Members are, however, pledged under their respective RUS mortgages or loan documents with other lenders.

RATE REGULATION OF MEMBERS

    Through provisions in the loan documents securing loans to the Members, RUS exercises control and supervision over the rates for the sale of power of the 34 Members that borrow from it. The RUS mortgages of such Members require them to design rates with a view to maintaining an average TIER of not less than 1.50 and an average DSC of not less than 1.25 for the two highest out of every three successive years.

    Although the setting of the rates of the Members is not subject to approval by any federal or state agency or authority other than RUS, the Territorial Act prohibits the Members from unreasonable discrimination in the setting of rates, charges, service rules or regulations and requires the Members to obtain GPSC approval of long-term borrowings.

    Snapping Shoals EMC, Mitchell EMC, Troup EMC, Walton EMC and Cobb EMC have prepaid their RUS indebtedness and are no longer RUS borrowers. Each of these Members now has a rate covenant with its current lender. Other Members may also pursue this option. To the extent that a Member who is not an RUS borrower engages in wholesale sales or transmission in interstate commerce, it would be subject to regulation by FERC under the Federal Power Act.

MEMBERS' RELATIONSHIP WITH RUS

    Through provisions in the loan documents securing loans to the Members, RUS also exercises control and supervision over the Members that borrow from it in such areas as accounting, borrowings, construction and acquisition of facilities, and the purchase and sale of power.

    Historically, federal loan programs providing direct loans from RUS to electric cooperatives have been a major source of funding for the Members. However, in recent years, there have been legislative, administrative and budgetary initiatives intended to reduce or, in some cases, eliminate federal funding for electric cooperatives. In addition, the RUS loan and guarantee programs have been characterized by the imposition of increasingly problematic terms and conditions and extended delays in access to necessary funding. RUS has adopted new standard forms of mortgages and loan contracts for distribution borrowers the stated purpose of which is to update and modernize the loan and security documentation employed by RUS. Distribution borrowers are required to adopt these new forms as a condition to receiving new loans from RUS.

    Recent changes and proposals for further changes have made the direct loan program administered by RUS more costly. The Rural Electrification Loan Restructuring Act of 1993 eliminated the long-standing 5% loan program and substituted a new program, the interest rates for which are based on rates being paid on municipal bonds with comparable maturities. Certain borrowers with either low consumer density or higher-than-average rates and lower-than-average consumer income are still eligible for special loans at 5%. The future cost, availability and amount of RUS direct and guaranteed loans which may be available to the Members cannot be predicted.

MEMBERS RELATIONSHIP WITH GTC AND GSOC

    For information about the Members' relationship with GTC and GSOC, see "BUSINESS OF OGLETHORPE--Relationship with GTC" and "--Relationship with GSOC."

CONTRACTS WITH SEPA

    In addition to energy received from Oglethorpe under the Wholesale Power Contracts, the Members purchase hydroelectric power under contracts with SEPA. In 1996, the aggregate SEPA allocation to the Members was 542 MW plus associated energy, representing approximately 11% of total Member peak demand and approximately 5% of total Member energy requirements. New 20-year contracts between each of the Members and SEPA have recently been executed. The provisions of the new contracts are essentially the same as the existing contracts with a few exceptions. Each Member must schedule its energy allocation, and each Member has designated Oglethorpe to perform this function. Pursuant to a separate agreement, Oglethorpe will schedule, through GSOC, the Members' SEPA power deliveries. Further, each Member may be required, if certain conditions are met, to contribute funds for capital improvements for Corps of Engineers projects from which its allocation is derived in order to retain the allocation. GTC delivers the Members' SEPA purchases under its network tariff and contract with each Member. The new contracts are subject to RUS approval. The amount of capacity and energy available from SEPA is not expected to increase in an amount sufficient to serve a material portion of the projected growth in the Members' requirements. (See "BUSINESS OF OGLETHORPE--Wholesale Power Contracts" and "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Member Demand and Energy Requirements" and the table thereunder.)


    During 1996, legislative proposals were made that would have resulted in the privatization of several of the federal power marketing administrations, in particular SEPA. Ultimately, no proposal for the privatization of the power marketing administrations was passed by Congress. The President's Budget for fiscal year 1998 did not include any proposals to privatize the federal power marketing administrations. The ultimate outcome of this issue in Congress cannot be predicted with certainty.

                 MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES

GENERAL

    Oglethorpe supplies capacity and energy to the Members from a combination of owned and leased generating plants and from power purchased under long-term contracts with other power suppliers and power marketers. Oglethorpe owns or leases 3,335 MW of nameplate capacity, consisting of 1,500.6 MW of coal-fired capacity, 1,185 MW of nuclear-fueled capacity, 632.5 MW of pumped storage hydroelectric capacity, 14.8 MW of oil-fired combustion turbine capacity and 2.1 MW of conventional hydroelectric capacity. (See "Generating Facilities--GENERAL" and "Generating Facilities--PLANT PERFORMANCE" herein for a description of Oglethorpe's generating facilities.) These resources are generally scheduled and dispatched so as to minimize the operating cost of Oglethorpe's system. However, Oglethorpe has entered into long-term arrangements with power marketers to better utilize its resources to reduce the cost of capacity and energy delivered to the Members, in part by giving certain dispatch rights to the power marketers. (See "Power Marketer Arrangements" herein.)

MEMBER DEMAND AND ENERGY REQUIREMENTS

    The following table shows the aggregate peak demand and energy requirements of the Members for the years 1994 through 1996 and the twelve months ended September 30, 1997, and also shows the amounts of such requirements supplied by Oglethorpe and SEPA. For the years 1994 through 1996, demand and energy requirements increased at an average annual compound growth rate of 13.2% and 9.7%, respectively.

                                                 DEMAND (MW)                            ENERGY REQUIREMENTS (MWH)
                                ---------------------------------------------   ------------------------------------------
                                     TOTAL         SUPPLIED BY    SUPPLIED BY      TOTAL        SUPPLIED BY    SUPPLIED BY
                                REQUIREMENTS(1)   OGLETHORPE(2)     SEPA(3)     REQUIREMENTS   OGLETHORPE(2)     SEPA(3)
                                ---------------   -------------   -----------   ------------   -------------   -----------
1994..........................       3,938            3,396           542        17,278,812     16,285,127       993,685
1995..........................       4,850            4,308           542        19,403,703     18,442,153       961,550
1996..........................       5,045            4,503           542        20,793,864     19,807,101       986,763
Twelve months ended
  September 30, 1997..........       5,252            4,710           542        20,388,886     20,148,077       912,295

------------------------------

(1) System peak demand of the Members measured at the Members' delivery points (net of system losses). The significant increase in peak demand from 1994 to 1995 was due in large part to a mild summer in 1994.

(2) Includes purchased power. (See "Power Marketer Arrangements," "Other Power Purchase and Sale Arrangements--POWER PURCHASES FROM GPC" and "Other Power Purchase and Sale Arrangements--OTHER POWER PURCHASES" herein.)

(3) Supplied by SEPA through existing contracts with the Members. (See "THE MEMBERS OF OGLETHORPE--Contracts with SEPA.")

    In 1996, Cobb EMC and Jackson EMC accounted for approximately 12.5% and 11.2% of Oglethorpe's total revenues, respectively. For the twelve months ended September 30, 1997, Cobb EMC and Jackson EMC accounted for approximately 12.8% and 11.5% of Oglethorpe's total revenues, respectively. None of the other Members accounted for as much as 10% of Oglethorpe's total revenues in 1996 or the twelve months ended September 30, 1997. Due to greater than average growth rates, certain of Oglethorpe's customers, including its larger customers such as Cobb EMC and Jackson EMC, have historically accounted for an increasing percentage of Oglethorpe's total revenues. However, under the new Wholesale Power Contracts described above, a Member may choose to supply all or a portion of its increased requirements with purchases from other suppliers. Although the Members have contracted for significant portions of their anticipated future needs by participating in Oglethorpe's power marketer agreements, certain of the Members' future needs during the terms of the power marketer agreements could still be purchased from other suppliers. (See "Power Marketer Arrangements" herein.)

  SEASONAL VARIATIONS

    The demand for energy by the Members is influenced by seasonal weather conditions. Historically, Oglethorpe's peak demand has occurred during the months of June through August. (See "BUSINESS OF OGLETHORPE--Electric Rates.") Energy revenues track energy costs as they are incurred and also fluctuate month to month. Capacity revenues reflect the recovery of Oglethorpe's fixed costs, which do not vary significantly from month to month; therefore, capacity charges are billed and capacity revenues are recognized in equal monthly amounts.

POWER MARKETER ARRANGEMENTS

    In 1996, Oglethorpe began utilizing power marketer arrangements to reduce the cost of power to the Members. It has entered into long-term power marketer agreements with LEM for approximately 50% of the load requirements of the Members and with Morgan Stanley with respect to 50% of the Members' forecasted load requirements. The LEM agreements are based on the actual requirements of the Members during the contract term, whereas the Morgan Stanley agreement represents a fixed supply obligation. Generally, these arrangements reduce the cost of supplying power to the Members by limiting the risk of fuel cost variations and unit availability, by providing a guaranteed benefit for the use of excess resources and by providing future power needs at a fixed price. All of Oglethorpe's existing generating facilities and power purchase arrangements are available for use by LEM and Morgan Stanley for the term of the respective agreements. Oglethorpe continues to be responsible for all of the costs of its system resources but receives revenue, as described below, from LEM and Morgan Stanley for the use of the resources.

  LEM AGREEMENTS

    Effective January 1, 1997, Oglethorpe entered into power marketer agreements with LEM for 50% of the load requirements of the Members. Under the agreements, LEM is obligated to deliver, and Oglethorpe is obligated to take, approximately 50% of the load requirements of the participating Members less the load requirements for certain customers who have the right to choose electric suppliers, plus 50% of the delivery obligations under Oglethorpe's existing firm power off-system sale contracts. For certain smaller customer choice loads, LEM is obligated to deliver, if Oglethorpe requests, 50% of the associated load requirements. Oglethorpe has the option of purchasing the energy requirements for any customer choice load from another supplier. Oglethorpe is obligated to sell and LEM is obligated to buy 50% of the output of each participating Member's PCR share of the "must run" units (primarily nuclear units). Oglethorpe is also obligated to make available the same share of all other resources, which LEM may schedule. LEM does not have the right to the output of upgrades to these resources. LEM pays Oglethorpe the costs associated with the energy taken, subject to certain adjustments. Oglethorpe must pay LEM a contractually specified price for each MWh purchased.

    The LEM agreement relating to 37 of the 39 Members has a term extending through 2011. With one year's notice, Oglethorpe has the right to terminate the LEM agreement beginning in 2002. With 18 months' notice, LEM has the right to terminate the LEM agreement beginning in 2005. The LEM agreement relating to the other two Members has a term extending through 1999.

    LEM is a subsidiary of LG&E Energy Corp., a Kentucky corporation, which is a diversified energy services holding company. LG&E Energy Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission.

  MORGAN STANLEY AGREEMENT

    Effective May 1, 1997, Oglethorpe entered into a power marketer agreement with Morgan Stanley with respect to 50% of the Members' forecasted load requirements. The agreement obligates Oglethorpe to purchase fixed quantities of energy at fixed prices. Each Member selected a term for its obligation, as well as the portion of its forecasted requirements to be purchased as a fixed quantity. Oglethorpe is obligated to sell and Morgan Stanley is obligated to buy 50% of the output, in contractually fixed amounts, of each Member's PCR share (for the term and portion selected) of the "must run" units (primarily nuclear units). Oglethorpe is also obligated to make available the same share of all other resources, in contractually fixed amounts, which Morgan Stanley may schedule for each 24-hour day. This schedule is set the day prior based on availability limitations in the contract. Morgan Stanley pays a contractually fixed amount each month and an amount for the scheduled energy based on contractually fixed prices. The agreement has a term extending to March 31, 2005, but the purchases for certain Members decline to zero prior to that date. Oglethorpe plans to manage the portion of the system resources covered by the Morgan Stanley agreement through scheduling and dispatching such resources. Oglethorpe will also make purchases and sales to balance the fixed purchase obligation against the actual requirements and to optimize the use of the resources after receiving the daily schedule from Morgan Stanley.

    Morgan Stanley is a subsidiary of Morgan Stanley, Dean Witter, Discover & Co., a diversified investment banking and financial services company. Morgan Stanley, Dean Witter, Discover & Co. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission.

  RELATED AGREEMENTS

    Oglethorpe has contracted with GTC to provide available transmission services to deliver to the border of the ITS any energy sold to LEM or Morgan Stanley, as well as any other wholesale power purchase. Each Member will use its Member Transmission Agreement for delivery of energy purchased by Oglethorpe from LEM, Morgan Stanley and others.

    In connection with the LEM and Morgan Stanley arrangements, each Member has entered into supplemental agreements to its Wholesale Power Contract. The supplemental agreements are the vehicle through which Oglethorpe and the Members assure that the Members receive the benefits of and support the obligations for the power marketer arrangements under the Wholesale Power Contracts.

    Each Member has approved the agreements with LEM and Morgan Stanley as "future resources" under the Wholesale Power Contracts. Accordingly, each Member has a PCR for each of the LEM and Morgan Stanley agreements and all costs incurred by Oglethorpe under such agreements are recovered from the Members under the Wholesale Power Contracts on a joint and several basis. To this extent, the Members have elected, under the Wholesale Power Contracts, to purchase a substantial portion of their future requirements from Oglethorpe. (See "Future Power Resources" herein and "BUSINESS OF OGLETHORPE--Wholesale Power Contracts.")

POWER PURCHASE AND SALE ARRANGEMENTS

  POWER PURCHASES FROM GPC

    Oglethorpe purchases 750 MW of capacity and associated energy from GPC on a take-or-pay basis under the BPSA, which extends through December 31, 2003. The capacity purchases under the BPSA are from four Component Blocks (as defined in the BPSA), composed of two Component Blocks of 250 MW each (coal-fired units) and two Component Blocks of 125 MW each (combustion turbine units). The capacity in one or more Component Blocks may, however, be less than the MW stated above, as the result of scheduled retirement of units or retirements due to force majeure events. Although Oglethorpe may not increase its capacity purchases under the BPSA, it may reduce or extend its purchases of one or more Component Blocks upon proper notice to GPC. Oglethorpe has given notice of its intent to reduce its purchases by two 250 MW Component Blocks (coal-fired units) effective September 1, 1998 and September 1, 1999. Also, pursuant to its long-term power marketer agreements with LEM, Oglethorpe has committed to continue reducing its purchases from GPC as permitted under the BPSA and thus will no longer purchase any energy under the BPSA effective September 1, 2001. (See "Power Marketer Arrangements" herein for a discussion of the LEM agreement.)

  OTHER POWER PURCHASES

    Oglethorpe purchases 100 MW of capacity from each of EPI and Big Rivers, under agreements extending through June and July 2002, respectively. The availability of capacity under the EPI contract is dependent on the availability of two specific generating units available to EPI. TVA provides the transmission service to deliver the power from the Big Rivers electric system to the ITS. TVA and Southern Company Services, as agent for Alabama Power Company and Mississippi Power Company, provide the transmission service necessary to deliver the power from EPI to the ITS. (See Note 9 of Notes to Financial Statements.)

    Oglethorpe also has a contract through 2019 to purchase approximately 300 MW of capacity from Hartwell, a partnership owned 50% by NGC Corporation and 50% by American National Power, Inc., a subsidiary of National Power, PLC. This capacity is provided by two 150 MW gas-fired turbine generating units on a site near Hartwell, Georgia. Oglethorpe intends to use the units for peaking capacity but has the right to dispatch the units fully. Prior to the merger of Destec Energy, Inc. and NGC Corporation, Oglethorpe notified Hartwell that Oglethorpe's rights under the power purchase agreement to consent to the merger or to exercise its rights of first refusal to purchase equity interests in the partnership would be triggered by the merger. Hartwell, however, refused to recognize Oglethorpe's rights, and Oglethorpe is currently seeking to resolve the issues regarding its rights of consent and first refusal.

    In addition to the purchases from GPC, Big Rivers, EPI and Hartwell, Oglethorpe also purchases small amounts of capacity and energy from "qualifying facilities" under the Public Utility Regulatory Policies Act of 1978 ("PURPA"). Under a waiver order from FERC, Oglethorpe historically made all purchases the Members would have otherwise been required to make under PURPA and Oglethorpe was relieved of its obligation to sell certain services to "qualifying facilities" so long as the Members make those sales. Oglethorpe historically provided the Members with the necessary services to fulfill these sale obligations. Purchases by Oglethorpe from such qualifying facilities provided 0.2% of Oglethorpe's energy requirements for the Members in 1996. As a result of the Corporate Restructuring, the Members may make such purchases in the future instead of Oglethorpe.

    Finally, Oglethorpe has contracted with Florida Power Corporation to purchase 275 MW of peaking capacity during the summer of 1998.

  LONG-TERM POWER SALES

    Oglethorpe has an agreement to sell 100 MW of base capacity to Alabama Electric Cooperative beginning June 1, 1998, and extending through December 31, 2005. During the term of the power marketer agreements, LEM and Morgan Stanley will be responsible for supplying Oglethorpe with sufficient power to fulfill these power sales.

  OTHER POWER SYSTEM ARRANGEMENTS

    Oglethorpe has interchange, transmission and/or short-term capacity and energy purchase or sale agreements with over 60 utilities, power marketers and other power suppliers. The agreements provide variously for the purchase and/or sale of capacity and energy and/or for the purchase of transmission service. The development of and access to the ITS and the interconnections with other utilities are key elements in Oglethorpe's ability to make off-system sales and purchases through its transmission contract with GTC and to compete in an increasingly competitive market.

GENERATING FACILITIES

  GENERAL

    The following table sets forth certain information with respect to the generating facilities in which Oglethorpe currently has ownership or leasehold interests, all of which are in commercial operation. Plant Hatch, Plant Wansley, Plant Vogtle and Scherer Unit No. 1 and Scherer Unit No. 2 are co-owned by Oglethorpe, GPC, MEAG and Dalton. GPC is the operating agent for each of these co-owned plants. Rocky Mountain is co-owned by Oglethorpe and GPC, and Oglethorpe is the operating agent. Oglethorpe is the sole owner of Tallassee. (See "CO-OWNERS OF THE PLANTS AND THE PLANT AGREEMENTS--The Plant Agreements.")

                                                                                           OGLETHORPE'S
                                                                                             SHARE OF
                                                                                            NAMEPLATE     COMMERCIAL    LICENSE
                                                                 TYPE OF      PERCENTAGE     CAPACITY     OPERATION    EXPIRATION
FACILITIES                                                         FUEL       INTEREST(1)      (MW)          DATE         DATE
------------------------------------------------------------  --------------  ----------   ------------   ----------   ----------
Plant Hatch (near Baxley, Ga.)
  Unit No. 1................................................  Nuclear             30           243.0         1975          2014
  Unit No. 2................................................  Nuclear             30           246.0         1979          2018
Plant Vogtle (near Waynesboro, Ga.)
  Unit No. 1................................................  Nuclear             30           348.0         1987          2027
  Unit No. 2................................................  Nuclear             30           348.0         1989          2029
Plant Wansley (near Carrollton, Ga.)
  Unit No. 1................................................  Coal                30           259.5         1976         N/A(2)
  Unit No. 2................................................  Coal                30           259.5         1978         N/A(2)
  Combustion Turbine........................................  Oil                 30            14.8         1980         N/A(2)
Plant Scherer (near Forsyth, Ga.)
  Unit No. 1................................................  Coal                60           490.8         1982         N/A(2)
  Unit No. 2................................................  Coal                60           490.8         1984         N/A(2)
Tallassee (near Athens, Ga.)................................  Hydro              100             2.1         1986          2023
Rocky Mountain (near Rome, Ga.).............................  Pumped Storage      74.61        632.5         1995          2027
                                                              Hydro
                                                                                           ------------
    Total Ownership                                                                          3,335.0
                                                                                           ------------
                                                                                           ------------

------------------------

(1) The 60% interest in Scherer Unit No. 2 is leased under leases that expire in 2013, subject to options to renew for a total of 8.5 years. The 74.61% interest in Rocky Mountain is leased under leases that expire in 2016. Oglethorpe has an ownership interest in all of the other facilities. (See "INTRODUCTION--Sale and Leaseback Transactions" and "CO-OWNERS OF THE PLANTS AND THE PLANT AGREEMENTS--The Plant Agreements--ROCKY MOUNTAIN.")

(2) Coal-fired units and combustion turbines do not operate under operating licenses similar to those granted to nuclear units by the Nuclear Regulatory Commission and to hydroelectric plants by FERC.

  PLANT PERFORMANCE

    The following table sets forth certain operating performance information of each of the major generating facilities in which Oglethorpe currently has ownership or leasehold interests:

                                                        EQUIVALENT AVAILABILITY(1)               CAPACITY FACTOR(2)
                                                    ----------------------------------   ----------------------------------
                                                    TWELVE MONTHS                        TWELVE MONTHS
                                                        ENDED                                ENDED
                                                    SEPTEMBER 30,                        SEPTEMBER 30,
UNIT                                                    1997        1996   1995   1994       1997        1996   1995   1994
--------------------------------------------------  -------------   ----   ----   ----   -------------   ----   ----   ----
Plant Hatch
  Unit No. 1......................................       98%         83%    98%    84%        98%         83%   100%    85%
  Unit No. 2......................................       86          97     75     78         86          99     75     79
Plant Vogtle
  Unit No. 1......................................       87          80     98     86         87          80     98     86
  Unit No. 2......................................       96          88     89     91         97          89     90     91
Plant Wansley
  Unit No. 1......................................       88          88     90     92         56          58     56     62
  Unit No. 2......................................       92          91     89     88         58          62     56     58
Plant Scherer
  Unit No. 1......................................       76          92     95     97         59          74     73     64
  Unit No. 2......................................       88          84     97     85         74          72     85     60
Rocky Mountain(3)
  Unit No. 1......................................       99          94     83    N/A         15          15     16    N/A
  Unit No. 2......................................       96          95     92    N/A         11          13     15    N/A
  Unit No. 3......................................       97          95     92    N/A         16          10     16    N/A

------------------------

(1) Equivalent Availability is a measure of the percentage of time that a unit was available to generate if called upon, adjusted for periods when the unit is partially derated from the "maximum dependable capacity" rating.

(2) Capacity Factor is a measure of the output of a unit as a percentage of the maximum output, based on the "maximum dependable capacity" rating, over the period of measure.

(3) Rocky Mountain Commercial Operation Dates: Unit 1--July 24, 1995; Unit 2--June 19, 1995; Unit 3--June 1, 1995. This information was calculated beginning from the commercial operation date for each unit. As a pumped storage plant, Rocky Mountain primarily operates in peaking service.

    The nuclear refueling cycle for Plants Hatch and Vogtle exceeds twelve months. Therefore, in some calendar years the units at these plants are not taken out of service for refueling, resulting in higher levels of equivalent availability and capacity factor.

  FUEL SUPPLY

    COAL. Coal for Plant Wansley is currently purchased under long-term contracts and in spot market transactions. As of September 30, 1997, there was a 17-day coal supply at Plant Wansley based on nameplate rating.

    Low-sulfur "compliance" coal for Scherer Units No. 1 and No. 2 is purchased under long-term contracts and in spot market transactions. As of September 30, 1997, the coal stockpile at Plant Scherer contained a 26-day supply based on nameplate rating. During 1994, Plant Scherer was converted to burn both sub-bituminous and bituminous coals, and a separate stockpile of sub-bituminous coal was built in addition to the stockpile of bituminous coal.

    Coal inventories are lower at Plants Wansley and Scherer primarily due to recent problems associated with rail transportation and the seasonal demands of summer. The rail transportation providers expect operations to return to normal early in 1998. Should deliveries of coal be subject to ongoing delay or disruption, there is a potential for upward price pressure on such coal with a consequent possibility of increased prices for energy.


    The Plant Scherer and Wansley ownership and operating agreements were amended in 1993 and 1996, respectively, to allow each co-owner (i) to dispatch separately its respective ownership interest in conjunction with contracting separately for long-term coal purchases procured by GPC and (ii) to procure separately long-term coal purchases. Pursuant to the amendments, Oglethorpe implemented separate dispatch of Plant Scherer in 1994 and at Plant Wansley in May 1997. Oglethorpe continues to use GPC as its agent for fuel procurement.

    To take advantage of these changes at Plants Scherer and Wansley, Oglethorpe formed a wholly owned subsidiary, Black Diamond Energy, Inc., to acquire rail cars. This subsidiary has purchased or leased 299 rail cars. Oglethorpe entered into an initial 15-year lease with this subsidiary which obligates Oglethorpe to pay all of the ownership and operating expenses of the subsidiary relating to the rail cars during the lease term.

    For information relating to the impact that the Clean Air Act will have on Oglethorpe, see "CERTAIN FACTORS AFFECTING THE ELECTRIC UTILITY
INDUSTRY--Environmental and Other Regulations."

    NUCLEAR FUEL. GPC, as operating agent, has the responsibility to procure nuclear fuel for Plants Hatch and Vogtle. GPC has contracted with Southern Nuclear Operating Company ("SONOPCO"), a subsidiary of The Southern Company specializing in nuclear services, to operate these plants, including nuclear fuel procurement. (See "CO-OWNERS OF THE PLANTS AND PLANT AGREEMENTS--The Plant Agreements.") SONOPCO employs both spot purchases and long-term contracts to satisfy nuclear fuel requirements. The nuclear fuel supply and related services are expected to be adequate to satisfy current and future nuclear generation requirements.

FUTURE POWER RESOURCES

    Under the Wholesale Power Contracts, Oglethorpe provides joint planning services for all participating Members. A Member may elect not to have Oglethorpe provide joint planning, procurement or bulk power marketing services. Although the existing long-term power marketer arrangements with LEM and Morgan Stanley provide substantially all of the Members' requirements during their contract terms, Oglethorpe will continue to offer these planning services for requirements beyond the contract terms as well as for evaluation of contract options and balancing of actual requirements against fixed purchase obligations. Consequently, Oglethorpe has forecasted that peak requirements for the Members may exceed contracted purchases over the next several years and has issued a request for proposals for an aggregate of 100 MW to 1,100 MW to supply these additional requirements. All Members currently participate in joint planning.

                CO-OWNERS OF THE PLANTS AND THE PLANT AGREEMENTS

CO-OWNERS OF THE PLANTS

    Plants Hatch, Vogtle, Wansley and Scherer Units No. 1 and No. 2 are co-owned by Oglethorpe, GPC, MEAG and Dalton, and Rocky Mountain is co-owned by Oglethorpe and GPC. Each such co-owner owns, and Oglethorpe owns or leases, undivided interests in the amounts shown in the following table (which excludes the Plant Wansley combustion turbine). Oglethorpe is the operating agent for Rocky Mountain. GPC is the operating agent for each of the other plants. (See "The Plant Agreements" herein.)

                                                   NUCLEAR                     COAL-FIRED              PUMPED STORAGE
                                          --------------------------  -----------------------------  ------------------
                                             PLANT         PLANT         PLANT       SCHERER UNITS         ROCKY
                                             HATCH         VOGTLE       WANSLEY      NO. 1 & NO. 2        MOUNTAIN
                                          ------------  ------------  ------------  ---------------  ------------------   TOTAL
                                            %    MW(1)    %    MW(1)    %    MW(1)    %       MW(1)     %         MW(1)   MW(1)
                                          -----  -----  -----  -----  -----  -----  -----     -----  --------     -----   -----
Oglethorpe..............................   30.0   489    30.0   696    30.0   519    60.0(2)   982      74.61(2)   633    3,319
GPC.....................................   50.1   817    45.7  1,060   53.5   926     8.4      137      25.39      215    3,155
MEAG....................................   17.7   288    22.7   527    15.1   261    30.2      494      --         --     1,570
Dalton..................................    2.2    36     1.6    37     1.4    24     1.4       23      --         --      120
                                          -----  -----  -----  -----  -----  -----  -----     -----  --------     -----   -----
Total...................................  100.0  1,630  100.0  2,320  100.0  1,730  100.0     1,636    100.00      848    8,164
                                          -----  -----  -----  -----  -----  -----  -----     -----  --------     -----   -----
                                          -----  -----  -----  -----  -----  -----  -----     -----  --------     -----   -----

------------------------

(1) Based on nameplate ratings.

(2) Oglethorpe leases its interest in Scherer Unit No. 2 and Rocky Mountain pursuant to long-term net leases.

  GEORGIA POWER COMPANY

    GPC is a wholly owned subsidiary of The Southern Company, a registered holding company under the Public Utility Holding Company Act, and is engaged primarily in the generation and purchase of electric energy and the transmission, distribution and sale of such energy within the State of Georgia at retail in over 600 communities (including Athens, Atlanta, Augusta, Columbus, Macon, Rome and Valdosta), as well as in rural areas, and at wholesale to Oglethorpe, MEAG and three municipalities. GPC is the largest supplier of electric energy in the State of Georgia. (See "BUSINESS OF OGLETHORPE-- Relationship with GPC.") GPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission.

  MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA

    MEAG, an instrumentality of the State of Georgia, was created for the purpose of providing electric capacity and energy to those political subdivisions of the State of Georgia that owned and operated electric distribution systems at that time. MEAG, also known as MEAG Power, has entered into power sales contracts with each of 48 cities and one county in the State of Georgia. Such political subdivisions, located in 39 of the State's 159 counties, collectively serve approximately 270,000 electric customers.

  CITY OF DALTON, GEORGIA

    The City of Dalton, located in northwest Georgia, supplies electric capacity and energy to consumers in Dalton, and presently serves more than 10,000 residential, commercial and industrial customers.

THE PLANT AGREEMENTS

  HATCH, WANSLEY, VOGTLE AND SCHERER

    SUMMARY OF OWNERSHIP AND OPERATING AGREEMENTS. Oglethorpe's rights and obligations with respect to Plants Hatch, Wansley, Vogtle and Scherer are contained in a number of contracts between Oglethorpe and GPC and, in some instances, MEAG and Dalton. Oglethorpe is a party to four Purchase and Ownership Participation Agreements ("Ownership Agreements") under which it acquired from GPC a 30% undivided interest in each of Plants Hatch, Wansley and Vogtle, a 60% undivided interest in Scherer Units No. 1 and No. 2 and a 30% undivided interest in those facilities at Plant Scherer intended to be used in common by Scherer Units No. 1, No. 2, No. 3 and No. 4 (the "Scherer Common Facilities"). Oglethorpe has also entered into four Operating Agreements ("Operating Agreements") relating to the operation and maintenance of Plants Hatch, Wansley, Vogtle and Scherer, respectively. The Ownership Agreements and Operating Agreements relating to Plants Hatch and Wansley are two-party agreements between Oglethorpe and GPC. The Ownership Agreements and Operating Agreements relating to Plants Vogtle and Scherer are agreements among Oglethorpe, GPC, MEAG and Dalton. The parties to each Ownership Agreement and Operating Agreement are referred to as "Participants" with respect to each such agreement.

    SALE AND LEASEBACK TRANSACTIONS. In connection with the Sale and Leaseback Transactions, Oglethorpe assigned its rights with respect to Scherer Unit No. 2 under the Ownership Agreement and Operating Agreement for that Unit to the Lessors, who assigned such rights back to Oglethorpe for the term of the Leases. Oglethorpe retained all of its rights as a Participant under those agreements relating to Scherer Unit No. 1 and to the Scherer Common Facilities. In addition, GPC, MEAG and Dalton agreed that, during the term of the Leases, Oglethorpe would be treated as the owner of the undivided ownership interests of the Lessors in Scherer Unit No. 2 and would continue to possess all the rights and obligations of a Participant with respect to such interests, including the right to vote and give consents under both agreements. (In the following discussion, references to Participants "owning" a specified percentage of interests include Oglethorpe's rights as a deemed owner with respect to its leased interests in Scherer Unit No. 2.) The Ownership Agreement and Operating Agreement for Scherer Units No. 1 and No. 2 also were amended to allow separate voting with respect to each of such Units and the Scherer Common Facilities. The Sale and Leaseback Transactions agreements also provide that Oglethorpe will discharge all obligations relating to the undivided ownership interests of the Lessors in Scherer Unit No. 2 during the term of the Leases, and that Oglethorpe will continue as a Participant under the Ownership Agreement and Operating Agreement with respect to such interests in Scherer Unit No. 2. At the expiration of the Leases, the Lessors would become Participants under the Ownership Agreement and Operating Agreement with respect to their undivided ownership interests in Scherer Unit No. 2 if Oglethorpe does not purchase such interests. (See "INTRODUCTION--Sale and Leaseback Transactions" and Note 4 of Notes to Financial Statements.)

    GPC'S RESPONSIBILITIES AS AGENT. The Ownership Agreements appoint GPC as agent with sole authority and responsibility for, among other things, the planning, licensing, design, construction, renewal, addition, modification and disposal of Plants Hatch, Vogtle, Wansley and Scherer Units No. 1 and No. 2 and the Scherer Common Facilities. The Operating Agreements gives GPC, as agent, sole authority and responsibility for the management, control, maintenance and operation of the plant to which it relates and provides for the use of power and energy from such plant and the sharing of the costs thereof by the parties thereto in accordance with their respective interests therein. In performing its responsibilities under the Ownership and Operating Agreements, GPC is required to comply with prudent utility practices. GPC's liabilities with respect to its duties under the Ownership and Operating Agreements are limited by the terms thereof.

    OGLETHORPE'S PAYMENT OBLIGATIONS. Under the Ownership Agreements, Oglethorpe is obligated to pay a percentage of capital costs of the respective plants, as incurred, equal to the percentage interest which it owns or leases at each plant. GPC has responsibility for budgeting capital expenditures subject to, in the case of Scherer Units No. 1 and No. 2, certain limited rights of the Participants to disapprove capital budgets proposed by GPC and to substitute alternative capital budgets and, in the case of Plants Hatch and Vogtle, the right of any co-owner to disapprove large discretionary capital improvements.

    As noted above, Oglethorpe continues to be liable for capital costs related to the undivided ownership interests of the Lessors in Scherer Unit No. 2 during the term of the Leases. Thereafter, unless Oglethorpe purchases such interests, the Lessors will be liable to the other Participants for all such costs other than costs associated with the disposal, retirement and salvaging of Scherer Unit No. 2. Under agreements relating to the Sale and Leaseback Transactions, the Equity Investors have agreed to reimburse Oglethorpe for a portion of the costs of disposal, retirement and salvaging determined pursuant to a formula in such agreements.

    REMEDIES FOR NON-PAYMENT. The Hatch and Wansley Ownership and Operating Agreements provide that, should Oglethorpe fail to make any payment when due, interest would be added to the overdue amount and Oglethorpe would indemnify GPC for any damages arising out of Oglethorpe's failure to make timely payment. In addition, GPC has the right, but not the obligation, to make any payment of principal or interest due and owing from Oglethorpe to the FFB or the RUS in respect of financing Oglethorpe's obligations under the respective Ownership Agreements and to be reimbursed, with interest, therefor by Oglethorpe.

    The Scherer and Vogtle Ownership and Operating Agreements provide that, should a Participant fail to make any payment when due, among other things, such non-paying Participant's rights to output of capacity and energy would be suspended, and, in certain circumstances, the other Participants would have the right to acquire all or a part of the non-paying Participant's ownership interest in Plant Vogtle or the unit or units and common facilities at Plant Vogtle. The other Participants also have the right under the Scherer Ownership Agreement, but not the obligation, to make any payment of principal or interest (or rent or any other payment) due the FFB or the RUS (or any lessor or lessor's lender) in respect of a financing of Oglethorpe's obligations under the respective Ownership Agreements and to be reimbursed, with interest, by Oglethorpe.

    The Scherer Ownership Agreement also provides that a transferee of the possession of an interest in Scherer Units No. 1 or No. 2 will have the right to cure a default by its transferor. GPC has agreed to notify the Lessors of any failure by Oglethorpe to pay its obligations under the Ownership Agreement. If a Lessor cures such default within five days after receiving such notice, the payment will be deemed made by the Lessor and no interest will be due from the Lessor, although Oglethorpe will remain liable. The other Participants have the option, if a Lessor continues so to cure such default by Oglethorpe for six months and does not declare a Lease Event of Default, to require the Lessor to offer to the other Participants a lease of the Lessor's undivided ownership interest. Where a Participant which owns an interest in Scherer Unit No. 1 or No. 2 defaults with respect to an obligation relating to the Scherer Common Facilities or facilities used in common by such Units, such default shall give the other Participants the same rights to deny the defaulting Participant its share of the output of capacity and energy from the Unit or Units which it owns.

    Oglethorpe has never failed to make any payments when due under the various Ownership Agreements.

    MANAGEMENT OF PLANTS. In 1990, the co-owners of Plants Hatch and Vogtle entered into the Nuclear Managing Board Agreement which amended the Plant Hatch and Plant Vogtle Ownership and Operating Agreements, primarily with respect to GPC's reporting requirements, but did not alter GPC's role as agent with respect to the nuclear plants. In 1993, the co-owners entered into the Amended and Restated Nuclear Managing Board Agreement (the "Amended and Restated NMBA") which provides for a managing board (the "Nuclear Managing Board") to coordinate the implementation and administration of the Plant Hatch and Plant Vogtle Ownership and Operating Agreements, provides for increased rights for the co-owners regarding certain decisions and allows GPC to contract with a third party for the operation of the nuclear units. Upon approval in March 1997 by the Nuclear Regulatory Commission (the "NRC") of GPC's application to add SONOPCO to the operating license of each unit of Plants Hatch and Vogtle and designate SONOPCO as the operator, the Nuclear Operating Agreement between GPC and SONOPCO, which the co-owners had previously approved, became effective. In connection with the amendments to the Plant Scherer Ownership and Operating Agreements, the co-owners of Plant Scherer entered into the Plant Scherer Managing Board Agreement which provides for a managing board (the "Plant Scherer Managing Board") to coordinate the implementation and administration of the Plant Scherer Ownership and Operating Agreements and provides for increased rights for the co-owners regarding certain decisions, but does not alter GPC's role as agent with respect to Plant Scherer.

    ALIENATION AND ASSIGNMENT OF OWNERSHIP INTERESTS. The parties to the Hatch, Vogtle and Wansley Ownership Agreements have rights to transfer ownership interests subject to first refusal rights of the other parties, subject to certain conditions. Except with the consent of Participants owning at least an aggregate 95% interest in Scherer Units No. 1 and No. 2, no Participant in such Units may sell or otherwise transfer any portion of its interest in such Units or the Scherer Common Facilities without first offering such portion to the other Participants (on a pro rata basis). No such sale or transfer by GPC shall relieve it of its obligation to act as agent under the Scherer Ownership Agreement and Operating Agreement.

    GPC, MEAG and Dalton unanimously consented to the Sale and Leaseback Transactions to the extent required by the Scherer Ownership Agreement. They also consented to the exercise by Oglethorpe of any of its options to renew the Leases or to purchase the undivided ownership interests of the Lessors subject to any required approval of RUS. (See "DESCRIPTION OF THE LEASES--Purchase and Renewal Options.") In addition, in the event Oglethorpe does not exercise such options, GPC, MEAG and Dalton may do so on the same terms and conditions. The obligation of the Lessors to attempt to lease the undivided ownership interests prior to the exercise of any of their remedies under the respective Leases also is subject to this right of first refusal. (See "DESCRIPTION OF THE LEASE INDENTURES--Rights of Lessors to Cure and Purchase Lessor Notes" and "DESCRIPTION OF THE LEASES--Events of Default.")

    PLANT SCHERER COAL STOCKPILE AND INVENTORIES. Oglethorpe retained ownership of a 60% undivided interest in the fossil fuel (the "Coal Stockpile") and non-capital assets ("Inventories") at Plant Scherer following the Sale and Leaseback Transactions. GPC, MEAG, and Dalton agreed that Oglethorpe may sell to the Lessors upon the termination of the Leases, if Oglethorpe does not purchase their interests in Scherer Unit No. 2, a portion of the Coal Stockpile and Inventories allocable to such interests. The Lessor may offset against the purchase price any amounts which it has paid to cure a default by Oglethorpe under the Ownership Agreement or Operating Agreement.

    OGLETHORPE'S ENTITLEMENT TO OUTPUT. The Operating Agreements provide that Oglethorpe is entitled to a percentage of the net capacity and net energy output of each plant or unit equal to its percentage undivided interest owned or leased in such plant or unit. GPC, as agent, schedules and dispatches Plants Hatch and Vogtle. Pursuant to amendments to the plant agreements, Oglethorpe began separately dispatching its ownership share of Scherer Units No. 1 and No. 2 in 1993 and of Plant Wansley in 1997. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Generating Facilities--FUEL SUPPLY.")

    RESPONSIBILITY FOR OPERATING COSTS. Except as otherwise provided, each party is responsible for a percentage of Operating Costs (as defined in the Operating Agreements) and fuel costs of each plant or unit equal to the percentage of its undivided interest which is owned or leased in such plant or unit. For Scherer Units No. 1 and No. 2 and for Plant Wansley, each party will be responsible for its fuel costs and for variable Operating Costs in proportion to the net energy output for its ownership interest, while responsibility for fixed Operating Costs will continue to be equal to the percentage undivided ownership interest which is owned or leased in such unit. GPC is required to furnish budgets for Operating Costs, fuel plans and scheduled maintenance plans subject to, in the case of Scherer Units No. 1 and No. 2, certain limited rights of the Participants to disapprove such budgets proposed by GPC and to substitute alternative budgets. The Ownership Agreements and Operating Agreements provide that, should a Participant fail to make any payment when due, among other things, such nonpaying Participant's rights to output of capacity and energy would be suspended.

    TERMS. The Operating Agreement for Plant Hatch will remain in effect with respect to Hatch Units No. 1 and No. 2 until 2009 and 2012, respectively. The Operating Agreement for Plant Vogtle will remain in effect with respect to each unit at Plant Vogtle until 2018. The Operating Agreement for Plant Wansley will remain in effect with respect to Wansley Units No. 1 and No. 2 until 2016 and 2018, respectively. The Operating Agreement for Scherer Units No. 1 and No. 2 will remain in effect with respect to Scherer Units No. 1 and No. 2 until 2022 and 2024, respectively. Upon termination of each Operating Agreement, following any extension agreed to by the parties, GPC will retain such powers as are necessary in connection with the disposition of the property of the applicable plant, and the rights and obligations of the parties shall continue with respect to actions and expenses taken or incurred in connection with such disposition.

  ROCKY MOUNTAIN

    SUMMARY OF ROCKY MOUNTAIN OWNERSHIP AND OPERATING AGREEMENTS. Oglethorpe's rights and obligations with respect to Rocky Mountain are contained in several contracts between Oglethorpe and GPC, the co-owners of Rocky Mountain (the "Co-Owners"). Pursuant to Rocky Mountain Pumped Storage Hydroelectric Ownership Participation Agreement, by and between Oglethorpe and GPC (the "Rocky Mountain Ownership Agreement"), Oglethorpe initially acquired a 3% undivided interest in Rocky Mountain which interest increased as Oglethorpe expended funds to complete construction of Rocky Mountain. The final ownership percentages for Rocky Mountain are Oglethorpe 74.61% and GPC 25.39%. In connection with this acquisition, Oglethorpe and GPC also entered into the Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement (the "Rocky Mountain Operating Agreement").

    OGLETHORPE'S RESPONSIBILITIES AS AGENT. The Rocky Mountain Ownership Agreement appoints Oglethorpe as agent with sole authority and responsibility for, among other things, the planning, licensing, design, construction, operation, maintenance and disposal of Rocky Mountain. The Rocky Mountain Operating Agreement gives Oglethorpe, as agent, sole authority and responsibility for the management, control, maintenance and operation of Rocky Mountain.

    PAYMENT OBLIGATIONS. In general, each Co-Owner is responsible for payment of its respective ownership share of all Operating Costs and Pumping Energy Costs (as defined in the Rocky Mountain Operating Agreement) as well as costs incurred as the result of any separate schedule or independent dispatch. A Co-Owner's share of net available capacity and net energy is the same as its respective ownership interest under the Rocky Mountain Ownership Agreement. Oglethorpe and GPC have each elected to schedule separately their respective ownership interests. The Rocky Mountain Operating Agreement will terminate in 2035.

    REMEDIES FOR NON-PAYMENT. The Rocky Mountain Ownership and Operating Agreements provide that, should a Co-Owner fail to make any payment when due, among other things, such non-paying Co-Owner's rights to output of capacity and energy or to exercise any other right of a Co-Owner would be suspended until all amounts due, together with interests, had been paid. The capacity and energy of a non-paying Co-Owner may be purchased by a paying Co-Owner or sold to a third party.

    ALIENATION AND ASSIGNMENT OF OWNERSHIP INTERESTS. Except with the consent of Co-Owners owning at least an aggregate 95% interest in Rocky Mountain, no Co-Owner may sell or otherwise transfer any portion of its interests in Rocky Mountain without first offering such portion to the other Co-Owner. No such sale or transfer by Oglethorpe shall relieve it of its obligations to act as agent under the Rocky Mountain Ownership and Operating Agreements.

    ROCKY MOUNTAIN LEASE TRANSACTIONS. In late 1996 and early 1997, Oglethorpe completed lease transactions for its 74.61% undivided ownership interest in Rocky Mountain. Under the terms of these transactions, Oglethorpe leased the facility to three institutional investors for the useful life of the facility, who in turn leased it back to Oglethorpe for a term of 30 years. Oglethorpe will continue to control and operate Rocky Mountain during the leaseback term, and it will exercise its fixed price purchase option at the end of the leaseback period so as to retain all other rights of ownership with respect to the plant if it is advantageous for Oglethorpe to exercise such option.

            CERTAIN FACTORS AFFECTING THE ELECTRIC UTILITY INDUSTRY

GENERAL

    The electric utility industry has been and in the future will continue to be affected by a number of factors which could have an impact on the financial condition of an electric utility such as Oglethorpe. These factors likely would affect individual utilities in different ways. Such factors include, among others: (i) the transition to increasing competition in the generation of electricity and the corresponding increase in competition from other suppliers of electricity, (ii) fluctuations in the market price for electricity, (iii) effects of compliance with rapidly changing environmental, licensing and regulatory requirements, (iv) regulatory and other changes in national and state energy policy, including open access transmission, (v) uncertain access to low cost capital for replacement of aging fixed assets, (vi) increases in operating costs, including the cost of fuel for the generation of electric energy, (vii) recovery of the cost of existing facilities, (viii) fluctuations in demand, including rates of load growth and changes in competitive market share, (ix) unbundling of services and corresponding corporate and functional restructurings by electric utility companies, and (x) the effects of conservation and energy management on the use of electric energy. These factors present an increasing challenge to companies in the electric utility industry, including Oglethorpe and the Members, to reduce costs, improve the management of resources and respond to the changing environment. (See "Environmental and Other Regulations" herein, "BUSINESS OF OGLETHORPE--Corporate Restructuring," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Competition," "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--General" and "--Other Power Purchase and Sale Arrangements--OTHER POWER PURCHASES.")

COMPETITION

    The electric utility industry in the United States is undergoing fundamental change and is becoming increasingly competitive. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Competition.")

ENVIRONMENTAL AND OTHER REGULATIONS

  GENERAL

    As is typical for electric utilities, Oglethorpe is subject to various federal, state and local air and water quality requirements which, among other things, regulate emissions of pollutants, such as particulate matter, sulfur oxides and nitrogen oxides into the air and discharges of other pollutants, including heat, into waters of the United States. Oglethorpe is also subject to federal, state and local waste disposal requirements that regulate the manner of transportation, storage and disposal of various types of waste.

    In general, environmental requirements are becoming increasingly stringent. New requirements may substantially increase the cost of electric service, by requiring changes in the design or operation of existing facilities or changes or delays in the location, design, construction or operation of new facilities. Failure to comply with these requirements could result in the imposition of civil and criminal penalties as well as the complete shutdown of individual generating units not in compliance. There is no assurance that Oglethorpe's units will always remain subject to the regulations currently in effect or will always be in compliance with future regulations.

    Compliance with environmental standards will continue to be reflected in Oglethorpe's capital expenditures and operating costs. Based on the current status of regulatory requirements, Oglethorpe does not anticipate that any capital expenditures or operating expenses associated with its compliance with current laws and regulations will have a material effect on its results of operations or its financial condition. Oglethorpe's direct capital costs to achieve compliance with environmental requirements are expected to be an aggregate of approximately $250,000 for 1997, 1998 and 1999.

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
  CLEAN AIR ACT

    Environmental concerns of the public, the scientific community and Congress have resulted in the enactment of legislation that has had and will continue to have a significant impact on the electric utility industry. In particular, on November 15, 1990, legislation was enacted (the "1990 Amendments") that substantially revised the Clean Air Act. One of the principal purposes of the 1990 Amendments is to improve air quality by reducing the emissions of sulfur dioxide and nitrogen oxides from affected utility units, which include the coal-fired units that generate electric power at Plants Wansley and Scherer.

    These sulfur dioxide reductions are being imposed through a sulfur dioxide emission allowance trading program. An emission allowance, which gives the holder the authority to emit one ton of sulfur dioxide during a calendar year, is transferable and can be bought, sold or banked for use in the years following its issuance. Allowances are issued by the U.S. Environmental Protection Agency ("EPA") to impose limited reductions on certain affected units in Phase I (1995-1999) and more stringent reductions on all affected units in Phase II (after the year 1999). After 1999, aggregate emissions of sulfur dioxide from all units subject to this program will be capped at 8.9 million tons per year. Oglethorpe is now complying with this program by using lower-sulfur fuel at Plant Wansley. After 1999, Oglethorpe could use a variety of options for compliance at Plants Wansley and Scherer, including the use of emission allowances (issued, banked or purchased, if needed), fuel-switching or installation of flue gas desulfurization equipment.

    A number of recently finalized regulations, proposed regulations, petitions and on-going studies could result in more stringent controls on all emissions, including utility emissions. The most significant of these appear to be the following. First, because nitrogen oxides are considered to be a precursor to ozone, coupled with the fact that metropolitan Atlanta is classified as a "serious nonattainment area" with regard to the ozone National Ambient Air Quality Standards ("NAAQS"), EPA and the State of Georgia may impose further limits on emissions of nitrogen oxides at Plants Wansley and/or Scherer. Second, EPA has tightened the NAAQS for both ozone and particulate matter, an action that could affect any source that emits nitrogen oxides and sulfur dioxide, including utility units. Court challenges to both standards are now being made. Third, EPA has issued a proposed regulation for the regional control of ozone which, if implemented as proposed, could require substantial reductions in nitrogen oxides emissions from Plants Wansley and Scherer. Fourth, EPA has proposed a new regional haze program, an action that could affect any source that emits nitrogen oxides or sulfur dioxide and that may contribute to the degradation of visibility in mandatory federal Class I areas, including utility units. Fifth, various Northeastern states have filed petitions under the Clean Air Act asking EPA to set more stringent nitrogen oxides limits on sources that are significantly contributing to ozone nonattainment in their own states. Georgia was named in only one of these petitions. Sixth, although EPA has decided not to impose a new NAAQS for sulfur dioxide, that decision has been appealed, so it is still possible that a new short-term standard for sulfur dioxide could be established. Finally, the 1990 Amendments require that several studies be conducted regarding the health effects from power plant emissions of certain hazardous air pollutants. These studies will be used in making decisions on whether additional controls of utility emissions of such pollutants are necessary.

    Depending on the final outcome of these developments, and the implementation approach selected by EPA and the State of Georgia, significant capital expenditures and increased operation expenses could be incurred by Oglethorpe for the continued operation of Plants Wansley and/or Scherer. The power marketer arrangements generally do not provide for the recovery from the power marketers of increased environmental costs. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Power Marketer Arrangements.") Because of the uncertainty associated with these various developments, Oglethorpe cannot now predict the effect that any of these potential requirements may have on the operations of Plants Wansley and/or Scherer.

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
    Compliance with the requirements of the Clean Air Act may also require increased capital or operating expenses on the part of GPC. Any increases in GPC's capital or operating expenses may cause an increase in the cost of power purchased from GPC. (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Power Purchase and Sale Arrangements--POWER PURCHASES FROM GPC.")

  NUCLEAR REGULATION

    Oglethorpe is subject to the provisions of the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), which vests jurisdiction in the NRC over the construction and operation of nuclear reactors, particularly with regard to certain public health, safety and antitrust matters. The National Environmental Policy Act has been construed to expand the jurisdiction of the NRC to consider the environmental impact of a facility licensed under the Atomic Energy Act. Plants Hatch and Vogtle are being operated under licenses issued by the NRC. All aspects of the operation and maintenance of nuclear power plants are regulated by the NRC. From time to time, new NRC regulations require changes in the design, operation and maintenance of existing nuclear reactors. Operating licenses issued by the NRC are subject to revocation, suspension or modification, and the operation of a nuclear unit may be suspended if the NRC determines that the public interest, health or safety so requires. The operating licenses issued for each unit of Plants Hatch and Vogtle expire in 2014 and 2018 and 2027 and 2029, respectively.

    Pursuant to the Nuclear Waste Policy Act of 1982, as amended, the Federal government has the regulatory responsibility for the final disposition of commercially produced high-level radioactive waste materials, including spent nuclear fuel. Such Act requires the owner of nuclear facilities to enter into disposal contracts with the Department of Energy ("DOE") for such material. These contracts require each such owner to pay a fee, which is currently one dollar per MWh for the net electricity generated and sold by each of its reactors. Oglethorpe is a party to agreements with DOE regarding Plants Hatch and Vogtle. Plants Hatch and Vogtle currently have on-site spent fuel storage capacity. Based on normal operations and retention of all spent fuel in the reactor, it is anticipated that existing on-site pool capacity would be sufficient until 2003 and 2008, respectively, to accept the number of spent fuel assemblies that would normally be removed from the reactor during a refueling. Contracts with the DOE have been executed to provide for the permanent disposal of spent nuclear fuel produced at Plants Hatch and Vogtle. The services to be provided by DOE are scheduled to begin in 1998; however, the DOE has stated that permanent nuclear waste storage facilities will not be available by that date, and it is uncertain when they will be available. If DOE does not begin receiving the spent fuel from Plant Hatch in 2003 or from Plant Vogtle in 2008, alternative methods of spent fuel storage will be needed. Activities for adding dry cast storage capacity at Plant Hatch by as early as 1999 are in progress. (See Note 1 of Notes to Financial Statements regarding nuclear fuel cost.)

    For information concerning nuclear insurance, see Note 8 of Notes to Financial Statements. For information regarding NRC's regulation relating to decommissioning of nuclear facilities and regarding DOE's assessments pursuant to the Energy Policy Act for decontamination and decommissioning of nuclear fuel enrichment facilities, see Note 1 of Notes to Financial Statements.

  OTHER ENVIRONMENTAL REGULATION

    In 1993, EPA issued a ruling confirming the non-hazardous status of coal ash. That ruling may apply, however, only to situations where those wastes are not co-managed, I.E., not mixed with other wastes. Pursuant to court order, EPA has until 1998 to classify co-managed utility wastes as either hazardous or non-hazardous. If the wastes are classified as hazardous, substantial additional costs for the management of such wastes might be required of Oglethorpe, although the full impact would depend on the subsequent development of requirements pertaining to these wastes.

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
    Oglethorpe is subject to other environmental statutes including, but not limited to, the Clean Water Act, the Georgia Water Quality Control Act, the Georgia Hazardous Site Response Act, the Toxic Substances Control Act, the Resource Conservation & Recovery Act, the Endangered Species Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right to Know Act, and to the regulations implementing these statutes. Oglethorpe does not believe that compliance with these statutes and regulations will have a material impact on its financial condition or results of operations. Changes to any of these laws, some of which are being reviewed by Congress, could affect many areas of Oglethorpe's operations. Although compliance with new environmental legislation could have a significant impact on Oglethorpe, those impacts cannot be fully determined at this time and would depend in part on the final legislation and the development of implementing regulations.

    The scientific community, regulatory agencies and the electric utility industry are continuing to examine the issues of global warming and the possible health effects of electromagnetic fields. While no definitive scientific conclusions have been reached regarding these issues, it is possible that new laws or regulations pertaining to these matters could increase the capital and operating costs of electric utilities, including Oglethorpe or entities from which Oglethorpe purchases power. In addition, the potential for liability exists from lawsuits that might be brought alleging damages from electromagnetic fields.

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
                                   MANAGEMENT


BOARD OF DIRECTORS, SENIOR OFFICERS AND SIGNIFICANT EMPLOYEES


    As part of the Corporate Restructuring, Oglethorpe amended its Bylaws to provide for an eleven member board of directors consisting of six directors elected from the Members (the "Member Directors"), four independent outside directors (the "Outside Directors") and Oglethorpe's President and Chief Executive Officer. Each Member Director must be a director or general manager of an Oglethorpe Member. Five of the six Member Directors must be located in each of five geographical regions of the State of Georgia. The sixth Member Director is elected statewide. None of the four Outside Directors may be a director, officer or employee of Oglethorpe or any Member. All eleven directors are nominated by representatives from each Member whose weighted nomination is based on the number of retail customers served by each Member. After nomination, the directors are elected by a majority vote of each Member, voting on a one-Member, one-vote basis.

    The Bylaws provide for staggering the terms of the Member Directors and Outside Directors by dividing the number of directors into three groups. As noted below, some of the directors were elected to an initial term of one year, some two years and some three years. As these initial terms expire, directors will thereafter be elected for a term of three years.


    Oglethorpe is managed and operated under the direction of a President and Chief Executive Officer, who is appointed by the Board of Directors. The Senior Officers and Directors of Oglethorpe and significant employees of subsidiaries of Oglethorpe are as follows:



NAME                                           AGE      POSITION
-----------------------------------------      ---      ----------------------------------------------------------------
J. Calvin Earwood........................      55       Chairman of the Board of Directors, Member Director,
                                                        Statewide
T. D. Kilgore............................      49       President and Chief Executive Officer and Director
Clarence D. Mitchell.....................      44       Senior Vice President, Power Supply
Thomas A. Smith..........................      43       Senior Financial Officer
Nelson G. Hawk...........................      47       President, EnerVision, Inc., Tailored Energy Solutions
Larry N. Chadwick........................      56       Member Director, Northwest Region
Benny W. Denham..........................      67       Member Director, Southwest Region and Vice Chairman
Sammy M. Jenkins.........................      71       Member Director, Southeast Region
Mac F. Oglesby...........................      65       Member Director, Northeast Region and Treasurer
J. Sam L. Rabun..........................      66       Member Director, Central Region
Ashley C. Brown..........................      51       Outside Director
Newton A. Campbell.......................      69       Outside Director
Wm. Ronald Duffey........................      56       Outside Director
John S. Ranson...........................      68       Outside Director


    J. Calvin Earwood is the Chairman of the Board and is the Member Director elected statewide. Mr. Earwood has served as an executive officer of Oglethorpe since March 1984 (from March 1984 to July 1986, as Vice President; from July 1986 to March 1989, as Vice Chairman of the Board; and since March 1989, as Chairman of the Board). Mr. Earwood has served on the Board of Directors of Oglethorpe since March 1981. His present term will expire in March 2000. He was previously a member of the Operations Review Committee. From 1965 through 1982, Mr. Earwood was a salesman and part owner of Builders Equipment Company. Since January 1983, he has been the owner and President of Sunbelt Fasteners, Inc., which sells specialty tools and fasteners to the commercial construction trade. He is also Vice Chairman of the Board of Directors of both Community Trust Financial Services and Community Trust Bank in Hiram, Georgia and a Director of GreyStone Power Corporation.

    T. D. Kilgore is the President and Chief Executive Officer of Oglethorpe and has served as a senior officer of Oglethorpe since July 1984 (from July 1984 to July 1986, as Division Manager, Power Supply; July 1986 to July 1991, as Senior Vice President, Power Supply; and since July 1991, as President and Chief Executive Officer). He also currently serves as the President and Chief Executive Officer and as a director of both GTC and GSOC. Mr. Kilgore has over 20 years of experience in the electric utility industry, including five years in senior management positions with Arkansas Power & Light Co. and seven years as a civilian employee with the Department of the Army in positions ranging from reliability engineering to construction management. Mr. Kilgore has served on various industry committees including Electric Power Research Institute's Board of Directors and its Advanced Power Systems Division and Coal System Division Advisory Committees. He has also served on the Boards of Directors of the U.S. Committee for Energy Awareness, the Advanced Reactor Corporation, on the Edison Electric Institute's Power Plant Availability Improvement Task Force and the Nuclear Power Oversight Committee. Mr. Kilgore currently serves on the Board of Directors of the Georgia Chamber of Commerce and on the National Rural Electric Cooperative Association's Power and Generation Committee. Mr. Kilgore has a Bachelor of Science degree in Mechanical Engineering from the University of Alabama, where he has been recognized as a Distinguished Engineering Fellow, and a Masters of Engineering degree in industrial engineering from Texas A&M.

    Clarence D. Mitchell is the Senior Vice President, Power Supply and has served as a senior officer of Oglethorpe since January 1995. Prior to that time, Mr. Mitchell served as Assistant to the Senior Vice President for Generation from February 1994 to December 1994; Manager of Corporate Planning from September 1992 to January 1994; Manager of Construction from January 1992 to August 1992; Program Director of Technical Services (environmental, survey and mapping, land acquisition and R&D) from January 1989 to December 1991; and from April 1981 to December 1988 held various positions in the generation area, including supervisor, project engineer and generation engineer. Before coming to Oglethorpe, Mr. Mitchell spent four years as a field engineer with General Electric Company and worked various installation and maintenance projects related to coal, nuclear, gas and oil-fired generation. Mr. Mitchell has a Masters of Science degree in Management from Georgia State University, a Bachelor of Science degree in Mechanical Engineering from Georgia Institute of Technology and a Bachelor of Science degree in Interdisciplinary Science from Morehouse College. Mr. Mitchell is presently the Oglethorpe representative on both the Nuclear Managing Board and the Plant Scherer Managing Board. (For information about the Managing Boards see "CO-OWNERS OF THE PLANTS AND THE PLANT AGREEMENTS--The Plant Agreements.") Mr. Mitchell also serves as a Trustee of the Foundation of the Southern Polytechnic State University.

    Thomas A. Smith is the Senior Financial Officer and has served as a senior officer of Oglethorpe since August 1997. He previously served as Vice President, Finance of Oglethorpe from 1986 to 1990, Manager of Finance from 1983 to 1986 and Manager, Financial Services from 1979 to 1983. From 1990 to 1997, Mr. Smith was Senior Vice President of the Rural Utility Banking Group of CoBank, where he managed the bank's eastern division, rural utilities. Mr. Smith is a Certified Public Accountant, has a Master of Science degree in Industrial Management-Finance from the Georgia Institute of Technology, a Master of Science degree in Analytical Chemistry from Purdue University and a Bachelor of Arts degree in Mathematics and Chemistry from Catawba College.


    Nelson G. Hawk is the President of EnerVision, a wholly owned subsidiary of Oglethorpe that began operations as a marketing services business in 1998. Prior to that time, Mr. Hawk was the Senior Vice President and Group Executive, Marketing and served as a senior officer of Oglethorpe, responsible for Market Planning, Economic Development, Commercial/Industrial Marketing and Pricing, Commercial/ Industrial Services, and Residential Marketing from February 1994 through December 1997. Prior to coming to Oglethorpe, Mr. Hawk spent almost 24 years with the Florida Power & Light Company and related subsidiaries, serving as Director of Regulatory Affairs from October 1993 to January 1994, Director of Market Planning from July 1991 to September 1993, and as Director of Strategic Business from April 1989 to June 1991. Mr. Hawk has a wide range of utility management experience in energy management, finance, strategic planning, marketing, system planning, quality assurance, and distribution engineering. Mr. Hawk is a board member of the Georgia Electrification Council, Inc. and the Georgia Partnership for Excellence in Education, and served on the board of directors as well as President of the National Association of Energy Services Companies (NAESCO), a national trade association, during the late 1980s. Mr. Hawk is a registered Professional Engineer in Florida and has a Bachelor of Science degree in Electrical Engineering from the Georgia Institute of Technology and a Master of Business Administration degree from Florida International University.

    Larry N. Chadwick is the Member Director from the Northwest Region. He has been the owner of Chadwick's Hardware in Woodstock, Georgia since 1983. He has served on the Board of Directors of Oglethorpe since July 1989. His present term will expire in March 1999. Mr. Chadwick is an engineer, with experience in the design of hydrogen gas plants. He is Chairman of the Board of Cobb EMC.

    Benny W. Denham is the Vice Chairman of the Board and is the Member Director from the Southwest Region. He has served on the Board of Directors of Oglethorpe since December 1988. His present term will expire in March 1998. He was previously the Vice-Chairman of the Executive Committee and a member of the Power Planning and Technical Advisory Committee. Mr. Denham has been co-owner of Denham Farms in Turner County, Georgia since 1980. He served on the Turner County Commission from 1980 to 1990, and was Chairman for six of those years. Mr. Denham is a Director of Community National Bank in Ashburn, Georgia and a Director of Irwin EMC.

    Sammy M. Jenkins is the Member Director from the Southeast Region. He has been a self-employed farmer for over 20 years. In addition, from 1973 to 1995, he was President of Jenkins Ford Tractor Co., Inc., a seller of farm machinery. He has served on the Board of Directors of Oglethorpe since March 1988. His present term will expire in March 1999. He was Vice Chairman of the Board of Oglethorpe from March 1989 to March 1990.

    Mac F. Oglesby is the Member Director from the Northeast Region and the Treasurer of Oglethorpe. He served as Assistant Secretary-Treasurer of the Board of Directors of Hart EMC from July 1986 through December 1987, when he was appointed President of the Board. He has served on the Board of Directors of Oglethorpe since February 1987. His present term will expire in March 2000. Mr. Oglesby was a U.S. Postal Service Rural Carrier for 30 years until he retired in 1991.

    J. Sam L. Rabun is the Member Director from the Central Region. He has been the owner and operator of a farm in Jefferson County, Georgia since 1979. He is also a 50% owner of R&R Livestock Farms, Inc. He has served on the Board of Directors of Oglethorpe since March 1993. His present term will expire in March 1998. Mr. Rabun served as the President of the Board of Jefferson EMC from 1993 to 1996, was employed as General Manager from 1974 to 1979 and as Office Manager and Accountant from 1970 to 1974.

    Ashley C. Brown is an Outside Director. He has served on the Board of Directors of Oglethorpe since March 1997. His present term will expire in March 1999. He has been Executive Director of the Harvard Electricity Policy Group at Harvard University's John F. Kennedy School of Government since 1993. In addition, he is a consultant to the law firm of LeBouef, Lamb, Greene and MacRae. From April 1983 through April 1993, Mr. Brown served as Commissioner of the Public Utilities Commission of Ohio. Prior to his appointment to the Ohio Commission, he was Coordinator and Counsel of the Montgomery County, Ohio, Fair Housing Center. From 1979 to 1981, he was Managing Attorney for the Legal Aid Society of Dayton (Ohio), Inc. From 1977 to 1979, he was Legal Advisor of the Miami Valley Regional Planning Commission in Dayton, Ohio. In addition, Mr. Brown has extensive teaching experience in public schools and universities and has published widely in the field of utility regulation. Mr. Brown has a law degree from the University of Dayton School of Law, a Master of Arts degree from the University of Cincinnati, and a Bachelor of Science degree from Bowling Green State University.

    Newton A. Campbell is an Outside Director. He has served on the Board of Directors of Oglethorpe since March 1997. His term will expire in March 2000. He retired in January 1994 as Chairman and Chief Executive Officer of Burns & McDonnell Engineering Company after serving 41 years with the firm. Mr. Campbell directed the overall operations of Burns & McDonnell from 1982 until his retirement. From 1976 through 1982, he served as Vice President and General Manager of the Power Division, and was responsible for directing the company's work in the planning and design of fossil fueled power generation facilities, high voltage transmission systems, and other power related facilities. Mr. Campbell has been involved in feasibility, planning and financial studies for numerous new and existing public and privately owned electric utilities during various phases of their organization and development. He also has considerable experience in conceptual studies, design, and project management for large electric utility generation, transmission, substation and distribution facilities throughout the United States. Mr. Campbell received a Master of Business Administration degree from the University of Missouri at Kansas City with a concentration in finance. He also holds a Bachelor of Science degree in Electrical Engineering from the University of Illinois. Mr. Campbell is a Director of UMB Financial Corporation in Kansas City, Missouri.

    Wm. Ronald Duffey is an Outside Director. He has served on the Board of Directors of Oglethorpe since March 1997. His term will expire in March 1998. Mr. Duffey is the President and Chief Executive Officer and a director of Peachtree National Bank in Peachtree City, Georgia, a wholly owned subsidiary of Synovus Financial Corp. Prior to his employment in 1985 with Peachtree National Bank, Mr. Duffey served as Executive Vice President and Member of the Board of Directors for First National Bank in Newnan, Georgia. He holds a Bachelor of Business Administration from Georgia State College with a concentration in finance and has completed banking courses at the Banking School of the South, the American Bankers Association School of Bank Investments, and The Stonier Graduate School of Banking, Rutgers University.

    John S. Ranson is an Outside Director. He has served on the Board of Directors of Oglethorpe since March 1997. His term will expire in March 1999. He has been the President of Ranson Municipal Consultants, L.L.C. in Wichita, Kansas since 1994. From 1990 to 1994, Mr. Ranson was Chairman of Ranson Capital Corp. an investment banking firm. Mr. Ranson has approximately 40 years experience in the investment banking business. His public finance clients have included the Kansas Local Utility Improvement Authority, the Kansas Municipal Energy Agency, the Kansas Municipal Gas Agency, and the Kansas City (Kansas) Board of Public Utilities. Mr. Ranson received his Bachelor of Science in Business Administration from the University of Kansas (Lawrence, Kansas) and attended the Navy Supply Corps School in Bayonne, New Jersey.

SUMMARY COMPENSATION TABLE

    The following table sets forth, for Oglethorpe's President and Chief Executive Officer and the other five most highly compensated senior executives, all compensation paid or accrued for services rendered in all capacities during the years ended December 31, 1996, 1995 and 1994. Amounts included in the table under "Bonus" represent payments based on an incentive compensation policy. All amounts paid under this policy are fully at risk each year and are earned based upon the achievement of corporate goals and each individual's contribution to achieving those goals. In conjunction with this policy, base salaries are targeted below the market valuations for similar positions and remain fairly stable unless the job content changes.


                                                              ANNUAL
                                                           COMPENSATION
NAME AND                                              ----------------------    ALL OTHER
PRINCIPAL POSITION                           YEAR      SALARY     BONUS (1)    COMPENSATION
-----------------------------------------  ---------  ---------  -----------  --------------
T. D. Kilgore............................       1996  $ 265,627   $       0     $    6,246(2)
  President and Chief Executive Officer         1995    235,000      10,000          6,012
                                                1994    224,997           0          6,758
W. Clayton Robbins (3)...................       1996    144,460      17,112          5,425(2)
  Sr. Vice President, Support Services          1995    142,310      10,631          4,716
                                                1994    140,366      11,946          4,986
Nelson G. Hawk (4).......................       1996    142,535      16,530          5,246(2)
  Sr. Vice President, Marketing                 1995    140,000      10,899          4,589
                                                1994    116,005       9,620         32,821
Clarence D. Mitchell.....................       1996    133,369      17,112          3,887(2)
  Sr. Vice President, Power Supply              1995    110,058       7,776          4,251
                                                1994     91,705       5,765          3,354
Wiley H. Sanders (5).....................       1996    123,750       9,340         82,715(2)(5)
  Vice President, Transmission                  1995    135,000       9,295          5,703
                                                1994    119,785      12,737         25,178
Eugen Heckl (6)..........................       1996     99,480      16,734        117,245(2)(6)
  Sr. Vice President, Finance                   1995    142,114      13,174          7,651
                                                1994    142,114      13,919          7,600


------------------------

(1) All executives listed above, except Mr. Kilgore, participate in an incentive compensation program. Mr. Kilgore's compensation is governed solely by the Board of Directors.

(2) Includes contributions made in 1996 by Oglethorpe under the 401(k) Retirement Savings Plan on behalf of Messrs. Kilgore, Robbins, Hawk, Mitchell, Sanders and Heckl of $4,750, $4,072, $4,446, $2,969, $3,654 and
    $2,958, respectively; and insurance premiums paid on term life insurance on behalf of Messrs. Kilgore, Robbins, Hawk, Mitchell, Sanders and Heckl of $1,496, $1,353, $800, $918, $2,831 and $2,200, respectively.

(3) In conjunction with the Corporate Restructuring, Mr. Robbins ceased to be a senior executive of Oglethorpe as of January 31, 1997. Mr. Robbins now serves as Vice President of Intellisource's Southeast operations, including support services to Oglethorpe, GTC and GSOC. (See "BUSINESS OF OGLETHORPE--Relationship with Intellisource" for further discussion.)


(4) In connection with Oglethorpe's transfer of its marketing services business to EnerVision, a wholly owned subsidiary of Oglethorpe, Mr. Hawk ceased to be an employee of Oglethorpe as of December 31, 1997. Mr. Hawk now serves as President of EnerVision. (See "BUSINESS OF OGLETHORPE--Corporate Restructuring" for further discussion.)



(5) Mr. Sanders retired from Oglethorpe as of November 30, 1996. Mr. Sanders' 1996 compensation includes accrued severance benefits of $59,114, payment of accrued vacation and sick benefits of $4,998 and relocation costs of $12,118.



(6) Mr. Heckl elected to retire from Oglethorpe under the provisions of an early retirement program as of September 11, 1996. Mr. Heckl's 1996 compensation includes severance benefits of $65,258, retirement-related contributions to his deferred compensation account of $34,938 and payment of accrued vacation and sick benefits of $11,891.

PENSION PLAN TABLE

                                                            YEARS OF CREDITED SERVICE
                                              -----------------------------------------------------
AVERAGE COMPENSATION                              5         10         15         20         25
--------------------------------------------  ---------  ---------  ---------  ---------  ---------
$ 50,000....................................  $   4,228  $   8,456  $  12,684  $  16,911  $  21,139
  75,000....................................      6,728     13,456     20,184     26,911     33,639
 100,000....................................      9,228     18,456     27,684     36,911     46,139
 125,000....................................     11,728     23,456     35,184     46,911     58,639
 150,000....................................     14,228     28,456     42,684     56,911     71,139
 175,000....................................     16,728     33,456     50,184     66,911     83,639
 200,000....................................     19,228     38,456     57,684     76,911     96,139
 225,000....................................     21,728     43,456     65,184     86,911    108,639
 250,000....................................     24,228     48,456     72,684     96,911    121,139
 275,000....................................     26,728     53,456     80,184    106,911    133,639

    The preceding table shows estimated annual straight life annuity benefits payable upon retirement to persons in specified compensation and years-of-service classifications assuming such persons had attained age 65 and retired during 1996. For purposes of calculating pension benefits, compensation is defined as total salary and bonus, as shown in the above Summary Compensation Table. Because covered compensation changes each year, the estimated pension benefits for the classifications above will also change in future years. The above pension benefits are not subject to any deduction for Social Security or other offset amounts.

    As of December 31, 1996, the years of credited service under the Pension Plan for the individuals listed in the Summary Compensation Table are as follows:

                                                                         YEARS OF
NAME                                                                 CREDITED SERVICE
-----------------------------------------------------------------  ---------------------
Mr. Kilgore......................................................               11
Mr. Robbins......................................................               10
Mr. Hawk.........................................................                1
Mr. Mitchell.....................................................               15
Mr. Sanders......................................................                1
Mr. Heckl........................................................               20

COMPENSATION OF DIRECTORS

    Under a policy adopted by the Board of Directors in March 1997, Oglethorpe pays its Outside Directors a fee of $5,500 per Board meeting for four meetings in a year; a fee of $1,000 per Board meeting will be paid for the remaining other Board meetings in a year. Outside Directors are also paid $1,000 per day for attending committee meetings, annual meetings of the Members or other official meetings of Oglethorpe. Member Directors are paid a fee of $1,000 per Board meeting and $300 per day for attending committee meetings, annual meetings of the Members or other official business of Oglethorpe. In addition, Oglethorpe reimburses all Directors for out-of-pocket expenses incurred in attending a meeting. All Directors are paid $50 per day when participating in meetings by conference call. The Chairman of the Board is paid an additional 20% of his Director's fee per Board meeting for time involved in preparing for the meetings.

    In 1996, Oglethorpe paid its Directors a fee of $200 for meetings attended or $50 for participating in meetings by conference call, and reimbursed Directors for out-of-pocket expenses incurred in attending a meeting. The Chairman of the Board was also paid at least one day's per diem of $200 each month for time involved in carrying out his official duties in addition to the regularly scheduled Board meetings.

EMPLOYMENT CONTRACTS

    Effective January 1, 1996, Oglethorpe entered into an employment agreement with its President and Chief Executive Officer. The agreement extends to December 31, 1999. Pursuant to the agreement, Mr. Kilgore's base salary and bonus will be determined by Oglethorpe's Board, with annual base salary being at least $240,000. Under the agreement, if Oglethorpe terminates Mr. Kilgore's employment without cause, he will be entitled to a severance payment equal to all salary and benefits he would have received between the date of termination to the end of the agreement. If Oglethorpe terminates Mr. Kilgore's employment without cause or meaningfully reduces his stated duties or prerogatives within three months prior to or 24 months subsequent to a Change in Control of Oglethorpe (as defined in the agreement), such severance payment will not be less than two times Mr. Kilgore's annual base salary on the date of termination or the date on which his duties or prerogatives are reduced, whichever is applicable. If such reduction in duties occurs, Mr. Kilgore will be entitled to severance regardless whether he is terminated or resigns. If Mr. Kilgore voluntarily separates himself from Oglethorpe, he will be prohibited from working with a competitor of Oglethorpe for a period of one year thereafter and will be paid an amount equal to his then current salary, bonus and benefits for such period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    E. J. Martin, Jr., J. Calvin Earwood, John B. Floyd, Jr., and J. G. McCalmon served as members of the Oglethorpe Human Resources Management Committee which functioned as Oglethorpe's compensation committee for 1996. Mr. Earwood has served as an executive officer of Oglethorpe since 1984 and has served as the Chairman of the Board since 1989.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    T. D. Kilgore is the President and Chief Executive Officer and a Director of Oglethorpe, GTC and GSOC. Oglethorpe plans to make payments to GSOC for system operations services in 1997 of approximately $5.4 million, which is 56% of GSOC's budgeted revenues. (See "BUSINESS OF OGLETHORPE--Corporate
Restructuring.")

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Private Facility Bonds were sold by OPC Scherer 1997 Funding Corporation on December 17, 1997, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the offering of Private Facility Bonds, Oglethorpe and OPC Scherer 1997 Funding Corporation entered into the Registration Rights Agreement, which requires, among other things, that on or before June 15, 1998, Oglethorpe (i) will file with the Commission a registration statement under the Securities Act with respect to an issue of new bonds of OPC Scherer 1997 Funding Corporation identical in all material respects to the Private Facility Bonds, (ii) use its best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the holders of the Private Facility Bonds the opportunity to exchange their Private Facility Bonds for a like principal amount of such new bonds, which would be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of Oglethorpe within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "holder" with respect to the Exchange Offer means any person in whose name the Private Facility Bonds are registered on the books of the Bond Registrar (as defined in the Collateral Trust Indenture) or any other person who has obtained a properly completed bond power from the registered holder.

    Because the Exchange Offer is for any and all Private Facility Bonds, the number of Private Facility Bonds tendered and exchanged in the Exchange Offer will reduce the principal amount of Private Facility Bonds outstanding. Following the consummation of the Exchange Offer, holders of the Private Facility Bonds who did not tender their Private Facility Bonds will not have any further registration rights under the Registration Rights Agreement, and such Private Facility Bonds will continue to be subject to certain restrictions on transfer. Because Oglethorpe anticipates that most holders of Private Facility Bonds will elect to exchange such Private Facility Bonds for Exchange Facility Bonds due to the absence of restrictions on the resale of Exchange Facility Bonds under the Securities Act, Oglethorpe anticipates that the liquidity of the market for any Private Facility Bonds remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER


    Oglethorpe, and OPC Scherer 1997 Funding Corporation acting at the direction of Oglethorpe, will conduct the Exchange Offer. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), OPC Scherer 1997 Funding Corporation will accept any and all Private Facility Bonds validly tendered and not withdrawn prior to the Expiration Date described herein. OPC Scherer 1997 Funding Corporation will issue $1,000 principal amount of Exchange Facility Bonds in exchange for each $1,000 principal amount of outstanding Private Facility Bonds accepted in the Exchange Offer. Holders may tender some or all of their Private Facility Bonds pursuant to the Exchange Offer. However, Private Facility Bonds may be tendered only in integral multiples of $1,000.


    Holders of the Private Facility Bonds do not have any approval or dissenters' rights in connection with the Exchange Offer. Oglethorpe intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder.

    The form and terms of the Exchange Facility Bonds will be the same as the form and terms of the Private Facility Bonds except that (i) the Exchange Facility Bonds will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof, (ii) the holders of the Exchange

Facility Bonds will not be entitled to registration rights under the Registration Rights Agreement, which rights are being fulfilled by and will terminate upon consummation of the Exchange Offer, and (iii) the Exchange Facility Bonds will not contain any provision for additional interest in the event of certain defaults in obligations of Oglethorpe relating to the Exchange Offer. The Exchange Facility Bonds will evidence the same debt as the Private Facility Bonds and will be entitled to the benefits of the Collateral Trust Indenture. The Exchange Facility Bonds and any Private Facility Bonds not exchanged in the Exchange Offer will be deemed a single series under the Collateral Trust Indenture.


    OPC Scherer 1997 Funding Corporation shall be deemed to have accepted validly tendered Private Facility Bonds when, as and if Oglethorpe, on behalf of OPC Scherer 1997 Funding Corporation, has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Facility Bonds from OPC Scherer 1997 Funding Corporation.



    Holders who tender Private Facility Bonds in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Facility Bonds pursuant to the Exchange Offer. Oglethorpe and the Lessors will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on February 16, 1998, unless Oglethorpe, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended.


    To extend the Exchange Offer, Oglethorpe will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.


    Oglethorpe reserves the right, in its sole discretion, (i) to instruct OPC Scherer 1997 Funding Corporation to delay accepting any Private Facility Bonds and to extend the Exchange Offer, by giving oral or written notice of such delay or extension to the Exchange Agent, (ii) to terminate the Exchange Offer, if Oglethorpe determines in its sole discretion that any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such termination to the Exchange Agent or (iii) to waive any condition or otherwise amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination, waiver or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by Oglethorpe to constitute a material change or Oglethorpe waives a material condition of the Exchange Offer, Oglethorpe will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered holders, Oglethorpe will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.



    Without limiting the manner in which Oglethorpe may choose to make public announcement of any delay, extension, waiver, amendment or termination of the Exchange Offer, Oglethorpe shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.


INTEREST ON EXCHANGE FACILITY BONDS AND THE PRIVATE FACILITY BONDS

    The Exchange Facility Bonds will bear interest from the later of the date of issuance of the Private Facility Bonds and the most recent interest payment date to which interest on such Private Facility Bonds has been paid. Accordingly, holders of Private Facility Bonds that are accepted for exchange will not receive interest on the Private Facility Bonds that is accrued but unpaid at the time of tender, but such interest will be payable on the Exchange Facility Bonds on the first interest payment date after the Expiration Date. Interest on the Exchange Facility Bonds will be payable semiannually on each June 30 and December 31, commencing on June 30, 1998.

PROCEDURES FOR TENDERING


    Only a holder of Private Facility Bonds may tender such Private Facility Bonds in the Exchange Offer. To tender in the Exchange Offer, a holder must (i) complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to the Expiration Date and (ii) deliver the Private Facility Bonds to OPC Scherer 1997 Funding Corporation by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.



    Tenders may also be made by delivering an Agent's Message (as defined below) in lieu of the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by The Depository Trust Company ("DTC") to and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that Oglethorpe or OPC Scherer 1997 Funding Corporation may enforce the Letter of Transmittal against such participant.



    The tender by a holder and the acceptance thereof by OPC Scherer 1997 Funding Corporation will constitute a binding agreement between such holder and OPC Scherer 1997 Funding Corporation in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.


    THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL SHOULD BE SENT TO OGLETHORPE OR OPC SCHERER 1997 FUNDING CORPORATION. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.


    Any beneficial owner whose Private Facility Bonds are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such nominee promptly and instruct such nominee to direct DTC or its nominee to tender on such beneficial owner's behalf.



    Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution described herein unless the Private Facility Bonds tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution").


    If the Letter of Transmittal is signed by a person other than the registered holder of any Private Facility Bonds listed therein, such holder must deliver to the Exchange Agent a properly completed bond power, signed by such registered holder exactly as such holder's name is registered on the books of the Bond Registrar with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Oglethorpe, evidence satisfactory to Oglethorpe of their authority to so act must be submitted with the Letter of Transmittal.



    The Exchange Agent has agreed to make a request promptly after the date of this Prospectus to establish accounts with respect to the Private Facility Bonds at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of the Private Facility Bonds by causing DTC to transfer such Private Facility Bonds into the Exchange Agent's account with respect to the Private Facility Bonds in accordance with DTC's procedures for such transfer period. Although delivery of the Private Facility Bonds may be effected through book-entry transfer into the Exchange Agent's account at DTC, unless an Agent's Message is delivered, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date (or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures). DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.



    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Private Facility Bonds and withdrawal of tendered Private Facility Bonds will be determined by Oglethorpe in its sole discretion, which determination will be final and binding. Oglethorpe reserves the absolute right to instruct OPC Scherer 1997 Funding Corporation to reject any and all Private Facility Bonds determined by Oglethorpe not to be in the proper form or any Private Facility Bonds OPC Scherer 1997 Funding Corporation's acceptance of which, or exchange for which, would, in the opinion of counsel for Oglethorpe, be unlawful. Oglethorpe also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Facility Bonds. Oglethorpe's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Facility Bonds must be cured within such time as Oglethorpe shall determine. Although Oglethorpe intends to notify holders of defects or irregularities with respect to tenders of Private Facility Bonds, none of Oglethorpe, OPC Scherer 1997 Funding Corporation, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Private Facility Bonds will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Facility Bonds received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.


GUARANTEED DELIVERY PROCEDURES


    Holders of Private Facility Bonds who wish to tender their Private Facility Bonds and (i) who cannot deliver the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent or (ii) who cannot complete the procedures for book-entry transfer of their Private Facility Bonds, prior to the Expiration Date, may effect a tender if:


        (a) the tender is made through an Eligible Institution;

        (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the principal amount of

    Private Facility Bonds tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with a confirmation of book-entry transfer of such Private Facility Bonds into the Exchange Agent's account at DTC and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as a confirmation of book-entry transfer of such Private Facility Bonds into the Exchange Agent's account at DTC and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Facility Bonds according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS


    Except as otherwise provided herein, tenders of Private Facility Bonds may be withdrawn at any time prior to the Expiration Date.



    To withdraw a tender of Private Facility Bonds in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person who tendered the Private Facility Bonds to be withdrawn, (ii) specify the aggregate principal amount of Private Facility Bonds to be withdrawn and the name and number of the account at DTC to be credited, (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Facility Bonds were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Bond Registrar register the transfer of such Private Facility Bonds into the name of the person withdrawing the tender. Any Private Facility Bonds so withdrawn will be deemed not have been validly tendered for purposes of the Exchange Offer and no Exchange Facility Bonds will be issued with respect thereto unless the Private Facility Bonds so withdrawn are validly retendered. Any Private Facility Bonds which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Private Facility Bonds may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Oglethorpe, whose determination shall be final and binding on all parties.


CONDITIONS


    Notwithstanding any other term of the Exchange Offer, OPC Scherer 1997 Funding Corporation shall not be required to accept for exchange, or to exchange Exchange Facility Bonds for any Private Facility Bonds, and Oglethorpe may terminate, amend or waive conditions to the Exchange Offer as provided herein before the acceptance of such Private Facility Bonds, if:


        (a) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of Oglethorpe, might materially impair the ability of Oglethorpe or OPC Scherer 1997 Funding Corporation to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to Oglethorpe; or


        (b) a stop order has been issued by the Commission suspending the effectiveness of the Registration Statement of which this Prospectus is a part, or proceedings have been initiated or, to the knowledge of Oglethorpe, threatened, for that purpose, or any governmental approval has not been obtained, which approval Oglethorpe shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.



    If Oglethorpe determines in its sole discretion that any of the above conditions are not satisfied, Oglethorpe may (i) instruct OPC Scherer 1997 Funding Corporation to refuse to accept any Private Facility Bonds and return all tendered Private Facility Bonds to the tendering holders, (ii) extend the Exchange Offer and instruct OPC Scherer 1997 Funding Corporation to retain all Private Facility Bonds tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Facility Bonds (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and instruct OPC Scherer 1997 Funding Corporation to accept all properly tendered Private Facility Bonds which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, Oglethorpe will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered holders, Oglethorpe will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.


EXCHANGE AGENT


    SunTrust Bank, Atlanta will act as Exchange Agent for the Exchange Offer.


    Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Private Facility Bonds and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:


    By registered or certified mail, overnight courier or hand delivery:



    SunTrust Bank, Atlanta



    58 Edgewood Avenue, Room 400



    Atlanta, Georgia 30303



    Attention: Philip DeMouey, Corporate Trust Administration



    By facsimile:



    (404) 332-3966


    For telephone inquiries:


    (404) 588-7583


FEES AND EXPENSES


    The expense of the Exchange Offer will be borne by the Lessors and Oglethorpe. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone, facsimile or in person by officers and regular employees of Oglethorpe and its affiliates or the Exchange Agent.



    Oglethorpe has not retained a dealer-manager in connection with the Exchange Offer and neither Oglethorpe nor the Lessors will make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. Oglethorpe, however, will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Lessors and/or Oglethorpe will pay other registration expenses, including fees and expenses of the Collateral Trust Trustee, filing fees, blue sky fees and printing and distribution expenses.


    Oglethorpe will generally pay all transfer taxes, if any, applicable to the exchange of the Private Facility Bonds pursuant to the Exchange Offer. If, however, Exchange Facility Bonds and/or substitute Private Facility Bonds not exchanged are to be registered in the name of any person other than the registered holder of Private Facility Bonds tendered, or tendered Private Facility Bonds are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Private Facility Bonds pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder.


ACCOUNTING TREATMENT

    The Exchange Facility Bonds will be recorded at the same carrying value as the Private Facility Bonds, which is the aggregate principal amount, as reflected in Oglethorpe's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Facility Bonds.

RESALE OF EXCHANGE FACILITY BONDS


    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties in other transactions, Oglethorpe believes that the Exchange Facility Bonds issued pursuant to the Exchange Offer in exchange for Private Facility Bonds may be offered for resale, resold and otherwise transferred by any holder of such Exchange Facility Bonds (other than broker-dealers, as set forth below, and any such holder who is an "affiliate" of Oglethorpe within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Facility Bonds are acquired in the ordinary course of such holder's business and such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Facility Bonds. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Facility Bonds or who is an affiliate of Oglethorpe may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act.



    Each broker-dealer that receives Exchange Facility Bonds for its own account in exchange for Private Facility Bonds, where such Private Facility Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities, may be deemed a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Facility Bonds. (See "PLAN OF DISTRIBUTION.")



    By tendering in the Exchange Offer, each holder will represent to Oglethorpe that, among other things, (i) the Exchange Facility Bonds acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Facility Bonds, whether or not such person is a holder, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Facility Bonds (iii) neither the holder nor any such other person is an "affiliate" of Oglethorpe within the meaning of Rule 405 under the Securities Act and (iii) the holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Facility Bonds (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Facility Bonds and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act. Further, by tendering in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of Oglethorpe will represent to Oglethorpe that such holder understands and acknowledges that the Exchange Facility Bonds may not be offered for resale, resold or otherwise transferred by that holder without registration under the Securities Act or an exemption therefrom.

CONSEQUENCES OF FAILURE TO EXCHANGE

    As a result of completing this Exchange Offer, Oglethorpe will have fulfilled certain of its obligations under the Registration Rights Agreement, and holders of Private Facility Bonds who do not tender their Private Facility Bonds will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any holder of Private Facility Bonds that does not exchange that holder's Private Facility Bonds for Exchange Facility Bonds will continue to hold such Private Facility Bonds and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Collateral Trust Indenture, except to the extent that such rights, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

    The Private Facility Bonds that are not exchanged for Exchange Facility Bonds pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Facility Bonds may be resold only (i) so long as the Private Facility Bonds are eligible for resale pursuant to Rule 144A, to a person who such holder reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (acquiring for its own account or for the account of a qualified institutional buyer) in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) to an institutional accredited investor within the meaning of Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act in a transaction exempt from the registration requirements of the Securities Act (if available), subject to the right of Oglethorpe to require the delivery of an opinion of counsel, certification and/or other information satisfactory to it, or (iv) pursuant to an effective Registration Statement under the Securities Act, in each case in accordance with any applicable securities laws of the states of the United States and other jurisdictions.


    Oglethorpe has no present plans to acquire or direct OPC Scherer 1997 Funding Corporation to acquire any Private Facility Bonds that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Private Facility Bonds.


OTHER

    Participation in the Exchange Offer is voluntary and holders should carefully consider whether to tender their Private Facility Bonds. Holders of the Private Facility Bonds are urged to consult their financial and tax advisors in making their decisions on what action to take with respect to the Exchange Offer.

                       DESCRIPTION OF THE FACILITY BONDS

    The statements under this caption are summaries and do not purport to be complete. Each summary is qualified in its entirety by reference to the Collateral Trust Indenture, the Registration Rights Agreement and the Facility Bonds, copies of which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. (See "AVAILABLE INFORMATION.") Upon the effectiveness of the Exchange Offer Registration Statement described herein, the Collateral Trust Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Each summary is further qualified in its entirety by reference to the TIA, including the definitions of certain terms and those terms made a part of the Collateral Trust Indenture by reference to the TIA. Capitalized terms used under this caption but not otherwise defined shall have the meanings set forth in the Collateral Trust Indenture.

GENERAL

    The form and terms of the Exchange Facility Bonds will be the same as the form and terms of the Private Facility Bonds except that (i) the Exchange Facility Bonds will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof, (ii) the holders of the Exchange Facility Bonds will not be entitled to registration rights under the Registration Rights Agreement, which rights are being fulfilled by and will terminate upon consummation of the Exchange Offer, and (iii) the Exchange Facility Bonds will not contain any provision for additional interest in the event of certain defaults in obligations of Oglethorpe relating to the Exchange Offer. The Exchange Facility Bonds will evidence the same debt as the Private Facility Bonds and will be entitled to the benefits of the Collateral Trust Indenture. The Exchange Facility Bonds and any Private Facility Bonds not exchanged in the Exchange Offer will be deemed a single series under the Collateral Trust Indenture, and are sometimes collectively referred to herein as the "Facility Bonds."

    The Facility Bonds will be issued under the Collateral Trust Indenture among OPC Scherer 1997 Funding Corporation, Oglethorpe and SunTrust Bank, Atlanta, as Collateral Trust Trustee. The Facility Bonds are limited to an aggregate principal amount of $224,702,000 of 6.974% Serial Facility Bonds Due June 30, 2011. The Facility Bonds will bear interest from the later of the date of issuance of the Private Facility Bonds or the most recent interest payment date to which interest on such Private Facility Bonds has been paid. Interest is payable semiannually on June 30 and December 31 in each year, commencing June 30, 1998, to the person in whose name such Facility Bond is registered at the close of business on the June 15 or December 15, as the case may be, next preceding such interest payment date, subject to certain exceptions. If any scheduled payment date for a Facility Bond is not a Business Day, payment will be made on the next Business Day with the same effect as though made on the date due. Interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest shall be paid, on demand, from the due date thereof at the lesser of (i) 2% above the greater of (A) the published base rate of Citibank, N.A., in effect from time to time and (B) 6.974%, and (ii) the highest amount permitted by applicable law. Interest on the Facility Bonds will be computed on the basis of a 360-day year of twelve 30-day months. (Collateral Trust Indenture, Sections 2.01, 2.07 and 1.13.)

    The Facility Bonds will be issued in book-entry-only form as described under "Book-Entry-Only System" below. So long as the Facility Bonds are subject to the book-entry-only system of registration and transfer described under the "Book-Entry-Only System" below, all payments with respect to principal of and premium, if any, and interest on such Facility Bonds will be made to DTC. If the Facility Bonds are not subject to such book-entry-only system, the principal of and premium (if any) and interest on the Facility Bonds will be payable at the Collateral Trust Trustee's corporate trust office: SunTrust Bank, Atlanta, c/o First Chicago Trust Company, 14 Wall Street, New York, New York 10005 (the "Collateral Trust Trustee's New York Office"), except that payment of interest will be made by check mailed to the address of the person entitled thereto as shown in the Bond Register. (Collateral Trust Indenture, Sections 2.01 and 2.07.)

    If the Facility Bonds are no longer subject to such book-entry-only system, the Facility Bonds are to be issued in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof and the Facility Bonds may be surrendered for registration of transfer or exchange for Facility Bonds of the same series at the Collateral Trust Trustee's New York Office. No service charge will be required of any Bondholder participating in any transfer or exchange of Facility Bonds in respect of such transfer or exchange, but payment may be required of any tax or other governmental charges that may be imposed in connection therewith. (Collateral Trust Indenture, Sections 2.02 and 2.05.)

SINKING FUND REDEMPTION

    The Collateral Trust Indenture will provide for the redemption of the Facility Bonds, on a pro rata basis, through operation of a sinking fund on each of the dates set forth below (other than maturity dates), at the principal amount thereof, together with interest accrued to the redemption date, on not less than 20 and not more than 60 days' notice by mail. The principal amounts of the Facility Bonds to be redeemed on such dates, as well as the principal amounts payable on the final maturity date, are set forth opposite such dates. (Collateral Trust Indenture, Sections 6.05 and 7.01.)

                                                              FACILITY BONDS
                                                              --------------
June 30, 1998...............................................   $          0
December 31, 1998...........................................      6,555,000
June 30, 1999...............................................              0
December 31, 1999...........................................     11,112,000
June 30, 2000...............................................              0
December 31, 2000...........................................     11,719,000
June 30, 2001...............................................              0
December 31, 2001...........................................     12,064,000
June 30, 2002...............................................              0
December 31, 2002...........................................     14,067,000
June 30, 2003...............................................              0
December 31, 2003...........................................     16,117,000
June 30, 2004...............................................      3,513,000
December 31, 2004...........................................     13,719,000
June 30, 2005...............................................      3,651,000
December 31, 2005...........................................     14,564,000
June 30, 2006...............................................      5,485,000
December 31, 2006...........................................     15,371,000
June 30, 2007...............................................     23,883,000
December 31, 2007...........................................              0
June 30, 2008...............................................     25,453,000
December 31, 2008...........................................              0
June 30, 2009...............................................     20,383,000
December 31, 2009...........................................              0
June 30, 2010...............................................     17,724,000
December 31, 2010...........................................              0
June 30, 2011...............................................      9,322,000

    The amortization schedules for the Refunding Lessor Notes are designed to match the sinking fund schedules for the Facility Bonds. In the event that there has been any partial redemption of Facility Bonds (other than pursuant to the sinking fund), the principal amounts of Facility Bonds to be redeemed pursuant to the sinking fund schedules indicated above after any such redemption shall be adjusted in a manner which will preserve the relationship between such amortization schedules and the sinking fund schedules for the remaining outstanding Facility Bonds. (Collateral Trust Indenture, Section 7.01.)

OPTIONAL REDEMPTION

    The Facility Bonds will not be subject to optional redemption prior to maturity. Except in the case of sinking fund payments as provided above or in the case of certain events resulting in mandatory redemption as provided below, the Facility Bonds may not be redeemed, in whole or in part, prior to maturity.

SPECIAL MANDATORY REDEMPTION AT PAR

    The Facility Bonds will be subject to mandatory redemption at par, in whole or in part as indicated below, on not less than 20 nor more than 60 days' notice by mail, at the principal amount thereof, together with interest accrued to the redemption date, at such times as any Refunding Lessor Note is to be prepaid in accordance with the terms of the respective Lease Indentures, but only if such prepayment is made under one of the following circumstances, as certified to the Collateral Trust Trustee by Oglethorpe and the Lessor whose Refunding Lessor
Note is being prepaid:

    (a) EVENT OF LOSS RELATING TO SCHERER UNIT NO. 2. The Facility Bonds will be redeemed in whole in connection with a prepayment of the Refunding Lessor Notes with the proceeds of the payment by Oglethorpe of Stipulated Loss Value under the Leases upon the occurrence of any of the following:

         (i) the loss of Scherer Unit No. 2, in its entirety or substantially in its entirety, due to destruction or, in the good faith and reasonable opinion of Oglethorpe, damage beyond economic repair (Collateral Trust Indenture, Section 6.01(b)(i)(A));

        (ii) the receipt of insurance proceeds based upon an actual or constructive total loss with respect to Scherer Unit No. 2 (Collateral Trust Indenture, Section 6.01(b)(i)(B)); and

        (iii) Scherer Unit No. 2, the Scherer Unit No. 2 Site or the Scherer Common Facilities (in their entirety or a substantial portion of any thereof such that the then remaining portion cannot practically be utilized for the purposes intended) shall have been condemned or otherwise permanently rendered unfit for normal use, confiscated or seized, or title thereto or use thereof shall have been requisitioned by any governmental authority and, in the case of any such requisition, Oglethorpe shall have lost the use or possession of substantially all of Scherer Unit No. 2 or the Scherer Unit No. 2 Site for a period exceeding 48 months. (Collateral Trust Indenture,
    Section 6.01(b)(i)(C).) (See "DESCRIPTION OF THE LEASES--Events of Loss.")

    (b) OBSOLESCENCE TERMINATION. The Facility Bonds will be redeemed in whole in connection with a prepayment of the Refunding Lessor Notes resulting from an election by Oglethorpe to exercise its rights of early termination under each Lease as a result of the adoption by its Board of Directors of a resolution determining that (i) the leased undivided interests in Scherer Unit No. 2 are surplus to the requirements of Oglethorpe or (ii) Scherer Unit No. 2 is economically obsolete. (Collateral Trust Indenture, Section 6.01(b)(i)(D).) (See "DESCRIPTION OF THE LEASES--Optional Termination for Obsolescence.")

    (c) REGULATION. Subject to certain exceptions, the Facility Bonds will be redeemed in a principal amount equal to the principal amount of the Refunding Lessor Note prepaid as a result of the payment by Oglethorpe of amounts required or permitted under any Lease in the event that (i) solely by reason of the Sale and Leaseback Transactions and without regard to any other activities or transactions, the Lessor under such Lease, the related Equity Investor or any of their affiliates (A) becomes subject to regulation pursuant to the Public Utility Holding Company Act of 1935 or the Federal Power Act or (B) becomes subject to regulation under certain provisions of state and federal laws pertaining to the regulation of public utilities as such (other than regulation under which the obligations of such Lessor or such affiliate may be discharged by Oglethorpe pursuant to the applicable Lease and which Oglethorpe has not failed timely to discharge) unless (w) in the case of regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act such regulation shall not be materially adverse with respect to such Lessor in the reasonable judgment of such Lessor, (x) in either case, such regulation results from an ownership or leasehold interest in any other electric generation facility or transmission facility acquired on or after December 30, 1985, or any such person was subject to such regulation prior to such date or prior to becoming a Lessor or Equity Investor, (y) in either case, such person has waived in writing the treatment of such regulation as an event requiring Oglethorpe to make any payments, or (z) in either case, Oglethorpe, at its sole cost and expense, is contesting such regulation, subject to certain conditions; or (ii) the Lessor under such Lease or the related Equity Investor shall become subject to regulation pursuant to the Public Utility Holding Company Act of 1935 or the Federal Power Act and, as a result thereof, (A) such Lease is deemed to be a contract for the sale by such Lessor of electric energy to Oglethorpe under Section 205 or 206 of the Federal Power Act, (B) Oglethorpe shall become subject to regulation which is contrary to the terms of any agreement to which Oglethorpe is a party or applicable law to which Oglethorpe is subject relating to the generation, transmission, production or sale of electric power or steam energy, or (C) Oglethorpe shall become subject to regulation which would not otherwise be applicable to Oglethorpe and which Oglethorpe, in its reasonable judgment, determines to be materially adverse to it and action shall not have been taken within 60 days to eliminate such regulation. (Collateral Trust Indenture, Section 6.01(b)(ii)(A) and (B).) (See "DESCRIPTION OF THE LEASES-- Events of Loss.")

    (d) BURDENSOME TAX INDEMNITY; CHANGE IN TAX LAW. The Facility Bonds will be redeemed in a principal amount equal to the principal amount of the Refunding Lessor Note prepaid as a result of the exercise by Oglethorpe of its option under any Lease to purchase the undivided ownership interest of a Lessor in Scherer Unit No. 2 in the event that a tax indemnity becomes payable to such Lessor's related Equity Investor under the Tax Indemnification Agreement between Oglethorpe and such Equity Investor as a result of a change in tax laws enacted by the 99th Congress or a final determination that such undivided interest constitutes "public utility property" (as such term is defined in the Code), but, in the case of a change in tax law, only if the aggregate of the present value of increases in basic rent payable under such Lessor's Lease resulting from such indemnity payment would exceed 4% of Lessor's Cost. (Collateral Trust Indenture, Section 6.01(b)(ii)(C).) (See "DESCRIPTION OF THE LEASES--Purchase and Renewal Options.")

    (e) CERTAIN CAPITAL IMPROVEMENTS. The Facility Bonds will be redeemed in a principal amount equal to the principal amount of the Refunding Lessor Note prepaid as a result of the exercise by Oglethorpe of its option under any Lease to purchase the undivided ownership interest of the applicable Lessor in Scherer Unit No. 2, which option may be exercised on any December 31 between December 31, 1997 and December 31, 2010, if (x) "scrubbers" or any similar capital improvement intended to remove pollutants from the effluent discharged from the boiler of Scherer Unit No. 2 are required by applicable law, (y) capital improvements consisting of a single project are included in the Ownership Agreement budget for Scherer Unit No. 2, 60% of the value of which (expressed in December 30, 1985 dollars) equals or exceeds $100,000,000, or (z) capital improvements are included in such budget in any two-year period, 60% of the value of which (expressed in December 30, 1985 dollars) equals or exceeds $50,000,000, and the related Equity Investor does not finance such improvements through an equity investment. (Collateral Trust Indenture, Section 6.01(b)(ii)(D).) (See "DESCRIPTION OF THE LEASES-- Purchase and Renewal Options.")

SPECIAL MANDATORY REDEMPTION WITH PREMIUM

    The Facility Bonds will also be subject to mandatory redemption, in whole or in part as indicated below, at the redemption prices set forth below, together with interest accrued to the redemption date, as follows:

    (a) PURCHASE OPTIONS. The Facility Bonds will be redeemed in a principal amount equal to the principal amount of the applicable Refunding Lessor Note prepaid in connection with the exercise by Oglethorpe of its option under any Lease to purchase the undivided ownership interest of the Lessor thereunder, which option may be exercised on December 31, 2000, December 31, 2005, or December 31, 2010. (Collateral Trust Indenture, Section 6.01(a)(i).) Such redemption will be made on not less than 20 nor more than 60 days' notice by mail. (Collateral Trust Indenture, Section 6.05.) (See "DESCRIPTION OF THE LEASES--Purchase and Renewal Options.")

    (b) DECOMMISSIONING OF SCHERER UNIT NO. 2. The Facility Bonds will be redeemed in whole in connection with a prepayment of the Refunding Lessor Notes with the proceeds of the payment by Oglethorpe of Stipulated Loss Values under the Leases upon the occurrence of the permanent decommissioning and retiring from commercial service of Scherer Unit No. 2. (Collateral Trust Indenture,
Section 6.01(a)(ii).) Such redemption will be made on not less than 20 nor more than 60 days' notice by mail. (Collateral Trust Indenture, Section 6.05.) (See "DESCRIPTION OF THE LEASES--Events of Loss.")

    (c) DEFAULT UNDER LESS THAN ALL LEASE INDENTURES. The Facility Bonds will be redeemed in part on the third Business Day following receipt by the Collateral Trust Trustee of any amount recovered by the Collateral Trust Trustee in respect of the Facility Bonds in excess of $5,000,000 as the result of the exercise of remedies by the Collateral Trust Trustee in respect of defaulted Refunding Lessor Notes in accordance with the Collateral Trust Indenture under circumstances in which less than all Refunding Lessor Notes are in default. The principal amount of Facility Bonds to be redeemed on any such date will be equal to the amounts so recovered on or prior to the third Business Day immediately preceding such redemption date and not theretofore applied toward the redemption of Facility Bonds on such date, reduced by any premium payable and the interest on the Facility Bonds being redeemed on such date. (Collateral Trust Indenture, Section 6.01(a)(iii).) Notice of such redemption will be given by telephone, telex, telecopier or other electronic or wire transmission as promptly as practicable after amounts in excess of $5,000,000 are so recovered, confirmed by mail. (Collateral Trust Indenture, Section 6.05.) (See "Events of Default, Notice and Waiver" below.)

    (d) DETERMINATION THAT UNDIVIDED INTEREST IS SURPLUS. The Facility Bonds will be redeemed in a principal amount equal to the principal amount of the Refunding Lessor Notes prepaid in connection with an election by Oglethorpe to exercise its rights of early termination under less than all the Leases, as a result of the adoption by its Board of Directors of a resolution determining that the undivided ownership interest covered by the Lease or Leases being terminated is surplus to the requirements of Oglethorpe. (Collateral Trust Indenture, Section 6.01(a)(iv).) Such redemption will be made on not less than 20 nor more than 60 days' notice by mail. (Collateral Trust Indenture, Section 6.05.) (See "DESCRIPTION OF THE LEASES--Optional Termination for Obsolescence.")

    (e) REDEMPTION PRICES. The Facility Bonds subject to mandatory redemption as described in paragraphs (a) through (d) above on the following dates shall be redeemed at the following redemption prices (expressed as a percentage amount), together with interest accrued to the redemption date:

TWELVE MONTHS                                                                    REDEMPTION
PERIOD BEGINNING                                                                    PRICE
------------------------------------------------------------------------------  -------------
January 1, 1998...............................................................      106.974%
January 1, 1999...............................................................      106.438
January 1, 2000...............................................................      105.901
January 1, 2001...............................................................      105.365
January 1, 2002...............................................................      104.828
January 1, 2003...............................................................      104.292
January 1, 2004...............................................................      103.755
January 1, 2005...............................................................      103.219
January 1, 2006...............................................................      102.682
January 1, 2007...............................................................      102.146
January 1, 2008...............................................................      101.609
January 1, 2009...............................................................      101.073
January 1, 2010...............................................................      100.536
January 1, 2011...............................................................      100.000

SELECTION OF FACILITY BONDS TO BE REDEEMED

    If less than all of the Facility Bonds are to be redeemed, other than through operation of the sinking fund, the Facility Bonds to be redeemed will be selected, not more than 60 days prior to the redemption date, by the Collateral Trust Trustee as follows: the Collateral Trust Trustee will select for redemption an aggregate principal amount of Facility Bonds equal to the aggregate amounts of principal which are being prepaid, or in respect of which amounts have been recovered, such selection to be made pro rata as among all Facility Bonds; provided that the Collateral Trust Trustee shall make such adjustments as it shall deem necessary so that the principal amount of the Facility Bonds from any holder shall be $1,000 or any integral multiple thereof. (Collateral Trust Indenture, Sections 6.04 and 7.02.)


ADDITIONAL BONDS



    Additional Bonds may be issued, and shall be secured ratably, under the Collateral Trust Indenture upon receipt by the Collateral Trust Trustee of certain certificates, opinions and Additional Notes issued under the Lease Indenture in an aggregate principal amount equal to such additional Bonds. (Collateral Trust Indenture, Section 2.11 and Exhibit A.) (See "Security and Source of Payment for the Facility Bonds" below for a description of the basis for the issuance of Additional Notes.)


SECURITY AND SOURCE OF PAYMENT FOR THE FACILITY BONDS

    OPC Scherer 1997 Funding Corporation was formed for the exclusive purpose of facilitating the financing of Scherer Unit No. 2 and has only nominal equity capital. As such, the source of payments of principal of and premium, if any, and interest on the Facility Bonds will be derived from payments made on the Refunding Lessor Notes issued by the Lessors pursuant to their respective Lease Indentures. The aggregate principal amount of the Refunding Lessor Notes to be delivered to the Collateral Trust Trustee equals the aggregate principal amount of the Facility Bonds. The payment schedules for the Refunding Lessor Notes are structured to coincide as to dates and amounts with the payment schedules for the Facility Bonds. Each of these schedules, in turn, is structured to coincide as to dates and amounts with the rental payment dates under the Leases. As described below, Oglethorpe's obligation to pay rent pursuant to the Leases provides the sources of payment for the Refunding Lessor Notes. Accordingly, subject to the matters discussed below under "Considerations Relating to Security," the timely payment of the principal of and premium, if any, and interest of the Refunding Lessor Notes of the Lessors will provide for the payment in full of the principal of and premium, if any, and interest on the Facility Bonds when due.

    Each Lease is a net lease under which Oglethorpe is unconditionally obligated to make basic rental and certain other payments at least sufficient to provide for the payments of the Lessor Notes of the Lessor which is a party to such Lease, without any right of counterclaim, setoff, deduction or defense on the part of Oglethorpe. Each Lease, by its terms, requires that rent be paid by Oglethorpe in such amounts and at such times as will always provide for the payment of the principal of and premium, if any, and interest on all such Lessor Notes when due. As such, the expected sources of payment for the Refunding Lessor Notes, and thus for the Facility Bonds, are the payments to be made by Oglethorpe under the Leases, subject to the matters discussed below under "Consideration Relating to Security."

    The Refunding Lessor Notes were issued under separate Lease Indentures by the Lessors without recourse to the general credit of any Lessor or its Equity Investor. The Refunding Lessor Note of each Lessor are secured under a separate Lease Indenture by, among other things: (i) a lien on and security interest in each Lessor's respective undivided ownership interest in Scherer Unit No. 2;
(ii) each Lessor's rights under its Lease, including the right to receive all rents payable thereunder other than amounts which constitute Excepted Payments; and (iii) each Lessor's rights under the related Support Agreements, which are designed to provide to such Lessor such additional resources, services and facilities as are necessary or desirable to operate Scherer Unit No. 2 for a period from the expiration of such

Lessor's Lease to the end of the estimated useful life of Scherer Unit No. 2. The Support Agreements provide for (x) the common use of certain facilities which are necessary for the operation of all generating units located at the Scherer Unit No. 2 Site and the operation of Scherer Unit No. 2 following the expiration or earlier termination (other than in connection with an Event of Loss) of any Lease and (y) the lease to the Lessors of portions of the real property comprising the Scherer Unit No. 2 Site (including the property upon which Scherer Unit No. 2 is located).

    Subject to the limitations described below, Additional Notes will be permitted to be issued under each Lessor's Lease Indenture (i) for the purpose of refinancing any previously issued Lessor Notes, including the Refunding Lessor Notes; (ii) to provide funds in connection with certain requirements of the related Tax Indemnification Agreement; and (iii) to provide funds for Capital Improvements. No Additional Notes to be issued for the purposes set forth in (ii) above may be issued if the aggregate principal amount of all Lessor Notes outstanding under such Lease Indenture (including the proposed Additional Notes) exceeds 80% of Lessor's Cost. No Lessor Notes to be issued for the purpose set forth in (iii) above may be issued: (1) if the aggregate principal amount of all Lessor Notes issued and outstanding under such Lease Indenture (including the proposed Additional Notes) exceeds an amount equal to 80% of the sum of (A) the Lessor's Cost, (B) such Lessor's share of the cumulative cost of all additions and improvements theretofore incorporated or installed in Scherer Unit No. 2 during the term of the Lease and financed by such Lessor or with Lessor Notes, and (C) such Lessor's share of the cost of the additions and improvements proposed to be financed with such Additional Notes; or (2) if the aggregate principal amount of all Additional Notes issued under such Lease Indenture for the purpose set forth in (iii) above (including the proposed Additional Notes) exceeds an amount equal to 80% of the sum of (A) such Lessor's share of the cumulative cost of all additions and improvements theretofore incorporated or installed in Scherer Unit No. 2 during the term of the Lease and (B) the cost of the additions and improvements proposed to be financed with such Additional Notes. Moreover, the aggregate principal amount of all Lessor Notes issued under all Lease Indentures for the purpose set forth in
(iii) above may not exceed $125,000,000. As a further condition to the issuance of Additional Notes for the purposes set forth in (ii) and (iii) above, at least 10 days must have passed from the time the applicable Lease Indenture Trustee shall have given notices to holders of the related Lessor Notes of the proposed issuance of such Additional Notes, and the holders of such Lessor Notes shall not have notified such Lease Indenture Trustee that certain requirements for issuing Additional Notes have not been met and directed such Lease Indenture Trustee not to allow the issuance of such Additional Notes.

CONSIDERATIONS RELATING TO SECURITY

    As described above, the Refunding Lessor Notes have been pledged and assigned to the Collateral Trust Trustee as security for the Facility Bonds. Set forth below are certain factors which may affect the ability of the Collateral Trust Trustee to realize upon the security afforded by such notes.

  POSSIBLE REJECTION OF LEASES BY A TRUSTEE IN BANKRUPTCY

    Under Georgia law, it is likely that the Leases will be viewed as leases of real, rather than personal, property. Under Section 502(b)(6) of the Bankruptcy Reform Act of 1978 (the "Bankruptcy Code"), a claim by a lessor for damages resulting from the termination of a lease of real property in connection with bankruptcy proceedings affecting the lessee may be limited to an amount equal to the rent reserved under the lease, without acceleration, for the greater of one year or 15 percent (but not more than three years) of the remaining term of the lease, plus rent already due but unpaid. A lease of real property would not be subject to the foregoing limitations, however, if it constituted a "financing lease" within the meaning of the Bankruptcy Act. Although the issue has not been definitively addressed by the courts, a court reasonably could conclude that the Leases constitute "financing leases" for purposes of the Bankruptcy Code.

    To the extent that the Leases were held not to constitute "financing leases," however, if Oglethorpe or its trustee elected to reject the Leases in connection with a bankruptcy or reorganization proceeding involving Oglethorpe, Oglethorpe might not be required to pay the full amount of rental payments thereunder and the resulting claims of the Lease Indenture Trustees, as assignees of the Lessors, for damages resulting from such rejection of the Leases may be limited to an amount less than the then outstanding principal amount of the Lessor Notes and, consequently, less than the outstanding principal amount of the Facility Bonds. It should be noted that rejection of the Leases by Oglethorpe or its trustee in such a bankruptcy proceeding would deprive Oglethorpe or such trustee of the use of the interest in Scherer Unit No. 2 represented by such rejected Leases and any revenues which could be derived from the sale of the output of such Unit allocable to such interest. If, on the other hand, the Leases were held to constitute "financing leases," no such limitations would apply and the Lessors would have available to them all of the remedies described under "DESCRIPTION OF THE LEASES--Events of Default."

  MORTGAGE INDENTURE

    All of the revenues of Oglethorpe, including revenues derived under the Wholesale Power Contracts with its Members, are subject to the first mortgage lien of the Mortgage Indenture. In the event of a default by Oglethorpe under the Mortgage Indenture, the Mortgage Indenture Trustee could take steps which might result in a diversion of all or a portion of such revenues from payment of the obligations of Oglethorpe under the Leases.

BOOK-ENTRY-ONLY SYSTEM

  GENERAL

    The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change from time to time. Neither Oglethorpe nor OPC Scherer 1997 Funding Corporation takes responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

    The Facility Bonds will be issued only in book-entry-only form in denominations of $1,000 principal amount and integral multiples thereof. The Exchange Facility Bonds issued in exchange for Private Facility Bonds currently evidenced by one or more fully registered global certificates initially will be represented by one or more certificates in registered, global form without interest coupons. The global certificates will be deposited upon issuance with the Collateral Trust Trustee as custodian for DTC in New York, New York and registered in the name of Cede & Co., as nominee for DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfer and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Facility Bonds under the DTC system must be made by or through Direct Participants, who will receive a credit for such Facility Bonds on DTC's records. The ownership interest of each actual purchaser of each Facility Bond (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through whom such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Facility Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive nor have the right to receive physical delivery of certificates representing their ownership interests in the Facility Bonds, and will not be or be considered to be holders thereof under the Collateral Trust Indenture, except as specifically provided in the Collateral Trust Indenture in the event the book-entry-only system is discontinued.

    So long as Cede & Co. is the registered owner of the Facility Bonds subject to the book-entry-only system, as nominee for DTC, references herein to the bondholders or registered owners or owners of such Facility Bonds shall mean Cede & Co., as aforesaid, and shall not mean the beneficial owners of such Facility Bonds, as the case may be.

    To facilitate subsequent transfer, the Facility Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Facility Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Facility Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Facility Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Oglethorpe, OPC Scherer 1997 Funding Corporation and the Collateral Trust Trustee may treat DTC (or its nominee) as the sole and exclusive owner of the Facility Bonds registered in its name for the purpose of: payment of the principal of or interest on such Facility Bonds; selecting such Facility Bonds and portions thereof to be redeemed; giving any notice permitted or required to be given to holders under the Collateral Trust Indenture, including any notice of redemption; registering the transfer of the Facility Bonds; obtaining any consent or other action to be taken by holders; and for all other purposes whatsoever, and shall not be affected by any notice to the contrary. Oglethorpe, OPC Scherer 1997 Funding Corporation and the Collateral Trust Trustee shall not have any responsibility or obligation to any Direct Participant, any person claiming a beneficial ownership interest in the Facility Bonds under or through DTC or any Direct Participant, or any other person which is not shown on the books of registration kept by the Bond Registrar as being a holder, with respect to: the accuracy of any records maintained by DTC or any Direct or Indirect Participant regarding ownership interests in the Facility Bonds; the payment by DTC or any Direct or Indirect Participant of any amount in respect of the principal of or interest on the Facility Bonds; the delivery to any Direct or Indirect Participant or any Beneficial Owner of any notice which is permitted or required to be given to holders under the Collateral Trust Indenture, including any notice of redemption; the selection by DTC or any Direct or Indirect Participant of any person to receive payment in the event of a partial redemption of such Facility Bonds; or any consent given or other action taken by DTC as an owner of the Facility Bonds.

    Neither DTC nor Cede & Co. will consent or vote with respect to the Facility Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the "record date." The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities, such as the Facility Bonds, are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Except as described below, neither DTC nor Cede & Co. will take any action to enforce covenants with respect to any security registered in the name of Cede & Co. Under its current procedures, on the written instructions of a Direct Participant, DTC will cause Cede & Co. to sign a demand to exercise certain bondholder rights. In accordance with DTC's current procedures, Cede & Co. will sign such document only as a record holder of the quantity of securities referred to therein (which is to be specified in the Direct Participant's request to DTC for such document) and not as record holder of all the securities of that issue registered in the name of Cede & Co. Also, in accordance with DTC's current procedures, all factual representations to the issuer, the trustee or any other party to be made by Cede & Co. in such document must be made to DTC and Cede & Co. by the Direct Participant in its request to DTC.

    For so long as the Facility Bonds are issued in book-entry-only form through the facilities of DTC, any Beneficial Owner desiring to cause Oglethorpe, OPC Scherer 1997 Funding Corporation or the Collateral Trust Trustee to comply with any of its obligations with respect to the Facility Bonds, as the case may be, must make arrangements with the Direct Participant or Indirect Participant through whom such Beneficial Owner's ownership interest in the Facility Bonds is recorded in order for the Direct Participant in whose DTC account such ownership interest is recorded is make the request of DTC described above.

    None of Oglethorpe, OPC Scherer 1997 Funding Corporation or the Collateral Trust Trustee will have any obligation to the Direct Participants, the Indirect Participants or the persons for whom they act as nominees with respect to DTC's procedures or any procedures or arrangements between Direct Participants, Indirect Participants and the persons for whom they act relating to the making of any demand by Cede & Co. As the registered owner of Facility Bonds, the adherence to such procedures or arrangements or the effectiveness of any action taken pursuant to such procedures or arrangements.

    Subject to the following considerations, beneficial interests in the Facility Bonds will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. Oglethorpe expects that DTC, upon receipt of payment of principal and interest in respect of a beneficial interest in the Facility Bonds, will immediately credit Direct Participants' accounts with payments in amounts proportional to their respective beneficial interests in the principal amount of the Facility Bonds as shown on its records. Oglethorpe also expects payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Oglethorpe, OPC Scherer 1997 Funding Corporation or the Collateral Trust Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Collateral Trust Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    As long as the book-entry-only system is used for the Facility Bonds, the Collateral Trust Trustee will give any notice of redemption or any other notices required to be given to holders of the Facility Bonds only to DTC. Any failure of DTC to advise any Direct Participant, or of any Direct Participant to notify any Indirect Participant, or of any Direct or Indirect Participant to notify any Beneficial Owner, of any such notice and its content or effect will not affect the validity of the redemption of the Facility Bonds called for such redemption or of any other action premised on such notice. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may desire to make arrangements with a Direct or Indirect Participant so that all notices of redemption or other communications to DTC which affect such Beneficial Owners will be forwarded in writing by such Direct or Indirect Participant. If less than all of the Facility Bonds are being redeemed,

DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

    For every transfer and exchange of a beneficial ownership interest in the Facility Bonds, a Beneficial Owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

  DISCONTINUATION OF THE BOOK-ENTRY-ONLY SYSTEM

    DTC may determine to discontinue providing its service with respect to the Facility Bonds at any time by giving reasonable notice to Oglethorpe, OPC Scherer 1997 Funding Corporation or the Collateral Trust Trustee. In addition, if Oglethorpe determines that: (i) DTC is unable to discharge its responsibilities with respect to the Facility Bonds or (ii) continuation of the system of book-entry- only transfers through DTC is not in the best interests of the Beneficial Owners of the Facility Bonds or of Oglethorpe, Oglethorpe may thereupon terminate the services of DTC with respect to the Facility Bonds. Upon the resignation of DTC or determination of Oglethorpe that DTC is unable to discharge its responsibilities, Oglethorpe may, within 30 days, appoint a successor depository. If no such successor is appointed or Oglethorpe determines to discontinue the book-entry-only system, Facility Bond certificates will be delivered in fully registered form in authorized denominations to the identifiable Beneficial Owners in replacement of such Beneficial Owners' beneficial interests in the Facility Bonds. Transfer and exchanges of the Facility Bonds shall thereafter be made as described herein under the caption "General" above.

    If the book-entry-only system is discontinued with respect to the Facility Bonds, the persons to whom Facility Bonds certificates are delivered will be treated as "bondholders" for all purposes of the Collateral Trust Indenture, including without limitation the payment of principal and interest, the redemption of such Facility Bonds and the giving to Oglethorpe, OPC Scherer 1997 Funding Corporation or the Collateral Trust Trustee of any notice, consent, request or demand pursuant to the Collateral Trust Indenture for any purpose whatsoever. In such event, principal and interest on the Facility Bonds, as applicable, will be payable in the manner described under the caption "General" above.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    The certificate of incorporation of OPC Scherer 1997 Funding Corporation provides, among other things, that OPC Scherer 1997 Funding Corporation shall not, without the consent of each Lease Indenture Trustee, (i) dissolve or liquidate, in whole or in part, or (ii) merge into or consolidate with, or sell all or any part of its assets to, any person, firm, corporation, partnership or other entity unless, in the case of a merger or consolidation, the surviving corporation in such merger or the corporation resulting from such consolidation shall have a certificate of incorporation containing identical provisions to those of OPC Scherer 1997 Funding Corporation restricting the nature of its business and purposes and its ability to take certain action, and, in the case of a sale of assets, the acquiring corporation shall have assumed all the liabilities and obligations of OPC Scherer 1997 Funding Corporation and shall have such identical provisions in its certificate of incorporation. In addition, OPC Scherer 1997 Funding Corporation has agreed in each of the Participation Agreements and in the Collateral Trust Indenture that it will not amend those provisions of its certificate of incorporation which restrict the nature of its business and its purposes or restrict its activities or which provide for its capitalization without the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Facility Bonds then outstanding. (Collateral Trust Indenture, Section 5.08.)

EVENTS OF DEFAULT, NOTICE AND WAIVER

    Events of Default under the Collateral Trust Indenture include: (a) default in the payment of any principal of or premium, if any, or interest on any Facility Bond, including any sinking fund payment, when it becomes due and payable, and continuance of such default for a period of three Business Days;
(b) default in the performance, or breach, of any covenant of Oglethorpe or OPC Scherer 1997 Funding Corporation contained in the Collateral Trust Indenture and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to Oglethorpe and OPC Scherer 1997 Funding Corporation by the Collateral Trust Trustee, or to Oglethorpe, OPC Scherer 1997 Funding Corporation and the Collateral Trust Trustee by the holders of at least 25% in principal amount of outstanding Facility Bonds, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" under the Collateral Trust Indenture; (c) the occurrence of an "Event of Default" under any Lease Indenture; and (d) certain events of bankruptcy or insolvency involving OPC Scherer 1997 Funding Corporation. (Collateral Trust Indenture, Section 8.01.) OPC Scherer 1997 Funding Corporation has agreed in the Collateral Trust Indenture that it will not dissolve or liquidate or institute any proceedings to be adjudicated bankrupt or insolvent or consent to the institution of bankruptcy or insolvency proceedings against it. (Collateral Trust Indenture, Section 5.08.) Oglethorpe, the Lessors, the Equity Investors, the Lease Indenture Trustees and the Collateral Trust Trustee have agreed in the respective Participation Agreements that none of them will file, or participate in the filing of, a petition seeking reorganization, arrangement, adjustment or composition of or in respect of OPC Scherer 1997 Funding Corporation or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of OPC Scherer 1997 Funding Corporation or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs.

    Upon the occurrence of an Event of Default under the Collateral Trust Indenture (except in the case of an Event of Default under any Lease Indenture), the Collateral Trust Trustee may, and upon the direction of not less than a majority in principal amount of the Facility Bonds outstanding shall, declare all Facility Bonds due and payable. In the case of an Event of Default based on an Event of Default under any Lease Indenture (including an Event of Default which has resulted in a default in payment of the Facility Bonds) under circumstances in which there has been an acceleration of the maturity of the Refunding Lessor Notes issued under all the Lease Indentures, the Collateral Trust Trustee also is required to declare all the Facility Bonds to be immediately due and payable. However, no declaration will be made in the case of a payment default which results directly from a failure by Oglethorpe to make a payment under a Lease until such time as the Lessor has been given an opportunity to exercise its rights, if any, to cure such default under the related Lease Indenture, nor will a declaration be made if an Event of Default occurs under a Lease Indenture under circumstances where an Event of Default has not occurred and been continuing under all the Lease Indentures. (See "--Special Mandatory Redemption with Premium" above and "DESCRIPTION OF THE LEASE INDENTURES--Rights of Lessors to Cure and Purchase Lessor Notes.") In addition, upon the happening and continuance of an Event of Default or a default under any Lease Indenture or any Event of Loss with respect to Scherer Unit No. 2, if the Collateral Trust Trustee is deemed to have notice thereof, the Collateral Trust Trustee will be required to give notice to the Facility Bondholders of such fact in accordance with the provisions of the Collateral Trust Indenture and, thereafter, except as provided in the last sentence of this paragraph, each such Facility Bondholder will have the right to direct the Collateral Trust Trustee, as a holder of the Refunding Lessor Note issued under such Lease Indenture, to vote the principal amount of such Refunding Lessor Note equal to the principal amount of the Facility Bonds owned by such Facility Bondholder in favor of directing the applicable Lease Indenture Trustee (a) to declare all Lessor Notes, including the Refunding Lessor Note, issued under such Lease Indenture to be immediately due and payable (to the extent not previously so declared), in the case of an Event of Default under a Lease Indenture, and (b) to take other specific action or refrain from taking action, or to exercise remedies, all as permitted under the terms of such Lease Indenture. Under each Lease Indenture, the applicable Lease Indenture Trustee will be required to act with respect to such matters upon direction of the holders of a majority in principal

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amount of all Lessor Notes outstanding thereunder which, until such time, if any, that Additional Notes are issued under such Lease Indenture, will mean a majority in aggregate principal amount of the Facility Bonds outstanding as a result of the pass-through voting mechanism described above. To the extent an Event of Default occurs under a Lease Indenture under circumstances where an Event of Default has not occurred and been continuing under all the Lease Indentures, the Collateral Trust Trustee will be required to take certain action in respect of the Refunding Lessor Note then in default, including making demand upon the applicable Lease Indenture Trustee for such Refunding Lessor Note (i) to cause the principal of such defaulted Refunding Lessor Note to be declared immediately due and payable, (ii) to terminate any Lease which is then in default and demand redelivery of the related undivided ownership interest in Scherer Unit No. 2, (iii) to demand payment from Oglethorpe of all rent then due under any defaulted Lease, including a stipulated amount calculated to be at least sufficient to pay such defaulted Refunding Lessor Note in full and (iv) to commence appropriate legal proceedings against Oglethorpe for recovery of the amounts demanded. (Collateral Trust Indenture, Sections 8.02, 9.02 and 3.03.)


    No registered owner of any Facility Bond shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of the Collateral Trust Indenture, for the appointment of a receiver or for the enforcement of any remedy unless the Collateral Trust Trustee shall have been notified of a continuing Event of Default, the holders of not less than 25% in aggregate principal amount of Facility Bonds then outstanding shall have made written request to the Collateral Trust Trustee and shall have offered indemnity as provided in the Collateral Trust Indenture, the Collateral Trust Trustee shall have failed to act for 60 days thereafter and no inconsistent direction shall have been received from the holders of not less than a majority in aggregate principal amount of the Facility Bonds outstanding during such 60 day period. Nothing contained in the Collateral Trust Indenture, however, affects or impairs the right of any Facility Bondholder to enforce the payment of the principal of, or premium, if any, or interest on, any Facility Bond at and after the maturity thereof. (Collateral Trust Indenture, Sections 8.09 and 8.11.) Except in the case of a Default in the payment of principal of or premium, if any, or interest on any Facility Bond, the Collateral Trust Trustee shall be protected in withholding notice to the Facility Bondholders of any Default if it in good faith determines that the withholding of such notice is in the interests of the Facility Bondholders.


    Oglethorpe and OPC Scherer 1997 Funding Corporation will each be required to deliver annually to the Collateral Trust Trustee a written statement of their respective officers to the effect that all of their respective obligations under the Collateral Trust Indenture during such year have been fulfilled, or if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. (Collateral Trust Indenture, Section 5.09.)

RESCISSION OF ACCELERATION

    If, after the principal of the Facility Bonds has been declared to be due and payable by an acceleration and before any sale of the pledged property, all arrears of interest and the principal and premium, if any, on all the Facility Bonds then outstanding which shall have become due and payable otherwise than by acceleration and all other sums payable under the Collateral Trust Indenture are paid, all other matters in default under the Collateral Trust Indenture have been cured or waived and all charges of the Collateral Trust Trustee are paid, then the holders of a majority in principal amount of the Facility Bonds outstanding may rescind and annul such declaration and its consequences by written notice to OPC Scherer 1997 Funding Corporation and the Collateral Trust Trustee. Such annulment will be binding upon all holders of the Facility Bonds. However, no such annulment will extend to or affect any subsequent default or impair any right or remedy consequent thereon, and no such annulment can take place unless all declarations of acceleration of Lessor Notes theretofore given have been annulled in accordance with the terms of the Lease Indenture. (Collateral Trust Indenture, Section 8.02.)

    The Collateral Trust Trustee will be required to rescind any declaration of acceleration of the principal of and interest on the Facility Bonds as a consequence of an Event of Default under the

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Collateral Trust Indenture which results from an "Event of Default" under any
Lease and which results in the subsequent acceleration of the Refunding Lessor
Note issued under the related Lease Indenture, if the declaration of the Refunding Lessor Note has been rescinded in accordance with the terms of such Lease Indenture and the conditions set forth in the immediately preceding paragraph have been met. In case of any rescission, OPC Scherer 1997 Funding Corporation, Oglethorpe, the Collateral Trust Trustee and the Facility Bondholders will be restored to their former positions and rights, but no rescission will extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Collateral Trust Indenture, Section 8.02.)

VOTING OF LESSOR NOTES

    The Collateral Trust Trustee, as holder of the Refunding Lessor Notes, will have certain rights to vote and give consents and waivers in respect of such Refunding Lessor Notes and the Lease Indentures. The Collateral Trust Indenture provides that the Collateral Trust Trustee may not direct any action or cast any votes as the holder of the Refunding Lessor Notes except that the Collateral Trust Trustee will be required to take certain action (i) as described above when a default has occurred under less than all the Lease Indentures and (ii) as directed by Facility Bondholders. Upon receiving directions from Facility Bondholders, all such directions must be given to the applicable Lease Indenture Trustee, as permitted by the Lease Indentures. The principal amount of the Refunding Lessor Notes directing any action or being voted for or against any proposal or not being voted will be proportionate to the principal amount of Facility Bonds taking the corresponding position. (Collateral Trust Indenture,
Section 3.03.)

SUPPLEMENTAL INDENTURES

    OPC Scherer 1997 Funding Corporation, Oglethorpe and the Collateral Trust Trustee may enter into indentures supplemental to the Collateral Trust Indenture without the consent of, or notice to, the holders of the Facility Bonds for any one or more of the following purposes: (i) to evidence the succession of another corporation to Oglethorpe and the assumption by any such successor of the covenants of Oglethorpe in the Collateral Trust Indenture, or to evidence the succession of another corporation to OPC Scherer 1997 Funding Corporation and the assumption by such successor of the covenants of OPC Scherer 1997 Funding Corporation contained in the Collateral Trust Indenture and the Facility Bonds;
(ii) to add to the covenants of Oglethorpe or OPC Scherer 1997 Funding Corporation, for the benefit of the holders of the Facility Bonds, or to evidence the surrender of any right or power conferred in the Collateral Trust Indenture upon Oglethorpe or OPC Scherer 1997 Funding Corporation; (iii) to convey, transfer and assign to the Collateral Trust Trustee and to subject to the lien of the Collateral Trust Indenture, additional properties or assets, and to correct or amplify the description of any property at any time subject to the lien of the Collateral Trust Indenture or better to assure, convey and confirm to the Collateral Trust Trustee any property subject or required to be subject to the lien of the Collateral Trust Indenture; (iv) to cure any ambiguity, to correct or supplement any provision in the Collateral Trust Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Collateral Trust Indenture, in each case so long as such action does not in the opinion of Oglethorpe adversely affect the interests of the applicable Facility Bondholders in any material respect; (v) to evidence the succession of a new Collateral Trust Trustee; (vi) to provide for the issuance of one or more additional series of bonds pursuant to the Collateral Trust Indenture; (vii) to permit or facilitate the issuance of bonds in uncertificated form; (viii) to change or eliminate any provision of the Collateral Trust Indenture, so long as if such change or elimination shall materially adversely affect the interests of the holders of any bonds, such change or elimination shall become effective with respect to such bonds only when no such bonds remain Outstanding; or (ix) to qualify the Collateral Trust Indenture under the TIA. In addition, OPC Scherer 1997 Funding Corporation, Oglethorpe and the Collateral Trust Trustee may enter into indentures supplemental to the Collateral Trust Indenture without the consent of, or notice to, the holders of the Facility Bonds if the TIA is further amended after the date of execution of the Collateral Trust

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Indenture, for the purpose of evidencing any such amendments that (i) require changes to or the inclusion of additional provisions in the Collateral Trust Indenture or (ii) permit changes to, or the elimination of, any provisions which as of the date of execution of such Collateral Trust Indenture was required by the TIA to be contained in the Collateral Trust Indenture. (Collateral Trust Indenture, Sections 2.01 and 11.01.) The Collateral Trust Indenture will provide for the issuance of additional bonds, in one or more series, in connection with the issuance of additional Lessor Notes by the Lessors under the Lease Indentures. If additional bonds are issued, all bonds outstanding under the Collateral Trust Indenture including the Facility Bonds, would be secured equally and ratably by all collateral pledged thereunder, including the Refunding Lessor Notes and any additional Lessor Notes.

    Exclusive of supplemental indentures for the purposes set forth in the previous paragraph, the holders of not less than a majority in aggregate principal amount of the Facility Bonds will have the right, from time to time, to consent to and approve any supplemental indenture, except that, without consent of the holders of all the Facility Bonds then outstanding affected thereby, no such supplemental indenture may permit: (i) a change in the terms of the Collateral Trust Indenture with respect to the time of payment of the principal of, or any installment of interest on, or the dates or circumstances of payment of premium, if any, on any Facility Bond or a reduction in the principal amount of or the interest on or any premium payable upon any redemption of any Facility Bond or change the place of payment where, or the coin or currency in which, any Facility Bond or the premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the time of payment of the Facility Bond (or, in the case of redemption, on or after the redemption date), or change the dates or amounts of payment to be made through the operation of the sinking fund; (ii) the creation of any lien prior or equal to the lien of the Collateral Trust Indenture with respect to any of the Lessor Notes pledged thereunder, or terminate the lien of the Collateral Trust Indenture on such Lessor Notes (except as permitted by the Collateral Trust Indenture) or deprive any Facility Bondholder of the security afforded by the Collateral Trust Indenture; (iii) a reduction in the percentage in principal amount of the outstanding Facility Bonds, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Collateral Trust Indenture; or (iv) modification of the above provisions or the provisions of the Collateral Trust Indenture dealing with the rights of holders of Facility Bonds to institute any suit, action or proceeding at law or equity. (Collateral Trust Indenture, Section 11.02.)

    No supplemental indenture can become effective unless and until OPC Scherer 1997 Funding Corporation and Oglethorpe shall have consented to the execution and delivery thereof.

DISCHARGE OF LIEN; DEFEASANCE

    The Collateral Trust Indenture will cease to be of further effect when, among other things, (i) either all Facility Bonds theretofore authenticated and delivered have been delivered to the Collateral Trust Trustee for cancellation or all the Facility Bonds not theretofore delivered to the Collateral Trust Trustee for cancellation are deemed paid as described in the following paragraph and (ii) all other sums then due and payable thereunder have been paid. (Collateral Trust Indenture, Section 12.01.)

    The Facility Bonds shall be deemed paid if OPC Scherer 1997 Funding Corporation deposits with the Collateral Trust Trustee, in trust, money or U.S. Government Obligations, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the Facility Bonds on the dates such payments are due (including upon redemption if an irrevocable notice of redemption has been given to the Collateral Trust Trustee) in accordance with the terms of the Facility Bonds. To exercise such option, OPC Scherer 1997 Funding Corporation will be required to deliver to the Collateral Trust Trustee an opinion of counsel nationally recognized in matters relating to Federal income taxes to the effect that the deposit and related

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defeasance would not cause the holders of the Facility Bonds to recognize income, gain or loss for Federal income tax purposes. (Collateral Trust Indenture, Section 12.02.)

    All obligations of OPC Scherer 1997 Funding Corporation for its covenants under the Collateral Trust Indenture will be released, and the lien of the Collateral Trust Indenture on the pledged Lessor Notes will be released, if OPC Scherer 1997 Funding Corporation deposits with the Collateral Trust Trustee, in trust, money or U.S. Government Obligations, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, Facility Bonds on the dates such payments are due (including upon redemption if an irrevocable notice of redemption has been given to the Collateral Trust Trustee) in accordance with the terms of the Facility Bonds. (Collateral Trust Indenture, Section 12.03.)

THE COLLATERAL TRUST TRUSTEE

    SunTrust Bank, Atlanta is the Collateral Trust Trustee under the Collateral Trust Indenture. SunTrust Bank, Atlanta serves as the Mortgage Indenture Trustee and as trustee for thirteen separate pollution control bond issues issued on behalf of Oglethorpe.

    The Collateral Trust Indenture provides that in the case of any Event of Default under the Collateral Trust Indenture, the Collateral Trust Trustee must exercise such of the rights and powers vested in it by the Collateral Trust Indenture and must use the same degree of care and skill as a prudent man would exercise under the circumstances in the conduct of his own affairs. The Collateral Trust Trustee is not liable for any error of judgment made in good faith unless the Collateral Trust Trustee was negligent in ascertaining the pertinent facts, or any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of Facility Bonds outstanding under the Collateral Trust Indenture. Subject to such provision, the Collateral Trust Trustee is under no obligation to exercise any of its rights and powers under the Collateral Trust Indenture at the request of any holder of Facility Bonds unless such holder shall have offered to the Collateral Trust Trustee reasonable security or indemnity. The Collateral Trust Indenture provides that the Collateral Trust Trustee may acquire and hold Facility Bonds and, subject to certain conditions, may otherwise deal with Oglethorpe and OPC Scherer 1997 Funding Corporation with the same rights it would have if it were not the Collateral Trust Trustee. (Collateral Trust Indenture, Sections 9.01 and 9.03.)

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                      DESCRIPTION OF THE LEASE INDENTURES

    The statements under this caption are summaries and do not purport to be complete. The summaries are qualified in their entirety by reference to the Lease Indentures, a copy of the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. (See "AVAILABLE INFORMATION.") Capitalized terms used in this section but not otherwise defined shall have the meanings set forth in the Lease Indentures.

GENERAL

    The Refunding Lessor Notes were issued under four separate Amended and Restated Indentures of Trust, Deeds to Secure Debt and Security Agreements, each dated December 1, 1997, between the respective Lessors and the respective Lease Indenture Trustees (the "Lease Indentures"). The Refunding Lessor Notes were issued by the Lessors to OPC Scherer 1997 Funding Corporation, and were pledged and assigned by OPC Scherer 1997 Funding Corporation to the Collateral Trust Trustee for the benefit of the holders of Private Facility Bonds and Exchange Facility Bonds.

    The Refunding Lessor Notes will be payable on such dates and bear interest at rates sufficient to make payment in full of the principal of and premium, if any, and interest on the Facility Bonds when due. The final payment date of each Refunding Lessor Note corresponds to the maturity date of the Facility Bonds. Each Refunding Lessor Note will bear interest at a rate corresponding to the stated rate on the Facility Bonds.

LIEN AND NOTES; PAYMENTS

    Under each Lease Indenture, a Lessor conveyed to the applicable Lease Indenture Trustee a security interest and security title in the undivided ownership interest of the Lessor in Scherer Unit No. 2; the interests of such Lessor under the related Support Agreements, Lease and other operative agreements, the rents and other payments due under such agreements (other than Excepted Payments), the rights of such Lessor to exercise any election, option or determination with respect to such documents as well as certain rights upon a default under a Lease; all rents, profits issues, royalties, products, revenues and other benefits from property subject to the Lease Indenture, including all of such Lessor's rights thereto; any moneys and securities required to be deposited with such Lease Indenture Trustee and held pursuant to such Lease Indenture; all rights of such Lessor to restitution by Oglethorpe upon the invalidity of contracts assigned by Oglethorpe to such Lessor and all other property, rights and privileges acquired or held by the Lessor pursuant to any such assigned contract under the Lease Indenture; and proceeds of the foregoing (collectively, the "Lease Indenture Estate"), subject to certain rights of such Lessor, including certain rights to cure defaults under the Lease Indentures. Each Lease Indenture Estate secures the repayment of the related Lessor Notes and any advances made by the applicable Lease Indenture Trustee to protect such Lease Indenture Estate. Each Lease Indenture Trustee holds the respective Lease Indenture Estate for the benefit of the holders of the related Lessor Notes, including the Collateral Trust Trustee as holders of the related Refunding Lessor Notes.

    The terms of the Lessor Notes have been established by the Lease Indentures. The principal amount of all Lessor Notes issued and outstanding under each of the Lease Indentures may not exceed the product of $1,000,000,000 and a fraction, the numerator of which is the related Lessor's percentage undivided ownership interest in Scherer Unit No. 2 and the denominator of which is 60. (Lease Indentures, Section 2.1.) Interest on any overdue principal and, to the extent permitted by applicable law, interest thereon is to be paid at the respective rates set forth in each such series of Refunding Lessor Notes. (Lease Indentures, Section 2.4.) Payments are to be made solely from the Lease Indenture Estate. Although each Lessor has agreed to punctually pay or cause to be paid the principal of and premium, if any, and interest on all Lessor Notes according to the applicable Lease Indenture, neither

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such Lessor, the applicable Equity Investor nor the applicable Lease Indenture
Trustee has any obligation in respect of the Lessor Notes except from the Lease Indenture Estate. (Lease Indentures, Section 2.5.) All payments are to be made on the date such payment is due by mailing a check payable in New York Clearing House funds or in the manner specified by the holder of each Lessor Note, subject to certain conditions contained in the Lease Indentures. Each Refunding Lessor Note provides that, unless otherwise directed by the holder thereof, payments shall be made by wire transfer to the holder in immediately available funds. A payment to be made by wire transfer may be made on the next business day if funds are received by the Lease Indenture Trustee after 10:00 a.m., New York City time. (Lease Indentures, Section 2.6.) Subject to other provisions of the Lease Indentures discussed below, payments are to be applied first to accrued interest (including interest on overdue principal and, to the extent permitted by applicable law, overdue interest), then to principal and premium, if any, then due under the Lessor Notes, and then, to the extent permitted by the Lease Indentures, to the prepayment of principal and premium, if any. (Lease Indentures, Section 2.7.)

PREPAYMENT

    The Refunding Lessor Notes are prepayable in the circumstances described above under "DESCRIPTION OF THE FACILITY BONDS--Special Mandatory Redemption at Par" and "--Special Mandatory Redemption with Premium" and in connection with a defeasance of the Facility Bonds. The redemption price in each such event will be equal to the principal amount of the Refunding Lessor Notes plus the premium, if any, and accrued interest on the Refunding Lessor Notes to the date fixed for repayment, which amounts in the aggregate will equal the amount then payable on the Facility Bonds. In addition, each Refunding Lessor Note are prepayable upon the receipt of moneys by reason of acceleration of such Refunding Lessor Note following an Event of Default under the respective Lease Indenture. Amounts received by reason of a prepayment (other than by reason of acceleration upon a default or by reason of Oglethorpe assuming the obligations and liabilities of the applicable Lessor as a result of the applicable Lessor becoming subject to certain regulations relating to public utilities) are to be applied first to reimburse the applicable Lease Indenture Trustee for any unpaid fees and expenses, then to pay the principal of and premium, if any, and interest on the applicable Lessor Notes, ratably among the holders of such Lessor Notes, then to make any indemnification payment to the holders of such Lessor Notes, and finally to such Lessor for distribution to the related Equity Investors. (Lease Indentures, Section 3.2.)

ADDITIONAL LESSOR NOTES

    Additional Notes may be issued under and secured by each Lessor's Lease Indenture, at any time or from time to time, (i) for the purpose of refinancing any previously issued Lessor Notes, including the Refunding Lessor Notes, subject to the terms of the Lease Indenture; (ii) to provide funds to the Equity Investors in connection with certain requirements of the related Tax Indemnification Agreement; and (iii) to provide funds for Capital Improvements. Before any Additional Notes may be issued, each Lessor must deliver to the related Lease Indenture Trustee, at least 15 days, but not more than 30 days, prior to their issuance, a request and authorization to issue such Additional Notes, setting forth the amount of such Additional Notes and a certification that the terms of the Additional Notes are not inconsistent with the Lease Indenture. All such Additional Notes will rank PARI PASSU with all other Lessor Notes issued under such Lease Indenture and must be payable not later than the last day of the basic term of the Leases. In the case of Additional Notes issued for the purposes set forth in (ii) above, the aggregate principal amount of all Lessor Notes, including the proposed additional Lessor Notes, issued and outstanding may not exceed 80% of the Lessor's Cost. (See "DESCRIPTION OF THE LEASES--Term and Rentals.") No Additional Notes to be issued for the purpose set forth in (iii) above may be issued: (1) if the aggregate principal amount of all Lessor Notes issued and outstanding under such Lease Indenture (including the proposed Additional Notes) exceeds an amount equal to 80% of the sum of (A) the Lessor's Cost, (B) such Lessor's share of the cumulative cost of all additions and improvements

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theretofore incorporated or installed in Scherer Unit No. 2 during the term of the Lease and financed by such Lessor or with Lessor Notes, and (C) such Lessor's share of the cost of the additions and improvements proposed to be financed with such Additional Notes; or (2) if the aggregate principal amount of all Additional Notes issued under such Lease Indenture for the purpose set forth in (iii) above (including the proposed Additional Notes) exceeds an amount equal to 80% of the sum of (A) such Lessor's share of the cumulative cost of all additions and improvements theretofore incorporated or installed in Scherer Unit No. 2 during the term of the Lease and (B) the cost of the additions and improvements proposed to be financed with such Additional Notes. (Leases, Section 10.2; Lease Indentures, Section 2.12.)

    As a further condition to the issuance of Additional Notes for the purposes set forth in (ii) and (iii) above, at least ten days must have passed from the time the applicable Lease Indenture Trustee shall have given notice to holders of the applicable Lessor Notes of the proposed issuance of such Additional Notes, and the holders of a majority in principal amount of such Lessor Notes shall not have notified such Lease Indenture Trustee that certain requirements for issuing Additional Notes have not been met and directing such Lease Indenture Trustee not to allow the issuance of such Additional Notes. (Lease Indentures, Section 2.12.) In addition, in the case of Additional Notes issued for the purposes set forth in (ii) and (iii) above, the Lease Indenture Trustee shall have received a certificate of Lessee's independent public accountants verifying the calculations set forth in the related Lease Indenture plus, in the case of (iii), a certificate of an engineer, appraiser or other expert to the effect that the fair market value of all Capital Improvements as of their respective dates of incorporation or installation was not less than the cost of such Capital Improvements as of such dates.

EVENTS OF DEFAULT

    "Events of Default" under each Lease Indenture include: (i) any "Event of Default" under the related Lease (other than the failure of Oglethorpe to pay any Excepted Payment), subject to the rights of the related Lessor to cure defaults in the payment of rent and to purchase Lessor Notes upon the occurrence of an "Event of Default" by Oglethorpe under its Lease with such Lessor as described below; (ii) a failure by such Lessor to make any payment in respect of the principal of or premium, if any, or interest on the Lessor Notes within three business days after the same shall have become due; (iii) a failure by the Lessor or by Wilmington Trust Company or NationsBank, N.A., as successor by merger to The Citizens and Southern National Bank, individually, to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease Indenture, to discharge any Lessor's liens or to give notice of a change in its principal place of business, or a failure by the related Equity Investor to remove any Equity Investor's liens or to remove the Lessor in certain events, if any such failure shall continue for a period of 30 days after notice thereof shall have been given to the related Lessor, Equity Investor and Lessee by the related Lease Indenture Trustee, specifying such failure and requiring it to be remedied; (iv) certain events of bankruptcy or insolvency shall have occurred in respect of the trust established under the related Trust Agreement or the related Equity Investor; and (v) the Lessor shall fail to pay certain taxes not being contested in good faith and such failure continues for 20 business days after notice shall have been given to the Lessor. (Lease Indentures, Section 4.1.)

RIGHTS OF LESSOR TO CURE AND PURCHASE LESSOR NOTES

    Each Lease Indenture provides that an "Event of Default" thereunder that results from a nonpayment of rent under the related Lease is to be deemed cured if the Lessor thereunder shall have paid, within ten business days after receipt by such Lessor and the related Equity Investor of notice or actual knowledge of such nonpayment, an amount equal to the principal of or premium, if any, and interest on the Lessor Notes then due (otherwise than by declaration of acceleration), plus any interest on such amount on account of the delayed payment thereof, unless, if such nonpayment is of basic rent, Oglethorpe shall have failed to make all payments of basic rent (i) on three consecutive semiannual

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basic rent payment dates or (ii) on any six due dates during the term of the
Lease. (Lease Indentures, Section 4.3(a).) Each Lease Indenture also provides that an Event of Default that results from the failure of Oglethorpe to perform any other obligation relating to its interest in Scherer Unit No. 2 (including, without limitation, the payment of all amounts other than basic rent required to be paid by Oglethorpe) is deemed cured if the related Lessor shall have performed such obligation within ten business days after receipt by such Lessor of notice of the occurrence of such failure. (Lease Indentures, Section 4.3(b).)

    Upon any such payment of rent or performance of Oglethorpe's obligations, such Lessor shall be subrogated to the rights of the applicable Lease Indenture Trustee and the holders of the applicable Lessor Notes to payment of rent from Oglethorpe as reimbursement, to the extent set forth in such Lease Indenture, but such Lessor shall not obtain any lien on the applicable Lease Indenture Estate for such reimbursement. (Lease Indentures, Section 4.3(c).) Even if Oglethorpe later pays such rent, the Lease Indenture Trustee shall not remit such payment to such Lessor if any Lease Default or Event of Default has occurred and is continuing or the payment of the principal of, and premium if any, and interest on any Note is overdue.

    If an "Event of Default" under any Lease Indenture based solely upon an "Event of Default" under the related Lease has occurred and is continuing, and if the related Lessor Notes have been accelerated and such acceleration has not been rescinded, the related Lessor, within 20 days after receiving notice from the related Lease Indenture Trustee of such acceleration, may give written notice to such Lease Indenture Trustee of its intention to purchase all of such Lessor Notes. Each holder of a Lessor Note issued by such Lessor then will be required to sell such Lessor Note and its interest in such Lease Indenture to such Lessor if (i) within ten business days after such notice, such Lessor tenders an amount equal to all of the aggregate unpaid principal of and premium, if any, and interest on all of the unpaid Lessor Notes issued by such Lessor plus all other amounts, including interest on the overdue amounts, which would then be payable to the holders of such Lessor Notes in the case of an Event of Default under the Lease Indenture and (ii) such conveyance is not in violation of applicable law. (Lease Indentures, Section 4.3(e).) All amounts so paid to the Collateral Trust Trustee, as the holder of the Refunding Lessor Notes, will be immediately applied to the payment of the Facility Bonds.

    If an "Event of Default" has occurred under any Lease, the Lessor thereunder also shall have the right to terminate that Lease and arrange for the substitution of another party as lessee under a new lease substantially similar to such Lease, subject to (i) any "Event of Default" under the related Lease Indenture having been cured by such Lessor as described above, (ii) such substituted lessee having assumed all of the obligations of Oglethorpe under such Lease; (iii) such lessee being GPC, MEAG or Dalton or a person having an assigned credit rating from Moody's Investors Service, Inc. or Standard & Poor's Rating Services equal to or better than "A1" or "AA-," respectively, and (iv) such lessee making an irrevocable commitment to assume the lease obligation within two months after the occurrence of the "Event of Default" under such Lease and actually assuming such obligation within six months of such occurrence. In such event, such substituted lease shall be deemed the Lease subject to the lien of applicable Lease Indenture. (Lease Indentures, Section 4.3(f).) Under each Lease, the applicable Lessor will be obligated to attempt to lease its undivided ownership interest to GPC, MEAG, or Dalton or a utility with a net worth of at least $200,000,000 or an electric cooperative with a net worth of at least $25,000,000 for 30 days prior to the exercise of any of the Lessor's remedies under such Lease. (See "DESCRIPTION OF THE LEASES--Events of Default.")

NOTICE OF EVENTS OF DEFAULT; ACTION BY TRUSTEE; WAIVER

    Each Lease Indenture requires the related Lessor to give the related Lease Indenture Trustee, Oglethorpe and the related Equity Investor prompt written notice of each "Event of Default" or default under the related Lease Indenture or Event of Loss with respect to Scherer Unit No. 2, to the extent it has actual knowledge thereof. In the event a Lease Indenture Trustee has actual knowledge of an "Event of Default" or default under the related Lease Indenture or such an Event of Loss, such Lease Indenture

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Trustee will be required to give prompt written notice thereof to the related
Lessor, Oglethorpe and each holder of a related Lessor Note, including the Collateral Trust Trustee as holder of the Refunding Lessor Notes. Subject to the terms of each Lease Indenture relating to the enforcement of remedies and the rights of a Lease Indenture Trustee to indemnification in the taking of any action, and further subject to the right of each Lessor to cure defaults and to purchase its Lessor Notes as described above, a Lease Indenture Trustee will be required to take such action (including the waiver of past defaults), or refrain from taking such action, with respect to any such "Event of Default," default under the related Lease Indenture or Event of Loss as it shall be directed by a majority in interest of the Noteholders (a "Directive"), which, during such time as the Refunding Lessor Notes are the only outstanding Lessor Notes, means a majority in principal amount of the Facility Bonds. (See "DESCRIPTION OF THE FACILITY BONDS--Voting of Lessor Notes.") If a Lease Indenture Trustee has not received directions as above provided within 20 days after the mailing by such Lease Indenture Trustee of notice of such "Event of Default," default under the Lease Indenture or Event of Loss, such Lease Indenture Trustee may, but will not be required to, take such action, or refrain from taking such action, as it deems advisable in the best interests of holders of the related Lessor Notes, subject to the subsequent receipt of a Directive from holders of Lessor Notes as above provided. (Lease Indentures, Section 5.1.)

    A Lease Indenture Trustee may, and upon receipt of a Directive shall, waive any past "Event of Default" or default under the related Lease Indenture except a default or an "Event of Default" (i) in the payment of the principal of or premium, if any, or interest on any Lessor Note or (ii) in respect of a covenant or provision of such Lease Indenture which under the Lease Indenture cannot be modified or amended without the consent of each holder of a Lessor Note issued under such Lease Indenture then outstanding. (Lease Indentures, Section 4.14.)

ACCELERATION; RESCISSION

    If an "Event of Default" shall have occurred and be continuing under any Lease Indenture, a Lease Indenture Trustee may, or upon receipt of a Directive shall, declare the unpaid principal amount of all Lessor Notes under that Lease Indenture, with accrued interest and premium, if any, thereon, to be due and payable, subject to the right of the related Lessor to cure such "Event of Default" as described above. (Lease Indentures, Section 4.2 and 5.1.) The holders of such Lessor Notes by a Directive may rescind and annul any such declaration at any time if (i) all amounts of principal of and premium, if any, and interest which are then due and payable (otherwise than by declaration of acceleration), together with interest on such overdue amounts and all other sums payable (including all costs and expenses incurred in connection therewith), shall have been paid and (ii) every other Event of Default under the Lease Indenture shall have been remedied. (Lease Indentures, Section 4.4.)

REMEDIES

    Each Lease Indenture provides that, if an "Event of Default" under such Lease Indenture has occurred and is continuing, the related Lease Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including the public sale under power of sale of the undivided ownership interest in Scherer Unit No. 2 of the related Lessor and, if an "Event of Default" under the related Lease has occurred, one or more of the remedies with respect to such Lessor's undivided ownership interest in Scherer Unit No. 2 afforded to the Lessor by the Lease for "Events of Default" thereunder. (See "DESCRIPTION OF THE LEASES--Events of Default".) Such remedies may be exercised by a Lease Indenture Trustee to the exclusion of that Lessor and, to the extent there is an "Event of Default" under that Lease, to the exclusion of Oglethorpe. (Lease Indentures, Section 4.2.) Any undivided ownership interest in Scherer Unit No. 2 sold in the exercise of such remedies will be sold free and clear of any rights of those parties, including the rights of Oglethorpe under the Lease, provided that no exercise of any remedies by the Lease Indenture Trustee may affect the rights of Oglethorpe under the

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Lease unless an "Event of Default"under the Lease has occurred and is continuing. (Lease Indentures, Section 4.6.)

    If an "Event of Default" under any Lease Indenture occurs and is continuing, any sums held or received by the related Lease Indenture Trustee thereunder may be applied to reimburse the Lease Indenture Trustee for any expense or other loss incurred by it and to pay its fees and any other amounts due to such Lease Indenture Trustee prior to any payments to holders of Lessor Notes. (Lease Indentures, Section 3.3.) If the remaining amounts available are not sufficient to pay the holders of Lessor Notes issued under such Lease Indenture in full, they will be paid ratably, in proportion to the principal amounts of their respective Lessor Notes.

RIGHTS OF LESSOR

    The Lessor under each Lease at all times has, among other things, the right, to the exclusion of the related Lease Indenture Trustee, to demand and receive payment of, and to commence an action at law to obtain payment of, Excepted Payments (but Lessor will have no remedy or right with respect to any such payment against the related Lease Indenture Estate nor any right to collect any such payment by the exercise of certain remedies specified in the related Lease), to adjust Basic Rent, Stipulated Loss Value and Termination Values under the related Lease (subject to certain limitations), and, in certain circumstances, to exercise its rights with respect to appraisals. Any such adjustments, however, shall not result in the amount of each basic rent payment on each basic rent payment date being at least equal to the aggregate amount of all principal, premium, if any, and accrued interest payable on such payment date on all Lessor Notes then outstanding under such Lease Indenture or Stipulated Loss Value and Termination Value (together with all other amounts required to be paid by Lessee under the Lease in respect of any Event of Loss or purchase of the Undivided Interest) than the amount sufficient, as of the date of payment, to pay in full, the principal of, premium, if any, and interest on all Lessor Notes outstanding on such date of payment. The Lessor also has the right at all times, not to the exclusion of the related Lease Indenture Trustee, to receive notices, opinions and other materials from Oglethorpe, to inspect Scherer Unit No. 2, the Scherer Unit No. 2 Site and the Scherer Common Facilities pursuant to the related Lease, to obtain additional insurance and, in certain circumstances, to perform the obligations of Oglethorpe under such Lease.

    As long as the Lessor Notes have not been accelerated and a Lease Indenture Trustee has not exercised its remedies under the related Lease Indenture, the related Lessor may, to the exclusion of such Lease Indenture Trustee, exercise its rights under the related Lease with respect to renewals, purchase options, early termination, redelivery of the undivided ownership interest in Scherer Unit No. 2, Supplemental Financings and, in certain circumstances, payment of Stipulated Loss Value upon an Event of Loss. (See "DESCRIPTION OF THE LEASES--Redelivery," "--Alterations and Improvements," "--Optional Termination for Obsolescence," "--Purchase and Renewal Options" and "--Events of Loss.") In such circumstances, such Lessor may also exercise certain other rights jointly with the related Lease Indenture Trustee. A Lease Indenture Trustee may terminate the exercise of any of the foregoing rights by notice to the related Lessor if an "Event of Default" under the related Lease Indenture has occurred. (Lease Indentures, Section 5.6.)

AMENDMENTS AND SUPPLEMENTS

    Each Lease Indenture Trustee may amend or supplement its Lease Indenture with the consent of the related Lessor but without the consent of the holders of any Lessor Notes (including the Collateral Trust Trustee, as the holders of the Refunding Lessor Notes), in order to (i) evidence the succession of any person as Lessor or the appointment of any additional or successor Lease Indenture Trustee; (ii) confirm or amplify the description of any property at any time subject to the lien of such Lease Indenture or convey, transfer, assign, mortgage or pledge any property to or with the Lease Indenture Trustee; (iii) provide for and evidence the creation and issuance of Additional Notes in accordance with

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the terms of such Lease Indenture; (iv) cure any ambiguity in, correct or supplement any defective or inconsistent provision of, or add to or modify any other provisions and agreements in, such Lease Indenture in any manner that will not in the judgment of the Indenture Trustee materially adversely affect the interests of the holders of such Lessor Notes; (v) grant or confer upon such Lease Indenture Trustee for the benefit of the holders of any Lessor Notes any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with such Lease Indenture; (vi) add to the covenants or agreements to be observed by the related Lessor and which are not contrary to such Lease Indenture or surrender any right or power of such Lessor with its consent; (vii) if required by applicable law, qualify such Lease Indenture under the TIA; or (viii) enter into any indenture or indentures supplemental thereto or any amendment, modification, supplement or waiver or consent to any Operative Document so long as it shall not, in the opinion of such Indenture Trustee, materially adversely effect the interest of the holders of such Lessor Notes. (Lease Indentures, Section 8.2.)

    Except as described in the preceding paragraph, no amendment or supplement to a Lease Indenture or to any of the agreements forming a part of the security for the Lessor Notes, including the related Lease and Support Agreements, may be made except upon receipt of a Directive. In addition, the Lessor and the holders of the Lessor Notes representing 100% of the outstanding principal amount of the Lessor Notes (determined in the same manner as the determination of a Directive), including the Collateral Trust Trustee, as holder of the Refunding Lessor Notes, must consent to any amendment of such agreements which will (i) modify the net lease nature of Oglethorpe's obligations, the quiet enjoyment provisions of the related Lease, the restriction on liens under such Lease, the definitions of default, "Event of Default," "Lease Default," "Lease Event of Default," "Indenture Event of Default," "Indenture Default," "Majority in Interest of Noteholders" and "Excepted Payments" or the percentage of Noteholders required to take or approve any action under such Lease and related Lease Indenture, or the percentage of holders of related Lessor Notes required to direct the related Lease Indenture Trustee to take action or to consent to an amendment; (ii) change the amount or time of payment under any Lessor Note or change the rate or manner of calculation of interest payable thereunder; (iii) modify or alter the manner of payment specified in the related Lease Indenture;
(iv) reduce, modify or amend the indemnities under the related Participation Agreement; (v) change the nature, amount or timing of any payments due under the related Lease; (vi) consent to any assignment of such Lease not permitted thereby or any sublease by Oglethorpe or any reduction in Oglethorpe's obligations thereunder; (vii) reduce the term of the related Lease or any related Support Agreements; (viii) change the nonrecourse nature of the obligations of the related Lessor; (ix) alter the effect of the consent to the Sale and Leaseback Transactions of the RUS; or (x) otherwise in the judgment of the Lease Indenture Trustee materially adversely affect the rights of any holder of a Lessor Note, permit the creation of a lien on the Indenture Estate or deprive the Noteholder of the benefit of the lien of the Lease Indenture. (Lease Indentures, Section 8.1.)

LIMITATION OF LIABILITY OF LESSORS

    The Refunding Lessor Notes which secure the Facility Bonds will not be direct obligations of, or guaranteed by, Oglethorpe, any Equity Investor or Wilmington Trust Company, NationsBank, N.A. or its agent, The Bank of New York. None of the Equity Investors, Wilmington Trust Company, NationsBank, N.A. or its agent, The Bank of New York, or any Lease Indenture Trustee will be liable to any holder of a Refunding Lessor Note or a Facility Bond or, in the case of the Equity Investors and Wilmington Trust Company and NationsBank, N.A. or its agent, The Bank of New York to the Lease Indenture Trustees, for any amounts payable under the Refunding Lessor Notes or, except as provided in the Lease Indentures, for any liability under the Lease Indentures. All payments of principal of and premium, if any, and interest on the Refunding Lessor Notes will be made only from the assets subject to the lien of the respective

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Lease Indentures or the income and proceeds received by the related Lease
Indenture Trustee therefrom (including basic rent and certain other amounts payable by Oglethorpe under the Lease). (Lease Indentures, Section 2.5.)

DISCHARGE OF LIEN AND DEFEASANCE OF LESSOR NOTES

    Each Lease Indenture provides that if the related Lessor Notes, including the related Refunding Lessor Note, shall have become due and payable in accordance with their terms or otherwise or when provision has been made for such payment and the whole amount of the principal of and premium, if any, and interest on such Lessor Notes then outstanding shall be paid and all other sums secured by or otherwise required to be paid under the related Leases, then the related Lease Indenture Trustee shall take all actions necessary to terminate and discharge the lien created thereby. (Lease Indentures, Sections 5.3 and 9.1.) Upon such payment of any Lessor Note, such Lessor Note shall no longer be secured by or entitled to the benefits of the related Lease Indenture. Lessor Notes shall be deemed paid if there shall be deposited with the Lease Indenture Trustee, in trust, money or U.S. Government Obligations, which will provide moneys, without reinvestment, sufficient to pay the principal of and premium, if any, and interest due on such Lessor Notes on and prior to the redemption date or maturity date thereof.

LEASE INDENTURE TRUSTEES

    The Bank of New York Trust Company of Florida, N.A., as successor trustee to Wachovia Bank of Georgia, N.A., is the Lease Indenture Trustee under each of the Lease Indentures. The Bank of New York, an affiliate of The Bank of New York Trust Company of Florida, N.A., has guaranteed the obligations of The Bank of New York Trust Company of Florida, N.A. If an "Event of Default" under any Lease Indenture occurs and is continuing, any sums held or received by the related Lease Indenture Trustee may be applied to the payment of obligations incurred by such Lease Indenture Trustee prior to any payments to holders of the related Lessor Notes. (Lease Indentures, Section 3.3.) Each Lease Indenture provides that the related Lease Indenture Trustee shall not be answerable or accountable under any circumstances, unless for its own willful misconduct or gross negligence, and except for liabilities on account of representations, warranties or covenants made by it in its individual capacity. Each Lease Indenture further provides that, in the case of any "Event of Default" under such Lease Indenture, the related Lease Indenture Trustee shall exercise such of the rights and remedies vested in it by such Lease Indenture and shall use the same degree of care in their exercise as a prudent man would exercise or use in the circumstances in the conduct of his own affairs. (Lease Indentures, Section 6.1.)

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                           DESCRIPTION OF THE LEASES

    The statements under this caption are summaries and do not purport to be complete. The summaries are qualified in their entirety by reference to the Leases, a copy of the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. (See "AVAILABLE INFORMATION.")

TERM AND RENTALS

    The Lessors have acquired separate undivided ownership interests in Scherer Unit No. 2 aggregating 60% of such unit and are leasing such interests to Oglethorpe pursuant to separate Leases, each having a lease term expiring on June 30, 2013, unless earlier terminated or extended as described below (40% of such unit is owned by GPC, MEAG and Dalton). Basic rent is required to be paid by Oglethorpe under the Leases in immediately available funds before 10:00 a.m. local time at the place of payment on each June 30 and December 31, unless the scheduled due date is not a business day, in which case such basic rent is required to be paid in immediately available funds before 10:00 a.m. local time on the next business day. (Leases, Section 3.6). The basic rent payable under each Lease on each payment date is required to be at least equal to the installment of principal and interest payable on such date on the Lessor Notes of such Lessor. (Leases, Section 3.4). Except in the case of an Event of Loss, a purchase of the undivided ownership interest by Oglethorpe, early termination of the Lease or any event of default under the related Lease Indenture, each payment of basic rent by Oglethorpe during such time as such Lease Indenture is in effect will be made to the Lease Indenture Trustee and applied, first to the payment of principal and interest due from a Lessor on its Lessor Notes on each June 30 and December 31 (basic rent having commenced on December 31, 1985), unless the scheduled payment date is not a business day, in which case such payment is required to be made on the next business day. The balance of any payment of basic rent under the Leases, after payment of the scheduled principal and interest on the Lessor Notes and any unreimbursed fees or expenses of the Lessor, will be paid to the respective Equity Investors, as beneficial owners of undivided ownership interests in Scherer Unit No. 2. (Lease Indentures, Section 3.1.)

    The amount of rent payable under each Lease is subject to adjustment if additional Lessor Notes are issued (see "DESCRIPTION OF THE LEASE INDENTURES--Additional Lessor Notes"), and if Oglethorpe is obligated to indemnify the related Equity Investor under the Tax Indemnification Agreement for a loss of tax benefits. In such event, a portion of the proceeds of such increased loans would be retained by the related Equity Investor. The amount of rent, as adjusted in any of the foregoing circumstances, must be sufficient at all times to pay in full all amounts of principal of and premium, if any, and interest on the related Lessor Notes when due and payable.

OWNERSHIP AGREEMENT AND OPERATING AGREEMENT

    Scherer Unit No. 2 is operated by GPC, as agent for the owners of Scherer Unit No. 2, pursuant to the Scherer Ownership Agreement and the Scherer Operating Agreement. (See "CO-OWNERS OF THE PLANTS AND THE PLANT AGREEMENTS--The Plant Agreements.") Oglethorpe assigned its rights with respect to Scherer Unit No. 2 under the Scherer Ownership Agreement and the Scherer Operating Agreement to the Lessors, who assigned such rights back to Oglethorpe for the term of the Leases. GPC, MEAG and Dalton agreed that, during such term, Oglethorpe will be treated as the owner of the undivided ownership interests of the Lessors in Scherer Unit No. 2 and would continue to possess all of the rights and obligations of a participant with respect to such interests. The Lessors will be treated as participants under the Scherer Ownership Agreement or the Scherer Operating Agreement only upon the termination of the Leases, if Oglethorpe does not then purchase such interests. Until that time, Oglethorpe also is obligated under the Participation Agreements not to consent to any amendment to such agreements which would adversely effect the interests of the Lessors.

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    Under the Leases, Oglethorpe is obligated to perform and discharge all indebtedness, obligations, and liabilities assessed against the undivided ownership interests of the Lessors in Scherer Unit No. 2 pursuant to the Scherer Operating Agreement and the Scherer Ownership Agreement. (Leases, Section 10.6). Oglethorpe also is obligated under the Participation Agreements to perform and comply with all the terms of such agreements and any other agreements relating to the ownership and operation of Scherer Unit No. 2. (Participation Agreements, Section 5.5(cc).)

REDELIVERY

    Under the Leases, unless the undivided ownership interests of the Lessors in Scherer Unit No. 2 are transferred to Oglethorpe pursuant to the Leases, Oglethorpe is obligated to redeliver such interest to the Lessors, or to any transferees or assignees of the Lessors, free and clear of all liens (other than certain permitted liens) and in such condition as would result from Scherer Unit No. 2 having been maintained during the term of the Leases in accordance with a standard of care not less than "prudent utility practice," as defined in the Scherer Ownership Agreement. If Scherer Unit No. 2 is not in such condition, the sole remedy of each Lessor is to demand that Oglethorpe pay it an amount equal to the actual decrease in the fair market sales value of its respective undivided ownership interest in Scherer Unit No. 2 on such date, as determined by qualified appraisers in the manner specified in the Leases, to the extent attributable to the failure of such Unit to have been so maintained. The Leases set forth objective standards relating to electric generating capacity, availability for service and economic useful life, which, if met, will result in Scherer Unit No. 2 being deemed to have been so maintained. (Leases, Section 7.1.)

NET LEASE

    The obligations of Oglethorpe under each Lease are those of a lessee under a "net lease". Payments of basic rent under the Leases by Oglethorpe are to be made without notice or demand, and all rent is to be paid without counterclaim, setoff, deduction, defense, and without abatement, suspension, deferment, diminution, or reduction. (Leases, Section 3.8.)

ALTERATIONS AND IMPROVEMENTS

    Alterations and improvements may be made to Scherer Unit No. 2 from time to time pursuant to the provisions of the Scherer Ownership Agreement and the Scherer Operating Agreement. Any such alterations and improvements will become the property of the Lessors. (Leases, Section 10.1.) As described above, Oglethorpe is obligated to make all payments due under such agreements, including payments for its share of such alterations and improvements except to the extent such costs may be financed by a Lessor through the issuance of Additional Notes under the related Lease Indenture (a "Supplemental Financing"). Any Supplemental Financing is subject to the fulfillment of certain conditions, including the following: (i) there shall be no more than one Supplemental Financing in any calendar year, and the aggregate cost of the improvements covered by such Supplemental Financing under all Leases must be at least $3,000,000; (ii) the aggregate principal amount of all Lessor Notes issued and outstanding under such Lease Indenture (including the proposed Additional Notes) must not exceed an amount equal to 80% of the sum of (A) the Lessor's Cost, (B) such Lessor's share of the cumulative cost of all additions and improvements theretofore incorporated or installed in Scherer Unit No. 2 during the term of the Lease and financed by such Lessor or with Lessor Notes, and (C) such Lessor's share of the cost of the additions and improvements proposed to be financed with such Additional Notes; (iii) the aggregate principal amount of all Additional Notes issued under such Lease Indenture for additions and improvements (including the proposed Additional Notes) must not exceed an amount equal to 80% of the sum of (A) such Lessor's share of the cumulative cost of all additions and improvements theretofore incorporated or installed in Scherer Unit No. 2 during the term of the Lease and (B) the cost of the additions and improvements proposed to be financed with such Additional Notes;

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(iv) the total amount of all Supplemental Financings with respect to the undivided ownership interests under all four Leases to and including the stated termination date of the Leases must not exceed $125,000,000; (v) Oglethorpe's then outstanding debt must be rated (or, if not rated, deemed by the related Equity Investor to be) no less than "investment grade"; (vi) Oglethorpe must indemnify the related Equity Investor against the loss of any available tax benefits and against any adverse tax consequences; (vii) the additional Lessor Notes must have a final maturity no later than June 30, 2013; (viii) no default or event of default under the Leases shall have occurred and be continuing; and
(ix) the RUS must consent to such Supplemental Financing. (Leases, Section 10.2.) In the event of a Supplemental Financing, the rent shall be adjusted to cover the additional debt service. (See "DESCRIPTION OF THE LEASES--Additional Lessor Notes.")

INSURANCE

    Property insurance and liability insurance are to be maintained with respect to Scherer Unit No. 2 by GPC pursuant to the Scherer Ownership Agreement and the Scherer Operating Agreement. As described above, under such agreements and the Leases Oglethorpe is obligated to pay the portion of the cost of such insurance attributable to the undivided ownership interests of the Lessors. Under the Participation Agreements, Oglethorpe is obligated to monitor all insurance which is so maintained, and to take any and all reasonable actions to assure that at all times such insurance is maintained consistent with "prudent utility practice," as defined in the Scherer Ownership Agreement. Oglethorpe also is to monitor and maintain the endorsements in favor of the Lessors and the other parties to the Participation Agreements. Under the Leases, the Lessors may provide additional insurance for Scherer Unit No. 2. (Leases, Article 12.)

ASSIGNMENT, SUBLEASE AND TRANSFER

    Except in connection with a merger, consolidation or transfer, conveyance or lease of assets permitted by the Participation Agreements and except for the assignment of its leasehold rights to the RUS and the other secured parties under the Mortgage Indenture, Oglethorpe is not permitted to assign or transfer or encumber (except for permitted liens) any of its rights or interests under any of the Leases without the prior consent of the respective Lessors, except that Oglethorpe is permitted to sublease its interests under the Leases without such consent if such sublease (i) do not extend beyond June 30, 2013, (ii) do not impair or diminish any of the rights of the respective Lessors or obligations of Oglethorpe under the Leases and (iii) are expressly subject to and subordinate to the provisions of the Leases and the related operative documents. No such sublease shall relieve Oglethorpe of its obligations under the applicable Lease. (Leases, Article 13.)

OPTIONAL TERMINATION FOR OBSOLESCENCE

    In the absence of an event of default under a Lease, Oglethorpe has the option, on at least 180 days' prior notice, to terminate any Lease on any subsequent June 30 or December 31 specified in such notice (the "Termination Date"), if the Board of Directors of Oglethorpe has adopted a resolution determining that (i) the interest in Scherer Unit No. 2 subject to the Lease is surplus to the requirements of Oglethorpe or (ii) Scherer Unit No. 2 is economically obsolete. If, at the time Oglethorpe exercises the foregoing option, Scherer Unit No. 1 has not been permanently decommissioned and retired from commercial service, and Scherer Unit No. 2 is determined by appraisers pursuant to procedures specified in the Leases to be technically superior or identical to Scherer Unit No. 1, then it is a condition to the exercise of this option that Oglethorpe shall have disposed of all of its ownership interest, if any, in Scherer Unit No. 1.

    If Oglethorpe has given such a termination notice, it is required, upon request of the Lessor to which such notice has been given, to use its best efforts to obtain cash bids for the purchase of such Lessor's undivided ownership interest in Scherer Unit No. 2. Each Lessor has the right to elect to retain its

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undivided ownership interest in Scherer Unit No. 2, provided that it shall first have paid to the holders of the related Lessor Notes the principal of and premium, if any, and interest on such Lessor Notes to the proposed date of prepayment. If a Lessor has not elected to retain its undivided ownership interest, the Lessor is required to transfer its interest in Scherer Unit No. 2 and the Support Agreements for cash to the bidder which has submitted the highest bid before the Termination Date. On the Termination Date, if any Lessor has not elected to retain its undivided ownership interest, Oglethorpe also is required to pay or deliver, as applicable to the Lessor (a) the excess, if any, of the Termination Value as of such date over such sales price (after deducting all expenses incurred by such Lessor in connection with such sale), (b) all basic rent accrued and unpaid to and including the Termination Date, including any premium due on the Lessor Notes which are being redeemed, (c) either (i) an amount of moneys which will be sufficient to pay on the specified redemption date (45 to 60 days following the Termination Date), interest to become due on the Notes from the Termination Date to such redemption date, or (ii) U.S. Government Obligations maturing no later than the business day prior to the specified redemption date, the principal of and the interest on which when due will provide moneys which, together with the moneys, if any, available therefor, will be sufficient to pay, on the redemption date, interest due and to become due on the Lessor Notes on and prior to the redemption date, and (d) all other rent then due under the related Lease. Upon compliance by Oglethorpe with such provision, its obligation to pay basic rent under the applicable Lease for any period after the Termination Date shall cease and the term of such Lease shall end on such Termination Date. If no sale occurs on the Termination Date (other than as a result of a Lessor's election to retain its undivided ownership interest in Scherer Unit No. 2) or Oglethorpe fails to comply in full with the early termination provisions, such Lease will continue in full force and effect. (Leases, Article 6.)

PURCHASE AND RENEWAL OPTIONS

    Oglethorpe has the option under each of the Leases to purchase the Lessor's undivided ownership interest in Scherer Unit No. 2 on the following dates, for a purchase price payable in immediately available funds in an amount equal to the greater of Stipulated Loss Value payable on the proposed purchase date or the fair market sales value of the Lessor's undivided ownership interest in Scherer Unit No. 2 on such date, in either case together with premium, if any, due on the Lessor Notes: (1) on December 31, 2000, December 31, 2005, and December 31, 2010; and (2) on any December 31 between December 31, 1997 and December 31, 2010, if (x) "scrubbers" or any similar capital improvement intended to remove pollutants from the effluent discharged from the boiler of Scherer Unit No. 2 are required by applicable law, (y) capital improvements are included in the Scherer Ownership Agreement budget for Scherer Unit No. 2, 60% of the value of which (expressed in December 30, 1985 dollars) equals or exceeds $100,000,000, or (z) capital improvements are included in such budget within any two years, 60% of the value of which (expressed in December 30, 1985 dollars) equals or exceeds $50,000,000, and the related Equity Investor does not finance such improvements through an equity investment. Oglethorpe also has the option under each Lease to purchase such undivided ownership interest on each June 30 during the fixed rate renewal term (described below) at the purchase price specified above. In the case of all of these options, fair market sales value is to be determined by agreement between Oglethorpe and the Lessor and, failing agreement, by independent appraisers pursuant to procedures specified in the Leases. The option to purchase the undivided ownership interest under each Lease on the dates in clause (1) is subject to 24 months notice of a tentative election so to purchase, and at least 12 months irrevocable notice of the election so to purchase. The option to purchase the undivided ownership interests on the dates in clause (2) may be exercised on any June 30 or December 31 following a determination of fair market sales value as of such June 30 or December 31.

    Oglethorpe also has the option to purchase a Lessor's undivided ownership interest in Scherer Unit No. 2 of any June 30 or December 31, after an indemnity payment becomes due under a Tax Indemnification Agreement with such Lessor's Equity Investor as a result of a final determination that such undivided interest constitutes public utility property. The purchase price in such event will be the greater

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of the Termination Value payable on the purchase date or the fair market sales value of the Lessor's undivided ownership interest in Scherer Unit No. 2 on such date, in either case together with premium, if any, due on the Lessor Notes of such Lessor. (Leases, Section 5.1.)

    The foregoing options to purchase the undivided ownership interests or to renew the Lease are subject to the rights of first refusal granted to the other owners of Scherer Unit No. 2. The consent of such Co-Owners to the Leases provides that Oglethorpe may exercise any of the foregoing options, but that, if Oglethorpe does not do so, the other Co-Owners shall have the right to exercise such options on substantially the same terms and conditions and at the same time.

    At the end of the basic term of each Lease, unless an "Event of Default" under such Lease, shall have occurred and be continuing, Oglethorpe will have the option to renew such Lease at a fixed rental for a period of at least 8.5 years, as determined pursuant to formulas set forth in such Lease unless a Lease Event of Default. (Leases, Section 4.1.) Oglethorpe also will have the right at the end of the basic term or any renewal term of a Lease, unless a Lease Event of Default shall have occurred and be continuing to renew the term of such Lease for a period of up to five years at the fair market rental value for such undivided ownership interest in Scherer Unit No. 2, as determined by negotiation between Oglethorpe and the Lessor and, failing agreement, by independent appraisers pursuant to procedures specified in such Lease. (Leases, Sections 4.2, 4.3 and 4.4.) Oglethorpe also has the right at the end of the basic term or any renewal term of a Lease to purchase the Lessor's undivided ownership interest in Scherer Unit No. 2 at a purchase price equal to the fair market sales value of such interest, determined in the manner described above. (Leases, Section 5.1.)

EVENTS OF LOSS

    An Event of Loss means any of the following events:

         (i) The loss of Scherer Unit No. 2, in its entirety or substantially in its entirety, due to theft, disappearance, destruction or damage beyond economic repair;

        (ii) The receipt of insurance proceeds based upon an actual or constructive total loss with respect to Scherer Unit No. 2;

        (iii) Scherer Unit No. 2, the Scherer Unit No. 2 Site, or the Scherer Common Facilities having been condemned or otherwise permanently rendered unfit for normal use, confiscated or seized, or title thereto or use thereof having been requisitioned by any governmental authority and Oglethorpe having lost the use or possession of substantially all of Scherer Unit No. 2 or the Site for a period exceeding 48 months;

        (iv) The permanent decommissioning and retiring from commercial service of Scherer Unit No. 2;

        (v) With respect to any Lessor or Equity Investor, such Lessor or Equity Investor or any affiliate of either of them, solely by reason of the Sale and Leaseback Transactions and without regard to any of its other activities, having become subject to regulation under any Federal or state law relating to utilities or the generation, transmission, production, or sale of electric power during the term of any Lease and prior to the time that Oglethorpe ceases to be in possession of Scherer Until No. 2, unless
    (A) such regulation results from the ownership or leasehold interest in any other electric generation facility or transmission facility acquired on or after December 30, 1985, or such Lessor, Equity Investor or affiliate was subject to such regulation prior to such date or upon becoming a Lessor or Equity Investor, (B) if such regulation is pursuant to any law other than the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended, and the effect of such regulation is not materially adverse, in the reasonable judgment of the person subject to such regulation, (C) such person has waived in writing the treatment of such regulation as

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    an Event of Loss, or (D) Oglethorpe, at its sole cost and expense, is contesting such regulation, subject to certain conditions; or

        (vi) At Oglethorpe's election, if any Lessor or Equity Investor becomes subject to the type of regulation described in (v) above under circumstances described in the Leases and such Lessor or Equity Investor does not take such action as may be necessary in order to cease to be so regulated within 60 days or does not transfer its undivided interest to a nonregulated entity and, as a result thereof, (A) the Lease is deemed to be a contract for the sale by such Lessor of electric energy to Oglethorpe under the Federal Power Act, as amended, (B) Oglethorpe becomes subject to regulation which is contrary to the terms of the Mortgage Indenture, its Member contracts, or any other agreement to which it is a party or any applicable law, or (C) Oglethorpe becomes subject to regulation which otherwise would not be applicable, which regulation Oglethorpe, in its reasonable judgment, determines to be materially adverse.

    If an Event of Loss described in clauses (i), (ii), (iii) or (iv) occurs with respect to Scherer Unit No. 2, Oglethorpe is required to pay to each Lessor on the June 30 or December 31 (or, if such Event of Loss occurs within 90 days of the next succeeding June 30 or December 31, the 90th day) following the date of such Event of Loss, the Stipulated Loss Value of such Lessor's undivided ownership interest in Scherer Unit No. 2, together with certain additional amounts. In the case of an Event of Loss described in clauses (v) and (vi), such payment will made only to the Lessor with respect to which the Event of Loss has occurred. If Oglethorpe pays the Stipulated Loss Value to a Lessor, together with the additional amounts then required to be paid (which in all circumstances will be in excess of the principal of and premium, if any, and interest on the Lessor Notes of such Lessor then outstanding), the lien of the related Lease Indenture and Lease of the Lessor's undivided ownership interest in Scherer Unit No. 2, shall be terminated, title thereto shall be transferred to or upon the order of Oglethorpe, the obligation of Oglethorpe thereafter to make rental payments with respect to such interest in Scherer Unit No. 2 will cease, and the aggregate of the Stipulated Loss Value and other payments made by Oglethorpe shall be applied as provided in the Lease Indenture to the prepayment of the Lessor Notes. (Leases, Section 11.1; Lease Indentures, Section 3.2.) Notwithstanding the foregoing, upon the occurrence of an Event of Loss described in clause (v) above, Oglethorpe may elect, upon the satisfaction of certain conditions specified in each Lease Indenture, to assume all of the liabilities and obligations of the Lessor under the related Lease Indenture. Upon such assumption, all such liabilities and obligations shall be made fully recourse to Oglethorpe, and Oglethorpe's obligation to pay such Stipulated Loss Value and other amounts shall be reduced by the principal amount of and accrued interest on the Lessor Notes so assumed and not otherwise due on the date of such payment. (Lease Indentures, Section 2.10(a).)

EVENTS OF DEFAULT

    "Events of Default" under each Lease include, among other things: (i) failure by Oglethorpe to pay basic rent within three business days after the same shall have become due; (ii) the failure to pay Stipulated Loss Value or Termination Value, together with premium, if any, on the Lessor Notes of the related Lessor, within ten business days after the same becomes due; (iii) the failure to pay any amount payable by Oglethorpe under the Scherer Ownership Agreement, the Scherer Operating Agreement or certain related documents upon the earlier of ten days after such payment becomes due or the enforcement by any Co-Owner or the operator of Scherer Unit No. 2 under the Scherer Operating Agreement of the right to deny Oglethorpe the output of capacity or energy derived from Scherer Unit No. 2; (iv) the failure to pay any other amount payable under the Lease within fifteen business days after demand therefor; (v) the failure by Oglethorpe to perform or observe any material covenant or agreement under the Lease or any other operative document (except the related Tax Indemnification Agreement) and the continuance of such failure for a period of 60 days after notice; (vi) any representation or warranty made by Oglethorpe in any related operative document (except the related Tax Indemnification Agreement) shall prove to have been incorrect in any material respect when made, and shall remain

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material and uncured; (vii) certain events of bankruptcy or insolvency shall have occurred with respect to Oglethorpe; (viii) an Event of Default under the Mortgage Indenture shall have occurred and be continuing and, as a result thereof, any remedy permitted pursuant to the Mortgage Indenture shall have been exercised; or (ix) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against Oglethorpe, and enforcement proceedings shall have been commenced and Oglethorpe shall not have bonded or otherwise set aside on its books adequate reserves therefor or there shall be any period of 120 days during which a stay of enforcement shall not be in effect. (Leases, Article 14.) The related Lessor has the right to cure any such default. (Leases,
Article 17.)

    If an "Event of Default" under any Lease has occurred and is continuing, and the Lessor thereunder has declared such Lease to be in default, the Lessor may exercise one or more of the remedies provided in the Lease with respect to its undivided ownership interest in Scherer Unit No. 2. These remedies include the right to rescind or terminate the Lease, to demand that Oglethorpe redeliver such interest, to sell or relet such interest free and clear of the rights of Oglethorpe, and to retain the proceeds of such sale or lease and to require Oglethorpe to pay as liquidated damages any unpaid basic rent due under the Lease through the rent payment date specified in a written notice to Oglethorpe given not earlier than 30 days before such date, together with premium, if any, due on the Lessor Notes, plus, in the sole discretion of the Lessor any of the following amounts, with interest thereon at the Stipulated Interest Rate to the date of payment:

        (a) (i) an amount equal to the excess, if any, of (A) the applicable Stipulated Loss Value as of such payment date, over (B) the aggregate fair market rental value of the Lessor's undivided ownership interest in Scherer Unit No. 2 until the end of the basic term or the then current renewal term of the Lease, after discounting such rental value to present worth at the Stipulated Interest Rate;

            (ii) an amount equal to the excess, if any, of such Stipulated Loss Value over the fair market sales value of the Lessor's undivided ownership interest in Scherer Unit No. 2 as of such payment date; or

            (iii) an amount equal to such Stipulated Loss Value and, if such amount is demanded, upon full payment by Oglethorpe of all sums due under the Lease, the Lessor is required, at the option of Oglethorpe, either to
       (x) exercise commercially reasonable efforts to sell its undivided ownership interest in Scherer Unit No. 2 and pay over to Oglethorpe the net proceeds of such sale or (y) transfer its undivided ownership interest in Scherer Unit No. 2 and the Support Agreement to Oglethorpe, whereupon the Lease shall terminate; or

        (b) the amount of any deficiency between Stipulated Loss Value as of such payment date and the net proceeds of such sale, together with interest on such rent and such deficiency, calculated as provided in the Lease, from the date of such sale until the date of actual payment.

    For a period of 30 days before the exercise of any of the remedies described above, each Lessor is required to attempt to lease its interest in Scherer Unit No. 2 and assign Oglethorpe's related rights and obligations, on the same terms and conditions, to any other Co-Owner or a rural electric cooperative with a net worth of at least $25,000,000 or a public utility having a net worth of at least $200,000,000. (Leases, Section 15.1.) Any new lessee must cure all defaults of Oglethorpe and obtain all necessary governmental consents. (See "DESCRIPTION OF THE LEASE INDENTURES--Rights of the Lessors to Cure and Purchase Lessor Notes.")

MERGER, CONSOLIDATION; MAINTENANCE OF CORPORATE EXISTENCE

    Pursuant to the Participation Agreements, Oglethorpe shall at all times maintain its existence as an electric membership corporation under Georgia law, provided that Oglethorpe may consolidate or merge with or into any other corporation or convey, transfer or lease all or substantially all of its assets to

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any person if, among other things: (i) the resulting entity formed by such consolidation or merger or the resulting entity that acquires by conveyance, transfer or lease shall be a corporation organized under the laws of the District of Columbia or any State of the United States; (ii) in the case of a conveyance, transfer or lease, such entity agrees to assume the due and punctual performance of each covenant and condition to be performed or complied with by Oglethorpe in connection with each Lease; (iii) Oglethorpe shall have delivered to the Lessors, the Equity Investors and the Lease Indenture Trustees an opinion of independent counsel, to the effect that clause (i) has been complied with, and the assumption agreement, if required by clause (ii), is a legal, valid and binding agreement of, and enforceable against, the resulting entity; (iv) immediately after giving effect to such transaction, no default or "Event of Default" shall have occurred and be continuing under the Lease; (v) the debt of the resulting entity is rated at levels specified in the related Participation Agreement which are based on the credit ratings of Oglethorpe at such time or, in the alternative, the resulting entity shall have a consolidated net worth at least equal to that of Oglethorpe prior to the transaction; and (vi) the resulting entity has acquired all necessary consents, approvals and permits of governmental authorities, Oglethorpe's Members and the RUS. Oglethorpe also may not acquire all or substantially all the assets of any other person or permit any corporation to be merged into Oglethorpe unless the last two conditions are fulfilled. No such conveyance, transfer or lease of all or substantially all of the assets of Oglethorpe shall have the effect of releasing Oglethorpe or any resulting entity from its liability with respect to the undivided ownership interest in Scherer Unit No. 2 without the prior written consent of the Lessors, the Equity Investors and the Lease Indenture Trustees. (Participation Agreements, Section 5.5(t).)

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal U.S. federal income tax consequences of the exchange of Private Facility Bonds for Exchange Facility Bonds and the ownership and disposition of Exchange Facility Bonds. This summary deals only with Exchange Facility Bonds held as capital assets by initial holders. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder (as defined below) based on such U.S. Holder's specific circumstances. In particular, the following summary does not address the tax treatment of persons who are not U.S. Holders or of U.S. Holders who are dealers in securities or currencies, banks, certain U.S. expatriates, tax-exempt organizations, life insurance companies, persons subject to the alternative minimum tax, persons that hold Exchange Facility Bonds that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction or persons whose functional currency is not the U.S. dollar. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed Treasury Regulations promulgated thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

    For purposes of this discussion, "U.S. Holder" means a beneficial owner of Exchange Facility Bonds who or that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. trustees have the authority to control all substantial decisions of the trust.

    This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation is made with respect to the tax consequences to any particular investor. This summary does not address any aspect of any state or local tax law or any estate or gift tax considerations, or the tax laws of jurisdictions outside the United States that may be applicable to the Exchange Facility Bonds or holders thereof, or the tax considerations applicable to non-U.S. Holders. There can be no assurance that the Internal Revenue Service (the "IRS") will take a similar view of the ownership or disposition of the Exchange Facility Bonds. Persons considering exchanging Private Facility Bonds for Exchange Facility Bonds should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other state, local or non-U.S. taxing jurisdiction, of such exchange and the ownership and disposition of Exchange Facility Bonds.

EXCHANGE OF PRIVATE FACILITY BONDS

    The exchange of the Private Facility Bonds for the Exchange Facility Bonds in the Exchange Offer should not constitute a taxable event to U.S. Holders. Consequently, no gain or loss should be recognized by a U.S. Holder upon receipt of an Exchange Facility Bond, the holding period of the Exchange Facility Bond should include the holding period of the Private Facility Bond, and the basis of the Exchange Facility Bond should be the same as the basis of the Private Facility Bond immediately before the exchange. (See "THE EXCHANGE OFFER.")

REDEMPTION, SALE OR EXCHANGE OF EXCHANGE FACILITY BONDS

    A U.S. Holder generally will have an adjusted tax basis for an Exchange Facility Bond equal to the cost of the Private Facility Bond exchanged therefor (but excluding accrued interest at the time of purchase of the Private Facility
Bond), reduced by prior payments of principal on the Private Facility Bond and payments of principal on the Exchange Facility Bond. Upon the redemption, sale, exchange or retirement of an Exchange Facility Bond, a U.S. Holder generally will recognize gain or loss equal to the

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difference between the amount realized upon the redemption, sale, exchange or retirement and the adjusted tax basis of the Exchange Facility Bond. Gain or loss recognized by a U.S. Holder on the redemption, sale, exchange or retirement of the Exchange Facility Bond generally will be capital gain or loss. Any such capital gain or loss will be either long-term or short-term capital gain or loss depending on the U.S. Holder's holding period for the Exchange Facility Bond at the time of its redemption, sale, exchange or retirement. Capital losses are subject to limitations on deductibility for U.S. federal income tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to payments of principal and interest on an Exchange Facility Bond, and the proceeds of the sale of an Exchange Facility Bond before maturity within the United States, to noncorporate U.S. Holders. If a non-corporation U.S. Holder fails to furnish a correct taxpayer identification number or a certification of exempt status, fails to report dividend and interest income in full, or fails to certify that such U.S. Holder has provided a correct taxpayer identification number and is not subject to backup withholding, a 31% federal backup withholding tax may be withheld on amounts paid to the U.S. Holder. The backup withholding tax is not an additional tax and may be credited against a U.S. Holder's regular U.S. federal income tax liability or refunded by the IRS where applicable.

                              PLAN OF DISTRIBUTION

    This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Facility Bonds received in exchange for Private Facility Bonds acquired by such broker-dealer as a result of market making or other trading activities. Each such broker-dealer that receives Exchange Facility Bonds for its own account in exchange for such Private Facility Bonds pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Facility Bonds. Oglethorpe has agreed that for a period of up to 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale.

    Exchange Facility Bonds received by a broker-dealer for its own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the Exchange Facility Bonds, or a combination of such methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Facility Bonds. Any broker-dealer that resells Exchange Facility Bonds that were received by it for its own account pursuant to the Exchange Offer in exchange for Private Facility Bonds acquired by such broker-dealer as a result of market making or other trading activities and any broker-dealer that participates in a distribution of such Exchange Facility Bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Facility Bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    Neither Oglethorpe nor OPC Scherer 1997 Funding Corporation will receive any proceeds from any sale of Exchange Facility Bonds by broker-dealers or any other persons. The Lessors have agreed to pay all expenses incident to Oglethorpe's performance of, or compliance with, the Registration Rights Agreement.

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    By acceptance of this Exchange Offer, each broker-dealer that receives
Exchange Facility Bonds for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from Oglethorpe of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice Oglethorpe has agreed to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until Oglethorpe has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer.

                                 LEGAL OPINIONS

    The validity of the Exchange Facility Bonds offered hereby will be passed upon for OPC Scherer 1997 Funding Corporation and Oglethorpe by Sutherland, Asbill & Brennan LLP, Atlanta, Georgia.

                                    EXPERTS

    The financial statements of Oglethorpe as of December 31, 1996 and 1995 and for each of the years in the two-year period ended December 31, 1996, have been included herein in reliance upon the report of Coopers & Lybrand L.L.P., independent public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. The financial statements of Oglethorpe for the year ended December 31, 1994, have been included herein in reliance upon the report of Arthur Andersen LLP, independent public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited interim financial statements as of and for the twelve months ended September 30, 1997, included herein, Coopers & Lybrand L.L.P. has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included herein states that they did not audit and they did not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

                          OGLETHORPE POWER CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                                          PAGE
                                                                                          -----
AUDITED ANNUAL FINANCIAL STATEMENTS:

Reports of Independent Public Accountants............................................         F-2

Statements of Revenues and Expenses, For the Years Ended December 31, 1996, 1995 and
  1994...............................................................................         F-4

Statements of Patronage Capital, For the Years Ended December 31, 1996, 1995 and
  1994...............................................................................         F-4

Balance Sheets, As of December 31, 1996 and 1995.....................................         F-5

Statements of Capitalization, As of December 31, 1996 and 1995.......................         F-6

Statements of Cash Flows, For the Years Ended December 31, 1996, 1995 and 1994.......         F-7

Notes to Financial Statements........................................................         F-8

UNAUDITED INTERIM FINANCIAL STATEMENTS:

Accountants' Review Report...........................................................        F-28

Condensed Statements of Revenues and Expenses, For the Twelve Months Ended September
  30, 1997 and the Year Ended December 31, 1996......................................        F-29

Condensed Balance Sheets, As of September 30, 1997 and December 31, 1996.............        F-30

Condensed Statements of Cash Flows, For the Twelve Months Ended September 30, 1997
  and the Year Ended December 31, 1996...............................................        F-31

Notes to Condensed Interim Financial Statements......................................        F-32

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Oglethorpe Power Corporation:

    We have audited the accompanying balance sheets and statements of capitalization of Oglethorpe Power Corporation (a Georgia corporation) as of December 31, 1996 and 1995 and the related statements of revenues and expenses, patronage capital, and cash flows for the years then ended. These financial statements are the responsibility of Oglethorpe's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oglethorpe Power Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Atlanta, Georgia,
  February 21, 1997, except for Note 11, as to which the date is March 11, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Oglethorpe Power Corporation:

    We have audited the statements of revenues and expenses, patronage capital, and cash flows of Oglethorpe Power Corporation (a Georgia corporation) for the year ended December 31, 1994. These financial statements are the responsibility of Oglethorpe's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, changes in patronage capital, and cash flows of Oglethorpe Power Corporation for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

    As explained in Note 2 of notes to financial statements, effective January 1, 1994, Oglethorpe Power Corporation changed its method of accounting for certain investments in debt and equity securities.

                                          Arthur Andersen LLP

Atlanta, Georgia,
February 24, 1995.

                      STATEMENTS OF REVENUES AND EXPENSES

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                 1996        1995        1994
                                                                              ----------  ----------  ----------
                                                                                    (DOLLARS IN THOUSANDS)
OPERATING REVENUES (NOTE 1):
  Sales to Members..........................................................  $1,023,094  $1,030,797  $  930,875
  Sales to non-Members......................................................      78,343     118,764     125,207
                                                                              ----------  ----------  ----------
TOTAL OPERATING REVENUES....................................................   1,101,437   1,149,561   1,056,082
                                                                              ----------  ----------  ----------
OPERATING EXPENSES:
  Fuel......................................................................     206,524     219,062     203,444
  Production................................................................     129,178     133,858     132,723
  Purchased power (Note 9)..................................................     229,089     264,844     227,477
  Power delivery............................................................      18,216      17,520      16,965
  Sales, administrative and general.........................................      42,289      39,015      32,269
  Depreciation and amortization.............................................     163,130     139,024     131,056
  Taxes other than income taxes.............................................      30,262      27,561      24,741
  Income taxes (Note 3).....................................................      --          --          --
                                                                              ----------  ----------  ----------
TOTAL OPERATING EXPENSES....................................................     818,688     840,884     768,675
                                                                              ----------  ----------  ----------
OPERATING MARGIN............................................................     282,749     308,677     287,407
                                                                              ----------  ----------  ----------
OTHER INCOME (EXPENSE):
  Interest income...........................................................      23,485      18,031      10,518
  Amortization of deferred gains (Notes 1 and 4)............................       2,341       2,341       9,985
  Amortization of net benefit of sale of income tax benefits (Note 1).......       8,054       8,043       8,102
  Amortization of deferred margins (Note 1).................................      32,047      15,959      18,072
  Deferred margins (Note 1).................................................      --         (14,282)     (9,287)
  Allowance for equity funds used during construction (Note 1)..............         238       1,715       2,907
  Other.....................................................................        (831)      1,903         498
                                                                              ----------  ----------  ----------
TOTAL OTHER INCOME..........................................................      65,334      33,710      40,795
                                                                              ----------  ----------  ----------
INTEREST CHARGES:
  Interest on long-term debt and capital leases.............................     308,013     317,968     329,738
  Other interest............................................................      10,006      12,979       3,856
  Allowance for debt funds used during construction (Note 1)................      (2,576)    (21,114)    (36,113)
  Amortization of debt discount and expense.................................      10,888      10,296       7,639
                                                                              ----------  ----------  ----------
NET INTEREST CHARGES........................................................     326,331     320,129     305,120
                                                                              ----------  ----------  ----------
NET MARGIN..................................................................  $   21,752  $   22,258  $   23,082
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

                        STATEMENTS OF PATRONAGE CAPITAL

                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                 1996        1995        1994
                                                                              ----------  ----------  ----------
                                                                                    (DOLLARS IN THOUSANDS)
  Patronage capital and membership fees--beginning of year (Note 1).........  $  338,891  $  309,496  $  289,982
  Net margin................................................................      21,752      22,258      23,082
  Change in unrealized gain (loss) on available-for-sale securities, net of
    income taxes (Note 2)...................................................      (4,414)      7,137      (3,568)
                                                                              ----------  ----------  ----------
  Patronage capital and membership fees--end of year........................  $  356,229  $  338,891  $  309,496
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                 BALANCE SHEETS

                                                                                                            DECEMBER 31,
                                                                                                      ------------------------
                                                                                                         1996         1995
                                                                                                      -----------  -----------
                                                                                                       (DOLLARS IN THOUSANDS)
                                                            ASSETS
ELECTRIC PLANT (NOTES 1, 4 AND 6):
  In service........................................................................................  $ 5,742,597  $ 5,699,213
  Less: Accumulated provision for depreciation......................................................   (1,488,272)  (1,362,431)
                                                                                                      -----------  -----------
                                                                                                        4,254,325    4,336,782
  Nuclear fuel, at amortized cost...................................................................       86,722       94,013
  Plant acquisition adjustments, at amortized cost..................................................        4,153        5,214
  Construction work in progress.....................................................................       31,181       35,753
                                                                                                      -----------  -----------
                                                                                                        4,376,381    4,471,762
                                                                                                      -----------  -----------
INVESTMENTS AND FUNDS (NOTES 1 AND 2):
  Bond, reserve and construction funds, at market...................................................       53,955       56,511
  Decommissioning fund, at market...................................................................       86,269       74,492
  Investment in associated organizations, at cost...................................................       15,379       15,853
  Deposit on Rocky Mountain transactions, at cost...................................................       41,685      --
                                                                                                      -----------  -----------
                                                                                                          197,288      146,856
                                                                                                      -----------  -----------
CURRENT ASSETS:
  Cash and temporary cash investments, at cost (Note 1).............................................      132,783      201,151
  Other short-term investments, at market...........................................................       91,499       79,165
  Receivables.......................................................................................      113,289       99,559
  Inventories, at average cost (Note 1).............................................................       89,825       82,949
  Prepayments and other current assets..............................................................       14,625       14,325
                                                                                                      -----------  -----------
                                                                                                          442,021      477,149
                                                                                                      -----------  -----------
DEFERRED CHARGES:
  Premium and loss on reacquired debt, being amortized (Note 5).....................................      201,007      200,794
  Deferred amortization of Scherer leasehold (Note 4)...............................................       90,717       87,134
  Deferred debt expense, being amortized............................................................       21,703       21,135
  Other (Note 1)....................................................................................       33,058       33,666
                                                                                                      -----------  -----------
                                                                                                          346,485      342,729
                                                                                                      -----------  -----------
                                                                                                      $ 5,362,175  $ 5,438,496
                                                                                                      -----------  -----------
                                                                                                      -----------  -----------
                                                    EQUITY AND LIABILITIES
CAPITALIZATION (SEE ACCOMPANYING STATEMENTS):
  Patronage capital and membership fees (Note 1)....................................................  $   356,229  $   338,891
  Long-term debt....................................................................................    4,052,470    4,207,320
  Obligation under capital leases (Note 4)..........................................................      293,682      296,478
  Obligation under Rocky Mountain transactions (Note 1).............................................       41,685      --
                                                                                                      -----------  -----------
                                                                                                        4,744,066    4,842,689
                                                                                                      -----------  -----------
CURRENT LIABILITIES:
  Long-term debt and capital leases due within one year.............................................      159,622       89,675
  Deferred margins to be refunded within one year (Note 1)..........................................      --            32,047
  Accounts payable..................................................................................       42,891       48,855
  Accrued interest..................................................................................       15,931       91,096
  Accrued and withheld taxes........................................................................        4,940        1,785
  Other current liabilities.........................................................................        9,540       18,007
                                                                                                      -----------  -----------
                                                                                                          232,924      281,465
                                                                                                      -----------  -----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Gain on sale of plant, being amortized (Note 4)...................................................       58,527       60,868
  Net benefit of sale of income tax benefits, being amortized (Note 1)..............................       42,049       50,194
  Net benefit of Rocky Mountain transactions, being amortized (Note 1)..............................       70,701      --
  Accumulated deferred income taxes (Note 3)........................................................       61,985       65,510
  Decommissioning reserve (Note 1)..................................................................      124,468      114,049
  Other.............................................................................................       27,455       23,721
                                                                                                      -----------  -----------
                                                                                                          385,185      314,342
                                                                                                      -----------  -----------
COMMITMENTS AND CONTINGENCIES (NOTES 4, 9 AND 11)

                                                                                                      $ 5,362,175  $ 5,438,496
                                                                                                      -----------  -----------
                                                                                                      -----------  -----------

      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE BALANCE SHEETS.

                          STATEMENTS OF CAPITALIZATION

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                              1996        1995
                                                                                           ----------  ----------

                                                                                           (DOLLARS IN THOUSANDS)
LONG-TERM DEBT (NOTE 5):
  Mortgage notes payable to the Federal Financing Bank (FFB) at interest rates varying from 5.27% to 9.51% (average rate of 6.95% at December 31, 1996) due in quarterly installments through 2023............................................................  $3,172,851  $3,253,636
  Mortgage notes payable to the Rural Utilities Service (RUS) at an interest rate of 5%
    due in monthly installments through 2021.............................................      22,475      22,983
  Mortgage notes issued in conjunction with the sale by public authorities of pollution control revenue bonds (PCBs):
    - Series 1982
        Serial bonds, 10.60%, due serially through 1997..................................       6,675       6,675
    - Series 1992
        Term bonds, 7.50% to 8.00%, due 2003 to 2022.....................................      92,130      92,130
    - Series 1992A
        Adjustable tender bonds, 3.40% to 3.70%, due 2025................................     216,925     216,925
        Serial bonds, 5.35% to 6.80%, due serially from 1998 to 2012.....................     124,690     129,760
    - Series 1993
        Serial bonds, 3.55% to 5.25%, due serially from 1997 through 2013................      37,255      38,110
    - Series 1993A
        Adjustable tender bonds, 4.00%, due 2016.........................................     199,690     199,690
    - Series 1993B
        Serial bonds, 3.75% to 5.05%, due serially from 1998 through 2008................     126,935     136,745
    - Series 1994
        Serial bonds, 4.20% to 7.125%, due serially from 1997 through 2015...............      10,365      10,690
        Term bonds, 7.15% due 2021.......................................................      11,550      11,550
    - Series 1994A
        Adjustable tender bonds, 4.00%, due 2019.........................................     122,740     122,740
    - Series 1994B
        Serial bonds, 5.45% to 6.45%, due serially from 1998 through 2005................      11,140      12,475

    Unsecured notes issued in conjunction with the sale by public authorities of pollution control revenue bonds:
    - Series 1995
        Adjustable rate bonds, 3.70% to June 1996, due in 2015...........................      --          21,670
    - Series 1996
        Adjustable rate bonds, 3.88% to April 1997, due in 2017..........................      37,885      --
    CoBank, ACB notes payable:
    - Headquarters note payable: fixed at 6.60% through April 1997, due in quarterly
        installments through January 1, 2009.............................................       4,672       5,159
    - Mortgage note payable: fixed at 6.50% through September 1997, due in bimonthly
        installments through November 1, 2018............................................       2,237       2,261
    - Mortgage note payable: fixed at 6.50% through October 1997, due in bimonthly
        installments through September 1, 2019...........................................       8,556       8,637
                                                                                           ----------  ----------
                                                                                            4,208,771   4,291,836

    Less: Unamortized debt discount......................................................        (766)       (832)
                                                                                           ----------  ----------
    Total long-term debt, net............................................................   4,208,005   4,291,004
    Less: Long-term debt due within one year.............................................    (155,535)    (83,684)
                                                                                           ----------  ----------
      TOTAL LONG-TERM DEBT, EXCLUDING AMOUNT DUE WITHIN ONE YEAR.........................   4,052,470   4,207,320
OTHER LONG-TERM LIABILITIES
  Obligation under capital leases, long-term (Note 4)....................................     293,682     296,478
  Obligation under Rocky Mountain transactions, long-term (Note 1).......................      41,685      --
EQUITIES
  Patronage capital and membership fees (Note 1).........................................     356,229     338,891
                                                                                           ----------  ----------
      TOTAL CAPITALIZATION...............................................................  $4,744,066  $4,842,689
                                                                                           ----------  ----------
                                                                                           ----------  ----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEARS ENDED DECEMBER
                                                                                                          31,
                                                                                            -------------------------------
                                                                                              1996       1995       1994
                                                                                            ---------  ---------  ---------

                                                                                                (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net margin..............................................................................  $  21,752  $  22,258  $  23,082
                                                                                            ---------  ---------  ---------
  Adjustments to reconcile net margin to net cash provided by operating activities:
      Depreciation and amortization.......................................................    196,593    196,920    193,351
      Net benefit of Rocky Mountain transactions..........................................     70,701     --         --
      Interest on decommissioning reserve.................................................      7,167      9,951      1,291
      Amortization of deferred gains......................................................     (2,341)    (2,341)    (9,985)
      Deferred margins and amortization of deferred margins...............................    (32,047)    (1,677)    (8,785)
      Amortization of net benefit of sale of income tax benefits..........................     (8,145)    (8,043)    (8,102)
      Allowance for equity funds used during construction.................................       (238)    (1,715)    (2,907)
      Deferred income taxes...............................................................     (3,525)    --         --
      Option payment on power swap agreement..............................................     (3,750)    --         --
      Other...............................................................................        (13)       (13)       (13)
  Change in net current assets, excluding long-term debt due within one year and deferred margins and Vogtle surcharge to be refunded within one year:
      Receivables.........................................................................    (13,731)   (10,686)   (18,055)
      Inventories.........................................................................     (6,875)    12,127     (8,608)
      Prepayments and other current assets................................................       (299)       532        (94)
      Accounts payable....................................................................     (5,964)    (4,066)   (10,569)
      Accrued interest....................................................................    (75,165)    (8,914)    (8,692)
      Accrued and withheld taxes..........................................................      3,155        219     (7,835)
      Other current liabilities...........................................................     (3,985)      (169)   (24,124)
                                                                                            ---------  ---------  ---------
  Total adjustments.......................................................................    121,538    182,125     86,873
                                                                                            ---------  ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES.................................................    143,290    204,383    109,955
                                                                                            ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions......................................................................    (93,704)  (138,921)  (206,345)
  Activity in decommissioning fund -- Purchases...........................................   (327,233)  (410,597)  (297,492)
                                   -- Proceeds............................................    316,542    399,077    293,990
  Activity in bond, reserve and construction
    funds -- Purchases....................................................................   (107,890)   (27,762)  (498,052)
          -- Proceeds.....................................................................    109,230     39,566    540,712
  Activity in other short-term investments -- Purchases...................................    (15,532)   (76,180)    --
  Decrease in investment in associated organizations......................................        474      1,518      1,752
                                                                                            ---------  ---------  ---------
NET CASH USED IN INVESTING ACTIVITIES.....................................................   (118,113)  (213,299)  (165,435)
                                                                                            ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt proceeds, net......................................................................      2,243    132,874    523,518
  Debt payments...........................................................................    (95,367)  (108,481)  (517,530)
  Return of Vogtle surcharge..............................................................     --         (3,320)    (2,031)
  Other...................................................................................       (421)    (1,648)    (2,008)
                                                                                            ---------  ---------  ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.......................................    (93,545)    19,425      1,949
                                                                                            ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND TEMPORARY CASH INVESTMENTS............................    (68,368)    10,509    (53,531)
CASH AND TEMPORARY CASH INVESTMENTS AT BEGINNING OF YEAR..................................    201,151    190,642    244,173
                                                                                            ---------  ---------  ---------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF YEAR........................................  $ 132,783  $ 201,151  $ 190,642
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------
CASH PAID FOR:
  Interest (net of amounts capitalized)...................................................  $ 383,440  $ 308,797  $ 304,882
  Income taxes............................................................................     --         --         --

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         NOTES TO FINANCIAL STATEMENTS

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    A. BUSINESS DESCRIPTION

    Oglethorpe Power Corporation ("Oglethorpe") is an electric generation and transmission ("G&T") cooperative incorporated in 1974 and headquartered in suburban Atlanta. Oglethorpe provides wholesale electric service, on a not-for-profit basis, to 39 of Georgia's 42 Electric Membership Corporations ("EMCs"). These 39 electric distribution cooperatives ("Members") in turn distribute energy on a retail basis to more than 2.6 million people across two-thirds of the State. Oglethorpe is the nation's largest G&T in terms of operating revenues, assets, kilowatt-hour ("kWh") sales and, through its Members, consumers served.

    Oglethorpe supplies energy to the Members from 3,335 megawatts ("MW") of owned or leased generating capacity and purchases the remainder from other power suppliers. Oglethorpe also has access to over 16,000 miles of transmission line through its ownership in the statewide Integrated Transmission System ("ITS").

    Oglethorpe and the Members completed on March 11, 1997, a corporate restructuring ("Corporate Restructuring"). For a discussion of the Corporate Restructuring, see Note 11.

    B. BASIS OF ACCOUNTING

    Oglethorpe follows generally accepted accounting principles and the practices prescribed in the Uniform System of Accounts of the Federal Energy Regulatory Commission ("FERC") as modified and adopted by the Rural Utilities Service ("RUS").

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 1996 and 1995 and the reported amounts of revenues and expenses for each of the three years ending December 31, 1996. Actual results could differ from those estimates.

    C. PATRONAGE CAPITAL AND MEMBERSHIP FEES

    Oglethorpe is organized and operates as a cooperative. The Members paid a total of $195 in membership fees. Patronage capital is the retained net margin of Oglethorpe. As provided in the bylaws, any excess of revenue over expenditures from operations is treated as advances of capital by the Members and is allocated to each of them on the basis of their electricity purchases from Oglethorpe.

    Under Oglethorpe's patronage capital retirements policy, margins are to be returned to the Members 30 years after the year in which the margins are earned. Pursuant to such policy, no patronage capital would be returned to the Members until 2010, at which time the 1979 patronage capital would be returned.

    Since Oglethorpe replaced its Consolidated Mortgage and Security Agreement, dated as of September 1, 1994 (the "RUS Mortgage") with an Indenture, dated March 1, 1997, from Oglethorpe to SunTrust Bank, Atlanta, as trustee (the "Mortgage Indenture") in connection with Oglethorpe's Corporate Restructuring, patronage distributions also will be restricted by the terms of the Mortgage Indenture.

    D. MARGIN POLICY

    Under Oglethorpe's prior RUS Mortgage, Oglethorpe's margin policy was based on the provision of a Times Interest Earned Ratio ("TIER") established annually by the Oglethorpe Board of Directors.

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

Pursuant to this policy, the annual net margin goal for 1996, 1995 and 1994 was the amount required to produce a TIER of 1.07. The RUS Mortgage was replaced with the Mortgage Indenture in connection with Oglethorpe's Corporate Restructuring. Under the Mortgage Indenture, Oglethorpe is required to produce a Margins for Interest ("MFI") Ratio of 1.10.

    The Oglethorpe Board of Directors adopted resolutions annually requiring that Oglethorpe's net margins for the years 1985 through 1995 in excess of its annual margin goals be deferred and used to mitigate rate increases associated with the Alvin W. Vogtle Plant ("Plant Vogtle") and the Rocky Mountain Pumped Storage Hydroelectric Facility ("Rocky Mountain"). In addition, during 1986 and 1987, Oglethorpe's wholesale electric rate to its Members provided for a one mill per kWh charge ("Vogtle Surcharge"), also to be used to mitigate the effect of Plant Vogtle on rates.

    Pursuant to rate actions by Oglethorpe's Board of Directors, specified amounts of deferred margins and Vogtle Surcharge were returned in 1989 through 1995 and all remaining amounts were returned in 1996. A summary of deferred margins and Vogtle Surcharge as of December 31, 1996 and 1995 is as follows:

                                                                         1996       1995
                                                                       ---------  ---------
                                                                           (DOLLARS IN
                                                                            THOUSANDS)
DEFERRED MARGINS
  1985-92............................................................  $ 165,552  $ 165,552
  1993...............................................................      5,083      5,083
  1994...............................................................      9,287      9,287
  1995...............................................................     14,282     14,282
                                                                       ---------  ---------
                                                                         194,204    194,204
VOGTLE SURCHARGE
  1986-87............................................................     36,613     36,613
                                                                       ---------  ---------
  Subtotal...........................................................    230,817    230,817

LESS: AMOUNTS RETURNED IN:
  1989-93............................................................   (159,388)  (159,388)
  1994...............................................................    (20,103)   (20,103)
  1995...............................................................    (19,279)   (19,279)
  1996...............................................................    (32,047)    --
                                                                       ---------  ---------
                                                                          --         32,047
LESS: CURRENT PORTION................................................     --        (32,047)
                                                                       ---------  ---------
LONG-TERM BALANCE....................................................  $  --      $  --
                                                                       ---------  ---------
                                                                       ---------  ---------

    E. OPERATING REVENUES

    Operating revenues consist primarily of electricity sales pursuant to long-term wholesale power contracts which Oglethorpe maintains with each of its Members. These wholesale power contracts obligate each Member to pay Oglethorpe for capacity and energy furnished in accordance with rates established by Oglethorpe. Energy furnished is determined based on meter readings which are conducted at the end of each month. Actual energy costs are compared, on a monthly basis, to the billed energy costs, and an adjustment to revenues is made such that energy revenues are equal to actual energy costs.

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    Revenues from Cobb EMC and Jackson EMC, two of Oglethorpe's Members, accounted for 12.5% and 11.2% in 1996, 11.3% and 10.4% in 1995, and 11.0% and
10.5% in 1994, respectively, of Oglethorpe's total operating revenues.

    F. NUCLEAR FUEL COST

    The cost of nuclear fuel, including a provision for the disposal of spent fuel, is being amortized to fuel expense based on usage. The total nuclear fuel expense for 1996, 1995 and 1994 amounted to $49,298,000, $54,588,000 and
$55,229,000, respectively.

    Contracts with the U.S. Department of Energy ("DOE") have been executed to provide for the permanent disposal of spent nuclear fuel for the life of the Edwin I. Hatch Plant ("Plant Hatch") and Plant Vogtle. The services to be provided by DOE were scheduled to begin in 1998. However, the actual year that these services will begin is uncertain. The Plant Hatch spent fuel storage is expected to be sufficient into 2003. The Plant Vogtle spent fuel storage is expected to be sufficient into 2008. Activities for adding dry cast storage capacity at Plant Hatch by as early as 1999 are in progress.

    The Energy Policy Act of 1992 (the "Energy Policy Act") required that utilities with nuclear plants be assessed over a 15-year period an amount which will be used by DOE for the decontamination and decommissioning of its nuclear fuel enrichment facilities. The amount of each utility's assessment was based on its past purchases of nuclear fuel enrichment services from DOE. Based on its ownership in Plants Hatch and Vogtle, Oglethorpe has a remaining nuclear fuel asset of approximately $14,900,000, which is being amortized to nuclear fuel expenses over the next 11 years. Oglethorpe has also recorded an obligation to DOE which approximated $11,800,000 at December 31, 1996.

    G. NUCLEAR DECOMMISSIONING

    Oglethorpe's portion of the costs of decommissioning co-owned nuclear facilities is estimated as follows:

                                                 HATCH        HATCH       VOGTLE       VOGTLE
                                              UNIT NO. 1   UNIT NO. 2   UNIT NO. 1   UNIT NO. 2
                                              -----------  -----------  -----------  -----------
                                                            (DOLLARS IN THOUSANDS)
Years of site study.........................     1994         1994         1994         1994
Expected start date of decommissioning......     2014         2018         2027         2029
Decommissioning cost:
  Discounted................................   $  92,000    $ 109,000    $  82,000    $ 106,000
  Undiscounted..............................     157,000      207,000      198,000      271,000

    The decommissioning cost estimates are based on prompt dismantlement and removal of the plant from service. The actual decommissioning costs may vary from the above estimates because of changes in the assumed date of decommissioning, changes in regulatory requirements, changes in technology, and changes in costs of labor, materials and equipment.

    The annual provision for decommissioning for 1996, 1995 and 1994 was $2,597,000, $4,156,000 and $5,948,000, respectively. In developing the amount of the annual provision for 1996 and 1997, the escalation rate was assumed to be 2.72% and return on trust assets was assumed to be 8%. Oglethorpe accounts for this provision for decommissioning as depreciation expense with an offsetting credit to a decommissioning reserve. Oglethorpe's management is of the opinion that any changes in cost estimates of decommissioning will be fully recovered in future rates.

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    In compliance with a Nuclear Regulatory Commission ("NRC") regulation, Oglethorpe maintains an external trust fund to provide for a portion of the cost of decommissioning its nuclear facilities. The NRC regulation requires funding levels based on average expected cost to decommission only the radioactive portions of a typical nuclear facility. Oglethorpe's decommissioning reserve reflects its obligation to decommission both the radioactive and most of the non-radioactive portions of its nuclear facilities.

    Realized investment earnings from the external trust fund, while increasing the fund and interest income, also are applied to the decommissioning reserve and charged to interest expense. Interest income earned from the external trust fund is offset by the recognition of interest expense such that there is no effect on Oglethorpe's net margin.

    H. DEPRECIATION

    Depreciation is computed on additions when they are placed in service using the composite straight-line method. Annual depreciation rates in effect for 1996, 1995 and 1994 were as follows:

                                                         1996          1995          1994
                                                     ------------  ------------  ------------
Steam production...................................         2.13%         2.13%         2.47%
Nuclear production.................................         2.73%         2.78%         2.84%
Hydro production...................................         2.00%         2.00%         2.00%
Other production...................................         3.75%         3.75%         2.42%
Transmission.......................................         2.75%         2.75%         2.75%
Distribution.......................................         2.88%         2.88%         2.88%
General............................................   2.00-20.00%   2.00-20.00%   2.00-20.00%

    I. ELECTRIC PLANT

    Electric plant is stated at original cost, which is the cost of the plant when first dedicated to public service, plus the cost of any subsequent additions. Cost includes an allowance for the cost of equity and debt funds used during construction. The cost of equity and debt funds is calculated at the embedded cost of all such funds. The plant acquisition adjustments represent the excess of the cost of the plant to Oglethorpe over the original cost, less accumulated depreciation at the time of acquisition, and are being amortized over a ten-year period.

    Maintenance and repairs of property and replacements and renewals of items determined to be less than units of property are charged to expense. Replacements and renewals of items considered to be units of property are charged to the plant accounts. At the time properties are disposed of, the original cost, plus cost of removal, less salvage of such property, is charged to the accumulated provision for depreciation.

    J. BOND, RESERVE AND CONSTRUCTION FUNDS:

    Bond, reserve and construction funds for pollution control bonds are maintained as required by Oglethorpe's bond agreements. Bond funds serve as payment clearing accounts, reserve funds maintain amounts equal to the maximum annual debt service of each bond issued and construction funds hold bond proceeds for which construction expenditures have not yet been made. As of December 31, 1996 and 1995, substantially all of the funds were invested in U.S. Government securities.

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    K. CASH AND TEMPORARY CASH INVESTMENTS

    Oglethorpe considers all temporary cash investments purchased with a maturity of three months or less to be cash equivalents. Temporary cash investments with maturities of more than three months are classified as other short-term investments.

    Of the amount reported as cash and temporary cash investments at December 31, 1996, approximately $65,600,000 is restricted by RUS for the purpose of prepaying certain Federal Financing Bank ("FFB") long-term debt on or before March 31, 1997.

    L. INVENTORIES

    Oglethorpe maintains inventories of fossil fuels for its generation plant and spare parts for certain of its generation and transmission plant. These inventories are stated at weighted average cost on the accompanying balance sheets.

    At December 31, 1996 and 1995, fossil fuels inventories were $23,062,000 and $12,296,000, respectively. Inventories for spare parts at December 31, 1996 and 1995 were $66,763,000 and $70,653,000, respectively.

    M. DEFERRED CHARGES

    Prior to 1996, Oglethorpe expensed nuclear refueling outage costs as incurred. In 1996, Oglethorpe began accounting for these costs on a normalized basis. Under this method of accounting, refueling outage costs are deferred and subsequently amortized to expense over the 18-month operating cycle of each unit. Deferred nuclear outage costs at December 31, 1996 were $12,961,000.

    As a result of the availability of long-term capacity purchases at similar costs but with reduced risks to Oglethorpe and its Members, Oglethorpe determined that the Smarr Combustion Turbine Project was not needed within the present planning horizon. Therefore, Oglethorpe is amortizing the accumulated project costs in excess of the current value of the land purchased. The remaining project costs of $6,445,000 are reflected as deferred charges on the accompanying balance sheets. In 1995, Oglethorpe's Board of Directors authorized that these project costs be amortized and fully recovered through future rates over a period of 15 years beginning in that year.

    N. DEFERRED CREDITS

    In October 1989, Oglethorpe sold to Georgia Power Company ("GPC") a 24.45% ownership interest in the Robert W. Scherer Plant ("Plant Scherer") common facilities as required under the Plant Scherer Purchase and Ownership Agreement to adjust its ownership in the Scherer units. Oglethorpe realized a gain on the sale of $50,600,000. RUS and Oglethorpe's Board of Directors approved a plan whereby this gain was deferred and was amortized over 60 months ending in September 1994.

    In April 1982, Oglethorpe sold to three purchasers certain of the income tax benefits associated with the Plant Robert W. Scherer Unit No. 1 ("Scherer Unit No. 1") and related common facilities pursuant to the safe harbor lease provisions of the Economic Recovery Tax Act of 1981. Oglethorpe received a total of approximately $110,000,000 from the safe harbor lease transactions. Oglethorpe accounts for the net benefits as a deferred credit and is amortizing the amount over the 20-year term of the leases.

    In December 1996, Oglethorpe entered into long-term lease transactions for a portion of its 74.61% undivided ownership interest in Rocky Mountain. The lease transactions are characterized as a sale and lease-back for income tax purposes, but not for financial reporting purposes. As a result of these leases, Oglethorpe recorded a net benefit of $70,701,000 which was deferred and will be amortized to income

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

over the 30-year lease-back period. The lease transactions increased Oglethorpe's Capitalization and Investments and funds by $41,685,000, respectively (see Note 2 where discussed further).

    In January 1997, Oglethorpe completed long-term lease transactions for the remainder of its interest in Rocky Mountain resulting in a net benefit of $24,859,000. The net benefit will be deferred and amortized to income over the 30-year term of the leases. Oglethorpe will increase Capitalization and Investments and funds by $15,810,000, respectively.

    O. REGULATORY ASSETS AND LIABILITIES

    Oglethorpe is subject to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation." Regulatory assets represent probable future revenues to Oglethorpe associated with certain costs which will be recovered from Members through the rate-making process. Regulatory liabilities represent probable future reduction in revenues associated with amounts that are to be credited to Members through the rate-making process. The following regulatory assets and liabilities were reflected on the accompanying balance sheets as of December 31, 1996 and 1995:

                                                                          1996       1995
                                                                        ---------  ---------
                                                                            (DOLLARS IN
                                                                             THOUSANDS)
Premium and loss on reacquired debt...................................  $ 201,007  $ 200,794
Deferred amortization of Scherer leasehold............................     90,717     87,134
Other regulatory assets...............................................     29,308     33,666
Net benefit of sale of income tax benefits............................    (42,049)   (50,194)
Net benefit of Rocky Mountain transactions............................    (70,701)    --
Deferred margins......................................................     --        (32,047)
Energy costs..........................................................     --          4,237
                                                                        ---------  ---------
                                                                        $ 208,282  $ 243,590
                                                                        ---------  ---------
                                                                        ---------  ---------

    In the event that Oglethorpe is no longer subject to the provisions of SFAS No. 71, Oglethorpe would be required to write off related regulatory assets and liabilities. In addition, Oglethorpe would be required to determine any impairment to other assets, including plant, and write down the assets, if impaired, to their fair value.

    P. PRESENTATION

    Certain prior year amounts have been reclassified to conform with current year presentation.

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

2. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    A detail of the estimated fair values of Oglethorpe's financial instruments as of December 31, 1996 and 1995 is as follows:

                                                                                    DECEMBER 31, 1996       DECEMBER 31, 1995
                                                                                  ----------------------  ----------------------
                                                                                                 FAIR                    FAIR
                                                                                     COST       VALUE        COST       VALUE
                                                                                  ----------  ----------  ----------  ----------

                                                                                              (DOLLARS IN THOUSANDS)
CASH AND TEMPORARY CASH INVESTMENTS:
  Commercial paper..............................................................  $   52,700  $   52,700  $  179,055  $  179,055
  Certificates of deposit.......................................................      10,000      10,000      20,000      20,000
  Cash and money market securities..............................................      70,083      70,083       2,096       2,096
                                                                                  ----------  ----------  ----------  ----------
TOTAL...........................................................................  $  132,783  $  132,783  $  201,151  $  201,151
                                                                                  ----------  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------  ----------
OTHER SHORT TERM INVESTMENTS:
  Commingled investment fund....................................................  $   91,712  $   91,499  $   76,180  $   79,165
                                                                                  ----------  ----------  ----------  ----------
TOTAL...........................................................................  $   91,712  $   91,499  $   76,180  $   79,165
                                                                                  ----------  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------  ----------
BOND, RESERVE AND CONSTRUCTION FUNDS:
  U.S. Government securities....................................................  $   36,505  $   35,873  $   49,348  $   49,932
  Repurchase agreements.........................................................      18,082      18,082       6,579       6,579
                                                                                  ----------  ----------  ----------  ----------
TOTAL...........................................................................  $   54,587  $   53,955  $   55,927  $   56,511
                                                                                  ----------  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------  ----------
DECOMMISSIONING FUND:
  U.S. Government securities....................................................  $   24,034  $   23,950  $   23,087  $   23,568
  Foreign government securities.................................................       1,228       1,278      --          --
  Commercial paper..............................................................      --          --           4,036       4,036
  Corporate bonds...............................................................      11,953      11,868       5,875       6,073
  Equity securities.............................................................      30,339      34,073      19,514      21,271
  Asset-backed securities.......................................................       3,103       3,125      12,484      12,614
  Other bonds...................................................................       5,445       5,453      --          --
  Cash and money market securities..............................................       6,522       6,522       6,937       6,930
                                                                                  ----------  ----------  ----------  ----------
TOTAL...........................................................................  $   82,624  $   86,269  $   71,933  $   74,492
                                                                                  ----------  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------  ----------
LONG-TERM DEBT..................................................................  $4,118,117  $4,228,317  $4,207,320  $4,506,925
                                                                                  ----------  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------  ----------
INTEREST RATE SWAP..............................................................  $   --      $   33,938  $   --      $   52,089
                                                                                  ----------  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------  ----------

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    The contractual maturities of debt securities available for sale at December 31, 1996 and 1995, regardless of their balance sheet classification, are as follows:

                                                                                              DECEMBER 31,      DECEMBER 31,
                                                                                                  1996              1995
                                                                                            ----------------  ----------------
                                                                                                      FAIR              FAIR
                                                                                             COST     VALUE    COST     VALUE
                                                                                            -------  -------  -------  -------

                                                                                                  (DOLLARS IN THOUSANDS)
Due within one year.......................................................................  $33,944  $33,819  $21,050  $21,300
Due after one year through five years.....................................................   17,439   17,266   37,172   37,452
Due after five years through ten years....................................................   27,912   27,302   27,628   27,966
Due after ten years.......................................................................   15,610   15,789   11,523   12,049
                                                                                            -------  -------  -------  -------
                                                                                            $94,905  $94,176  $97,373  $98,767
                                                                                            -------  -------  -------  -------
                                                                                            -------  -------  -------  -------

    Oglethorpe used the methods and assumptions described below to estimate the fair value of each class of financial instruments. For cash and temporary cash investments, the carrying amount approximates fair value because of the short-term maturity of those instruments. The fair value of Oglethorpe's long-term debt and the swap arrangements is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to Oglethorpe for debt of similar maturities.

    Under the interest rate swap arrangements, Oglethorpe makes payments to the counterparty based on the notional principal at a contractually fixed rate and the counterparty makes payments to Oglethorpe based on the notional principal at the existing variable rate of the refunding bonds. The differential to be paid or received is accrued as interest rates change and is recognized as an adjustment to interest expense. Oglethorpe entered into the swap arrangements for the purpose of securing a fixed rate lower than otherwise would have been available to Oglethorpe had it issued fixed rate bonds. For the Series 1993A notes, the notional principal was $199,690,000 and the fixed swap rate is 5.67% (the variable rate at December 31, 1996 and 1995 was 4.00% and 5.15%, respectively). With respect to the Series 1994A notes, the notional principal was $122,740,000 and the fixed swap rate is 6.01% (the variable rate at December 31, 1996 and 1995 was 4.00% and 5.05%, respectively). The notional principal amount is used to measure the amount of the swap payments and does not represent additional principal due to the counterparty. The swap arrangements extend for the life of the refunding bonds, with reductions in the outstanding principal amounts of the refunding bonds causing corresponding reductions in the notional amounts of the swap payments. The estimated fair value of Oglethorpe's liability under the swap arrangements at December 31, 1996 and 1995 was $33,938,000 and $52,089,000, respectively. This amount represents payment Oglethorpe would pay if the swap arrangements were terminated. Oglethorpe may be exposed to losses in the event of nonperformance of the counterparty, but does not anticipate such nonperformance.

    Oglethorpe adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1994. Under this SFAS, investment securities held by Oglethorpe are classified as either available-for-sale or held-to-maturity. Available-for-sale securities are carried at market value with unrealized gains and losses, net of any tax effect, added to or deducted from patronage capital. Unrealized gains and losses from investment securities held in the decommissioning fund, which are also classified as available-for-sale, are directly added to or deducted from the decommissioning reserve. Held-to-maturity securities are carried at cost. All realized and unrealized gains and losses are determined using the specific identification method. Gross unrealized gains and losses at December 31, 1996 were $7,785,000 and $4,985,000, respectively. Gross unrealized gains and losses at December 31,

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

1995 were $6,497,000 and $368,000, respectively. For 1996 and 1995, proceeds from sales of available-for-sale securities totaled $425,772,000 and $438,643,000, respectively. Gross realized gains and losses from the 1996 sales were $6,410,000 and $3,671,000 respectively. Gross realized gains and losses from the 1995 sales were $5,098,000 and $1,308,000, respectively.

    Investments in associated organizations were as follows at December 31, 1996 and 1995:

                                                                                                      DECEMBER 31,   DECEMBER 31,
                                                                                                          1996           1995
                                                                                                      ------------   ------------
                                                                                                        (DOLLARS IN THOUSANDS)
National Rural Utilities Cooperative Finance Corp. ("CFC")..........................................    $13,476        $13,476
CoBank, ACB.........................................................................................      1,664          2,132
Other...............................................................................................        239            245
                                                                                                      ------------   ------------
  Total.............................................................................................    $15,379        $15,853
                                                                                                      ------------   ------------
                                                                                                      ------------   ------------

    The investments in these associated organizations are similar to compensating bank balances in that they are required in order to maintain current financing arrangements. Accordingly, there is no market for these investments.

    The $41,685,000 deposit on the Rocky Mountain transactions (see Note 1 where discussed) as of December 31, 1996 is invested in a guaranteed investment contract which will be held to maturity (the end of the 30-year lease-back period). At maturity, Oglethorpe fully intends to use the deposit to repurchase tax ownership and to retain all other rights of ownership with respect to the plant. The deposit is carried at cost.

    In addition, from the proceeds of the Rocky Mountain transactions, Oglethorpe paid $460,769,000 to a financial institution. In return, this financial institution undertook to pay a portion of Oglethorpe's lease obligations. Both Oglethorpe's interest in this payment undertaking agreement and the corresponding lease obligations have been extinguished for financial reporting purposes.

3. INCOME TAXES

    Oglethorpe is a not-for-profit membership corporation subject to Federal and state income taxes. As a taxable electric cooperative, Oglethorpe has annually allocated its income and deductions between Member and non-Member activities. Any Member taxable income has been offset with a patronage exclusion and member loss carryforwards.

    Oglethorpe accounts for its income taxes pursuant to SFAS No. 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    A detail of the provision for income taxes in 1996, 1995 and 1994 is shown as follows:

                                                                                                       1996    1995   1994
                                                                                                      -------  -----  -----
                                                                                                           (DOLLARS IN
                                                                                                           THOUSANDS)
Current
  Federal...........................................................................................  $ 3,525  $--    $--
  State.............................................................................................    --      --     --
                                                                                                      -------  -----  -----
                                                                                                        3,525   --     --
                                                                                                      -------  -----  -----
Deferred
  Federal...........................................................................................   (3,525) $--    $--
  State.............................................................................................    --      --     --
                                                                                                      -------  -----  -----
                                                                                                       (3,525)  --     --
                                                                                                      -------  -----  -----
Income taxes charged to operations..................................................................  $ --     $--    $--
                                                                                                      -------  -----  -----
                                                                                                      -------  -----  -----

    The difference between the statutory federal income tax rate on income before income taxes and Oglethorpe's effective income tax rate is summarized as follows:

                                                                                                       1996    1995    1994
                                                                                                      ------  ------  ------
Statutory federal income tax rate...................................................................    35.0%   35.0%   35.0%
Patronage exclusion.................................................................................   (35.7)%  (35.6)%  (35.4)%
Other...............................................................................................     0.7%    0.6%    0.4%
                                                                                                      ------  ------  ------
Effective income tax rate...........................................................................     0.0%    0.0%    0.0%
                                                                                                      ------  ------  ------
                                                                                                      ------  ------  ------

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    The components of the net deferred tax liabilities as of December 31, 1996 and 1995 were as follows:

                                                                                                         1996         1995
                                                                                                      -----------  -----------
                                                                                                       (DOLLARS IN THOUSANDS)
DEFERRED TAX ASSETS
  Net operating losses..............................................................................  $   473,114  $   538,067
  Member loss carryforwards.........................................................................      328,912      342,370
  Tax credits (alternative minimum tax and other)...................................................      256,205      252,680
  Accounting for Rocky Mountain transactions........................................................      233,045      --
  Accounting for sale of income tax benefits........................................................       77,429       86,599
  Accrued nuclear decommissioning expense...........................................................       49,127       45,042
  Accounting for asset dispositions.................................................................       32,545       33,496
  Other.............................................................................................        3,318       18,277
                                                                                                      -----------  -----------
                                                                                                        1,453,695    1,316,531
  Less: Valuation allowance.........................................................................     (252,680)    (252,680)
                                                                                                      -----------  -----------
                                                                                                        1,201,015    1,063,851
                                                                                                      -----------  -----------

DEFERRED TAX LIABILITIES
  Depreciation......................................................................................   (1,008,714)  (1,034,153)
  Accounting for Rocky Mountain transactions........................................................     (156,557)     --
  Accounting for debt extinguishment................................................................      (64,841)     (64,006)
  Other.............................................................................................      (32,888)     (31,202)
                                                                                                      -----------  -----------
                                                                                                       (1,263,000)  (1,129,361)
                                                                                                      -----------  -----------
NET DEFERRED TAX LIABILITIES........................................................................  $   (61,985) $   (65,510)
                                                                                                      -----------  -----------
                                                                                                      -----------  -----------

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    As of December 31, 1996, Oglethorpe has federal tax net operating loss carryforwards ("NOLs"), alternative minimum tax credits ("AMT") and unused general business credits (consisting primarily of investment tax credits) as follows:

                                                                                            ALTERNATIVE
                                                                                              MINIMUM
EXPIRATION DATE                                                                             TAX CREDITS   TAX CREDITS      NOLS
------------------------------------------------------------------------------------------  -----------   -----------   ----------
                                                                                                    (DOLLARS IN THOUSANDS)
1997......................................................................................    $--          $ 11,197     $   --
1998......................................................................................     --             6,934         --
1999......................................................................................     --            37,206         --
2000......................................................................................     --             3,198         --
2001......................................................................................     --             7,264         --
2002......................................................................................     --           130,377         --
2003......................................................................................     --               652        242,187
2004......................................................................................     --            55,663        114,285
2005......................................................................................     --               189        213,080
2006......................................................................................     --            --            209,009
2007......................................................................................     --            --             86,779
2008......................................................................................     --            --             94,927
2009......................................................................................     --            --             96,394
2010......................................................................................     --            --             77,970
None......................................................................................     3,525         --             --
                                                                                            -----------   -----------   ----------
                                                                                              $3,525       $252,680     $1,134,631
                                                                                            -----------   -----------   ----------
                                                                                            -----------   -----------   ----------

    Based on Oglethorpe's historical taxable transactions, the timing of the reversal of existing temporary differences, future income, and tax planning strategies, it is more likely than not that Oglethorpe's future taxable income will be sufficient to realize the benefit of NOLs before their respective expiration dates. The NOLs expiration dates start in the year 2003 and end in the year 2010. However, as reflected in the above valuation allowance, it is more likely than not that the tax credits will not be utilized before expiration. It is more likely than not that the AMT credit will be utilized.

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

4.  CAPITAL LEASES:

    In December 1985, Oglethorpe sold and subsequently leased back from four purchasers its 60% undivided ownership interest in the Plant Robert W. Scherer Unit No. 2 ("Scherer Unit No. 2"). The gain from the sale is being amortized over the 36-year term of the leases. The minimum lease payments under the capital leases together with the present value of net minimum lease payments as of December 31, 1996 are as follows:

  YEAR ENDING DECEMBER 31,                                            (DOLLARS IN THOUSANDS)
--------------------------------------------------------------------
  1997..............................................................        $   36,531
  1998..............................................................            37,302
  1999..............................................................            37,890
  2000..............................................................            37,755
  2001..............................................................            37,629
  2002-2021.........................................................           569,179
                                                                            ----------
  Total minimum lease payments......................................           756,286
  Less: Amount representing interest................................          (458,517)
                                                                            ----------
  Present value of net minimum lease payments.......................           297,769
  Less: Current portion.............................................            (4,087)
                                                                            ----------
  Long-term balance.................................................        $  293,682
                                                                            ----------
                                                                            ----------

    The capital leases provide that Oglethorpe's rental payments vary to the extent of interest rate changes associated with the debt used by the lessors to finance their purchase of undivided ownership shares in Scherer Unit No. 2. The debt of three of the lessors is financed at fixed interest rates averaging 9.70%. As of December 31, 1996, the variable interest rates of the debt of the remaining lessor ranged from 6.40% to 8.05% for an average rate of 6.83%. Oglethorpe's future rental payments under its leases will vary from amounts shown in the table above to the extent that the actual interest rates associated with the fixed and variable rate debt of the lessors varies from the 11.05% debt rate assumed in the table.

    The Scherer Unit No. 2 lease meets the definitional criteria to be reported on Oglethorpe's balance sheets as a capital lease. For rate-making purposes, however, Oglethorpe treats this lease as an operating lease; that is, Oglethorpe considers the actual rental payment on the leased asset in its cost of service. Oglethorpe's accounting treatment for this capital lease has been modified, therefore, to reflect its rate-making treatment. Interest expense is applied to the obligation under the capital lease; then, amortization of the leasehold is recognized, such that interest and amortization equal the actual rental payment. Through 1994, the level of actual rental payments was such that amortization of the Scherer Unit No. 2 leasehold calculated in this manner was less than zero. Thereafter, the scheduled cash rental payments increase such that positive amortization of the leasehold occurs and the entire cost of the leased asset is recovered through the rate-making process. The difference in the amortization recognized in this manner on the statements of revenues and expenses and the straight-line amortization of the leasehold is reflected on Oglethorpe's balance sheets as a deferred charge.

    In 1991 and 1992, all four of the lessors received Notices of Proposed Adjustments from the Internal Revenue Service ("IRS") proposing adjustments to the tax benefits claimed by these lessors in connection with their purchase and ownership of an undivided interest in Scherer Unit No. 2. In 1994, the IRS issued a revised Notice of Proposed Adjustments to one of the lessors which reduced the proposed adjustments. During 1995, this lessor advised Oglethorpe that it had settled this issue on the basis of the

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

revised Notice of Proposed Adjustments. Oglethorpe subsequently made a lump sum indemnity payment of $362,000 to the lessor in order to compensate for the reduction in the lessor's tax benefits resulting from the sale and leaseback transaction. The IRS has indicated that it will take consistent positions with the other three lessors. If the IRS's current positions regarding the sale and leaseback transactions were ultimately upheld, Oglethorpe would be required to indemnify the other three lessors. Oglethorpe's indemnification liability to the three lessors is estimated to be approximately $1,290,000 as of December 31, 1996. This liability has been reflected on the accompanying balance sheet.

5. LONG-TERM DEBT:

    Long-term debt consists of mortgage notes payable to the United States of America acting through the FFB and the RUS, mortgage notes issued in conjunction with the sale by public authorities of pollution control revenue bonds, and notes payable to CoBank, ACB ("CoBank"). Oglethorpe's headquarters facility is pledged as collateral for the CoBank headquarters note; substantially all of the owned tangible and certain of the intangible assets of Oglethorpe are pledged as collateral for the FFB and RUS notes, the remaining CoBank notes and the notes issued in conjunction with the sale of pollution control revenue bonds. The detail of the notes is included in the statements of capitalization.

    Oglethorpe currently has ten RUS-guaranteed FFB notes of which $3,172,851,000 and $3,253,636,000 were outstanding at December 31, 1996 and
1995, respectively, with rates ranging from 5.27% to 9.51%.

    In January 1996, Oglethorpe completed note modifications pursuant to which it repriced $89,447,000 of FFB advances. In connection with such modification, Oglethorpe paid a premium of $9,332,000. These amounts are reported as deferred charges on the balance sheet, and will be amortized over 22 years, the longest remaining life of the subject advances.

    In October 1996, Oglethorpe completed a current refunding transaction whereby $37,885,000 of fixed rate pollution control revenue bonds were issued. The proceeds of this transaction were used to retire $37,885,000 of existing bonds. The unamortized transaction costs related to this transaction have been reported as a deferred charge on the balance sheet and are being amortized over the life of the related bonds.

    The annual interest requirement for 1997 is estimated to be $294,000,000.

    Maturities for the long-term debt through 2001 are as follows:

                                           1997       1998       1999       2000       2001
                                         ---------  ---------  ---------  ---------  ---------
                                                        (DOLLARS IN THOUSANDS)
FFB and RUS............................  $ 147,279  $  86,894  $  91,123  $  98,867  $ 105,941
CoBank.................................        376        502        516        532        550
PCB Bonds..............................      7,880     17,970     19,730     23,995     26,260
Capital Leases.........................      4,087      5,143      6,240      7,075      7,775
                                         ---------  ---------  ---------  ---------  ---------
Total..................................  $ 159,622  $ 110,509  $ 117,609  $ 130,469  $ 140,526
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------

    The estimated annual interest expense and the long-term debt maturities described above do not take into account Oglethorpe's proposed Corporate Restructuring, discussed in Note 11.

    Oglethorpe has a commercial paper program under which it may issue commercial paper not to exceed a $250,000,000 balance outstanding at any time. The commercial paper may be used for

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

working capital requirements and for general corporate purposes. Oglethorpe's commercial paper is backed 100% by committed lines of credit provided by a group of banks.

    As of December 31, 1996 and 1995, no commercial paper was outstanding.

    Oglethorpe has a $50,000,000 uncommitted short-term line of credit with CFC and a $30,000,000 committed line of credit with SunTrust Bank, Atlanta ("SunTrust"). The maximum combined amount that can be outstanding under these lines of credit and the commercial paper program at any one time totals $250,000,000 due to certain restrictions contained in the CFC and SunTrust line of credit agreements. No balance was outstanding on either of these two lines of credit at either December 31, 1996 or 1995.

6. ELECTRIC PLANT AND RELATED AGREEMENTS:

    Oglethorpe and GPC have entered into agreements providing for the purchase and subsequent joint operation of certain of GPC's electric generating plants and transmission facilities. A summary of Oglethorpe's plant investments and related accumulated depreciation as of December 31, 1996 is as follows:

                                                                                ACCUMULATED
PLANT                                                             INVESTMENT   DEPRECIATION
----------------------------------------------------------------  -----------  -------------
                                                                    (DOLLARS IN THOUSANDS)
In-service
  Owned property
    Vogtle Units No. 1 & No. 2
      (NUCLEAR--30% OWNERSHIP)..................................   $2,781,446   $   665,953
    Hatch Units No. 1 & No. 2
      (NUCLEAR--30% OWNERSHIP)..................................     523,163        208,687
    Wansley Units No. 1 & No. 2
      (FOSSIL--30% OWNERSHIP)...................................     173,192         84,388
    Scherer Unit No. 1
      (FOSSIL--60% OWNERSHIP)...................................     429,299        193,129
    Rocky Mountain Units No. 1, No. 2 & No. 3
      (HYDRO--74.6% OWNERSHIP)..................................     556,470         17,401
    Tallassee (Harrison Dam)
      (HYDRO--100% OWNERSHIP)...................................       9,270          1,797
    Wansley (COMBUSTION TURBINE--30% OWNERSHIP).................       3,718          1,319
    Generation step-up substations..............................      55,877         19,173
    Transmission and distribution plant.........................     815,929        179,960
    Other.......................................................      94,002         25,060

Property under capital lease
    Scherer Unit No. 2
      (FOSSIL--60% LEASEHOLD)...................................     300,231         91,405
                                                                  -----------  -------------

Total in-service................................................   $5,742,597   $ 1,488,272
                                                                  -----------  -------------
                                                                  -----------  -------------
Construction work in progress
  Generation improvements.......................................   $  11,963
  Transmission and distribution plant...........................      18,715
  Other.........................................................         503
                                                                  -----------

Total construction work in progress.............................   $  31,181
                                                                  -----------
                                                                  -----------

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    In 1988, Oglethorpe acquired from GPC an undivided ownership interest in Rocky Mountain. Under the Rocky Mountain agreements, Oglethorpe assumed responsibility for construction of the facility, which was commenced by GPC. Under the agreements, GPC retained its current investment in Rocky Mountain with the ultimate ownership interests of Oglethorpe and GPC in the facility based on the ratio of each party's direct construction costs to total project direct construction costs with certain adjustments.

    On June 1, 1995, Unit 3 and the completed Unit Common facilities were declared to be in commercial operation by Oglethorpe. Unit 2 and Unit 1 were declared to be in commercial operation on June 19, 1995 and July 24, 1995, respectively. In accordance with the Rocky Mountain agreements, the final ownership interests of Oglethorpe and GPC in Rocky Mountain is 74.6% and 25.4%, respectively. The final ownership interests in the project will be applied to all future capital costs.

    Oglethorpe is engaged in a continuous construction program and, as of December 31, 1996, estimates property additions (including capitalized interest) to be approximately $108,000,000 in 1997, $98,000,000 in 1998 and $100,000,000
in 1999, primarily for replacements and additions to generation and transmission facilities.

    Oglethorpe's proportionate share of direct expenses of joint operation of the above plants is included in the corresponding operating expense captions (e.g., fuel, production or depreciation) on the accompanying statements of revenues and expenses.

7. EMPLOYEE BENEFIT PLANS:

    Oglethorpe has a noncontributory defined benefit pension plan covering substantially all employees. Oglethorpe's pension cost was approximately $1,388,000 in 1996, $1,954,000 in 1995 and $1,262,000 in 1994. For 1995, pension cost increased by $912,000 related to termination benefits. The termination benefits resulted from an early retirement program undertaken in the fourth quarter of 1995. Plan benefits are based on years of service and the employee's compensation during the last ten years of employment. Oglethorpe's funding policy is to contribute annually an amount not less than the minimum required by the Internal Revenue Code and not more than the maximum tax deductible amount.

    The plan's pension cost recognized in 1996, 1995 and 1994 was shown as follows:

                                                                      1996       1995       1994
                                                                    ---------  ---------  ---------
                                                                        (DOLLARS IN THOUSANDS)
Pension cost was comprised of the following
  Service cost -- benefits earned during the year.................  $   1,149  $     913  $   1,084
  Interest cost on projected benefit obligation...................        872        742        714
  Actual return on plan assets....................................       (984)    (1,889)       387
  Net amortization and deferral...................................        351      1,288       (911)
  Net gain from a plan curtailment................................     --            (12)       (12)
                                                                    ---------  ---------  ---------
Net pension cost..................................................  $   1,388  $   1,042  $   1,262
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    The plan's funded status in Oglethorpe's financial statements as of December 31, 1996 and 1995 were as follows:

                                                                           1996       1995
                                                                         ---------  ---------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
Actuarial present value of accumulated plan benefits:
  Vested...............................................................  $   7,554  $   6,868
  Nonvested............................................................        540        591
                                                                         ---------  ---------
                                                                         $   8,094  $   7,459
                                                                         ---------  ---------
                                                                         ---------  ---------
Projected benefit obligation...........................................  $ (13,211) $ (12,326)
  Plan assets at fair value............................................      9,218      7,760
                                                                         ---------  ---------
Projected benefit obligation in excess of plan assets..................     (3,993)    (4,566)
Unrecognized net loss (gain) from past experience different from that
  assumed and effects of changes in assumptions........................       (880)       223
Prior service cost not yet recognized in net periodic pension cost.....        498        548
Unrecognized net asset at transition date being recognized over 19
  years................................................................       (109)      (121)
                                                                         ---------  ---------
Pension accrual........................................................  $  (4,484) $  (3,916)
                                                                         ---------  ---------
                                                                         ---------  ---------

    The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations shown above were 7.50% and 5.0% in 1996, and 7.25% and 5.0% in 1995, respectively. The expected long-term rate of return on plan assets was 8.5% in 1996 and 1995, and 8% in 1994, and the discount rate used in determining the pension expense was 7.25% in 1996, 8.5% in 1995 and 7.5% in 1994.

    Oglethorpe has a contributory employee retirement savings plan covering substantially all employees. Employee contributions to the plan may be invested in one or more of nine funds. The employee may contribute, subject to IRS limitations, up to 16% of his annual compensation. Oglethorpe will match the employee's contribution up to one-half of the first 6% of the employee's annual compensation, as long as there is sufficient net margin to do so. Oglethorpe's contributions to the plan were approximately $561,000 in 1996, $589,000 in 1995 and $565,000 in 1994.

8. NUCLEAR INSURANCE:

    GPC, on behalf of all the co-owners of Plants Hatch and Vogtle, is a member of Nuclear Mutual Limited ("NML"), a mutual insurer established to provide property damage insurance coverage in an amount up to $500,000,000 for members' nuclear generating facilities. In the event that losses exceed accumulated reserve funds, the members are subject to retroactive assessments (in proportion to their participation in the mutual insurer). The portion of the current maximum annual assessment for GPC that would be payable by Oglethorpe, based on ownership share, is limited to approximately $6,351,000 for each nuclear incident.

    GPC, on behalf of all the co-owners of Plants Hatch and Vogtle, is also a member of Nuclear Electric Insurance Limited ("NEIL"), a mutual insurer, and Oglethorpe has coverage under NEIL II, which provides insurance to cover decontamination, debris removal and premature decommissioning as well as excess property damage to nuclear generating facilities for an additional $2,250,000,000 for losses in excess of the $500,000,000 NML coverage described above. Under the NEIL policies, members are

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

subject to retroactive assessments in proportion to their participation if losses exceed the accumulated funds available to the insurer under the policy. The portion of the current maximum annual assessment for GPC that would be payable by Oglethorpe, based on ownership share, is limited to approximately $12,960,000.

    For all on-site property damage insurance policies for commercial nuclear power plants, the NRC requires that the proceeds of such policies issued or annually renewed on or after April 2, 1991 shall be dedicated first for the sole purpose of placing the reactor in a safe and stable condition after an accident. Any remaining proceeds are next to be applied toward the costs of decontamination and debris removal operations ordered by the NRC, and any further remaining proceeds are to be paid either to the company or to its bond trustees as may be appropriate under the policies and applicable trust indentures.

    The Price-Anderson Act, as amended in 1988, limits public liability claims that could arise from a single nuclear incident to $8,900,000,000, which amount is to be covered by private insurance and agreements of indemnity with the NRC. Such private insurance (in the amount of $200,000,000 for each plant, the maximum amount currently available) is carried by GPC for the benefit of all the co-owners of Plants Hatch and Vogtle. Agreements of indemnity have been entered into by and between each of the co-owners and the NRC. In the event of a nuclear incident involving any commercial nuclear facility in the country involving total public liability in excess of $200,000,000, a licensee of a nuclear power plant could be assessed a deferred premium of up to $79,275,000 per incident for each licensed reactor operated by it, but not more than $10,000,000 per reactor per incident to be paid in a calendar year. On the basis of its sell-back adjusted ownership interest in four nuclear reactors, Oglethorpe could be assessed a maximum of $95,130,000 per incident, but not more than $12,000,000 in any one year.

    Oglethorpe participates in an insurance program for nuclear workers that provides coverage for worker tort claims filed for bodily injury caused at commercial nuclear power plants. In the event that claims for this insurance exceed the accumulated reserve funds, Oglethorpe could be subject to a total maximum assessment of $3,365,000.

    All retrospective assessments, whether generated for liability or property, may be subject to applicable state premium taxes.

9. POWER PURCHASE AND SALE AGREEMENTS:

    Oglethorpe has entered into long-term power purchase agreements with GPC, Big Rivers Electric Corporation ("Big Rivers"), and Entergy Power, Inc. ("EPI"). Under the agreement with GPC, Oglethorpe purchased on a take-or-pay basis 1,250 MW of capacity through the period ending August 31, 1996. Effective September 1, 1996, Oglethorpe will purchase 1,000 MW of capacity through the period ending August 31, 1997. Effective September 1, 1997, Oglethorpe will purchase 750 MW of capacity through the period ending August 31, 1998. Effective September 1, 1998, Oglethorpe will purchase 500 MW of capacity through the period ending December 31, 2004, subject to reductions or extension with proper notice. The Big Rivers agreement commenced in August 1992 and is effective through July 2002. Oglethorpe is obligated under this agreement to purchase on a take-or-pay basis 100 MW of firm capacity and certain minimum energy amounts associated with that capacity. The EPI agreement commenced in July 1992, has a term of ten years and represents a take-or-pay commitment by Oglethorpe to purchase 100 MW of capacity.

    Oglethorpe has a contract with Hartwell Energy Limited Partnership for the purchase of approximately 300 MW of capacity for a 25-year period commencing in April 1994.

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    Oglethorpe has entered into a short-term seasonal power purchase agreement with Florida Power Corporation. Under the agreement, Oglethorpe will purchase 50 MW of capacity on a take-or-pay basis for the period June 1, 1997 through September 30, 1997 and 275 MW for the period June 1, 1998 through September 30, 1998.

    As of December 31, 1996, Oglethorpe's minimum purchase commitments under the above agreements, without regard to capacity reductions or adjustments for changes in costs, for the next five years are as follows:

YEAR ENDING DECEMBER 31,                              (DOLLARS IN THOUSANDS)
----------------------------------------------------  ----------------------
        1997........................................        $  130,457
        1998........................................           111,539
        1999........................................            92,873
        2000........................................            94,917
        2001........................................            97,116

    Oglethorpe's power purchases from these agreements amounted to approximately $190,760,000 in 1996, $206,641,000 in 1995 and $182,965,000 in 1994.

    Oglethorpe has entered into an agreement with Alabama Electric Cooperative to sell 100 MW of capacity for the period June 1998 through December 2005.

    As a means of reducing the cost of power provided to the Members, in 1996, Oglethorpe utilized short-term power supply agreements. The initial agreement was with Enron Power Marketing, Inc. and was in place from January 4, 1996 through August 31, 1996. From September 1, 1996 through December 31, 1996, Oglethorpe utilized a short-term power supply transaction with Duke/Louis Dreyfus L.L.C. Under both of the agreements, the power marketer was required to provide to Oglethorpe at a favorable fixed rate all the energy necessary to meet the Members' requirements and Oglethorpe was required to provide to the power marketer at cost, subject to certain limitations, upon request all energy available from Oglethorpe's total power resources. Under both agreements, Oglethorpe continued to operate the power supply system and continued to dispatch the generating resources to ensure system reliability.

10. QUARTERLY FINANCIAL DATA (UNAUDITED):

    Summarized quarterly financial information for 1996 and 1995 is as follows:

                                                                                             FIRST     SECOND    THIRD     FOURTH
                                                                                            QUARTER   QUARTER   QUARTER   QUARTER
                                                                                            --------  --------  --------  --------
                                                                                                    (DOLLARS IN THOUSANDS)
1996
  Operating revenues......................................................................  $270,689  $275,228  $286,648  $268,872
  Operating margin........................................................................    73,568    72,514    75,009    61,658
  Net margin..............................................................................     8,988     4,732    12,508    (4,476)

1995
  Operating revenues......................................................................  $257,547  $281,228  $317,536  $293,250
  Operating margin........................................................................    68,682    82,048    82,949    74,998
  Net margin..............................................................................     8,462    20,292    10,656   (17,152)

  (AMOUNTS AND DISCLOSURES FOR THE YEARS ENDED TO DECEMBER 31, 1996, 1995 AND
                                     1994)

    Oglethorpe's business is influenced by seasonal weather conditions. Second quarter 1996 net margin was lower than the same period of 1995 primarily as a result of unbudgeted savings in 1995 from the continued capitalization of costs of Rocky Mountain due to delay in commercial operation of the initial unit from April 1995 to June 1995.

    The negative net margin for the fourth quarter of 1996 is consistent with expectations and reflects incurrence of certain nonrecurring expenses.

    The negative net margin for the fourth quarter of 1995 was primarily attributable to the deferral of excess margin. For a discussion of the amount of excess margin deferred, see Note 1.

11. SUBSEQUENT EVENTS:

    A. POWER SUPPLY ARRANGEMENTS

    Oglethorpe has entered into power supply agreements for approximately 50% of its Members' load requirements with LG&E Power Marketing Inc. These agreements commenced on January 1, 1997, initially on a short-term basis. These agreements converted to a long-term arrangement upon the closing of the corporate Restructuring discussed below. Oglethorpe is now working to complete a long-term contract for the remaining approximately 50% of its load.

    B. CORPORATE RESTRUCTURING

    Oglethorpe and the Members completed on March 11, 1997, the Corporate Restructuring, in which Oglethorpe was divided into three specialized operating companies to respond to increasing competition and regulatory changes in the electric industry. As part of the Corporate Restructuring, Oglethorpe's transmission business was sold to and is now owned and operated by Georgia Transmission Corporation (An Electric Membership Corporation) ("GTC"), a recently formed Georgia electric membership corporation. Oglethorpe's system operations business was sold to and is now owned and operated by Georgia System Operations Corporation ("GSOC"), a recently formed Georgia nonprofit corporation. Oglethorpe continues to own and operate its power supply business.

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors of
  Oglethorpe Power Corporation:

    We have reviewed the accompanying condensed balance sheet of Oglethorpe Power Corporation (a Georgia Corporation) as of September 30, 1997, and the related unaudited condensed statements of revenues and expenses and cash flows for the twelve-month period then ended. These financial statements are the responsibility of the company's management.

    We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

    Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Atlanta, Georgia
November 14, 1997.

                 CONDENSED STATEMENTS OF REVENUES AND EXPENSES

                                                  TWELVE MONTHS ENDED   FOR THE YEAR ENDED
                                                     SEPTEMBER 30,         DECEMBER 31,
                                                         1997                  1996
                                                 ---------------------  -------------------
                                                      (UNAUDITED)
                                                           (DOLLARS IN THOUSANDS)
OPERATING REVENUES:
  Sales to Members.............................       $ 1,019,430           $ 1,023,094
  Sales to non-Members.........................            50,383                78,343
                                                      -----------       -------------------
      TOTAL OPERATING REVENUES.................         1,069,813             1,101,437
                                                      -----------       -------------------
OPERATING EXPENSES:
  Fuel.........................................           200,858               206,524
  Production...................................           139,645               129,178
  Purchased power (Note 6).....................           254,996               229,089
  Power delivery...............................            10,210                18,216
  Depreciation and amortization................           149,891               163,130
  Taxes other than income taxes................            27,309                30,262
  Other operating expenses.....................            29,253                42,289
                                                      -----------       -------------------
      TOTAL OPERATING EXPENSES.................           812,162               818,688
                                                      -----------       -------------------
OPERATING MARGIN...............................           257,651               282,749
                                                      -----------       -------------------
OTHER INCOME (EXPENSE):
  Interest income..............................            27,049                23,485
  Amortization of net benefit of sale of income
    tax benefits...............................            10,427                 8,054
  Amortization of deferred margins.............             7,927                32,047
  Allowance for equity funds used during
    construction...............................               182                   238
  Other........................................             3,753                 1,510
                                                      -----------       -------------------
TOTAL OTHER INCOME.............................            49,338                65,334
                                                      -----------       -------------------
INTEREST CHARGES:
  Interest on long-term debt and other
    obligations................................           299,353               328,907
  Allowance for debt funds used during
    construction...............................            (1,964)               (2,576)
                                                      -----------       -------------------
NET INTEREST CHARGES...........................           297,389               326,331
                                                      -----------       -------------------
NET MARGIN.....................................       $     9,600           $    21,752
                                                      -----------       -------------------
                                                      -----------       -------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED FINANCIAL
                                  STATEMENTS.

                            CONDENSED BALANCE SHEETS

                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                        1997            1996
                                                                                   --------------  --------------
                                                                                    (UNAUDITED)
                                                                                       (DOLLARS IN THOUSANDS)
                                     ASSETS
ELECTRIC PLANT:
  In service.....................................................................    $4,906,315     $  5,742,597
  Less: Accumulated provision for depreciation...................................    (1,382,063)      (1,488,272)
                                                                                   --------------  --------------
                                                                                      3,524,252        4,254,325
  Nuclear fuel, at amortized cost................................................        86,980           86,722
  Plant acquisition adjustments, at amortized cost...............................        --                4,153
  Construction work in progress..................................................        13,059           31,181
                                                                                   --------------  --------------
                                                                                      3,624,291        4,376,381
                                                                                   --------------  --------------
INVESTMENTS AND FUNDS:
  Bond, reserve and construction funds, at market................................        32,328           53,955
  Decommissioning fund, at market................................................       101,821           86,269
  Investment in associated organizations, at cost................................        15,407           15,379
  Deposit on Rocky Mountain transactions, at cost (Note 5).......................        51,325           41,685
                                                                                   --------------  --------------
                                                                                        200,881          197,288
                                                                                   --------------  --------------
CURRENT ASSETS:
  Cash and temporary cash investments, at cost...................................        59,981          132,783
  Other short-term investments, at market........................................        96,145           91,499
  Receivables....................................................................       117,580          113,289
  Inventories, at average cost...................................................        70,872           89,825
  Prepayments and other current assets...........................................        22,371           14,625
                                                                                   --------------  --------------
                                                                                        366,949          442,021
                                                                                   --------------  --------------
DEFERRED CHARGES:
  Premium and loss on reacquired debt, being amortized...........................       189,692          201,007
  Deferred amortization of Scherer leasehold.....................................        94,832           90,717
  Deferred debt expense, being amortized.........................................        13,641           21,703
  Other..........................................................................        36,994           33,058
                                                                                   --------------  --------------
                                                                                        335,159          346,485
                                                                                   --------------  --------------
                                                                                     $4,527,280     $  5,362,175
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                             EQUITY AND LIABILITIES
CAPITALIZATION:
  Patronage capital and membership fees (including unrealized loss of ($515) at
    September 30, 1997 and ($844) at December 31, 1996 on available-for-sale
    securities)..................................................................    $  321,771     $    356,229
  Long-term debt (Note 3)........................................................     3,171,511        4,052,470
  Obligation under capital leases (Note 3).......................................       289,825          293,682
  Obligation under Rocky Mountain transactions (Note 5)..........................        51,325           41,685
                                                                                   --------------  --------------
                                                                                      3,834,432        4,744,066
                                                                                   --------------  --------------
CURRENT LIABILITIES:
  Long-term debt and capital leases due within one year (Note 3).................        87,847          159,622
  Notes payable (Note 4).........................................................        92,220          --
  Accounts payable...............................................................        53,641           42,891
  Accrued interest...............................................................        13,560           15,931
  Accrued and withheld taxes.....................................................        19,800            4,940
  Other current liabilities......................................................         4,891            9,540
                                                                                   --------------  --------------
                                                                                        271,959          232,924
                                                                                   --------------  --------------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Gain on sale of plant, being amortized.........................................        61,375           58,527
  Net benefit of sale of income tax benefits, being amortized....................        36,042           42,049
  Net benefit of Rocky Mountain transactions, being amortized (Note 5)...........        93,171           70,701
  Accumulated deferred income taxes..............................................        60,325           61,985
  Decommissioning reserve........................................................       141,399          124,468
  Other..........................................................................        28,577           27,455
                                                                                   --------------  --------------
                                                                                        420,889          385,185
                                                                                   --------------  --------------
COMMITMENTS AND CONTINGENCIES
                                                                                     $4,527,280     $  5,362,175
                                                                                   --------------  --------------
                                                                                   --------------  --------------

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED BALANCE SHEETS.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                        TWELVE MONTHS ENDED   FOR THE YEAR ENDED
                                                                           SEPTEMBER 30,         DECEMBER 31,
                                                                               1997                  1996
                                                                       ---------------------  -------------------
                                                                            (UNAUDITED)
                                                                                 (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net margin.........................................................        $   9,600            $    21,752
                                                                            ----------             ----------
  ADJUSTMENTS TO RECONCILE NET MARGIN TO NET CASH PROVIDED BY
    OPERATING ACTIVITIES:
      Depreciation and amortization..................................          203,218                196,593
      Net benefit of Rocky Mountain transactions.....................           93,171                 70,701
      Deferred gain from Corporate Restructuring.....................            4,670                --
      Allowance for equity funds used during construction............             (182)                  (238)
      Amortization of deferred margins...............................           (7,927)               (32,047)
      Amortization of net benefit of sale of income tax benefits.....          (10,518)                (8,145)
      Deferred income taxes..........................................           (5,185)                (3,525)
      Option payment on power swap agreement.........................           (6,004)                (3,750)
      Other..........................................................            7,147                  4,813
  CHANGE IN NET CURRENT ASSETS, EXCLUDING LONG-TERM DEBT DUE WITHIN
    ONE YEAR AND DEFERRED MARGINS TO BE REFUNDED WITHIN ONE YEAR:
      Receivables....................................................          (10,008)               (13,731)
      Inventories....................................................           12,954                 (6,875)
      Prepayments and other current assets...........................           (8,154)                  (299)
      Accounts payable...............................................           10,268                 (5,964)
      Accrued interest...............................................           (7,125)               (75,165)
      Accrued and withheld taxes.....................................           (2,686)                 3,155
      Other current liabilities......................................            2,730                 (3,985)
                                                                            ----------             ----------
  TOTAL ADJUSTMENTS..................................................          276,369                121,538
                                                                            ----------             ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES............................          285,969                143,290
                                                                            ----------             ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions.................................................          (74,367)               (93,704)
  Net proceeds from bond, reserve and construction funds.............           19,896                  1,340
  Decrease in investment in associated organizations.................               16                    474
  Increase in other short-term investments...........................           (5,208)               (15,532)
  Increase in decommissioning fund...................................          (13,431)               (10,691)
  Net cash received in Corporate Restructuring.......................           24,539                --
                                                                            ----------             ----------
      NET CASH USED IN INVESTING ACTIVITIES..........................          (48,555)              (118,113)
                                                                            ----------             ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt proceeds, net.................................................          191,640                  2,243
  Debt payments......................................................         (414,395)               (95,367)
  Retirement of patronage capital....................................          (48,863)               --
  Other..............................................................           (1,679)                  (421)
                                                                            ----------             ----------
      NET CASH USED IN FINANCING ACTIVITIES..........................         (273,297)               (93,545)
                                                                            ----------             ----------
NET DECREASE IN CASH AND TEMPORARY CASH INVESTMENTS..................          (35,883)               (68,368)
CASH AND TEMPORARY CASH INVESTMENTS AT BEGINNING OF PERIOD...........           95,864                201,151
                                                                            ----------             ----------
CASH AND TEMPORARY CASH INVESTMENTS AT END OF PERIOD.................        $  59,981            $   132,783
                                                                            ----------             ----------
                                                                            ----------             ----------
CASH PAID FOR:
  Interest (net of amounts capitalized)..............................        $ 284,165            $   383,440
  Income taxes.......................................................        $     830            $   --

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED FINANCIAL
                                  STATEMENTS.

                NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. PRINCIPLES OF PREPARATION:

    The interim condensed financial statements included herein have been prepared by Oglethorpe Power Corporation (An Electric Membership Corporation) ("Oglethorpe"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). In the opinion of management, the accompanying interim condensed financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly, in all material respects, the results for the twelve months ended September 30, 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such Commission rules and regulations, although Oglethorpe believes that the disclosures are adequate to make the information presented not misleading. These interim condensed financial statements should be read in conjunction with Oglethorpe's audited financial statements included in this Prospectus. Certain amounts for 1996 have been reclassified to conform with the current period presentation.

2. CORPORATE RESTRUCTURING:

    Oglethorpe and the Members completed on March 11, 1997 a corporate restructuring (the "Corporate Restructuring"), in which Oglethorpe was divided into three specialized operating companies to respond to increasing competition and regulatory changes in the electric industry. Oglethorpe's transmission business was sold to, and is now owned and operated by, Georgia Transmission Corporation (An Electric Membership Corporation) ("GTC"), a recently formed Georgia electric membership corporation. Oglethorpe's system operations business was sold to, and is now owned and operated by, Georgia System Operations Corporation ("GSOC"), a recently formed Georgia nonprofit corporation. Oglethorpe continues to own and operate its power supply business. (See "BUSINESS OF OGLETHORPE--Corporate Restructuring," "--Relationship with GTC" and "--Relationship with GSOC.")

    The total purchase price GTC and GSOC paid Oglethorpe for the transmission and system operations businesses was approximately $717 million. The following summarizes the assets and liabilities sold by Oglethorpe to GTC and GSOC as a result of the restructuring:

                        ASSETS                                           EQUITY & LIABILITIES
                                            (DOLLARS IN THOUSANDS)
Plant in service........................    $  847,172   Long-term debt..........................    $ 686,054
Accumulated depreciation................      (195,944)  Accounts payable........................          585
Construction work in progress...........        13,313   Accrued interest........................          121
Plant acquisition adjustments...........         3,887   Accrued pension cost....................        1,047
Inventories.............................         8,980   Deferred revenues.......................          310
                                                                                                    ----------
Prepayments.............................            71         TOTAL LIABILITIES EXTINGUISHED....      688,117
Premium on reacquired debt..............        33,410   Notes received from GSOC................        4,823
Deferred debt expense...................         1,920   Net cash received.......................       24,539
                                           -----------                                              ----------
  TOTAL ASSETS SOLD.....................       712,809   TOTAL PURCHASE PRICE....................    $ 717,479
                                                                                                    ----------
                                                                                                    ----------
Deferred gain on sale...................         4,670
                                           -----------
  TOTAL PURCHASE PRICE..................    $  717,479
                                           -----------
                                           -----------

                                  (UNAUDITED)

    On October 1, 1996, Oglethorpe transferred to GSOC its system operations assets, consisting of its system control center and related energy control and revenue metering systems equipment. The purchase price totaled approximately $9.4 million and was paid by (i) GSOC's assumption of Oglethorpe's obligations under an existing note held by RUS, (ii) delivery of a purchase money note payable to Oglethorpe, and (iii) the assumption of certain other liabilities of Oglethorpe. From October 1, 1996 to March 11, 1997, Oglethorpe was the sole member of GSOC; therefore, the assets transferred to GSOC remained in the balance sheet of Oglethorpe. The Members became members of GSOC on March 11, 1997; and thereafter the assets, liabilities and equity of GSOC were no longer part of Oglethorpe.

    Decreases in operating revenues, power delivery expenses, depreciation and amortization, taxes other than income taxes, operating margin, other operating income, and net interest charges from 1996 to 1997 are primarily attributable to the Corporate Restructuring. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.")

3. DEBT OBLIGATIONS:

    As discussed in Note 2, GTC assumed approximately $686 million of Oglethorpe's long-term debt obligations. The following schedule reflects as of September 30, 1997 the annual maturities of Oglethorpe's debt remaining after the Corporate Restructuring:

                                             1997       1998       1999       2000       2001
                                           ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN THOUSANDS)
FFB & RUS................................  $ 133,404  $  69,414  $  72,740  $  78,471  $  84,471
CoBank...................................        365        483        495        508        523
PCB Bonds................................     14,482     13,206     14,540     17,949     19,678
Capital Leases...........................      4,087      5,143      6,240      7,075      7,775
                                           ---------  ---------  ---------  ---------  ---------
Total....................................  $ 152,338  $  88,246  $  94,015  $ 104,003  $ 112,447
                                           ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------

4. NOTES PAYABLE:

    The $92 million classified as Notes Payable on the Balance Sheet relates to commercial paper outstanding which was issued to defease approximately $92 million in principal amount of Series 1992 pollution control revenue bonds ("PCBs"). It is Oglethorpe's intent to refinance this commercial paper on a long-term basis by issuing medium-term notes or PCBs. However, as no formal financing agreement is in place for this longer term refinancing, the $92 million has been classified as a current liability.

5. SALE AND LEASEBACK AGREEMENTS:

    In December 1996, Oglethorpe entered into long-term lease transactions for a portion of its 74.61% undivided ownership interest in the Rocky Mountain Pumped Storage Hydroelectric Facility ("Rocky Mountain"). The lease transactions are characterized as a sale and leaseback for income tax purposes, but not for financial reporting purposes. As a result of these leases, Oglethorpe recorded a net benefit of approximately $71 million, which was deferred and will be amortized to income over the 30-year leaseback period. The lease transactions increased Oglethorpe's Capitalization and Investments and funds in the December 31, 1996 balance sheet by approximately $41 million.

    In January 1997, Oglethorpe completed the long-term lease transactions for the remainder of its interest in Rocky Mountain resulting in a net benefit of approximately $25 million, which will also be

                                  (UNAUDITED)

deferred over the 30-year leaseback period. These additional lease transactions increased Oglethorpe's Capitalization and Investments and funds by approximately $16 million.

6. POWER MARKETER AGREEMENTS:

    Effective January 1, 1997, Oglethorpe entered into power marketer agreements with LG&E Energy Marketing, Inc. ("LEM") for 50% of the load requirements of the Members. Under the agreement, LEM is obligated to deliver, and Oglethorpe is obligated to take, approximately 50% of load requirements of the participating Members less the load requirements for certain customers who have the right to choose electric suppliers, plus 50% of the delivery obligations under Oglethorpe's existing firm power off-system sale contracts. The LEM agreement relating to 37 of the 39 Members has a term extending through 2011.

    Effective May 1, 1997, Oglethorpe entered into a power marketer agreement with Morgan Stanley Capital Group Inc. ("Morgan Stanley") with respect to 50% of the Members' forecasted load requirements. The agreement obligates Oglethorpe to purchase fixed quantities of energy at fixed prices. Each Member selected a term for its obligation, as well as the portion of its forecasted requirements to be purchased as a fixed quantity. Oglethorpe is obligated to sell and Morgan Stanley is obligated to buy 50% of the output, in contractually fixed amounts, of each Member's percentage capacity responsibility ("PCR") share (for the term and portion selected) of the "must run" units (primarily nuclear units). Oglethorpe is also obligated to make available the same share of all other resources, in contractually fixed amounts, which Morgan Stanley may schedule for each 24-hour day. This schedule is set the day prior based on availability limitations in the contract. Morgan Stanley pays a contractually fixed amount each month and an amount for the scheduled energy based on contractually fixed prices. The agreement has an initial term extending to March 31, 2000. The agreement has a term extending to March 31, 2005, but the purchases for certain Members decline to zero prior to that date. Oglethorpe plans to manage the system resources covered by the Morgan Stanley agreement through scheduling and dispatching such resources. Oglethorpe will also make purchases and sales to balance the fixed purchase obligation against the actual requirements and to optimize the use of the resources after receiving the daily schedule from Morgan Stanley.

    (See "MEMBER REQUIREMENTS AND POWER SUPPLY RESOURCES--Power Marketer Arrangements.")

                                   APPENDIX A
                  MEMBER FINANCIAL AND STATISTICAL INFORMATION

    Oglethorpe's Members operate their systems on a not-for-profit basis. Accumulated margins derived after payment of operating expenses and provision for depreciation constitute patronage capital of the consumers of the Members. Refunds of accumulated patronage capital to the individual consumers may be made from time to time subject to limitations contained in mortgages between the Members and RUS or loan documents with other lenders. The RUS mortgages generally prohibit such distributions unless, after any such distribution the Member's total equity will equal at least 40% (30% in the case of Members, if any, that have the new form of RUS loan documents) of its total assets, except that distributions may be made of up to 25% of the margins and patronage capital received by the Member in the preceding year (provided that equity is at least 20% in the case of Members, if any, that have the new form of RUS loan documents). (See "THE MEMBERS OF OGLETHORPE--Members' Relationship with RUS.")

    Oglethorpe is a membership corporation, and the Members are not subsidiaries of Oglethorpe. Except with respect to the obligations of the Members under each Member's Wholesale Power Contract with Oglethorpe and Oglethorpe's rights under such contracts to receive payment for power and energy supplied, Oglethorpe has no legal interest in, or obligations in respect of, any of the assets, liabilities, equity, revenues or margins of the Members. The following selected information on the individual Members is intended to show, in the aggregate, the assets, liabilities, equity, revenues and margins of the Members; Member assets, liabilities, equity, revenues and margins should not, however, be attributed to Oglethorpe itself. In addition, the revenues of the Members are not pledged to Oglethorpe, but such revenues are received by the respective Members and are the source from which moneys are derived by the Members to pay for power and energy received from Oglethorpe. Revenues of the Members are, however, pledged under their respective RUS mortgages or loan documents with other lenders.

    The information contained in these Tables was taken from RUS Financial and Statistical Reports (RUS Form 7) or similar reports prepared for other lenders or provided directly by a Member. This information has not been independently verified by RUS, any lender or Oglethorpe. The "Total" columns for all these years were not supplied or compiled by RUS, any lender or the Members. The "Total" column in each table is for informational purposes only, inasmuch as each Member operates independently and is not responsible for the obligations of other Members. For the calendar years 1994, 1995 and 1996, the information on the individual Members is presented in the succeeding tables as follows: Table 1, selected statistics; Table 2, average number of consumers served; Table 3, annual MWh sales by consumer class; Table 4, annual revenues by consumer class; Table 5, summary of operating results; and Table 6, condensed balance sheet information.

                          OGLETHORPE POWER CORPORATION
                  MEMBER FINANCIAL AND STATISTICAL INFORMATION
                                    TABLE 1
                       SELECTED STATISTICS OF EACH MEMBER
                              (AS OF DECEMBER 31)

                                                                                                  CENTRAL
                                         ALTAMAHA      AMICALOLA      CANOOCHEE      CARROLL      GEORGIA      COASTAL
                                        -----------  -------------  -------------  -----------  -----------  -----------

1996
--------------------------------------
Avg. Monthly Residential Rev.($)......       89.96         82.24          94.26         82.03        86.71        97.70
Avg. Monthly Residential kWh..........       1,034           938          1,099           956        1,073        1,116
Avg. Residential Rev.(cents per
  kWh)................................        8.70          8.76           8.57          8.58         8.08         8.75

Times Interest Earned Ratio...........        2.81          1.72           2.85          2.66         2.75         1.57
Equity/Assets.........................        56.5%         30.6%          46.4%         41.6%        46.6%        29.5%
Equity/Total Capitalization...........        61.7%         35.0%          50.4%         47.5%        50.2%        32.2%

1995
--------------------------------------
Avg. Monthly Residential Rev.($)......       89.74         83.27          92.84         80.38        89.47        98.10
Avg. Monthly Residential kWh..........         992           898          1,056           909        1,018        1,058
Avg. Residential Rev.(cents per
  kWh)................................        9.04          9.28           8.79          8.84         8.79         9.27

Times Interest Earned Ratio...........        3.88          1.83           2.36          2.02         2.06         1.87
Equity/Assets.........................        58.2%         30.2%          46.0%         41.8%        43.6%        31.7%
Equity/Total Capitalization...........        63.1%         34.4%          50.0%         46.8%        47.4%        35.2%

1994
--------------------------------------
Avg. Monthly Residential Rev.($)......       84.18         76.87          88.28         75.77        81.80        88.96
Avg. Monthly Residential kWh..........         929           856            991           862          962          974
Avg. Residential Rev.(cents per
  kWh)................................        9.06          8.98           8.91          8.79         8.50         9.14

Times Interest Earned Ratio...........        3.42          1.54           2.97          2.97         2.06         1.54
Equity/Assets.........................        59.4%         29.8%          46.8%         42.0%        45.3%        31.7%
Equity/Total Capitalization...........        63.7%         33.4%          50.8%         45.9%        51.0%        35.0%

                                                                    COWETA-
                                           COBB       COLQUITT      FAYETTE
                                        -----------  -----------  -----------
1996
--------------------------------------
Avg. Monthly Residential Rev.($)......       89.71        88.88        92.06
Avg. Monthly Residential kWh..........       1,030        1,182        1,111
Avg. Residential Rev.(cents per
  kWh)................................        8.71         7.52         8.29
Times Interest Earned Ratio...........        1.57         3.36         1.92
Equity/Assets.........................        33.6%        52.5%        31.8%
Equity/Total Capitalization...........        40.2%        56.8%        36.4%
1995
--------------------------------------
Avg. Monthly Residential Rev.($)......       91.13        89.57        95.77
Avg. Monthly Residential kWh..........       1,038        1,140        1,081
Avg. Residential Rev.(cents per
  kWh)................................        8.78         7.86         8.86
Times Interest Earned Ratio...........        1.82         2.86         1.78
Equity/Assets.........................        33.3%        50.0%        32.2%
Equity/Total Capitalization...........        39.0%        54.0%        36.5%
1994
--------------------------------------
Avg. Monthly Residential Rev.($)......       87.09        83.47        86.78
Avg. Monthly Residential kWh..........         922        1,063        1,009
Avg. Residential Rev.(cents per
  kWh)................................        9.44         7.85         8.60
Times Interest Earned Ratio...........        2.28         2.36         1.66
Equity/Assets.........................        33.1%        51.1%        33.8%
Equity/Total Capitalization...........        38.2%        55.2%        38.1%

                                          MIDDLE                                                  OKEFE-
                                          GEORGIA      MITCHELL       OCMULGEE       OCONEE       NOKE(1)      PATAULA
                                        -----------  -------------  -------------  -----------  -----------  -----------

1996
--------------------------------------
Avg. Monthly Residential Rev.($)......       93.56         98.47          79.03         90.26        94.92        66.45
Avg. Monthly Residential kWh..........       1,169         1,220            902         1,000        1,172          775
Avg. Residential Rev.(cents per
  kWh)................................        8.00          8.07           8.76          9.02         8.10         8.58

Times Interest Earned Ratio...........        2.09          2.24           3.00          2.66         1.75         4.18
Equity/Assets.........................        42.2%         51.5%          46.6%         46.4%        33.7%        57.7%
Equity/Total Capitalization...........        44.0%         59.1%          51.2%         51.9%        42.3%        60.8%

1995
--------------------------------------
Avg. Monthly Residential Rev.($)......       99.58         98.29          82.25         90.72        98.29        67.12
Avg. Monthly Residential kWh..........       1,096         1,164            861           977        1,134          737
Avg. Residential Rev.(cents per
  kWh)................................        9.08          8.44           9.56          9.29         8.66         9.10

Times Interest Earned Ratio...........        2.13          2.38           2.02          2.16         1.57         3.36
Equity/Assets.........................        40.7%         50.9%          46.8%         47.6%        33.4%        54.2%
Equity/Total Capitalization...........        44.0%         62.0%          49.1%         53.2%        40.5%        57.3%

1994
--------------------------------------
Avg. Monthly Residential Rev.($)......       91.65         89.97          76.00         82.98        89.03        62.85
Avg. Monthly Residential kWh..........       1,018         1,088            804           905        1,059          692
Avg. Residential Rev.(cents per
  kWh)................................        9.01          8.27           9.45          9.17         8.41         9.08

Times Interest Earned Ratio...........        1.76          2.77           2.57          1.76         1.54         2.61
Equity/Assets.........................        40.0%         50.7%          48.7%         47.6%        34.6%        51.2%
Equity/Total Capitalization...........        44.0%         60.8%          51.3%         52.3%        39.8%        54.2%


                                         PLANTERS       RAYLE       SATILLA
                                        -----------  -----------  -----------
1996
--------------------------------------
Avg. Monthly Residential Rev.($)......       84.45        80.01        83.09
Avg. Monthly Residential kWh..........       1,104          914        1,145
Avg. Residential Rev.(cents per
  kWh)................................        7.65         8.76         7.26
Times Interest Earned Ratio...........        2.63         1.92         2.29
Equity/Assets.........................        48.1%        40.6%        55.8%
Equity/Total Capitalization...........        53.8%        44.0%        60.3%
1995
--------------------------------------
Avg. Monthly Residential Rev.($)......       85.19        82.64        87.69
Avg. Monthly Residential kWh..........       1,061          876        1,093
Avg. Residential Rev.(cents per
  kWh)................................        8.03         9.43         8.03
Times Interest Earned Ratio...........        2.91         1.58         2.62
Equity/Assets.........................        48.6%        40.0%        55.0%
Equity/Total Capitalization...........        54.4%        42.7%        59.9%
1994
--------------------------------------
Avg. Monthly Residential Rev.($)......       82.70        75.97        79.78
Avg. Monthly Residential kWh..........         993          827        1,038
Avg. Residential Rev.(cents per
  kWh)................................        8.33         9.18         7.69
Times Interest Earned Ratio...........        3.11         1.76         3.16
Equity/Assets.........................        49.2%        41.0%        56.7%
Equity/Total Capitalization...........        54.8%        43.2%        61.1%

------------------------

(1) Includes information relating to Okefenoke Rural EMC's operations in both Georgia and Florida. Okefenoke Rural EMC purchases a portion of its power and energy from an electric supplier in Florida. In 1996, such energy amounted to approximately 26% of its total energy requirements.

(2) Weighted Average.

              EXCELSIOR       FLINT          GRADY        GREYSTONE     HABERSHAM      HART         IRWIN        JACKSON
             -----------  -------------  -------------  -------------  -----------  -----------  -----------  -------------

     81.86        89.06         88.98          86.19          73.72         81.69        85.77        82.67         89.77
     1,140        1,238         1,067          1,122            943           984        1,067        1,112         1,069
      7.18         7.20          8.34           7.68           7.82          8.31         8.04         7.43          8.40

      1.97         2.55          1.97           3.66           1.93          3.52         1.77         2.04          2.07
      42.3%        42.7%         48.7%          45.4%          44.8%         44.0%        39.2%        35.9%         40.2%
      47.5%        51.3%         55.4%          49.4%          52.3%         50.8%        41.0%        41.2%         48.0%

     82.28        91.35         88.92          90.22          73.14         76.84        83.89        86.69         92.95
     1,077        1,209         1,026          1,087            895           951        1,027        1,072         1,042
      7.64         7.55          8.67           8.30           8.18          8.08         8.16         8.08          8.92

      1.88         2.27          1.55           3.00           1.88          2.00         1.67         1.97          1.82
      46.5%        44.4%         48.2%          42.0%          44.9%         42.5%        40.3%        36.6%         39.7%
      51.8%        51.5%         53.8%          44.9%          52.1%         49.8%        42.4%        42.3%         45.3%

     78.01        85.79         82.71          81.24          69.47         71.31        81.34        83.38         86.10
     1,005        1,140           915          1,030            871           908          947        1,021           989
      7.76         7.53          9.04           7.89           7.97          7.85         8.59         8.17          8.70

      1.89         3.25          2.42           2.20          -1.01          1.55         1.86         1.87          2.32
      48.1%        45.9%         53.5%          41.0%          45.6%         44.5%        40.4%        37.6%         40.4%
      53.6%        51.9%         58.0%          44.0%          52.8%         52.3%        42.4%        42.3%         46.6%

                JEFFERSON         LAMAR
             ---------------  -------------
     81.86          86.41           80.92
     1,140          1,086             941
      7.18           7.96            8.60
      1.97           3.67            1.70
      42.3%          50.1%           38.4%
      47.5%          59.1%           40.7%
     82.28          86.56           85.82
     1,077          1,053             993
      7.64           8.22            8.64
      1.88           2.47            1.69
      46.5%          50.1%           37.1%
      51.8%          57.2%           38.9%
     78.01          78.04           74.43
     1,005            988             844
      7.76           7.90            8.82
      1.89           3.61            1.94
      48.1%          50.3%           38.7%
      53.6%          57.0%           40.7%

              SLASH      SNAPPING                       THREE          TRI-                       UPSON
SAWNEE        PINE        SHOALS        SUMTER          NOTCH         COUNTY         TROUP       COUNTY       WALTON
---------  -----------  -----------  -------------  -------------  -------------  -----------  -----------  -----------

93.08           90.29        91.51        101.33          79.21          87.50         93.42        73.92        92.04
1,089           1,119        1,185         1,319          1,047          1,026         1,222          900        1,202
8.55             8.07         7.72          7.69           7.57           8.52          7.64         8.21         7.66

2.07             2.53         1.76          1.95           2.46           2.55          2.97         4.70         3.34
32.0%            46.8%        40.6%         42.7%          54.4%          40.5%         49.8%        57.5%        49.1%
35.1%            51.8%        51.9%         47.3%          57.6%          44.1%         58.0%        63.9%        59.1%

95.59           91.85        94.02         99.84          89.45          85.05         97.93        71.01        96.26
1,060           1,078        1,143         1,258          1,056            971         1,148          868        1,166
9.02             8.52         8.23          7.94           8.47           8.76          8.53         8.18         8.26

1.59             2.25         2.13          2.03           2.57           1.71          3.52         2.49         3.12
33.0%            48.7%        41.8%         46.3%          53.1%          38.1%         49.3%        55.3%        48.0%
37.8%            55.1%        50.7%         50.4%          55.6%          40.5%         55.1%        61.3%        55.9%

84.27           83.52        87.46         93.72          79.84          77.45         91.63        67.16        88.35
979             1,004        1,069         1,193            951            915         1,091          815        1,080
8.61             8.32         8.18          7.86           8.39           8.46          8.40         8.24         8.18

1.53             2.50         2.88          2.26           2.06           1.58          2.02         3.19         2.20
34.9%            52.8%        42.0%         51.3%          54.4%          39.0%         42.8%        54.8%        46.0%
40.0%            59.3%        76.5%         55.1%          58.9%          42.4%         46.8%        60.1%        51.9%


SAWNEE      WASHINGTON         TOTAL
---------  -------------  ---------------
93.08            84.17           87.75
1,089              979           1,096
8.55              8.60            8.00
2.07              2.01            2.30(2)
32.0%             41.7%           41.3%(2)
35.1%             45.8%           47.1%(2)
95.59            82.39           89.80
1,060              932           1,062
9.02              8.84            8.45
1.59              2.28            2.13(2)
33.0%             41.3%           41.1%(2)
37.8%             44.6%           46.6%(2)
84.27            74.77           83.28
979                864             991
8.61              8.65            8.40
1.53              1.79            2.10(2)
34.9%             42.5%           41.7%(2)
40.0%             45.3%           47.2%(2)

                          OGLETHORPE POWER CORPORATION
                  MEMBER FINANCIAL AND STATISTICAL INFORMATION

                                    TABLE 2

               AVERAGE NUMBER OF CONSUMERS SERVED BY EACH MEMBER

                                                                                                CENTRAL
                                         ALTAMAHA     AMICALOLA     CANOOCHEE      CARROLL      GEORGIA      COASTAL       COBB
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
1996
Residential Service...................      14,264       25,770        14,773        31,088       26,795        9,387      120,037
Commercial & Industrial...............       1,246        1,053           251         1,695        1,476        1,036        7,555
Other.................................          70            7           100           352           34           89        1,106
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
    Total Consumers Served............      15,580       26,831        15,123        33,135       28,305       10,513      128,698
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------

1995
Residential Service...................      13,892       24,439        14,320        30,155       26,088        8,913      113,807
Commercial & Industrial...............       1,212        1,008           215         1,646        1,179          979        7,161
Other.................................          65            7           103           349           34           89        1,411
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
    Total Consumers Served............      15,169       25,454        14,638        32,150       27,301        9,981      122,379
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------

1994
Residential Service...................      13,493       23,165        13,835        29,169       25,177        8,495      109,251
Commercial & Industrial...............       1,159          978           209         1,605        1,108          884        6,655
Other.................................          65            7            84           349           35           87        1,178
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
    Total Consumers Served............      14,717       24,150        14,128        31,123       26,320        9,466      117,084
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------

                                                       COWETA-
                                         COLQUITT      FAYETTE
                                        -----------  -----------
1996
Residential Service...................      40,934       43,056
Commercial & Industrial...............       1,864        2,307
Other.................................       1,151          181
                                        -----------  -----------
    Total Consumers Served............      43,949       45,545
                                        -----------  -----------
                                        -----------  -----------
1995
Residential Service...................      39,273       40,714
Commercial & Industrial...............       1,728        2,104
Other.................................       1,095          160
                                        -----------  -----------
    Total Consumers Served............      42,095       42,978
                                        -----------  -----------
                                        -----------  -----------
1994
Residential Service...................      38,042       38,195
Commercial & Industrial...............       1,643        1,941
Other.................................       1,047          316
                                        -----------  -----------
    Total Consumers Served............      40,732       40,452
                                        -----------  -----------
                                        -----------  -----------

                                          MIDDLE                                                OKEFE-
                                          GEORGIA     MITCHELL      OCMULGEE       OCONEE       NOKE(1)      PATAULA     PLANTERS
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
1996
Residential Service...................       4,173       18,167         9,040         9,738       22,144        4,031       12,750
Commercial & Industrial...............       1,487          819           435           362        1,321          238          529
Other.................................         385          822           293           355          255           90          425
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
    Total Consumers Served............       6,045       19,808         9,768        10,454       23,719        4,360       13,704
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------

1995
Residential Service...................       4,120       17,807         8,838         9,482       21,513        3,951       12,308
Commercial & Industrial...............       1,480          763           422           327        1,121          228          516
Other.................................         342          761           286           359          239           92          415
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
    Total Consumers Served............       5,942       19,331         9,546        10,168       22,873        4,271       13,239
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------

1994
Residential Service...................       4,032       17,341         8,703         9,275       21,391        3,845       11,972
Commercial & Industrial...............       1,423          786           327           300        1,079          220          516
Other.................................         312          700           251           352           14           92          401
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
    Total Consumers Served............       5,767       18,827         9,281         9,927       22,484        4,157       12,889
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -------------  -----------  -----------  -----------  -----------


                                           RAYLE       SATILLA
                                        -----------  -----------
1996
Residential Service...................      13,897       38,686
Commercial & Industrial...............       1,052        1,415
Other.................................           0          888
                                        -----------  -----------
    Total Consumers Served............      14,949       40,988
                                        -----------  -----------
                                        -----------  -----------
1995
Residential Service...................      13,596       37,338
Commercial & Industrial...............       1,034        1,346
Other.................................           0          855
                                        -----------  -----------
    Total Consumers Served............      14,631       39,539
                                        -----------  -----------
                                        -----------  -----------
1994
Residential Service...................      13,310       35,850
Commercial & Industrial...............       1,039        1,305
Other.................................           0          843
                                        -----------  -----------
    Total Consumers Served............      14,349       37,998
                                        -----------  -----------
                                        -----------  -----------

------------------------
(1) Includes information relating to Okefenoke Rural EMC's operations in both Georgia and Florida. Okefenoke Rural EMC purchases a portion of its power and energy from an electric supplier in Florida. In 1996, such energy amounted to approximately 26% of its total energy requirements.

 EXCELSIOR     FLINT       GRADY       GREYSTONE      HABERSHAM       HART        IRWIN      JACKSON     JEFFERSON       LAMAR
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
                15,173      48,402        13,997         58,221        21,553      23,729       9,182      109,740        26,951
       834       5,134         398         4,613          1,690         4,309         160       7,877          377           747
       166         549         456           366             13             0         322         805           61             9
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
    16,174      54,085      14,851        63,200         23,256        28,038       9,663     118,421       27,389        13,272
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------

    14,371      46,588      13,549        55,889         20,648        23,154       8,933     103,418       26,331        12,031
       772       4,936         373         4,319          1,610         4,179         169       7,610          360           728
       112         532         433           337             12             0         287         516           58             7
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
    15,255      52,056      14,355        60,545         22,270        27,333       9,388     111,544       26,750        12,766
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------

    13,849      45,368      13,105        53,753         19,826        22,524       8,703      98,388       25,616        11,686
       751       4,715         358         4,115          1,513         4,020         159       7,603          344           714
       104         522         425           308             12             0         271         286           55             6
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
    14,704      50,605      13,888        58,176         21,351        26,544       9,133     106,277       26,015        12,406
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------

               LITTLE
 EXCELSIOR    OCMULGEE
-----------  -----------
                 12,516
       834           56
       166          239
-----------  -----------
    16,174        8,767
-----------  -----------
-----------  -----------
    14,371        7,577
       772           56
       112          227
-----------  -----------
    15,255        7,861
-----------  -----------
-----------  -----------
    13,849        8,093
       751           60
       104          225
-----------  -----------
    14,704        8,378
-----------  -----------
-----------  -----------

               SLASH     SNAPPING                       THREE         TRI-                    UPSON
  SAWNEE       PINE       SHOALS        SUMTER          NOTCH        COUNTY       TROUP      COUNTY       WALTON      WASHINGTON
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
    70,076       5,283      47,415        11,905         11,737        13,687      19,155       7,365       70,234        12,018
     4,909         255       2,359         3,546            559           973       2,129         508        4,559           488
     2,023         124           0           121            202             0         178         105        1,084            20
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
    77,008       5,661      49,774        15,572         12,498        14,660      21,462       7,977       75,877        12,526
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------

    64,402       5,071      45,177        11,584         11,891        13,283      18,657       7,240       67,484        11,849
     4,366         247       2,219         3,462            247           952       2,090         450        4,305           388
     1,429         116           0           120             20             0         187         102        1,035            18
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
    70,197       5,434      47,396        15,167         12,158        14,235      20,934       7,792       72,824        12,255
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------

    59,611       4,874      43,282        11,189         11,651        12,880      17,958       7,092       65,036        11,556
     4,013         238       2,118         3,376            259           930       2,097         445        4,132           349
     1,289         114           0           119             20             0         185         104          994            19
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
    64,913       5,226      45,400        14,684         11,931        13,810      20,240       7,641       70,162        11,924
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------
-----------  ---------  -----------  -------------  -------------  -----------  ---------  -----------  -----------  -------------


  SAWNEE        TOTAL
-----------  -----------
    70,076    1,075,539
     4,909       72,618
     2,023       13,446
-----------  -----------
    77,008    1,161,603
-----------  -----------
-----------  -----------
    64,402    1,029,681
     4,366       68,307
     1,429       12,210
-----------  -----------
    70,197    1,110,197
-----------  -----------
-----------  -----------
    59,611      990,581
     4,013       65,487
     1,289       11,191
-----------  -----------
    64,913    1,067,258
-----------  -----------
-----------  -----------

                          OGLETHORPE POWER CORPORATION
                  MEMBER FINANCIAL AND STATISTICAL INFORMATION

                                      TABLE 3
             ANNUAL MWH SALES BY CONSUMER CLASS OF EACH MEMBER (1)

                                                                                             CENTRAL
                                        ALTAMAHA     AMICALOLA    CANOOCHEE     CARROLL      GEORGIA      COASTAL      COBB
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
1996
-------------------------------------
Residential Service..................     176,920      290,172      194,871      356,763      345,134      125,738   1,483,575
Commercial & Industrial..............     162,148       40,898       70,042      234,058      109,657       53,053     689,253
Other................................       1,821          104        2,220        3,920          437          970      89,332
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
    Total MWh Sales..................     340,889      331,175      267,133      594,740      455,228      179,761   2,262,159
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
1995
-------------------------------------
Residential Service..................     165,438      263,230      181,483      328,968      318,566      113,174   1,417,804
Commercial & Industrial..............      85,985       36,571       66,445      217,124       95,655       50,203     592,854
Other................................       1,832       13,460        1,592        3,648          426          898      84,075
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
    Total MWh Sales..................     253,255      313,261      249,520      549,740      414,647      164,276   2,094,733
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
1994
-------------------------------------
Residential Service..................     150,406      238,069      164,559      301,792      290,700       99,264   1,209,248
Commercial & Industrial..............      89,863       36,265       60,195      210,236       85,210       39,328     551,355
Other................................       1,425          103          912        3,294          501          791      71,446
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
    Total MWh Sales..................     241,695      274,437      225,666      515,322      376,411      139,383   1,832,050
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------

                                                      COWETA-
                                        COLQUITT      FAYETTE
                                       -----------  -----------
1996
-------------------------------------
Residential Service..................     580,488      573,983
Commercial & Industrial..............     129,086      175,672
Other................................      84,060        4,138
                                       -----------  -----------
    Total MWh Sales..................     793,634      753,794
                                       -----------  -----------
                                       -----------  -----------
1995
-------------------------------------
Residential Service..................     537,199      528,120
Commercial & Industrial..............     123,338      149,452
Other................................      79,870        5,352
                                       -----------  -----------
    Total MWh Sales..................     740,407      682,924
                                       -----------  -----------
                                       -----------  -----------
1994
-------------------------------------
Residential Service..................     485,238      462,622
Commercial & Industrial..............     107,423      124,478
Other................................      69,338        5,537
                                       -----------  -----------
    Total MWh Sales..................     661,999      592,637
                                       -----------  -----------
                                       -----------  -----------

                                         MIDDLE                                              OKEFE-
                                         GEORGIA     MITCHELL     OCMULGEE      OCONEE       NOKE(2)      PATAULA    PLANTERS
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
1996
-------------------------------------
Residential Service..................      58,553      266,122       97,850      116,898      311,556       37,485     168,855
Commercial & Industrial..............      27,633       53,697       28,051      103,525       40,077       23,420      15,243
Other................................       3,906       19,124        3,606        2,644        7,745        3,117       4,847
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
    Total MWh Sales..................      90,092      338,943      129,507      223,067      359,379       64,021     188,946
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
1995
-------------------------------------
Residential Service..................      54,199      248,823       91,286      111,168      292,848       34,960     156,675
Commercial & Industrial..............      27,105       50,918       25,465       95,436       36,158       18,947      15,777
Other................................       4,208       18,983        3,381        2,373        5,342        3,453       4,432
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
    Total MWh Sales..................      85,512      318,724      120,132      208,977      334,348       57,360     176,884
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
1994
-------------------------------------
Residential Service..................      49,237      226,507       83,997      100,725      271,766       31,942     142,640
Commercial & Industrial..............      22,338       48,575       21,723      104,691       31,879       17,114      13,397
Other................................       1,306        8,520        1,206        1,880          227        1,207       3,865
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
    Total MWh Sales..................      72,881      283,602      106,926      207,296      303,872       50,263     159,902
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------
                                       -----------  -----------  -----------  -----------  -----------  -----------  ---------


                                          RAYLE       SATILLA
                                       -----------  -----------
1996
-------------------------------------
Residential Service..................     152,365      531,633
Commercial & Industrial..............      25,775       69,121
Other................................           0       15,189
                                       -----------  -----------
    Total MWh Sales..................     178,140      615,943
                                       -----------  -----------
                                       -----------  -----------
1995
-------------------------------------
Residential Service..................     142,922      489,533
Commercial & Industrial..............      25,811       59,406
Other................................           0       13,457
                                       -----------  -----------
    Total MWh Sales..................     168,733      562,396
                                       -----------  -----------
                                       -----------  -----------
1994
-------------------------------------
Residential Service..................     132,144      446,328
Commercial & Industrial..............      27,285       54,740
Other................................           0       11,131
                                       -----------  -----------
    Total MWh Sales..................     159,429      512,199
                                       -----------  -----------
                                       -----------  -----------

------------------------

(1) Includes sales of energy purchased by the Members from both Oglethorpe and SEPA. In 1996, energy purchased by the Members from SEPA represented approximately 5.0% of the total energy purchased by the Members.

(2) Includes information relating to Okefenoke Rural EMC's operations in both Georgia and Florida. Okefenoke Rural EMC purchases a portion of its power and energy from an electric supplier in Florida. In 1996, such energy amounted to approximately 26% of its total energy requirements.

                                                                                                                            LITTLE
EXCELSIOR    FLINT       GRADY      GREYSTONE    HABERSHAM     HART       IRWIN     JACKSON    JEFFERSON       LAMAR       OCMULGEE
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------

  207,525    718,814     179,242      784,105      243,935     280,069    117,556  1,464,762     345,569       163,100        95,701
   42,567    319,770      17,884      344,505       60,156     101,377     20,330    896,564      45,175        35,898        18,317
    2,165     19,133       9,958        3,444           99                  5,447     94,769       4,224         3,295         3,770
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
  252,257  1,057,717     207,085    1,132,054      304,190     381,446    143,332  2,456,094     394,968       202,294       117,788
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------

  185,727    676,027     166,736      729,033      221,655     264,332    110,135  1,330,839     329,364       152,072        90,285
   39,563    310,118      16,251      304,269       55,827      99,248     22,576    802,756      42,619        30,684        18,231
    1,500     19,157       9,867        3,163           94           0      4,788     80,453       4,177         2,397         2,907
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
  226,790  1,005,302     192,854    1,036,466      277,576     363,580    137,500  2,214,048     376,160       185,153       111,424
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------

  167,028    620,475     143,819      664,358      207,302     245,378     98,893  1,205,178     304,098       138,575        81,932
   32,048    284,780      13,469      274,003       50,142      88,825     16,455    748,375      39,218        26,261        17,396
    1,311     16,634       8,548        2,928           92           0      2,797     36,043       3,485         1,332         1,711
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
  200,387    921,889     165,836      941,289      257,536     334,203    118,145  1,989,596     346,801       166,168       101,039
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------

             SLASH     SNAPPING                    THREE       TRI-                  UPSON
SAWNEE       PINE       SHOALS       SUMTER        NOTCH      COUNTY      TROUP     COUNTY      WALTON      WASHINGTON      TOTAL
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------

  915,477     70,941     674,154      188,369      147,461     168,588    280,969     79,573   1,013,243       141,116    14,149,230
  328,858     30,647     153,020       57,290       24,354      37,413     73,554     13,509     375,159       175,979     5,222,736
   13,674      4,956          37        4,865        8,388           0      5,722      1,247      35,814           459       468,646
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
1,258,009    106,544     827,211      250,525      180,202     206,001    360,244     94,330   1,424,217       317,555    19,840,612
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------

  818,945     65,572     619,675      174,836      150,631     154,839    256,948     75,420     943,849       132,551    13,125,868
  291,993     28,083     141,484       51,411       10,953      36,256     67,590     12,850     354,854       181,047     4,691,315
   13,627      4,553         314        6,673          774           0      5,672      1,181      34,367           529       442,974
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
1,124,565     98,208     761,473      232,920      162,358     191,094    330,211     89,451   1,333,069       314,128    18,260,157
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------

  700,328     58,728     555,323      160,126      132,989     141,487    235,142     69,367     842,668       119,879    11,780,256
  257,702     24,922     126,927       45,775       12,930      34,474     66,636     10,412     327,294       179,925     4,324,064
   10,057      4,243           0        2,611          412           0      5,578      1,465      29,712           381       312,030
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
  968,087     87,893     682,250      208,511      146,331     175,961    307,356     81,244   1,199,674       300,185    16,416,349
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------
---------  ---------  -----------  -----------  -----------  ---------  ---------  ---------  -----------  -------------  ----------

                          OGLETHORPE POWER CORPORATION
                  MEMBER FINANCIAL AND STATISTICAL INFORMATION
                                    TABLE 4
              ANNUAL REVENUES BY CONSUMER CLASS OF EACH MEMBER (1)

                                                                                CENTRAL
                           ALTAMAHA     AMICALOLA    CANOOCHEE     CARROLL      GEORGIA      COASTAL        COBB        COLQUITT
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
1996
------------------------
Residential Service.....  $15,397,747  $25,431,363  $16,710,104  $30,602,655  $27,881,595  $11,005,687  $ 129,223,081  $43,657,833
Commercial &
  Industrial............    7,336,008    3,678,005    4,454,093   12,040,453    6,735,877    3,133,582     49,061,268    8,259,766
Other...................      129,822       12,029      188,310      385,925       44,193      104,082      9,977,181    5,051,834
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Electric
    Sales...............  $22,863,577  $29,121,397  $21,352,507  $43,029,033  $34,661,665  $14,243,351  $ 188,261,530  $56,969,433
Other Operating
  Revenue...............      314,778    1,134,841      149,790      458,124    1,396,259      301,933      4,756,324    1,211,893
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Operating
    Revenue.............  $23,178,355  $30,256,238  $21,502,297  $43,487,157  $36,057,924  $14,545,284  $ 193,017,854  $58,181,326
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------

1995
------------------------
Residential Service.....  $14,960,330  $24,420,513  $15,954,042  $29,087,323  $28,008,567  $10,491,674  $ 124,448,118  $42,213,494
Commercial &
  Industrial............    6,426,889    3,325,420    4,303,301   11,880,051    6,049,246    3,250,333     45,107,329    7,934,026
Other...................      133,224      383,195      146,300      368,120       47,050      100,289      9,770,596    4,788,308
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Electric
    Sales...............  $21,520,443  $28,129,128  $20,403,643  $41,335,494  $34,104,863  $13,842,296  $ 179,326,043  $54,935,828
Other Operating
  Revenue...............      306,744      977,329      134,478      465,360      781,238      301,003      4,453,285    1,092,680
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Operating
    Revenue.............  $21,827,187  $29,106,457  $20,538,121  $41,800,854  $34,886,101  $14,143,299  $ 183,779,328  $56,028,508
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------

1994
------------------------
Residential Service.....  $13,629,657  $21,368,018  $14,655,563  $26,520,188  $24,715,118  $ 9,068,768  $ 114,176,385  $38,103,102
Commercial &
  Industrial............    5,821,048    3,084,049    4,129,309   11,161,446    5,347,654    2,727,683     43,907,247    7,145,892
Other...................      106,505        9,695       91,048      335,622       42,916       88,758      9,157,976    4,188,939
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Electric
    Sales...............  $19,557,210  $24,461,762  $18,875,920  $38,017,256  $30,105,686  $11,885,209  $ 167,241,608  $49,437,933
Other Operating
  Revenue...............      187,732      927,860      129,134    2,321,961      639,206      260,888      3,975,350      990,088
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Operating
    Revenue.............  $19,744,942  $25,389,622  $19,005,054  $40,339,217  $30,744,892  $12,146,097  $ 171,216,958  $50,428,021
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------

                            COWETA-
                            FAYETTE
                          -----------
1996
------------------------
Residential Service.....  $47,564,622
Commercial &
  Industrial............   12,783,191
Other...................      430,652
                          -----------
  Total Electric
    Sales...............  $60,778,465
Other Operating
  Revenue...............      324,105
                          -----------
  Total Operating
    Revenue.............  $61,102,570
                          -----------
                          -----------
1995
------------------------
Residential Service.....  $46,789,991
Commercial &
  Industrial............   11,483,856
Other...................      435,297
                          -----------
  Total Electric
    Sales...............  $58,709,144
Other Operating
  Revenue...............      947,967
                          -----------
  Total Operating
    Revenue.............  $59,657,111
                          -----------
                          -----------
1994
------------------------
Residential Service.....  $39,772,144
Commercial &
  Industrial............    9,964,317
Other...................      538,516
                          -----------
  Total Electric
    Sales...............  $50,274,977
Other Operating
  Revenue...............      931,813
                          -----------
  Total Operating
    Revenue.............  $51,206,790
                          -----------
                          -----------

                            MIDDLE                                              OKEFE-
                            GEORGIA     MITCHELL     OCMULGEE      OCONEE       NOKE(2)      PATAULA      PLANTERS        RAYLE
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
1996
------------------------
Residential Service.....  $ 4,685,286      NA       $ 8,572,691  $10,546,690  $25,223,021  $ 3,214,404  $  12,921,032  $13,343,438
Commercial &
  Industrial............    2,263,551      NA         1,822,642    5,254,167    2,958,376    1,154,810      1,026,554    2,011,881
Other...................      446,710      NA           354,769      234,466      591,847      233,056        440,864            0
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Electric
    Sales...............  $ 7,395,547      NA       $10,750,102  $16,035,323  $28,773,244  $ 4,602,270  $  14,388,450  $15,355,319
Other Operating
  Revenue...............      121,779      NA           255,093       78,810      642,299       86,791        380,977     -399,434
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Operating
    Revenue.............  $ 7,517,326      NA       $11,005,195  $16,114,133  $29,415,543  $ 4,689,061  $  14,769,427  $14,955,885
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------

1995
------------------------
Residential Service.....  $ 4,923,224  $21,003,355  $ 8,722,860  $10,322,787  $25,373,143  $ 3,182,397  $  12,582,079  $13,483,920
Commercial &
  Industrial............    2,452,478    3,959,059    1,725,239    5,219,557    2,823,508      968,612      1,090,770    2,211,522
Other...................      477,322    1,634,981      350,680      222,134      454,583      267,994        420,313            0
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Electric
    Sales...............  $ 7,853,024  $26,597,395  $10,798,779  $15,764,478  $28,651,234  $ 4,419,003  $  14,093,162  $15,695,442
Other Operating
  Revenue...............      123,785      876,119      245,437       66,531      665,738       83,204        255,814       81,784
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Operating
    Revenue.............  $ 7,976,809  $27,473,514  $11,044,216  $15,831,009  $29,316,972  $ 4,502,207  $  14,348,976  $15,777,226
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------

1994
------------------------
Residential Service.....  $ 4,434,279  $18,722,405  $ 7,936,975  $ 9,236,251  $22,853,508  $ 2,899,970  $  11,880,724  $12,133,726
Commercial &
  Industrial............    2,046,137    3,614,615    1,474,142    5,402,277    2,473,957      816,103        999,634    2,131,273
Other...................      171,215      799,478      166,238      182,571       43,800      130,313        385,247            0
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Electric
    Sales...............  $ 6,651,631  $23,136,498  $ 9,577,355  $14,821,099  $25,371,265  $ 3,846,386  $  13,265,605  $14,264,999
Other Operating
  Revenue...............      113,030      715,755      218,116       24,341      596,084       77,221        172,095      115,412
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Total Operating
    Revenue.............  $ 6,764,661  $23,852,253  $ 9,795,471  $14,845,440  $25,967,349  $ 3,923,607  $  13,437,700  $14,380,411
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------


                            SATILLA
                          -----------
1996
------------------------
Residential Service.....  $38,574,185
Commercial &
  Industrial............    4,589,701
Other...................    1,098,887
                          -----------
  Total Electric
    Sales...............  $44,262,773
Other Operating
  Revenue...............    1,474,354
                          -----------
  Total Operating
    Revenue.............  $45,737,127
                          -----------
                          -----------
1995
------------------------
Residential Service.....  $39,289,316
Commercial &
  Industrial............    4,426,593
Other...................    1,078,912
                          -----------
  Total Electric
    Sales...............  $44,794,821
Other Operating
  Revenue...............    1,442,918
                          -----------
  Total Operating
    Revenue.............  $46,237,739
                          -----------
                          -----------
1994
------------------------
Residential Service.....  $34,319,251
Commercial &
  Industrial............    3,918,707
Other...................      883,067
                          -----------
  Total Electric
    Sales...............  $39,121,025
Other Operating
  Revenue...............    1,323,395
                          -----------
  Total Operating
    Revenue.............  $40,444,420
                          -----------
                          -----------

------------------------
(1) NA = Not Available
(2) Includes information relating to Okefenoke Rural EMC's operations in both Georgia and Florida. Okefenoke Rural EMC purchases a portion of its power and energy from an electric supplier in Florida. In 1996, such energy amounted to approximately 26% of its total energy requirements.

  EXCELSIOR       FLINT        GRADY      GREYSTONE    HABERSHAM      HART         IRWIN        JACKSON       JEFFERSON
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------

$  14,905,466  $51,726,415  $14,945,512  $60,214,615  $19,066,690  $23,261,436  $ 9,449,941  $ 108,864,367  $  29,033,356
    2,889,136   21,587,914    1,258,316   22,289,990    4,245,885    7,926,007    1,436,481     53,777,842      2,932,475
      187,413    1,621,204      814,237      616,719        7,903            0      474,849      6,410,907        370,990
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  17,982,015  $74,935,533  $17,018,065  $83,121,324  $23,320,478  $31,187,443  $11,361,271  $ 169,053,116  $  32,336,821
      281,708    1,705,721      611,478    2,006,141      440,380      975,657      198,335      5,211,161      1,006,931
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  18,263,723  $76,641,254  $17,629,543  $85,127,465  $23,760,858  $32,163,100  $11,559,606  $ 174,264,277  $  33,343,752
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------

$  14,189,915  $51,067,799  $14,456,906  $60,505,609  $18,121,940  $21,348,639  $ 8,992,473  $ 107,585,286  $  29,368,534
    2,596,239   22,072,374    1,176,342   21,318,543    4,141,890    7,284,568    1,598,910     51,878,517      2,927,924
      141,698    1,652,835      828,460      565,154        8,170            0      427,259      5,621,245        365,715
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  16,927,852  $74,793,008  $16,461,708  $82,389,306  $22,272,000  $28,633,207  $11,018,642  $ 165,085,048  $  32,662,173
      371,380      723,445      261,778    1,877,678      403,820      920,191      196,846      1,493,543        893,210
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  17,299,232  $75,516,453  $16,723,486  $84,266,984  $22,675,820  $29,553,398  $11,215,488  $ 166,578,591  $  33,555,383
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------

$  12,964,157  $46,704,011  $13,006,745  $52,401,607  $16,528,905  $19,273,810  $ 8,494,593  $  98,437,728  $  26,466,689
    2,322,274   20,837,092    1,045,835   19,114,116    3,629,437    6,488,462    1,321,485     49,130,967      2,599,192
      122,836    1,494,841      735,777      529,254        7,849            0      294,015      2,878,212        313,562
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  15,409,267  $69,035,944  $14,788,357  $72,044,977  $20,166,191  $25,762,272  $10,110,093  $ 150,446,907  $  29,379,443
     -444,248    2,176,541      545,497    1,423,371      375,071      829,076      186,623       -333,627        899,155
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  14,965,019  $71,212,485  $15,333,854  $73,468,348  $20,541,262  $26,591,348  $10,296,716  $ 150,113,280  $  30,278,598
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------

                                 LITTLE
  EXCELSIOR       LAMAR         OCMULGEE
-------------  ------------  --------------
$  14,905,466   $12,978,930  $    8,226,645
    2,889,136    2,213,667        1,241,715
      187,413      203,302          316,048
-------------  ------------  --------------
$  17,982,015   $15,395,899  $    9,784,408
      281,708      466,364          128,045
-------------  ------------  --------------
$  18,263,723   $15,862,263  $    9,912,453
-------------  ------------  --------------
-------------  ------------  --------------
$  14,189,915   $12,496,940  $    7,803,216
    2,596,239    2,047,781        1,234,220
      141,698      130,786          253,191
-------------  ------------  --------------
$  16,927,852   $14,675,507  $    9,290,627
      371,380      416,852          130,674
-------------  ------------  --------------
$  17,299,232   $15,092,359  $    9,421,301
-------------  ------------  --------------
-------------  ------------  --------------
$  12,964,157   $10,944,224  $    7,228,977
    2,322,274    1,796,518        1,192,873
      122,836       77,671          194,999
-------------  ------------  --------------
$  15,409,267   $12,818,413  $    8,616,849
     -444,248      391,015          129,397
-------------  ------------  --------------
$  14,965,019   $13,209,428  $    8,746,246
-------------  ------------  --------------
-------------  ------------  --------------

                               SLASH      SNAPPING                    THREE        TRI-                         UPSON
                 SAWNEE        PINE        SHOALS       SUMTER        NOTCH       COUNTY         TROUP         COUNTY
               -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------

$  78,274,899  $ 5,724,048  $52,066,299  $14,476,505  $11,157,260  $14,371,233  $21,472,115  $   6,532,561  $  77,570,054
   26,006,350    1,657,050   10,573,357    4,878,576    1,881,433    2,995,344    5,483,185      1,152,868     25,439,115
    1,538,739      331,842        5,107      443,272      830,186            0      531,450        128,491      3,372,515
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$ 105,819,988  $ 7,712,940  $62,644,763  $19,798,353  $13,868,879  $17,366,577  $27,486,750  $   7,813,920  $ 106,381,684
      379,618       44,123    1,410,751      -55,656      211,741      601,772      749,352        195,046      1,834,917
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$ 106,199,606  $ 7,757,063  $64,055,514  $19,742,697  $14,080,620  $17,968,349  $28,236,102  $   8,008,966  $ 108,216,601
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------

$  73,872,717  $ 5,589,263  $50,970,969  $13,878,776  $12,763,902  $13,556,426  $21,925,663  $   6,168,920  $  77,948,750
   24,032,487    1,629,172   10,133,343    4,617,537      942,249    2,912,686    5,413,059      1,100,288     24,741,810
    1,441,223      331,399       19,894      576,472       71,932            0      579,500        119,217      3,275,711
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  99,346,427  $ 7,549,834  $61,124,206  $19,072,785  $13,778,083  $16,469,112  $27,918,222  $   7,388,425  $ 105,966,271
      391,440       44,992    1,263,673       20,930      211,673      523,094      372,950        167,938      1,718,444
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  99,737,867  $ 7,594,826  $62,387,879  $19,093,715  $13,989,756  $16,992,206  $28,291,172  $   7,556,363  $ 107,684,715
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------

$  60,277,551  $ 4,884,452  $45,424,799  $12,583,235  $11,163,332  $11,970,430  $19,744,397  $   5,715,668  $  68,947,331
   20,700,491    1,357,506    9,429,852    4,180,289    1,056,507    2,658,639    5,317,891        970,141     23,067,545
    1,119,710      302,258            0      336,998       44,804            0      577,540        139,831      2,894,135
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  82,097,752  $ 6,544,216  $54,854,651  $17,100,522  $12,264,643  $14,629,069  $25,639,828  $   6,825,640  $  94,909,011
    3,454,623       45,706    1,175,484      -11,308      196,721      377,095      342,878        183,153      2,279,854
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$  85,552,375  $ 6,589,922  $56,030,135  $17,089,214  $12,461,364  $15,006,164  $25,982,706  $   7,008,793  $  97,188,865
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------


                  WALTON       WASHINGTON
               ------------  --------------
$  78,274,899   $12,138,346  $1,111,012,127
   26,006,350    8,933,996      339,364,627
    1,538,739       35,961       37,965,762
-------------  ------------  --------------
$ 105,819,988   $21,108,303  $1,488,342,516
      379,618     -141,523       30,950,778
-------------  ------------  --------------
$ 106,199,606   $20,966,780  $1,519,293,294
-------------  ------------  --------------
-------------  ------------  --------------
$  73,872,717   $11,715,735  $1,109,585,511
   24,032,487    9,303,194      327,740,922
    1,441,223       38,982       37,528,141
-------------  ------------  --------------
$  99,346,427   $21,057,911  $1,474,854,574
      391,440      221,942       25,927,907
-------------  ------------  --------------
$  99,737,867   $21,279,853  $1,500,782,481
-------------  ------------  --------------
-------------  ------------  --------------
$  60,277,551   $10,368,678  $  989,957,351
   20,700,491    9,151,258      303,533,860
    1,119,710       32,779       29,418,975
-------------  ------------  --------------
$  82,097,752   $19,552,715  $1,322,910,186
    3,454,623      236,757       28,178,315
-------------  ------------  --------------
$  85,552,375   $19,789,472  $1,351,088,501
-------------  ------------  --------------
-------------  ------------  --------------

                          OGLETHORPE POWER CORPORATION
                  MEMBER FINANCIAL AND STATISTICAL INFORMATION
                                    TABLE 5
                  SUMMARY OF OPERATING RESULTS OF EACH MEMBER

                                                                                CENTRAL
                           ALTAMAHA     AMICALOLA    CANOOCHEE     CARROLL      GEORGIA      COASTAL        COBB        COLQUITT
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
1996
Operating Revenue and
  Patronage Capital.....  $23,178,355  $30,256,238  $21,502,297  $43,487,157  $36,057,924  $14,545,284  $ 193,017,854  $58,181,326
Depreciation and
  Amortization..........    1,347,834    2,378,263    1,327,694    2,842,770    2,624,803      889,945      8,742,374    2,758,976
Other Operating
  Expenses..............   19,231,960   24,573,139   17,506,714   36,153,599   29,250,606   12,138,956    171,871,205   49,014,039
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Electric Operating
    Margin..............  $ 2,598,561  $ 3,304,836  $ 2,667,889  $ 4,490,788  $ 4,182,515  $ 1,516,383  $  12,404,275  $ 6,408,311
Other Income............      694,842      621,649      467,212      934,572      814,198      217,395      3,972,847    1,418,584
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Gross Operating
    Margin..............  $ 3,293,403  $ 3,926,485  $ 3,135,101  $ 5,425,360  $ 4,996,713  $ 1,733,778  $  16,377,122  $ 7,826,895
Interest on Long-term
  Debt..................    1,134,702    2,280,821    1,100,870    2,016,480    1,819,295    1,054,585      9,666,964    2,329,067
Other Deductions........      110,384        8,872        1,152       62,288            0       73,224      1,176,098            0
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
    Net Margins.........  $ 2,048,317  $ 1,636,792  $ 2,033,079  $ 3,346,592  $ 3,177,418  $   605,969  $   5,534,060  $ 5,497,828
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
1995
Operating Revenue and
  Patronage Capital.....  $21,827,187  $29,106,457  $20,538,121  $41,800,852  $34,886,101  $14,143,299  $ 183,779,328  $56,028,508
Depreciation and
  Amortization..........    1,265,192    2,234,634    1,261,498    2,500,606    2,087,101      809,468      8,101,420    2,586,462
Other Operating
  Expenses..............   17,742,016   23,594,551   17,154,552   36,066,571   30,068,950   11,767,343    162,026,092   48,373,726
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Electric Operating
    Margin..............  $ 2,819,979  $ 3,277,272  $ 2,122,071  $ 3,233,675  $ 2,730,050  $ 1,566,488  $  13,651,816  $ 5,068,320
Other Income............      584,960      727,666      410,040      933,691      888,651      265,151      4,148,093    1,279,399
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Gross Operating
    Margin..............  $ 3,404,939  $ 4,004,938  $ 2,532,111  $ 4,167,366  $ 3,618,701  $ 1,831,639  $  17,799,909  $ 6,347,719
Interest on Long-term
  Debt..................      849,645    2,185,795    1,071,592    2,050,629    1,760,592      941,668      9,205,880    2,223,045
Other Deductions........      109,376       12,094            0       24,501            0       69,208      1,062,512            0
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
    Net Margins.........  $ 2,445,918  $ 1,807,049  $ 1,460,519  $ 2,092,236  $ 1,858,109  $   820,763  $   7,531,517  $ 4,124,674
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
1994
Operating Revenue and
  Patronage Capital.....  $19,744,942  $25,389,622  $19,005,054  $40,339,217  $30,744,892  $12,146,097  $ 171,216,958  $50,428,021
Depreciation and
  Amortization..........    1,202,864    2,068,801    1,179,374    2,533,874    2,264,849      729,265      7,502,423    2,439,285
Other Operating
  Expenses..............   16,218,772   21,035,284   15,558,769   33,532,027   26,146,544   10,385,376    148,164,763   44,706,743
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Electric Operating
    Margin..............  $ 2,323,306  $ 2,285,537  $ 2,266,911  $ 4,273,316  $ 2,333,499  $ 1,031,456  $  15,549,772  $ 3,281,993
Other Income............      384,560      650,681      431,381      951,413      720,311      271,268      3,683,379    1,283,373
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
  Gross Operating
    Margin..............  $ 2,707,866  $ 2,936,218  $ 2,698,292  $ 5,224,729  $ 3,053,810  $ 1,302,724  $  19,233,151  $ 4,565,366
Interest on Long-term
  Debt..................      757,193    1,871,683      909,904    1,745,745    1,462,415      809,133      8,110,516    1,938,473
Other Deductions........      115,587       49,251            0       35,800       41,618       55,082        760,032            0
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
    Net Margins.........  $ 1,835,086  $ 1,015,284  $ 1,788,388  $ 3,443,184  $ 1,549,777  $   438,509  $  10,362,603  $ 2,626,893
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------

                            COWETA-
                            FAYETTE
                          -----------
1996
Operating Revenue and
  Patronage Capital.....  $61,102,570
Depreciation and
  Amortization..........    3,483,312
Other Operating
  Expenses..............   52,036,510
                          -----------
  Electric Operating
    Margin..............  $ 5,582,748
Other Income............    1,357,165
                          -----------
  Gross Operating
    Margin..............  $ 6,939,913
Interest on Long-term
  Debt..................    3,309,895
Other Deductions........      570,434
                          -----------
    Net Margins.........  $ 3,059,584
                          -----------
                          -----------
1995
Operating Revenue and
  Patronage Capital.....  $59,657,111
Depreciation and
  Amortization..........    3,126,469
Other Operating
  Expenses..............   51,750,356
                          -----------
  Electric Operating
    Margin..............  $ 4,780,286
Other Income............    1,193,269
                          -----------
  Gross Operating
    Margin..............  $ 5,973,555
Interest on Long-term
  Debt..................    3,246,890
Other Deductions........      190,735
                          -----------
    Net Margins.........  $ 2,535,930
                          -----------
                          -----------
1994
Operating Revenue and
  Patronage Capital.....  $51,206,790
Depreciation and
  Amortization..........    2,859,899
Other Operating
  Expenses..............   44,970,380
                          -----------
  Electric Operating
    Margin..............  $ 3,376,511
Other Income............    1,099,466
                          -----------
  Gross Operating
    Margin..............  $ 4,475,977
Interest on Long-term
  Debt..................    2,528,572
Other Deductions........      275,658
                          -----------
    Net Margins.........  $ 1,671,747
                          -----------
                          -----------

------------------------------

(1) Includes information relating to Okefenoke Rural EMC's operations in both Georgia and Florida. Okefenoke Rural EMC purchases a portion of its power and energy from an electric supplier in Florida. In 1996, such energy amounted to approximately 26% of its total energy requirements.

 EXCELSIOR      FLINT        GRADY      GREYSTONE    HABERSHAM      HART         IRWIN        JACKSON      JEFFERSON      LAMAR
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$18,263,723  $76,641,254  $17,624,644  $85,127,465  $23,760,858  $32,163,100  $11,559,605  $ 174,264,277  $33,343,751  $15,862,263
  1,032,872    4,324,380    1,118,247    3,413,536    1,640,028    1,867,995      841,357      7,860,818    1,793,192      707,715
 15,898,636   66,334,944   15,206,854   71,523,808   20,468,567   25,863,543    9,764,114    151,813,967   28,875,794   13,885,071
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$ 1,332,215  $ 5,981,930  $ 1,299,543  $10,190,121  $ 1,652,263  $ 4,431,562  $   954,134  $  14,589,492  $ 2,674,765  $ 1,269,477
    603,438    1,669,733      354,017    1,915,361      553,525      702,082      264,136      3,868,904      609,917      473,252
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$ 1,935,653  $ 7,651,663  $ 1,653,560  $12,105,482  $ 2,205,788  $ 5,133,644  $ 1,218,270  $  18,458,396  $ 3,284,682  $ 1,742,729
    976,266    2,974,578      793,735    3,250,972    1,105,836    1,449,963      673,442      8,701,681    1,542,645      474,877
     12,815       55,746       88,577      209,091       73,038       25,813       25,930        731,906       85,052            0
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$   946,572  $ 4,621,339  $   771,248  $ 8,645,419  $ 1,026,914  $ 3,657,868  $   518,898  $   9,024,809  $ 1,656,985  $ 1,267,852
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$17,299,232  $75,516,453  $16,723,486  $84,266,984  $22,675,820  $29,553,398  $11,215,488  $ 166,578,591  $33,555,383  $15,092,358
    942,853    4,055,184    1,075,274    3,193,929    1,503,095    1,682,576      772,638      7,222,083    1,678,790      602,036
 15,306,379   67,187,225   14,763,736   72,612,625   19,622,026   25,761,686    9,555,777    145,748,027   29,641,714   13,766,945
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$ 1,050,000  $ 4,274,044  $   884,476  $ 8,460,430  $ 1,550,699  $ 2,109,136  $   887,073  $  13,608,481  $ 2,234,879  $   723,377
    585,825    1,648,980      313,630    1,879,789      572,846      752,445      226,149      4,138,725      636,246      450,973
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$ 1,635,825  $ 5,923,024  $ 1,198,106  $10,340,219  $ 2,123,545  $ 2,861,581  $ 1,113,222  $  17,747,206  $ 2,871,125  $ 1,174,350
    862,653    2,592,128      701,072    3,403,739    1,120,964    1,426,046      664,103      8,983,845    1,546,223      476,350
     14,256       44,255      108,589      145,506       15,627        4,685        3,610         43,216       64,560            0
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$   758,916  $ 3,286,641  $   388,445  $ 6,790,974  $   986,954  $ 1,430,850  $   445,509  $   8,720,145  $ 1,260,342  $   698,000
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$14,965,019  $71,212,485  $15,333,854  $73,468,348  $20,541,261  $26,591,348  $10,296,716  $ 150,113,280  $30,278,598  $13,209,428
    856,090    3,672,952    1,056,910    2,922,381    1,339,183    1,546,706      725,265      6,664,339    1,555,099      551,293
 13,182,530   62,099,637   13,227,167   65,863,142   20,550,336   24,003,135    8,807,691    133,565,037   26,301,438   11,855,600
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$   926,399  $ 5,439,896  $ 1,049,777  $ 4,682,825  ($1,348,258) $ 1,041,507  $   763,760  $   9,883,904  $ 2,422,061  $   802,535
    520,194    1,787,802      325,415    1,789,617      522,534      720,272      247,680      3,656,107      651,793      361,071
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$ 1,446,593  $ 7,227,698  $ 1,375,192  $ 6,472,442  ($  825,724) $ 1,761,779  $ 1,011,440  $  13,540,011  $ 3,073,854  $ 1,163,606
    756,827    2,216,451      568,087    2,762,351      866,785    1,126,406      536,597      7,207,812    1,306,044      322,218
     15,793       28,496        2,064      395,407       48,515       10,500       12,138         69,477       45,732            0
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
$   673,973  $ 4,982,751  $   805,041  $ 3,314,684  ($1,741,024) $   624,873  $   462,705  $   6,262,722  $ 1,722,078  $   841,388
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------
-----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------  -----------  -----------

                 LITTLE
 EXCELSIOR      OCMULGEE
-----------  --------------
$18,263,723  $    9,912,451
  1,032,872         678,796
 15,898,636       8,256,043
-----------  --------------
$ 1,332,215  $      977,612
    603,438         329,502
-----------  --------------
$ 1,935,653  $    1,307,114
    976,266         748,873
     12,815          31,978
-----------  --------------
$   946,572  $      526,263
-----------  --------------
-----------  --------------
$17,299,232  $    9,421,301
    942,853         641,275
 15,306,379       7,732,420
-----------  --------------
$ 1,050,000  $    1,047,606
    585,825         279,390
-----------  --------------
$ 1,635,825  $    1,326,996
    862,653         763,520
     14,256          39,222
-----------  --------------
$   758,916  $      524,254
-----------  --------------
-----------  --------------
$14,965,019  $    8,746,246
    856,090         623,101
 13,182,530       7,082,538
-----------  --------------
$   926,399  $    1,040,607
    520,194         230,137
-----------  --------------
$ 1,446,593  $    1,270,744
    756,827         622,699
     15,793          63,661
-----------  --------------
$   673,973  $      584,384
-----------  --------------
-----------  --------------

                               MIDDLE                                             OKEFE-
                              GEORGIA     MITCHELL     OCMULGEE      OCONEE       NOKE(1)     PATAULA     PLANTERS       RAYLE
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
1996
Operating Revenue and
  Patronage Capital........  $7,517,326  $29,748,002  $11,005,195  $16,114,133  $29,415,543  $4,689,061  $14,769,428  $14,955,885
Depreciation and
  Amortization.............     582,465    1,726,985      629,201      808,910    2,122,450     277,524    1,049,412    1,172,314
Other Operating Expenses...   5,926,887   24,742,724    8,802,333   13,716,304   25,334,554   3,791,843   12,462,804   12,184,879
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
  Electric Operating
    Margin.................  $1,007,974  $ 3,278,293  $ 1,573,661  $ 1,588,919  $ 1,958,539  $  619,694  $ 1,257,212  $ 1,598,692
Other Income...............     207,602      450,051      432,063      334,635    1,543,500     120,258      507,871      433,295
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
  Gross Operating Margin...  $1,215,576  $ 3,728,344  $ 2,005,724  $ 1,923,554  $ 3,502,039  $  739,952  $ 1,765,083  $ 2,031,987
Interest on Long-term
  Debt.....................     562,952    1,485,702      664,861      717,588    1,856,403     177,141      667,577    1,051,195
Other Deductions...........      37,222      402,847       14,018       14,865      248,776           0        6,944       16,935
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
    Net Margins............  $  615,402  $ 1,839,795  $ 1,326,845  $ 1,191,101  $ 1,396,860  $  562,811  $ 1,090,562  $   963,857
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
1995
Operating Revenue and
  Patronage Capital........  $7,976,809  $27,473,514  $11,044,216  $15,831,009  $29,316,972  $4,502,207  $14,348,976  $15,777,226
Depreciation and
  Amortization.............     559,308    1,404,032      603,215      754,565    2,001,800     251,543      990,725    1,190,547
Other Operating Expenses...   6,423,046   24,443,833    9,554,730   13,802,171   24,845,555   3,750,941   12,021,789   13,315,288
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
  Electric Operating
    Margin.................  $  994,455  $ 1,625,649  $   886,271  $ 1,274,273  $ 2,469,617  $  499,723  $ 1,336,462  $ 1,271,391
Other Income...............     200,533    1,011,598      348,660      354,857    1,671,083     117,299      447,726      456,560
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
  Gross Operating Margin...  $1,194,988  $ 2,637,247  $ 1,234,931  $ 1,629,130  $ 4,140,700  $  617,022  $ 1,784,188  $ 1,727,951
Interest on Long-term
  Debt.....................     534,709    1,485,458      606,560      749,090    2,129,783     183,304      610,329    1,079,132
Other Deductions...........      58,323     -894,440        7,299       11,300      801,384         459       10,417       21,740
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
    Net Margins............  $  601,956  $ 2,046,229  $   621,072  $   868,740  $ 1,209,533  $  433,259  $ 1,163,442  $   627,079
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
1994
Operating Revenue and
  Patronage Capital........  $6,764,661  $23,851,984  $ 9,795,471  $14,845,440  $25,967,349  $3,923,607  $13,437,700  $14,380,411
Depreciation and
  Amortization.............     524,669    1,307,917      575,314      709,922    1,802,521     239,882      931,195    1,203,794
Other Operating Expenses...   5,538,469   22,876,882    8,078,819   13,300,270   23,166,991   3,328,521   11,228,129   11,991,995
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
  Electric Operating
    Margin.................  $  701,523  ($  332,815) $ 1,141,338  $   835,248  $   997,837  $  355,204  $ 1,278,376  $ 1,184,622
Other Income...............     203,924      556,380      335,955      330,625    2,310,696     107,859      415,305      301,695
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
  Gross Operating Margin...  $  905,447  $   223,565  $ 1,477,293  $ 1,165,873  $ 3,308,533  $  463,063  $ 1,693,681  $ 1,486,317
Interest on Long-term
  Debt.....................     495,507      954,076      572,300      652,864    2,069,598     177,037      535,518      816,664
Other Deductions...........      32,709   -2,423,513        5,238       15,060      116,285         400       28,110       47,831
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
    Net Margins............  $  377,231  $ 1,693,002  $   899,755  $   497,949  $ 1,122,650  $  285,626  $ 1,130,053  $   621,822
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                             ----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------


                               SATILLA
                             -----------
1996
Operating Revenue and
  Patronage Capital........  $45,737,127
Depreciation and
  Amortization.............    2,284,764
Other Operating Expenses...   40,564,468
                             -----------
  Electric Operating
    Margin.................  $ 2,887,895
Other Income...............    1,000,461
                             -----------
  Gross Operating Margin...  $ 3,888,356
Interest on Long-term
  Debt.....................    1,591,911
Other Deductions...........      245,181
                             -----------
    Net Margins............  $ 2,051,264
                             -----------
                             -----------
1995
Operating Revenue and
  Patronage Capital........  $46,237,739
Depreciation and
  Amortization.............    2,140,930
Other Operating Expenses...   41,229,784
                             -----------
  Electric Operating
    Margin.................  $ 2,867,025
Other Income...............    1,336,043
                             -----------
  Gross Operating Margin...  $ 4,203,068
Interest on Long-term
  Debt.....................    1,590,117
Other Deductions...........       37,130
                             -----------
    Net Margins............  $ 2,575,821
                             -----------
                             -----------
1994
Operating Revenue and
  Patronage Capital........  $40,444,421
Depreciation and
  Amortization.............    2,001,050
Other Operating Expenses...   35,342,538
                             -----------
  Electric Operating
    Margin.................  $ 3,100,833
Other Income...............    1,096,472
                             -----------
  Gross Operating Margin...  $ 4,197,305
Interest on Long-term
  Debt.....................    1,315,655
Other Deductions...........       37,130
                             -----------
    Net Margins............  $ 2,844,520
                             -----------
                             -----------

                 SLASH      SNAPPING                    THREE        TRI-                     UPSON
   SAWNEE         PINE       SHOALS       SUMTER        NOTCH       COUNTY        TROUP       COUNTY       WALTON       WASHINGTON
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$ 106,199,605  $7,757,063  $64,055,514  $19,742,697  $14,080,620  $17,968,349  $28,236,102  $8,008,966  $ 108,216,601   $20,966,780
    5,461,439     347,392    3,149,513    1,364,107      724,564    1,087,677    1,689,778     345,917      4,784,938    1,120,202
   90,138,664   6,645,532   58,638,522   17,044,494   12,215,197   14,375,621   23,148,170   6,841,940     95,041,808   18,147,494
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$  10,599,502  $  764,139  $ 2,267,479  $ 1,334,096  $ 1,140,859  $ 2,505,051  $ 3,398,154  $  821,109  $   8,389,855   $1,699,084
    1,963,171     161,350    1,291,013      603,583      354,285      333,192      625,724     162,519      2,425,084      828,895
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$  12,562,673  $  925,489  $ 3,558,492  $ 1,937,679  $ 1,495,144  $ 2,838,243  $ 4,023,878  $  983,628  $  10,814,939   $2,527,979
    5,767,038     363,039    1,687,796      990,057      599,282    1,096,312    1,317,856     209,258      3,209,510    1,246,947
      631,716       6,909      583,546        8,498       18,791       46,005      112,967       1,001         98,925       19,163
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$   6,163,919  $  555,541  $ 1,287,150  $   939,124  $   877,071  $ 1,695,926  $ 2,593,055  $  773,369  $   7,506,504   $1,261,869
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$  99,737,867  $7,594,826  $62,387,879  $19,093,715  $13,989,755  $16,992,206  $28,291,170  $7,556,363  $ 107,684,715   $21,279,853
    4,835,543     314,311    2,912,891    1,129,572      725,790    1,035,992    1,573,631     333,446      4,427,546    1,135,431
   88,339,450   6,722,621   55,760,048   16,685,944   12,291,452   14,387,170   23,911,842   6,819,168     94,907,445   18,219,068
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$   6,562,874  $  557,894  $ 3,714,940  $ 1,278,199  $   972,513  $ 1,569,044  $ 2,805,697  $  403,749  $   8,349,724   $1,925,354
    1,925,480     175,202    1,273,842      488,791      381,017      357,182    1,860,207     153,975      2,321,595      616,521
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$   8,488,354  $  733,096  $ 4,988,782  $ 1,766,990  $ 1,353,530  $ 1,926,226  $ 4,665,904  $  557,724  $  10,671,319   $2,541,875
    5,084,334     313,562    2,288,847      864,786      506,044    1,074,470    1,314,612     219,276      3,379,073    1,087,822
      388,338      26,743      121,553       14,094       50,640       87,689       40,352      12,699        134,758       61,974
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$   3,015,682  $  392,791  $ 2,578,382  $   888,110  $   796,846  $   764,067  $ 3,310,940  $  325,749  $   7,157,488   $1,392,079
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$  85,552,374  $6,589,923  $56,030,435  $17,089,214  $12,461,364  $15,006,164  $25,982,706  $7,008,793  $  97,188,865   $19,789,472
    4,295,517     276,763    2,658,720    1,057,058      629,248      987,137    2,121,162     314,327      4,123,354    1,061,073
   74,696,589   5,896,828   50,383,831   14,865,526   11,037,210   12,815,226   21,893,313   6,240,264     88,880,042   17,421,168
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$   6,560,268  $  416,332  $ 2,987,884  $ 1,166,630  $   794,906  $ 1,203,801  $ 1,968,231  $  454,202  $   4,185,469   $1,307,231
      617,135     163,177    1,244,701      459,632      172,861      336,545      856,539     159,245      2,643,241      619,216
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$   7,177,403  $  579,509  $ 4,232,585  $ 1,626,262  $   967,767  $ 1,540,346  $ 2,824,770  $  613,447  $   6,828,710   $1,926,447
    4,549,544     226,892    1,247,393      714,263      452,243      912,598    1,354,308     186,556      3,049,546    1,043,587
      219,766      12,022      639,899       13,059       34,320      101,303       92,920      18,212        108,074       62,469
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
$   2,408,093  $  340,595  $ 2,345,293  $   898,940  $   481,204  $   526,445  $ 1,377,542  $  408,679  $   3,671,090   $  820,391
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------
-------------  ----------  -----------  -----------  -----------  -----------  -----------  ----------  -------------  ------------


   SAWNEE          TOTAL
-------------  --------------
$ 106,199,605  $1,549,036,393
    5,461,439      82,404,459
   90,138,664   1,329,432,307
-------------  --------------
$  10,599,502  $  137,199,627
    1,963,171      35,620,883
-------------  --------------
$  12,562,673  $  172,820,510
    5,767,038      72,667,972
      631,716       5,856,707
-------------  --------------
$   6,163,919  $   94,295,831
-------------  --------------
-------------  --------------
$  99,737,867  $1,500,782,475
    4,835,543      75,663,401
   88,339,450   1,307,674,062
-------------  --------------
$   6,562,874  $  117,445,012
    1,925,480      37,414,089
-------------  --------------
$   8,488,354  $  154,859,101
    5,084,334      71,177,687
      388,338       2,944,404
-------------  --------------
$   3,015,682  $   80,737,010
-------------  --------------
-------------  --------------
$  85,552,374  $1,351,088,530
    4,295,517      71,114,576
   74,696,589   1,186,239,520
-------------  --------------
$   6,560,268  $   93,734,434
      617,135      33,219,657
-------------  --------------
$   7,177,403  $  126,954,091
    4,549,544      59,752,060
      219,766       1,186,105
-------------  --------------
$   2,408,093  $   66,015,926
-------------  --------------
-------------  --------------

                          OGLETHORPE POWER CORPORATION

                  MEMBER FINANCIAL AND STATISTICAL INFORMATION

                                    TABLE 6

               CONDENSED BALANCE SHEET INFORMATION OF EACH MEMBER

                              (AS OF DECEMBER 31)

                                                                                             CENTRAL
                                        ALTAMAHA     AMICALOLA    CANOOCHEE     CARROLL      GEORGIA       COASTAL         COBB
                                       -----------  -----------  -----------  -----------  -----------  -------------  -------------
                                 1996
                               ASSETS

  Total Utility
    Plant(1)............  $46,494,020  $81,272,483  4$3,763,526  $82,833,008  $71,250,678  $30,069,767  $ 304,134,816  $  92,106,574

       EXCELSIOR             FLINT        GRADY      GREYSTONE    HABERSHAM      HART         IRWIN        JACKSON       JEFFERSON
      ------------        -----------  -----------  -----------  -----------  -----------  -----------  -------------  -------------
$36,751,265  $ 134,233,972  $37,267,979  $ 119,835,120  $54,370,174  $62,991,348  $26,240,440  $ 303,067,664  $61,213,183
  8,236,346     34,181,519    7,618,851     17,154,327   13,539,289   16,475,736    7,512,796     38,248,857    9,745,502
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
 28,514,919    100,052,453   29,649,128    102,680,793   40,830,885   46,515,612   18,727,644    264,818,807   51,467,681
 12,069,745     35,885,347    7,777,084     35,184,355   12,003,105   17,048,933    4,808,042     67,670,782   12,793,252
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
$40,584,664  $ 135,937,800  $37,426,212  $ 137,865,148  $52,833,990  $63,564,545  $23,535,686  $ 332,489,589  $64,260,933
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
 17,179,843     58,001,645   18,215,451     62,580,192   23,682,450   27,953,409    9,229,127    119,498,699   25,809,057
 18,974,326     54,977,011   14,686,762     63,983,356   21,599,712   27,062,242   13,271,725    170,892,532   27,933,712
  4,430,495     22,959,144    4,523,999     11,301,600    7,551,828    8,548,894    1,034,834     42,098,358   10,518,164
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
$40,584,664  $ 135,937,800  $37,426,212  $ 137,865,148  $52,833,990  $63,564,545  $23,535,686  $ 332,489,589  $64,260,933
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
$32,711,813  $ 120,104,072  $35,415,422  $ 111,641,343  $51,078,773  $58,883,214  $24,405,784  $ 278,374,107  $57,969,886
  7,545,520     31,775,167    7,709,204     14,958,722   12,605,884   14,997,338    7,057,769     36,994,995    9,490,587
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
 25,166,293     88,328,905   27,706,218     96,682,621   38,472,889   43,885,876   17,348,015    241,379,112   48,479,299
  9,697,688     35,018,903    8,517,819     36,369,445   12,510,269   13,419,913    4,490,238     67,648,547   13,130,128
$34,863,981  $ 123,347,808  $36,224,037  $ 133,052,066  $50,983,158  $57,305,789  $21,838,253  $ 309,027,659  $61,609,427
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
 16,219,525     54,757,464   17,442,545     55,901,190   22,900,174   24,351,543    8,811,175    113,186,857   24,470,203
 15,093,798     51,515,923   14,997,658     68,618,413   21,095,826   24,522,191   11,955,805    154,132,967   29,551,950
  3,550,658     17,074,421    3,783,834      8,532,463    6,987,158    8,432,055    1,071,273     41,707,835    7,587,274
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
$34,863,981  $ 123,347,808  $36,224,037  $ 133,052,066  $50,983,158  $57,305,789  $21,838,253  $ 309,027,659  $61,609,427
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
$29,570,560  $ 111,337,009  $32,851,839  $ 103,695,947  $47,448,725  $54,722,141  $22,989,184  $ 249,775,644  $54,494,054
  6,922,344     29,130,243    7,695,558     12,572,125   11,526,922   13,724,019    6,541,675     33,099,602    9,287,871
 22,648,216     82,206,766   25,156,281     91,123,822   35,921,803   40,998,122   16,447,509    216,676,042   45,206,183
  9,495,309     32,154,975    6,780,584     33,206,426   12,447,108   11,614,095    4,559,558     66,037,706   12,105,657
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
$32,143,525  $ 114,361,741  $31,936,865  $ 124,330,248  $48,368,911  $52,612,217  $21,007,067  $ 282,713,748  $57,311,840
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
 15,452,269     52,448,924   17,096,996     51,000,389   22,070,249   23,424,151    8,483,633    106,384,851   23,167,856
 13,369,595     48,614,023   12,379,604     64,951,029   19,726,545   21,362,833   11,538,226    145,266,700   26,500,713
  3,321,661     13,298,794    2,460,265      8,378,830    6,572,117    7,825,233      985,208     31,062,197    7,643,271
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
$32,143,525  $ 114,361,741  $31,936,865  $ 124,330,248  $48,368,911  $52,612,217  $21,007,067  $ 282,713,748  $57,311,840
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------
-----------  -------------  -----------  -------------  -----------  -----------  -----------  -------------  -----------


                            COLQUITT
                          -------------

                          $118,289,765 )
  Total Utility              TABLE 6
    Plant(1)............   (CONTINUED
       EXCELSIOR              LAMAR
      ------------        -------------
                           LITTLE
                           OCMULGEE
                           --
$36,751,265   $21,315,838  $24,673,510
  8,236,346    6,482,106     5,350,136
-----------  ------------  -----------
 28,514,919   14,833,732    19,323,374
 12,069,745    9,473,378     5,099,850
-----------  ------------  -----------
$40,584,664   $24,307,110  $24,423,224
-----------  ------------  -----------
-----------  ------------  -----------
 17,179,843   12,181,243     9,388,397
 18,974,326    8,433,787    13,695,328
  4,430,495    3,692,080     1,339,499
-----------  ------------  -----------
$40,584,664   $24,307,110  $24,423,224
-----------  ------------  -----------
-----------  ------------  -----------
$32,711,813   $19,997,597  $23,129,054
  7,545,520    5,872,317     4,922,284
-----------  ------------  -----------
 25,166,293   14,125,280    18,206,770
  9,697,688    8,432,910     5,885,168
$34,863,981   $22,558,190  $24,091,938
-----------  ------------  -----------
-----------  ------------  -----------
 16,219,525   11,305,328     8,931,607
 15,093,798    8,463,921    14,029,833
  3,550,658    2,788,941     1,130,498
-----------  ------------  -----------
$34,863,981   $22,558,190  $24,091,938
-----------  ------------  -----------
-----------  ------------  -----------
$29,570,560   $18,774,807  $21,692,853
  6,922,344    5,369,286     4,360,934
 22,648,216   13,405,521    17,331,919
  9,495,309    8,039,257     4,576,084
-----------  ------------  -----------
$32,143,525   $21,444,778  $21,908,003
-----------  ------------  -----------
-----------  ------------  -----------
 15,452,269   10,782,831     8,484,297
 13,369,595    8,150,561    12,386,968
  3,321,661    2,511,386     1,036,738
-----------  ------------  -----------
$32,143,525   $21,444,778  $21,908,003
-----------  ------------  -----------
-----------  ------------  -----------

                                MIDDLE                                              OKEFE-
                                GEORGIA     MITCHELL     OCMULGEE      OCONEE       NOKE(2)     PATAULA     PLANTERS       RAYLE
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
1996
ASSETS
  Total Utility Plant(1)....  $20,295,664  $55,543,119  2$5,479,748  $29,227,736  $74,060,686  $9,573,988  $30,117,312  $38,866,252
  Depreciation..............    3,927,186   10,619,159   6,391,178     3,794,394   12,784,888   2,686,414    9,678,085    9,095,995
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
      Net Plant.............   16,368,478   44,923,960  19,088,570    25,433,342   61,275,798   6,887,574   20,439,227   29,770,257
  Other Assets..............    4,038,241   18,551,785   7,514,388     8,110,441   20,611,109   2,311,431   11,284,999    8,152,412
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
        Total Assets........  $20,406,719  $63,475,745  2$6,602,958  $33,543,783  $81,886,907  $9,199,005  $31,724,226  $37,922,669
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
EQUITY & LIABILITIES
  Equity....................    8,617,105   32,659,494  12,393,761    15,554,278   27,626,197   5,306,154   15,271,719   15,391,327
  Long-term Debt............   10,982,858   22,592,992  11,796,526    14,425,612   37,731,213   3,415,815   13,093,374   19,574,998
  Other Liabilities.........      806,756    8,223,259   2,412,671     3,563,893   16,529,497     477,036    3,359,133    2,956,344
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
      Total Equity and
        Liabilities.........  $20,406,719  $63,475,745  2$6,602,958  $33,543,783  $81,886,907  $9,199,005  $31,724,226  $37,922,669
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
1995
ASSETS
  Total Utility Plant(1)....  $19,340,002  $52,713,498  2$3,803,300  $26,676,976  $69,397,160  $8,972,049  $28,678,584  $36,902,764
  Depreciation..............    3,528,789   10,069,745   5,993,494     3,887,355   11,493,558   2,531,224    9,094,482    8,378,872
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
      Net Plant.............   15,811,213   42,643,753  17,809,806    22,789,621   57,903,602   6,440,825   19,584,102   28,523,892
  Other Assets..............    3,811,691   15,178,664   6,620,492     7,998,537   20,895,200   2,299,118   10,219,327    8,730,742
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------

        Total Assets........  $19,622,904  $57,822,417  2$4,430,298  $30,788,158  $78,798,802  $8,739,943  $29,803,429  $37,254,634
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
EQUITY & LIABILITIES
  Equity....................    7,989,770   29,434,088  11,428,344    14,667,424   26,332,076   4,741,224   14,492,906   14,891,335
  Long-term Debt............   10,187,133   18,007,963  11,859,903    12,878,739   38,746,014   3,531,758   12,148,503   20,016,582
  Other Liabilities.........    1,446,001   10,380,363   1,142,051     3,241,995   13,720,712     466,961    3,162,020    2,346,717
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
      Total Equity and
        Liabilities.........  $19,622,904  $57,822,414  2$4,430,298  $30,788,158  $78,798,802  $8,739,943  $29,803,429  $37,254,634
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
1994
ASSETS
  Total Utility Plant(1)....  $18,496,530  $48,698,926  2$2,969,686  $24,830,254  $64,855,465  $8,584,360  $27,138,128  $34,652,482
  Depreciation..............    3,572,944    9,103,911   5,949,200     3,544,572   10,161,224   2,424,025    8,374,484    7,565,129
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
      Net Plant.............   14,923,586   39,595,015  17,020,486    21,285,682   54,694,241   6,160,335   18,763,644   27,087,353
  Other Assets..............    3,500,801   14,543,602   5,955,012     8,100,607   18,620,708   2,261,786    9,257,856    7,928,216
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
        Total Assets........  $18,424,387  $54,138,617  2$2,975,498  $29,386,289  $73,314,949  $8,422,121  $28,021,500  $35,015,569
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
EQUITY & LIABILITIES
  Equity....................    7,372,540   27,466,187  11,200,142    13,985,299   25,399,752   4,310,227   13,799,630   14,367,190
  Long-term Debt............    9,402,152   17,707,541  10,642,337    12,776,655   38,477,769   3,644,288   11,391,343   18,861,706
  Other Liabilities.........    1,649,695    8,964,889   1,133,019     2,624,335    9,437,428     467,606    2,830,527    1,786,673
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
      Total Equity and
        Liabilities.........  $18,424,387  $54,138,617  2$2,975,498  $29,386,289  $73,314,949  $8,422,121  $28,021,500  $35,015,569
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------
                              -----------  -----------  -----------  -----------  -----------  ----------  -----------  -----------


                                SATILLA
                              -----------
1996
ASSETS
  Total Utility Plant(1)....  $77,878,807
  Depreciation..............   14,750,974
                              -----------
      Net Plant.............   63,127,833
  Other Assets..............   21,353,873
                              -----------
        Total Assets........  $84,481,706
                              -----------
                              -----------
EQUITY & LIABILITIES
  Equity....................   47,165,663
  Long-term Debt............   31,066,252
  Other Liabilities.........    6,249,791
                              -----------
      Total Equity and
        Liabilities.........  $84,481,706
                              -----------
                              -----------
1995
ASSETS
  Total Utility Plant(1)....  $72,213,569
  Depreciation..............   14,233,810
                              -----------
      Net Plant.............   57,979,759
  Other Assets..............   24,060,173
                              -----------
        Total Assets........  $82,039,932
                              -----------
                              -----------
EQUITY & LIABILITIES
  Equity....................   45,156,620
  Long-term Debt............   30,273,723
  Other Liabilities.........    6,609,589
                              -----------
      Total Equity and
        Liabilities.........  $82,039,932
                              -----------
                              -----------
1994
ASSETS
  Total Utility Plant(1)....  $67,833,765
  Depreciation..............   13,919,259
                              -----------
      Net Plant.............   53,914,506
  Other Assets..............   20,955,681
                              -----------
        Total Assets........  $74,870,187
                              -----------
                              -----------
EQUITY & LIABILITIES
  Equity....................   42,481,081
  Long-term Debt............   27,080,759
  Other Liabilities.........    5,308,347
                              -----------
      Total Equity and
        Liabilities.........  $74,870,187
                              -----------
                              -----------

                  SLASH      SNAPPING                    THREE        TRI-                      UPSON
   SAWNEE         PINE        SHOALS       SUMTER        NOTCH       COUNTY        TROUP       COUNTY        WALTON
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 190,223,954  $15,032,197  $96,016,959  $41,057,632  $26,498,469  $38,324,663  $55,785,972  $11,445,222  $ 159,383,194
   24,634,660    3,085,218   24,225,875   12,404,780    6,478,775    6,663,641   15,431,754    3,578,891     37,983,776
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
  165,589,294   11,946,979   71,791,084   28,652,852   20,019,694   31,661,022   40,354,218    7,866,331    121,399,418
   35,030,090    3,856,843   21,283,623   13,702,278    8,100,089    6,757,400   12,827,041    4,046,568     42,462,101
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 200,619,384  $15,803,822  $93,074,707  $42,355,130  $28,119,783  $38,418,422  $53,181,259  $11,912,899  $ 163,861,519
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
   64,131,637    7,393,295   37,789,149   18,098,421   15,287,446   15,549,783   26,505,715    6,845,184     80,514,126
  118,646,087    6,878,087   35,010,446   20,133,602   11,241,955   19,735,077   19,214,254    3,860,521     55,751,578
   17,841,660    1,532,440   20,275,112    4,123,107    1,590,382    3,133,562    7,461,291    1,207,194     27,595,815
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 200,619,384  $15,803,822  $93,074,707  $42,355,130  $28,119,783  $38,418,422  $53,181,260  $11,912,899  $ 163,861,519
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 167,665,873  $13,717,804  $89,637,685  $38,981,283  $24,404,523  $35,893,237  $49,282,334  $11,061,992  $ 146,222,125
   22,562,091    2,823,174   22,308,766   11,547,493    6,129,931    6,336,897   14,069,228    3,319,880     34,933,018
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
  145,103,782   10,894,630   67,328,919   27,433,790   18,274,592   29,556,340   35,213,106    7,742,112    111,289,107
   32,550,920    3,385,152   23,116,844   10,783,460    9,182,271    7,379,609   13,298,693    3,555,441     43,540,974
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 177,654,702  $14,279,782  $90,445,763  $38,217,250  $27,456,863  $36,935,949  $48,511,799  $11,297,553  $ 154,830,081
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
   58,620,800    6,955,485   37,783,822   17,677,856   14,578,591   14,087,964   23,934,593    6,242,146     74,285,978
   96,363,156    5,675,193   36,716,227   17,370,136   11,619,620   20,732,265   19,504,362    3,939,838     58,539,679
   22,670,746    1,649,104   15,945,714    3,169,258    1,258,652    2,115,720    5,072,844    1,115,569     22,004,424
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 177,654,702  $14,279,782  $90,445,763  $38,217,250  $27,456,863  $36,935,949  $48,511,799  $11,297,553  $ 154,830,081
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 150,637,053  $12,528,671  $84,805,720  $36,598,084  $23,053,955  $34,056,497  $46,825,167  $10,658,782  $ 138,148,022
   21,869,170    2,707,500   20,261,007   10,753,657    5,651,536    5,950,400   12,886,268    3,093,078     31,847,856
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
  128,767,883    9,821,171   64,544,713   25,844,427   17,402,419   28,106,097   33,938,899    7,565,704    106,300,166
   32,365,398    2,952,753   21,211,398    7,893,536    8,228,260    6,540,434   14,702,192    3,445,875     42,824,210
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 161,133,281  $12,773,924  $85,756,111  $33,737,963  $25,630,679  $34,646,531  $48,641,091  $11,011,579  $ 149,124,376
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
   56,172,065    6,741,764   35,993,345   17,297,039   13,954,046   13,501,556   20,818,486    6,030,366     68,530,699
   84,263,435    4,635,580   11,035,522   14,118,651    9,749,917   18,319,832   23,628,914    4,004,397     63,446,325
   20,697,781    1,396,581   38,727,244    2,322,273    1,926,716    2,825,143    4,193,691      976,816     17,147,352
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
$ 161,133,281  $12,773,925  $85,756,111  $33,737,963  $25,630,679  $34,646,531  $48,641,091  $11,011,579  $ 149,124,376
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------
-------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -------------


   SAWNEE       WASHINGTON       TOTAL
-------------  ------------  --------------
$ 190,223,954   $39,600,256  $2,786,586,960
   24,634,660   10,862,597      529,682,969
-------------  ------------  --------------
  165,589,294   28,737,659    2,256,903,991
   35,030,090   17,267,811      690,882,028
-------------  ------------  --------------
$ 200,619,384   $46,005,470  $2,947,786,019
-------------  ------------  --------------
-------------  ------------  --------------
   64,131,637   19,182,976    1,216,048,209
  118,646,087   22,679,570    1,365,791,468
   17,841,660    4,142,924      365,946,343
-------------  ------------  --------------
$ 200,619,384   $46,005,470  $2,947,786,020
-------------  ------------  --------------
-------------  ------------  --------------
$ 167,665,873   $38,124,440  $2,578,220,711
   22,562,091   10,767,129      492,231,881
-------------  ------------  --------------
  145,103,782   27,357,311    2,085,988,830
   32,550,920   16,873,377      681,191,723
-------------  ------------  --------------
$ 177,654,702   $44,230,688  $2,767,180,553
-------------  ------------  --------------
-------------  ------------  --------------
   58,620,800   18,248,187    1,138,184,895
   96,363,156   22,634,941    1,305,198,582
   22,670,746    3,347,560      323,797,073
-------------  ------------  --------------
$ 177,654,702   $44,230,688  $2,767,180,550
-------------  ------------  --------------
-------------  ------------  --------------
$ 150,637,053   $35,472,864  $2,393,214,192
   21,869,170    9,934,272      451,587,456
-------------  ------------  --------------
  128,767,883   25,538,592    1,941,626,736
   32,365,398   14,914,320      626,756,880
-------------  ------------  --------------
$ 161,133,281   $40,452,912  $2,568,383,616
-------------  ------------  --------------
-------------  ------------  --------------
   56,172,065   17,203,364    1,071,693,862
   84,263,435   20,772,440    1,196,957,583
   20,697,781    2,477,108      299,732,172
-------------  ------------  --------------
$ 161,133,281   $40,452,912  $2,568,383,617
-------------  ------------  --------------
-------------  ------------  --------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES PERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OGLETHORPE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION TO BUY, THOSE TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                       -----------
Available Information................           i
Notice to Investors..................          ii
Summary Information Relating to the
  Exchange Offer.....................           1
Summary Information Relating to the
  Facility Bonds.....................           4
Summary Information Relating to
  Oglethorpe and the Members.........           8
Summary Financial Data...............          13
Selected Definitions.................          14
Introduction.........................          15
Absence of Cash Proceeds.............          16
Security and Source of Payment for
  the Facility Bonds.................          16
OPC Scherer 1997 Funding
  Corporation........................          18
Flow of Funds for Debt Service
  Payments on the Facility Bonds.....          19
Business of Oglethorpe...............          20
Unaudited Pro Forma Condensed
  Financial Data.....................          29
Selected Financial Data..............          33
Capitalization.......................          35
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................          36
The Members of Oglethorpe............          51
Member Requirements and Power Supply
  Resources..........................          55
Co-Owners of the Plants and the Plant
  Agreements.........................          62
Certain Factors Affecting the
  Electric Utility Industry..........          68
Management...........................          72
Certain Relationships and Related
  Transactions.......................          78
The Exchange Offer...................          79
Description of the Facility Bonds....          87
Description of the Lease
  Indentures.........................         103
Description of the Leases............         111
Certain United States Federal Income
  Tax Consequences...................         119
Plan of Distribution.................         120
Legal Opinions.......................         121
Experts..............................         121
Index to Financial Statements........         F-1
Appendix A--Member Financial and
  Statistical Information............         A-1

                               OFFER TO EXCHANGE
                          6.974% SERIAL FACILITY BONDS
                               DUE JUNE 30, 2011

                   FOR ALL OUTSTANDING 6.974% SERIAL FACILITY
                            BONDS DUE JUNE 30, 2011

                            ------------------------

                           THE FACILITY BONDS WILL BE
                     PAYABLE FROM AND SECURED, AS DESCRIBED
                  HEREIN, BY RENTALS TO BE PAID UNDER SEVERAL
                    LEASES RELATING TO SCHERER UNIT NO. 2 BY

                            ------------------------

                                     [LOGO]

                                OGLETHORPE POWER
                                  CORPORATION
                            (AN ELECTRIC MEMBERSHIP
                                  CORPORATION)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

GEORGIA STATUTE

    Section 46-3-306 of the Official Code of Georgia Annotated which governs indemnification of officers and directors of Oglethorpe provides as follows:

       46-3-306. Indemnification of officers, directors, employees, and agents; purchase and maintenance of liability insurance; notice to members of payment of indemnification.

        (a) As used in this Code section, the term "the electric membership corporation" shall include, in addition to the surviving or new electric membership corporation, any merging or consolidating electric membership corporation, including any merging or consolidating electric membership corporation of a merging or consolidating electric membership corporation, absorbed in a merger or consolidation so that any person who is or was a director, officer, employee, or agent of such merging or consolidating electric membership corporation, or is or was serving at the request of such merging or consolidating electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Code section with respect to the resulting or surviving electric membership corporation as he would if he had served the resulting or surviving electric membership corporation in the same capacity, provided that no indemnification under subsections (b) and (c) of this Code section which are permitted by this subsection shall be mandatory under this subsection or any bylaw of the surviving or new electric membership corporation without the approval of such indemnification by the board of directors or members of the surviving or new electric membership corporation, in the manner provided in paragraphs (1) and (3) of subsection
    (e) of this Code section.

        (b) An electric membership corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the electric membership corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the electric membership corporation, or is or was serving at the request of the electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the electric membership corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the electric membership corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (c) An electric membership corporation shall have the power to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by, or in the right of, the electric membership corporation to procure a judgment in its favor, by reason of the fact he is or was a director, officer, employee, or agent of the electric membership corporation or is or was serving at the request of the electric membership corporation as a director, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the electric membership corporation; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the electric membership corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        (d) To the extent that a director, officer, employee, or agent of an electric membership corporation has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in subsections (b) and (c) of this Code section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney s fees, actually and reasonably incurred by him in connection therewith.

        (e) Any indemnification under subsections (b) and (c) of this Code section, unless ordered by a court, shall be made by the electric membership corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (b) and (c) of this Code section. Such determination shall be made:

           (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding;

           (2) If such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

           (3) By the affirmative vote of the members present and voting at the meeting at which such determination is made.

        (f) Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the electric membership corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the electric membership corporation as authorized in this Code section.

        (g) The indemnification and advancement of expenses provided by or granted pursuant to this Code section shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, or agreement, either specifically or in general terms approved by the affirmative vote of a majority of the members entitled to vote thereon, taken at a meeting, the notice of which specified that such bylaw, resolution, or agreement would be placed before the members, both as to action by a director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee, or agent pursuant to this subsection by an electric membership corporation with respect to the liabilities described in divisions (b)(3)(A)(i) through
    (b)(3)(A)(iii) of Code Section 46-3-321.

        (h) An electric membership corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the electric membership corporation or who is or was serving at the request of the electric membership corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the electric membership corporation would have the power to indemnify him against such liability under this Code section.

        (i) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the members or by an insurance carrier pursuant to insurance maintained by the electric membership corporation, the electric membership corporation, not later than the next annual meeting of members, unless such meeting is held within three months from the date of such payment, and in any event, within 15 months from the date of such payment, shall send to its members who are entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. Such statement shall be provided to the members in the manner provided in subsection (a) of Code Section 46-3-263 for giving notice of members meetings.

        (j) The indemnification and advancement of expenses provided by or granted pursuant to this Code section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. (Code 1933, Section 34C-617, enacted by Ga. L. 1981, p. 1587, Section 1; Ga. L. 1988, p. 1451,
    Section 2; Ga. L. 1989, p. 14, Section 46.)

ARTICLES OF INCORPORATION

    Oglethorpe's Restated Articles of Incorporation contain the following provision:

    "Article VII. A director of the Corporation shall not be personally liable to the Corporation or its members for monetary damages for breach of duty of care or other duty as a director, except for liability:

          (i) For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

         (ii) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

        (iii) For any transaction from which the director derives an improper personal benefit.

    The liability of directors shall be deemed further limited or eliminated to the fullest extent permitted by changes in the law governing the Corporation. Any repeal or modification of the provisions of this Article VII shall not adversely affect the duty, liability, rights or protection of a director existing at the time of such repeal or modification."

BYLAWS

    Oglethorpe's Bylaws contain the following provisions relating to indemnification and insurance:

                                 "Article VIII
                         Indemnification and Insurance

Section 1. Indemnification.

    The Corporation shall indemnify each person who is or was a Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Sections 46-3-306(b), (c) and (d) of the Georgia Electric Membership Corporation Act or any successor provisions of the laws of the State of Georgia. If any such indemnification is requested pursuant to Sections 46-3-306(b) or (c) of said Act or laws, the Board of Directors shall cause a determination to be made

(unless a court has ordered the indemnification) in one of the manners prescribed in Section 46-3-306(e) of said Act or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 46-3-306(b) or (c) of said Act or laws. Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said Sections of said Act or laws. The indemnification obligation of the Corporation set forth herein shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any party may be entitled under any other bylaw provision or resolution approved by the Members pursuant to Section 46-3-306(g) of said Act or laws.

Section 2. Insurance.

    The Corporation may purchase and maintain insurance at its expense, to protect itself and any Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of any such person) against any liability, cost, payment or expense described in Section 1 of this
Article VII, whether or not the Corporation would have the power to indemnify such person against such liability."

INSURANCE

    Oglethorpe maintains director and officer insurance policies which insure the present and former directors and officers of Oglethorpe against certain claims and liabilities asserted against them in their capacities or arising out of their status as directors and officers of Oglethorpe.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS:


    An index of exhibits appears at pages II-7 through II-23.


    (B) FINANCIAL STATEMENT SCHEDULES:

    None.

ITEM 22. UNDERTAKINGS

    The undersigned Registrant hereby undertakes that:

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of DeKalb, State of Georgia, on the 14th day of January, 1998.



                                OGLETHORPE POWER CORPORATION
                                (AN ELECTRIC MEMBERSHIP CORPORATION)

                                By:               /s/ T.D. KILGORE
                                     -----------------------------------------
                                                    T.D. KILGORE
                                                   President and
                                              Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                       TITLE                        DATE
------------------------------------------------------  ---------------------------------  --------------------

                          *                             Chairman of the Board, Director
      ------------------------------------------        (Principal Executive Officer)      January 14, 1998
                  J. CALVIN EARWOOD

                   /s/ T.D. KILGORE                     President and Chief Executive
      ------------------------------------------        Officer (Principal Executive       January 14, 1998
                     T.D. KILGORE                       Officer)

                          *                             Treasurer, Director (Principal
      ------------------------------------------        Financial Officer)                 January 14, 1998
                    MAC F. OGLESBY

                 /s/ THOMAS A. SMITH                    Senior Financial Officer
      ------------------------------------------        (Principal Financial Officer)      January 14, 1998
                   THOMAS A. SMITH

                 /s/ ROBERT D. STEELE                   Controller
      ------------------------------------------                                           January 14, 1998
                   ROBERT D. STEELE

                          *                             Director
      ------------------------------------------                                           January 14, 1998
                   ASHLEY C. BROWN

                          *                             Director
      ------------------------------------------                                           January 14, 1998
                  NEWTON A. CAMPBELL

                          *                             Director
      ------------------------------------------                                           January 14, 1998
                  LARRY N. CHADWICK

                          *                             Director
      ------------------------------------------                                           January 14, 1998
                   BENNY W. DENHAM

                          *                             Director
      ------------------------------------------                                           January 14, 1998
                  WM. RONALD DUFFEY

                          *                             Director
      ------------------------------------------                                           January 14, 1998
                   SAMMY M. JENKINS

                      SIGNATURE                                       TITLE                        DATE
------------------------------------------------------  ---------------------------------  --------------------

                          *                             Director
      ------------------------------------------                                           January 14, 1998
                   J. SAM L. RABUN

                          *                             Director
      ------------------------------------------                                           January 14, 1998
                    JOHN S. RANSON



*By: /s/ T.D. KILGORE
    -------------------------------
    T.D. KILGORE
    As Attorney-in-Fact for
    each of the persons indicated

                                    EXHIBITS



NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------

    *2.1                 --  Second Amended and Restated Restructuring Agreement, dated February 24, 1997, by and among Oglethorpe, Georgia Transmission Corporation (An Electric Membership Corporation)
                             and Georgia System Operations Corporation. (Filed as Exhibit 2.1 to the Registrant's
                             Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *2.2                 --  Member Agreement, dated August 1, 1996, by and among Oglethorpe, Georgia Transmission
                             Corporation (An Electric Membership Corporation), Georgia System Operations Corporation
                             and the Members of Oglethorpe. (Filed as Exhibit 2.2 to the Registrant's Form 10-K for
                             the fiscal year ended December 31, 1996, File No. 33-7591.)

    *3.1(a)              --  Restated Articles of Incorporation of Oglethorpe, dated as of July 26, 1988. (Filed as
                             Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1988,
                             File No. 33-7591.)

    *3.1(b)              --  Amendment to Articles of Incorporation of Oglethorpe, dated as of March 11, 1997. (Filed as Exhibit 3(i)(b) to the Registrant's Form 10-K for the fiscal year ended December 31,
                             1996, File No. 33-7591.)

    *3.2                 --  Bylaws of Oglethorpe, as amended on February 24, 1997, and effective as of March 11,
                             1997. (Filed as Exhibit 3(ii) to the Registrant's Form 10-K for the fiscal year ended
                             December 31, 1996, File No. 33-7591.)

   **4.1                 --  Form of Serial Facility Bond (included in form of Collateral Trust Indenture filed as
                             Exhibit 4.2.

   **4.2                 --  Collateral Trust Indenture, dated as of December 1, 1997, between OPC Scherer 1997
                             Funding Corporation A, Oglethorpe and SunTrust Bank, Atlanta, as Trustee.

     4.3                 --  Nonrecourse Promissory Lessor Note No. 2, with a Schedule identifying three other substantially identical Nonrecourse Promissory Lessor Notes and any material differences.

     4.4                 --  Amended and Restated Indenture of Trust, Deed to Secure Debt and Security Agreement No.
                             2, dated December 1, 1997, between Wilmington Trust Company and NationsBank, N.A.
                             collectively as Owner Trustee, under Trust Agreement No. 2, dated December 30, 1985, with DFO Partnership, as assignee of Ford Motor Credit Company, and The Bank of New York
                             Trust Company of Florida, N.A. as Indenture Trustee, with a Schedule identifying three other subtantially identical Amended and Restated Indentures of Trust, Deeds to Secure
                             Debt and Security Agreements and any material differences.

    *4.5(a)              --  Lease Agreement No. 2 dated December 30, 1985, between Wilmington Trust Company and
                             William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Lessor, and Oglethorpe, Lessee, with a Schedule identifying three other substantially identical Lease Agreements. (Filed as Exhibit
                             4.5(b) to the Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on
                             October 9, 1986.)

NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------
    *4.5(b)              --  First Supplement to Lease Agreement No. 2 (included as Exhibit B to the Supplemental
                             Participation Agreement No. 2 listed as 10.1.1(b)).

    *4.5(c)              --  First Supplement to Lease Agreement No. 1, dated as of June 30, 1987, between The
                             Citizens and Southern National Bank as Owner Trustee under Trust Agreement No. 1 with
                             IBM Credit Financing Corporation, as Lessor, and Oglethorpe, as Lessee. (Filed as
                             Exhibit 4.5(c) to the Registrant's Form 10-K for the fiscal year ended December 31,
                             1987, File No. 33-7591.)

     4.5(d)              --  Second Supplement to Lease Agreement No. 2, dated as of December 17, 1997, between
                             NationsBank, N.A., acting through its agent, The Bank of New York, as an Owner Trustee under the Trust Agreement No. 2, dated December 30, 1985, among DFO Partnership, as assignee of Ford Motor Credit Company, as the Owner Participant, and the Original
                             Trustee, as Lessor, and Oglethorpe, as Lessee, with a Schedule identifying three other substantially identical Second Supplements to Lease Agreements and any material differences.

    *4.6                 --  Amended and Consolidated Loan Contract, dated as of March 1, 1997, between Oglethorpe and the United States of America, together with four notes executed and delivered pursuant thereto. (Filed as Exhibit 4.7 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *4.7.1(a)            --  Indenture, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee. (Filed as Exhibit 4.8.1 to the Registrant's Form 10-K for the fiscal year ended
                             December 31, 1996, File No. 33-7591.)

    *4.7.1(b)            --  First Supplemental Indenture, dated as of October 1, 1997, made by Oglethorpe to
                             SunTrust Bank, Atlanta, as trustee, relating to the Series 1997B (Burke) Note. (Filed as
                             Exhibit 4.8.1(b) to the Registrant's Form 10-Q for the quarterly period ended September
                             30, 1997, File No. 33-7591).

    *4.7.2               --  Security Agreement, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank,
                             Atlanta, as trustee. (Filed as Exhibit 4.8.2 to the Registrant's Form 10-K for the
                             fiscal year ended December 31, 1996, File No. 33-7591.)

     4.8.1(2)            --  Loan Agreement, dated as of October 1, 1992, between Development Authority of Monroe
                             County and Oglethorpe relating to Development Authority of Monroe County Pollution
                             Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 1992A.

     4.8.2(2)            --  Note, dated October 1, 1992, from Oglethorpe to Trust Company Bank, as trustee acting pursuant to a Trust Indenture, dated as of October 1, 1992, between Development
                             Authority of Monroe County and Trust Company Bank.

     4.8.3(2)            --  Trust Indenture, dated as of October 1, 1992, between Development Authority of Monroe
                             County and Trust Company Bank, Trustee, relating to Development Authority of Monroe
                             County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project),
                             Series 1992A.

     4.9.1(3)            --  Loan Agreement, dated as of December 1, 1992, between Development Authority of Burke
                             County and Oglethorpe relating to Development Authority of Burke County Adjustable
                             Tender Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project),
                             Series 1993A.

NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------
     4.9.2(3)            --  Note, dated December 1, 1992, from Oglethorpe to Trust Company Bank, as trustee acting pursuant to a Trust Indenture, dated as of December 1, 1992, between Development
                             Authority of Burke County and Trust Company Bank.

     4.9.3(3)            --  Trust Indenture, dated as of December 1, 1992, from Development Authority of Burke
                             County to Trust Company Bank, as trustee, relating to Development Authority of Burke
                             County Adjustable Tender Pollution Control Revenue Bonds (Oglethorpe Power Corporation
                             Vogtle Project), Series 1993A.

     4.9.4(3)            --  Interest Rate Swap Agreement, dated as of December 1, 1992, by and between Oglethorpe and AIG Financial Products Corp. relating to Development Authority of Burke County
                             Adjustable Tender Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle
                             Project), Series 1993A.

     4.9.5(3)            --  Liquidity Guaranty Agreement, dated as of December 1, 1992, by and between Oglethorpe and AIG Financial Products Corp. relating to Development Authority of Burke County
                             Adjustable Tender Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle
                             Project), Series 1993A.

     4.9.6(1)            --  Standby Bond Purchase Agreement, dated as of December 14, 1995, between Oglethorpe and
                             Canadian Imperial Bank of Commerce, New York Agency, relating to Development Authority of Burke County Adjustable Tender Pollution Control Revenue Bonds (Oglethorpe Power
                             Corporation Vogtle Project), Series 1993A.

     4.9.7(1)            --  Standby Bond Purchase Agreement, dated as of November 30, 1994, between Oglethorpe and
                             Credit Local de France, Acting through its New York Agency, relating to the Development
                             Authority of Burke County Adjustable Tender Pollution Control Revenue Bonds (Oglethorpe
                             Power Corporation Vogtle Project), Series 1994A.

     4.10.1(4)           --  Loan Agreement, dated as of October 1, 1996, between Development Authority of Burke
                             County and Oglethorpe relating to Development Authority of Burke County Pollution
                             Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1996.

     4.10.2(4)           --  Note, dated October 1, 1996, from Oglethorpe to SunTrust Bank, Atlanta, as trustee pursuant to an Indenture of Trust, dated as of October 1, 1996, between Development
                             Authority of Burke County and SunTrust Bank, Atlanta.

     4.10.3(4)           --  Indenture of Trust, dated as of October 1, 1996, between Development Authority of Burke
                             County and SunTrust Bank, Atlanta, as trustee, relating to Development Authority of
                             Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle
                             Project), Series 1996.

    *4.12.1              --  Indemnity Agreement, dated as of March 1, 1997, by and between Oglethorpe and Georgia
                             Transmission Corporation (An Electric Membership Corporation). (Filed as Exhibit 4.13.1
                             to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No.
                             33-7591.)

    *4.12.2              --  Indemnification Agreement, dated as of March 11, 1997, by Oglethorpe and Georgia
                             Transmission Corporation (An Electric Membership Corporation) for the benefit of the
                             United States of America. (Filed as Exhibit 4.13.2 to the

NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------
                             Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

     4.13.1(1)           --  Master Loan Agreement, dated as of March 1, 1997, between Oglethorpe and CoBank, ACB,
                             MLA No. 0459.

     4.13.2(1)           --  Consolidating Supplement, dated as of March 1, 1997, between Oglethorpe and CoBank, ACB, relating to Loan No. ML0459T1.

     4.13.3(1)           --  Promissory Note, dated March 1, 1997, in the original principal amount of $7,102,740.26, from Oglethorpe to CoBank, ACB, relating to Loan No. ML0459T1.

     4.13.4(1)           --  Consolidating Supplement, dated as of March 1, 1997, between Oglethorpe and CoBank, ACB, relating to Loan No. ML0459T2.

     4.13.5(1)           --  Promissory Note, dated March 1, 1997, in the original principal amount of $1,856,475.12, made by Oglethorpe to CoBank, ACB, relating to Loan No. ML0459T2.

    *4.14.1              --  Loan Agreement, Loan No. T-830404, between Oglethorpe and Columbia Bank for
                             Cooperatives, dated as of April 29, 1983. (Filed as Exhibit 4.18.1 to the Registrant's
                             Form S-1 Registration Statement, File No. 33-7591, filed on October 9, 1986.)

    *4.14.2              --  Promissory Note, Loan No. T-830404-1, in the original principal amount of $9,935,000, from Oglethorpe to Columbia Bank for Cooperatives, dated as of April 29, 1983. (Filed as
                             Exhibit 4.18.2 to the Registrant's Form S-1 Registration Statement, File No. 33-7591,
                             filed on October 9, 1986.)

    *4.14.3              --  Security Deed and Security Agreement, dated April 29, 1983, between Oglethorpe and
                             Columbia Bank for Cooperatives. (Filed as Exhibit 4.18.3 to the Registrant's Form S-1
                             Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   **4.15                --  Exchange and Registration Rights Agreement, dated December 17, 1997, by and among
                             Oglethorpe, OPC Scherer 1997 Funding Corporation A, and Goldman, Sachs & Co. as
                             representative of the purchasers identified therein.

     5                   --  Opinion of Sutherland, Asbill & Brennan LLP

   *10.1.1(a)            --  Participation Agreement No. 2 among Oglethorpe as Lessee, Wilmington Trust Company as
                             Owner Trustee, The First National Bank of Atlanta as Indenture Trustee, Columbia Bank
                             for Cooperatives as Loan Participant and Ford Motor Credit Company as Owner Participant,
                             dated December 30, 1985, together with a Schedule identifying three other substantially identical Participation Agreements. (Filed as Exhibit 10.1.1(b) to the Registrant's Form
                             S-1 Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   *10.1.1(b)            --  Supplemental Participation Agreement No. 2. (Filed as Exhibit 10.1.1(a) to the
                             Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October 9,
                             1986.)

NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------
   *10.1.1(c)            --  Supplemental Participation Agreement No. 1, dated as of June 30, 1987, among Oglethorpe as Lessee, IBM Credit Financing Corporation as Owner Participant, Wilmington Trust
                             Company and The Citizens and Southern National Bank as Owner Trustee, The First National
                             Bank of Atlanta, as Indenture Trustee, and Columbia Bank for Cooperatives, as Loan
                             Participant. (Filed as Exhibit 10.1.1(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

    10.1.1(d)            --  Second Supplemental Participation Agreement No. 2, dated as of December 17, 1997, among
                             Oglethorpe as Lessee, DFO Partnership, as assignee of Ford Motor Credit Company, as
                             Owner Participant, Wilmington Trust Company and NationsBank, N.A. as Owner Trustee, The
                             Bank of New York Trust Company of Florida, N.A. as Indenture Trustee, CoBank, ACB as
                             Loan Participant, OPC Scherer Funding Corporation, as Original Funding Corporation, OPC
                             Scherer 1997 Funding Corporation A, as Funding Corporation, and SunTrust Bank, Atlanta,
                             as Original Collateral Trust Trustee and Collateral Trust Trustee, with a Schedule identifying three substantially identical Second Supplemental Participation Agreements and any material differences.

   *10.1.2               --  General Warranty Deed and Bill of Sale No. 2 between Oglethorpe, Grantor, and Wilmington
                             Trust Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated
                             December 30, 1985, with Ford Motor Credit Company, Grantee, together with a Schedule identifying three substantially identical General Warranty Deeds and Bills of Sale.
                             (Filed as Exhibit 10.1.2 to the Registrant's Form S-1 Registration Statement, File No.
                             33-7591, filed on October 9, 1986.)

   *10.1.3(a)            --  Supporting Assets Lease No. 2, dated December 30, 1985, between Oglethorpe, Lessor, and
                             Wilmington Trust Company and William J. Wade, as Owner Trustees, under Trust Agreement
                             No. 2, dated December 30, 1985, with Ford Motor Credit Company, Lessee, together with a
                             Schedule identifying three substantially identical Supporting Assets Leases. (Filed as
                             Exhibit 10.1.3 to the Registrant's Form S-1 Registration Statement, File No. 33-7591,
                             filed on October 9, 1986.)

   *10.1.3(b)            --  First Amendment to Supporting Assets Lease No. 2, dated as of November 19, 1987, together with a Schedule identifying three substantially identical First Amendments to
                             Supporting Assets Leases. (Filed as Exhibit 10.1.3(a) to the Registrant's Form 10-K for
                             the fiscal year ended December 31, 1987, File No. 33-7591.)

   *10.1.4(a)            --  Supporting Assets Sublease No. 2, dated December 30, 1985, between Wilmington Trust
                             Company and William J. Wade, as Owner Trustees under Trust Agreement No. 2 dated
                             December 30, 1985, with Ford Motor Credit Company, Sublessor, and Oglethorpe, Sublessee,
                             together with a Schedule identifying three substantially identical Supporting Assets
                             Subleases. (Filed as Exhibit 10.1.4 to the Registrant's Form S-1 Registration Statement,
                             File No. 33-7591, filed on October 9, 1986.)

   *10.1.4(b)            --  First Amendment to Supporting Assets Sublease No. 2, dated as of November 19, 1987, together with a Schedule identifying three substantially identical First Amendments to
                             Supporting Assets Subleases. (Filed as Exhibit 10.1.4(a) to the

NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------
                             Registrant's Form 10-K for the fiscal year ended December 31, 1987, File No. 33-7591.)

   *10.1.5(a)            --  Tax Indemnification Agreement No. 2, dated December 30, 1985, between Ford Motor Credit
                             Company, Owner Participant, and Oglethorpe, Lessee, together with a Schedule identifying three substantially identical Tax Indemnification Agreements. (Filed as Exhibit 10.1.5
                             to the Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October
                             9, 1986.)

    10.1.5(b)            --  Amendment No. 1 to the Tax Indemnification Agreement No. 2, dated December 17, 1997, between DFO Partnership, as assignee of Ford Motor Credit Company, as Owner Participant, and Oglethorpe, as Lessee, with a Schedule identifying three substantially identical
                             Amendments No. 1 to the Tax Indemnification Agreements and any material differences.

   *10.1.6               --  Assignment of Interest in Ownership Agreement and Operating Agreement No. 2, dated
                             December 30, 1985, between Oglethorpe, Assignor, and Wilmington Trust Company and
                             William J. Wade, as Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit Company, Assignee, together with Schedule identifying three substantially identical Assignments of Interest in Ownership Agreement and Operating
                             Agreement. (Filed as Exhibit 10.1.6 to the Registrant's Form S-1 Registration Statement,
                             File No. 33-7591, filed on October 9, 1986.)

   *10.1.7               --  Consent, Amendment and Assumption No. 2 dated December 30, 1985, among Georgia Power
                             Company and Oglethorpe and Municipal Electric Authority of Georgia and City of Dalton,
                             Georgia and Gulf Power Company and Wilmington Trust Company and William J. Wade, as
                             Owner Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor
                             Credit Company, together with a Schedule identifying three substantially identical
                             Consents, Amendments and Assumptions. (Filed as Exhibit 10.1.9 to the Registrant's Form
                             S-1 Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   *10.1.7(a)            --  Amendment to Consent, Amendment and Assumption No. 2, dated as of August 16, 1993, among
                             Oglethorpe, Georgia Power Company, Municipal Electric Authority of Georgia, City of
                             Dalton, Georgia, Gulf Power Company, Jacksonville Electric Authority, Florida Power &
                             Light Company and Wilmington Trust Company and NationsBank of Georgia, N.A., as Owner
                             Trustees under Trust Agreement No. 2, dated December 30, 1985, with Ford Motor Credit
                             Company, together with a Schedule identifying three substantially identical Amendments to Consents, Amendments and Assumptions. (Filed as Exhibit 10.1.9(a) to the Registrant's
                             Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

   *10.2.1               --  Section 168 Agreement and Election dated as of April 7, 1982, between Continental
                             Telephone Corporation and Oglethorpe. (Filed as Exhibit 10.2 to the Registrant's Form
                             S-1 Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   *10.2.2               --  Section 168 Agreement and Election dated as of April 9, 1982, between National Service
                             Industries, Inc. and Oglethorpe. (Filed as Exhibit 10.3 to the Registrant's Form S-1
                             Registration Statement, File No. 33-7591, filed on October 9, 1986.)

NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------
   *10.2.3               --  Section 168 Agreement and Election dated as of April 9, 1982, between Rollins, Inc. and
                             Oglethorpe. (Filed as Exhibit 10.4 to the Registrant's Form S-1 Registration Statement,
                             File No. 33-7591, filed on October 9, 1986.)

   *10.2.4               --  Section 168 Agreement and Election dated as of December 13, 1982, between Selig
                             Enterprises, Inc. and Oglethorpe. (Filed as Exhibit 10.5 to the Registrant's Form S-1
                             Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   *10.3.1(a)            --  Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation
                             Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of
                             Georgia and City of Dalton, Georgia, dated as of May 15, 1980. (Filed as Exhibit 10.6.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October
                             9, 1986.)

   *10.3.1(b)            --  Amendment to Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership
                             Participation Agreement among Georgia Power Company, Oglethorpe, Municipal Electric
                             Authority of Georgia and City of Dalton, Georgia, dated as of December 30, 1985. (Filed as Exhibit 10.1.8 to the Registrant's Form S-1 Registration Statement, File No. 33-7591,
                             filed on October 9, 1986.)

   *10.3.1(c)            --  Amendment Number Two to the Plant Robert W. Scherer Units Numbers One and Two Purchase
                             and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal
                             Electric Authority of Georgia and City of Dalton, Georgia, dated as of July 1, 1986.
                             (Filed as Exhibit 10.6.1(a) to the Registrant's Form 10-K for the fiscal year ended
                             December 31, 1987, File No. 33-7591.)

   *10.3.1(d)            --  Amendment Number Three to the Plant Robert W. Scherer Units Numbers One and Two Purchase
                             and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal
                             Electric Authority of Georgia and City of Dalton, Georgia, dated as of August 1, 1988.
                             (Filed as Exhibit 10.6.1(b) to the Registrant's Form 10-Q for the quarterly period ended
                             September 30, 1993, File No. 33-7591.)

   *10.3.1(e)            --  Amendment Number Four to the Plant Robert W. Scherer Units Number One and Two Purchase
                             and Ownership Participation Agreement among Georgia Power Company, Oglethorpe, Municipal
                             Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 31,
                             1990. (Filed as Exhibit 10.6.1(c) to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

   *10.3.2(a)            --  Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among Georgia
                             Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton,
                             Georgia, dated as of May 15, 1980. (Filed as Exhibit 10.6.2 to the Registrant's Form S-1
                             Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   *10.3.2(b)            --  Amendment to Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among
                             Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of
                             Dalton, Georgia, dated as of December 30, 1985. (Filed as Exhibit 10.1.7 to the
                             Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October 9,
                             1986.)

NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------
   *10.3.2(c)            --  Amendment Number Two to the Plant Robert W. Scherer Units Numbers One and Two Operating
                             Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of
                             Georgia and City of Dalton, Georgia, dated as of December 31, 1990. (Filed as Exhibit
                             10.6.2(a) to the Registrant's Form 10-Q for the quarterly period ended September 30,
                             1993, File No. 33-7591.)

   *10.3.3               --  Plant Scherer Managing Board Agreement among Georgia Power Company, Oglethorpe,
                             Municipal Electric Authority of Georgia, City of Dalton, Georgia, Gulf Power Company,
                             Florida Power & Light Company and Jacksonville Electric Authority, dated as of December
                             31, 1990. (Filed as Exhibit 10.6.3 to the Registrant's Form 10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

   *10.4.1(a)            --  Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation
                             Agreement among Georgia Power Company, Oglethorpe, Municipal Electric Authority of
                             Georgia and City of Dalton, Georgia, dated as of August 27, 1976. (Filed as Exhibit
                             10.7.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on
                             October 9, 1986.)

   *10.4.1(b)            --  Amendment Number One, dated January 18, 1977, to the Alvin W. Vogtle Nuclear Units
                             Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power
                             Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton,
                             Georgia. (Filed as Exhibit 10.7.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1986, File No. 33-7591.)

   *10.4.1(c)            --  Amendment Number Two, dated February 24, 1977, to the Alvin W. Vogtle Nuclear Units
                             Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power
                             Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton,
                             Georgia. (Filed as Exhibit 10.7.4 to the Registrant's Form 10-K for the fiscal year ended December 31, 1986, File No. 33-7591.)

   *10.4.2               --  Alvin W. Vogtle Nuclear Units Numbers One and Two Operating Agreement among Georgia
                             Power Company, Oglethorpe, Municipal Electric Authority of Georgia and City of Dalton,
                             Georgia, dated as of August 27, 1976. (Filed as Exhibit 10.7.2 to the Registrant's Form
                             S-1 Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   *10.5.1               --  Plant Hal Wansley Purchase and Ownership Participation Agreement between Georgia Power
                             Company and Oglethorpe, dated as of March 26, 1976. (Filed as Exhibit 10.8.1 to the
                             Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October 9,
                             1986.)

   *10.5.2(a)            --  Plant Hal Wansley Operating Agreement between Georgia Power Company and Oglethorpe, dated as of March 26, 1976. (Filed as Exhibit 10.8.2 to the Registrant's Form S-1
                             Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   *10.5.2(b)            --  Amendment, dated as of January 15, 1995, to the Plant Hal Wansley Operating Agreements
                             by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia
                             and City of Dalton, Georgia. (Filed as Exhibit

NUMBER                                                             DESCRIPTION
----------------             ----------------------------------------------------------------------------------------
                             10.5.2(a) to the Registrant's Form 10-Q for the quarterly period ended September 30,
                             1996, File No. 33-7591.)

   *10.5.3               --  Plant Hal Wansley Combustion Turbine Agreement between Georgia Power Company and
                             Oglethorpe, dated as of August 2, 1982 and Amendment No. 1, dated October 20, 1982.
                             (Filed as Exhibit 10.18 to the Registrant's Form S-1 Registration Statement, File No.
                             33-7591, filed on October 9, 1986.)

   *10.6.1               --  Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement between
                             Georgia Power Company and Oglethorpe, dated as of January 6, 1975. (Filed as Exhibit
                             10.9.1 to the Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on
                             October 9, 1986.)

   *10.6.2               --  Edwin I. Hatch Nuclear Plant Operating Agreement between Georgia Power Company and
                             Oglethorpe, dated as of January 6, 1975. (Filed as Exhibit 10.9.2 to the Registrant's
                             Form S-1 Registration Statement, File No. 33-7591, filed on October 9, 1986.)

   *10.7.1               --  Rocky Mountain Pumped Storage Hydroelectric Project Ownership Participation Agreement,
                             dated as of November 18, 1988, by and between Oglethorpe and Georgia Power Company.
                             (Filed as Exhibit 10.22.1 to the Registrant's Form 10-K for the fiscal year ended
                             December 31, 1988, File No. 33-7591.)

   *10.7.2               --  Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, dated as of
                             November 18, 1988, by and between Oglethorpe and Georgia Power Company. (Filed as
                             Exhibit 10.22.2 to the Registrant's Form 10-K for the fiscal year ended December 31,
                             1988, File No. 33-7591.)

   *10.8.1               --  Amended and Restated Wholesale Power Contract, dated as of August 1, 1996, between
                             Oglethorpe and Altamaha Electric Membership Corporation and all schedules thereto, together with a Schedule identifying 37 other substantially identical Amended and
                             Restated Wholesale Power Contracts, and an additional Amended and Restated Wholesale
                             Power Contract that is not substantially identical. (Filed as Exhibit 10.8.1 to the
                             Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

   *10.8.2               --  Amended and Restated Supplemental Agreement, dated as of August 1, 1996, by and between
                             Oglethorpe, Altamaha Electric Membership Corporation and the United States of America,
                             together with a Schedule identifying 38 other substantially identical Amended and
                             Restated Supplemental Agreements. (Filed as Exhibit 10.8.2 to the Registrant's Form 10-K
                             for the fiscal year ended December 31, 1996, File No. 33-7591.)

   *10.8.3               --  Supplemental Agreement to the Amended and Restated Wholesale Power Contract, dated as of
                             January 1, 1997, by and among Georgia Power Company, Oglethorpe and Altamaha Electric
                             Membership Corporation, together with a Schedule identifying 38 other substantially identical Supplemental Agreements. (Filed as Exhibit 10.8.3 to the Registrant's Form
                             10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

 NUMBER                                                             DESCRIPTION
-----------------             ---------------------------------------------------------------------------------------
    *10.8.4               --  Supplemental Agreement to the Amended and Restated Wholesale Power Contract, dated as of March 1, 1997, by and between Oglethorpe and Altamaha Electric Membership
                              Corporation, together with a Schedule identifying 36 other substantially identical
                              Supplemental Agreements, and an additional Supplemental Agreement that is not substantially identical. (Filed as Exhibit 10.8.4 to the Registrant's Form 10-K for the
                              fiscal year ended December 31, 1996, File No. 33-7591.)
    *10.8.5               --  Supplemental Agreement to the Amended and Restated Wholesale Power Contract, dated as of March 1, 1997, by and between Oglethorpe and Coweta-Fayette Electric Membership
                              Corporation, together with a Schedule identifying 1 other substantially identical
                              Supplemental Agreement. (Filed as Exhibit 10.8.5 to the Registrant's Form 10-K for the
                              fiscal year ended December 31, 1996, File No. 33-7591.)
    *10.8.6               --  Supplemental Agreement to the Amended and Restated Wholesale Power Contract, dated as of May 1, 1997 by and between Oglethorpe and Altamaha Electric Membership Corporation,
                              together with a Schedule identifying 38 other substantially identical Supplemental
                              Agreements. (Filed as Exhibit 10.8.6 to the Registrant's Form 10-Q for the quarterly period ended June 30, 1997, File No. 33-7591.)
    *10.9                 --  Transmission Facilities Operation and Maintenance Contract between Georgia Power
                              Company and Oglethorpe dated as of June 9, 1986. (Filed as Exhibit 10.13 to the
                              Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October 9,
                              1986.)

    *10.10(a)             --  Joint Committee Agreement among Georgia Power Company, Oglethorpe, Municipal Electric
                              Authority of Georgia and the City of Dalton, Georgia, dated as of August 27, 1976.
                              (Filed as Exhibit 10.14(b) to the Registrant's Form S-1 Registration Statement, File
                              No. 33-7591, filed on October 9, 1986.)

    *10.10(b)             --  First Amendment to Joint Committee Agreement among Georgia Power Company, Oglethorpe,
                              Municipal Electric Authority of Georgia and the City of Dalton, Georgia, dated as of
                              June 19, 1978. (Filed as Exhibit 10.14(a) to the Registrant's Form S-1 Registration
                              Statement, File No. 33-7591, filed on October 9, 1986.)

    *10.11                --  Interconnection Agreement between Oglethorpe and Alabama Electric Cooperative, Inc., dated as of November 12, 1990. (Filed as Exhibit 10.16(a) to the Registrant's Form 10-K
                              for the fiscal year ended December 31, 1990, File No. 33-7591.)

    *10.11(a)             --  Amendment No. 1 to Interconnection Agreement between Alabama Electric Cooperative, Inc.
                              and Oglethorpe, dated as of April 22, 1994. (Filed as Exhibit 10.11(a) to the
                              Registrant's Form 10-Q for the quarter ended June 30, 1994, File No. 33-7591.)

    *10.11(b)             --  Letter of Commitment (Firm Power Sale) Under Service Schedule J-- Negotiated
                              Interchange Service between Alabama Electric Cooperative, Inc. and Oglethorpe, dated
                              March 31, 1994. (Filed as Exhibit 10.11(b) to the Registrant's Form 10-Q for the
                              quarter ended June 30, 1994, File No. 33-7591.)

    *10.12                --  Oglethorpe Deferred Compensation Plan for Key Employees, as Amended and Restated
                              January, 1987. (Filed as Exhibit 10.19 to the Registrant's Form 10-K for the fiscal year ended December 31, 1986, File No. 33-7591.)

 NUMBER                                                             DESCRIPTION
-----------------             ---------------------------------------------------------------------------------------
    *10.13.1              --  Assignment of Power System Agreement and Settlement Agreement, dated January 8, 1975, by Georgia Electric Membership Corporation to Oglethorpe. (Filed as Exhibit 10.20.1 to
                              the Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October 9,
                              1986.)

    *10.13.2              --  Power System Agreement, dated April 24, 1974, by and between Georgia Electric
                              Membership Corporation and Georgia Power Company. (Filed as Exhibit 10.20.2 to the
                              Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October 9,
                              1986.)

    *10.13.3              --  Settlement Agreement, dated April 24, 1974, by and between Georgia Power Company,
                              Georgia Municipal Association, Inc., City of Dalton, Georgia Electric Membership
                              Corporation and Crisp County Power Commission. (Filed as Exhibit 10.20.3 to the
                              Registrant's Form S-1 Registration Statement, File No. 33-7591, filed on October 9,
                              1986.)

    *10.14                --  Distribution Facilities Joint Use Agreement between Oglethorpe and Georgia Power
                              Company, dated as of May 12, 1986. (Filed as Exhibit 10.21 to the Registrant's Form
                              10-K for the fiscal year ended December 31, 1986, File No. 33-7591.)

    *10.15.1              --  Long-Term Firm Power Purchase Agreement, dated as of July 19, 1989, by and between
                              Oglethorpe and Big Rivers Electric Corporation. (Filed as Exhibit 10.24.1 to the
                              Registrant's Form 10-K for the fiscal year ended December 31, 1989, File No. 33-7591.)

    *10.15.2              --  Coordination Services Agreement, dated as of August 21, 1989, by and between Oglethorpe and Georgia Power Company. (Filed as Exhibit 10.24.2 to the Registrant's Form 10-K for
                              the fiscal year ended December 31, 1989, File No. 33-7591.)

    *10.15.3              --  Long-Term Firm Power Purchase Agreement between Big Rivers Electric Corporation and
                              Oglethorpe, dated as of December 17, 1990. (Filed as Exhibit 10.24.3 to the
                              Registrant's Form 10-K for the fiscal year ended December 31, 1990, File No. 33-7591.)

    *10.15.4              --  Interchange Agreement between Oglethorpe and Big Rivers Electric Corporation, dated as of November 12, 1990. (Filed as Exhibit 10.24.4 to the Registrant's Form 10-K for the
                              fiscal year ended December 31, 1990, File No. 33-7591.)

    *10.16                --  Block Power Sale Agreement between Georgia Power Company and Oglethorpe, dated as of
                              November 12, 1990. (Filed as Exhibit 10.25 to the Registrant's Form 8-K, filed January
                              4, 1991, File No. 33-7591.)

    *10.17                --  Coordination Services Agreement between Georgia Power Company and Oglethorpe, dated as of November 12, 1990. (Filed as Exhibit 10.26 to the Registrant's Form 8-K, filed
                              January 4, 1991, File No. 33-7591.)

    *10.18                --  Revised and Restated Integrated Transmission System Agreement between Oglethorpe and
                              Georgia Power Company, dated as of November 12, 1990. (Filed as Exhibit 10.27 to the
                              Registrant's Form 8-K, filed January 4, 1991, File No. 33-7591.)

 NUMBER                                                             DESCRIPTION
-----------------             ---------------------------------------------------------------------------------------
    *10.19                --  ITSA, Power Sale and Coordination Umbrella Agreement between Oglethorpe and Georgia
                              Power Company, dated as of November 12, 1990. (Filed as Exhibit 10.28 to the
                              Registrant's Form 8-K, filed January 4, 1991, File No. 33-7591.)

    *10.20                --  Amended and Restated Nuclear Managing Board Agreement among Georgia Power Company,
                              Oglethorpe Power Corporation, Municipal Electric Authority of Georgia and City of
                              Dalton, Georgia dated as of July 1, 1993. (Filed as Exhibit 10.36 to the Registrant's
                              10-Q for the quarterly period ended September 30, 1993, File No. 33-7591.)

    *10.21                --  Supplemental Agreement by and among Oglethorpe, Tri-County Electric Membership
                              Cooperation and Georgia Power Company, dated as of November 12, 1990, together with a
                              Schedule identifying 38 other substantially identical Supplemental Agreements. (Filed as Exhibit 10.30 to the Registrant's Form 8-K, filed January 4, 1991, File No.
                              33-7591.)

    *10.22                --  Unit Capacity and Energy Purchase Agreement between Oglethorpe and Entergy Power
                              Incorporated, dated as of October 11, 1990. (Filed as Exhibit 10.31 to the Registrant's
                              Form 10-K for the fiscal year ended December 31, 1990, File No. 33-7591.)

    *10.23                --  Interchange Agreement between Oglethorpe and Arkansas Power & Light Company, Louisiana
                              Power & Light Company, Mississippi Power & Light Company, New Orleans Public Service,
                              Inc., Energy Services, Inc., dated as of November 12, 1990. (Filed as Exhibit 10.32 to the Registrant's Form 10-K for the fiscal year ended December 31, 1990, File No.
                              33-7591.)

    *10.24                --  Interchange Agreement between Oglethorpe and Seminole Electric Cooperative, Inc., dated as of November 12, 1990. (Filed as Exhibit 10.33 to the Registrant's Form 10-K for the
                              fiscal year ended December 31, 1990, File No. 33-7591.)

    *10.25.1              --  Excess Energy and Short-term Power Agreement between Oglethorpe and Tennessee Valley
                              Authority, effective as of January 23, 1991. (Filed as Exhibit 10.34.1 to the
                              Registrant's Form 10-K for the fiscal year ended December 31, 1990, File No. 33-7591.)

    *10.25.2              --  Transmission Service Agreement between Oglethorpe and Tennessee Valley Authority, effective as of January 23, 1991. (Filed as Exhibit 10.34.2 to the Registrant's Form
                              10-K for the fiscal year ended December 31, 1990, File No. 33-7591.)

    *10.26                --  Power Purchase Agreement between Oglethorpe and Hartwell Energy Limited Partnership, dated as of June 12, 1992. (Filed as Exhibit 10.35 to the Registrant's Form 10-K for
                              the fiscal year ended December 31, 1992, File No. 33-7591).

    *10.27(5)             --  Master Power Purchase and Sale Agreement between Enron Power Marketing, Inc. and
                              Oglethorpe, dated as of January 3, 1996. (Filed as Exhibit 10.27 to the Registrant's
                              Form 10-K for the fiscal year ended December 31, 1995, File No. 33-7591.)

    *10.27(a)(5)          --  Extension and Modification Agreement between Enron Power Marketing, Inc. and
                              Oglethorpe, dated as of April 30, 1996. (Filed as Exhibit 10.27(a) to the

 NUMBER                                                             DESCRIPTION
-----------------             ---------------------------------------------------------------------------------------
                              Registrant's Form 10-Q for the quarterly period ended March 31, 1996, File No.
                              33-7591.)

    *10.28                --  Employment Agreement between Oglethorpe and T. D. Kilgore, dated as of December 20,
                              1995. (Filed as Exhibit 10.28 to the Registrant's Form 10-K for the fiscal year ended
                              December 31, 1995, File No. 33-7591.)

    *10.29(5)             --  Master Power Purchase and Sale Agreement between Duke/Louis Dreyfus L.L.C. and
                              Oglethorpe, dated as of August 31, 1996. (Filed as Exhibit 10.29 to the Registrant's
                              Form 10-Q for the quarterly period ended September 30, 1996, File No. 33-7591.)

    *10.30(5)             --  Power Purchase and Sale Agreement among LG&E Power Marketing Inc., LG&E Energy Corp.
                              and Oglethorpe, dated as of November 19, 1996. (Filed as Exhibit 10.30 to the
                              Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.31(5)             --  Power Purchase and Sale Agreement among LG&E Power Marketing Inc., LG&E Power Inc. and
                              Oglethorpe, dated as of January 1, 1997. (Filed as Exhibit 10.31 to the Registrant's
                              Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.1              --  Participation Agreement (P1), dated as of December 30, 1996, among Oglethorpe, Rocky
                              Mountain Leasing Corporation, Fleet National Bank, as Owner Trustee, SunTrust Bank,
                              Atlanta, as Co-Trustee, the Owner Participant named therein and Utrecht-America Finance
                              Co., as Lender, together with a Schedule identifying five other substantially identical
                              Participation Agreements. (Filed as Exhibit 10.32.1 to the Registrant's Form 10-K for
                              the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.2              --  Rocky Mountain Head Lease Agreement (P1), dated as of December 30, 1996, between
                              Oglethorpe and SunTrust Bank, Atlanta, as Co-Trustee, together with a Schedule identifying five other substantially identical Rocky Mountain Head Lease Agreements.
                              (Filed as Exhibit 10.32.2 to the Registrant's Form 10-K for the fiscal year ended
                              December 31, 1996, File No. 33-7591.)

    *10.32.3              --  Ground Lease Agreement (P1), dated as of December 30, 1996, between Oglethorpe and
                              SunTrust Bank, Atlanta, as Co-Trustee, together with a Schedule identifying five other substantially identical Ground Lease Agreements. (Filed as Exhibit 10.32.3 to the
                              Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.4              --  Rocky Mountain Agreements Assignment and Assumption Agreement (P1), dated as of
                              December 30, 1996, between Oglethorpe and SunTrust Bank, Atlanta, as Co-Trustee,
                              together with a Schedule identifying five other substantially identical Rocky Mountain
                              Agreements Assignment and Assumption Agreements. (Filed as Exhibit 10.32.4 to the
                              Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.5              --  Facility Lease Agreement (P1), dated as of December 30, 1996, between SunTrust Bank,
                              Atlanta, as Co-Trustee and Rocky Mountain Leasing Corporation, together with a Schedule identifying five other substantially identical Facility Lease Agreements. (Filed as
                              Exhibit 10.32.5 to the

 NUMBER                                                             DESCRIPTION
-----------------             ---------------------------------------------------------------------------------------
                              Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.6              --  Ground Sublease Agreement (P1), dated as of December 30, 1996, between SunTrust Bank,
                              Atlanta, as Co-Trustee and Rocky Mountain Leasing Corporation, together with a Schedule identifying five other substantially identical Ground Sublease Agreements. (Filed as
                              Exhibit 10.32.6 to the Registrant's Form 10-K for the fiscal year ended December 31,
                              1996, File No. 33-7591.)

    *10.32.7              --  Rocky Mountain Agreements Re-assignment and Assumption Agreement (P1), dated as of
                              December 30, 1996, between SunTrust Bank, Atlanta, as Co-Trustee and Rocky Mountain
                              Leasing Corporation, together with a Schedule identifying five other substantially identical Rocky Mountain Agreements Re-assignment and Assumption Agreements. (Filed as
                              Exhibit 10.32.7 to the Registrant's Form 10-K for the fiscal year ended December 31,
                              1996, File No. 33-7591.)

    *10.32.8              --  Facility Sublease Agreement (P1), dated as of December 30, 1996, between Oglethorpe and
                              Rocky Mountain Leasing Corporation, together with a Schedule identifying five other substantially identical Facility Sublease Agreements. (Filed as Exhibit 10.32.8 to the
                              Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.9              --  Ground Sub-sublease Agreement (P1), dated as of December 30, 1996, between Rocky
                              Mountain Leasing Corporation and Oglethorpe, together with a Schedule identifying five other substantially identical Ground Sub-sublease Agreements. (Filed as Exhibit 10.32.9 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No.
                              33-7591.)

    *10.32.10             --  Rocky Mountain Agreements Second Re-assignment and Assumption Agreement (P1), dated as of December 30, 1996, between Rocky Mountain Leasing Corporation and Oglethorpe, together with a Schedule identifying five other substantially identical Rocky Mountain
                              Agreements Second Re-assignment and Assumption Agreements. (Filed as Exhibit 10.32.10
                              to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No.
                              33-7591.)

    *10.32.11             --  Payment Undertaking Agreement (P1), dated as of December 30, 1996, between Rocky
                              Mountain Leasing Corporation and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
                              New York Branch, as the Bank, together with a Schedule identifying five other substantially identical Payment Undertaking Agreements. (Filed as Exhibit 10.32.11 to
                              the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No.
                              33-7591.)

    *10.32.12             --  Payment Undertaking Pledge Agreement (P1), dated as of December 30, 1996, between Rocky
                              Mountain Leasing Corporation, Fleet National Bank, as Owner Trustee, and SunTrust Bank,
                              Atlanta, as Co-Trustee, together with a Schedule identifying five other substantially identical Payment Undertaking Pledge Agreements. (Filed as Exhibit 10.32.12 to the
                              Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.13             --  Equity Funding Agreement (P1), dated as of December 30, 1996, between Rocky Mountain
                              Leasing Corporation, AIG Match Funding Corp., the Owner

 NUMBER                                                             DESCRIPTION
-----------------             ---------------------------------------------------------------------------------------
                              Participant named therein, Fleet National Bank, as Owner Trustee, and SunTrust Bank,
                              Atlanta, as Co-Trustee, together with a Schedule identifying five other substantially identical Equity Funding Agreements. (Filed as Exhibit 10.32.13 to the Registrant's
                              Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.14             --  Equity Funding Pledge Agreement (P1), dated as of December 30, 1996, between Rocky
                              Mountain Leasing Corporation and SunTrust Bank, Atlanta, as Co-Trustee, together with a
                              Schedule identifying five other substantially identical Equity Funding Pledge
                              Agreements. (Filed as Exhibit 10.32.14 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.32.15             --  Deed to Secure Debt, Assignment of Surety Bond and Security Agreement (P1), dated as of
                              December 30, 1996, between Rocky Mountain Leasing Corporation, SunTrust Bank, Atlanta,
                              as Co-Trustee, together with a Schedule identifying five other substantially identical
                              Collateral Assignment, Assignment of Surety Bond and Security Agreements. (Filed as
                              Exhibit 10.32.15 to the Registrant's Form 10-K for the fiscal year ended December 31,
                              1996, File No. 33-7591.)

    *10.32.16             --  Subordinated Deed to Secure Debt and Security Agreement (P1), dated as of December 30,
                              1996, among Oglethorpe, AMBAC Indemnity Corporation and SunTrust Bank, Atlanta, as
                              Co-Trustee, together with a Schedule identifying five other substantially identical
                              Subordinated Deed to Secure Debt and Security Agreements. (Filed as Exhibit 10.32.16 to
                              the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No.
                              33-7591.)

    *10.32.17             --  Tax Indemnification Agreement (P1), dated as of December 30, 1996, between Oglethorpe and the Owner Participant named therein, together with a Schedule identifying five other substantially identical Tax Indemnification Agreements. (Filed as Exhibit
                              10.32.17 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996,
                              File No. 33-7591.)

    *10.32.18             --  Consent No. 1, dated as of December 30, 1996, among Georgia Power Company, Oglethorpe,
                              SunTrust Bank, Atlanta, as Co-Trustee, and Fleet National Bank, as Owner Trustee,
                              together with a Schedule identifying five other substantially identical Consents.
                              (Filed as Exhibit 10.32.18 to the Registrant's Form 10-K for the fiscal year ended
                              December 31, 1996, File No. 33-7591.)

    *10.32.19(a)          --  OPC Intercreditor and Security Agreement No. 1, dated as of December 30, 1996, among the United States of America, acting through the Administrator of the Rural Utilities
                              Service, SunTrust Bank, Atlanta, Oglethorpe, Rocky Mountain Leasing Corporation,
                              SunTrust Bank, Atlanta, as Co-Trustee, Fleet National Bank, as Owner Trustee,
                              Utrecht-America Finance Co., as Lender and AMBAC Indemnity Corporation, together with a
                              Schedule identifying five other substantially identical Intercreditor and Security
                              Agreements. (Filed as Exhibit 10.32.19 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

   **10.32.19(b)          --  Supplement to OPC Intercreditor and Security Agreement No. 1, dated as of March 1,
                              1997, among the United States of America, acting through the

 NUMBER                                                             DESCRIPTION
-----------------             ---------------------------------------------------------------------------------------
                              Administrator of the Rural Utilities Service, SunTrust Bank, Atlanta, Oglethorpe, Rocky
                              Mountain Leasing Corporation, SunTrust Bank, Atlanta, as Co-Trustee, Fleet National
                              Bank, as Owner Trustee, Utrecht-America Finance Co., as Lender and AMBAC Indemnity
                              Corporation, together with a Schedule identifying five other substantially identical
                              Supplements to OPC Intercreditor and Security Agreements.

    *10.33.1              --  Member Transmission Service Agreement, dated as of March 1, 1997, by and between
                              Oglethorpe and Georgia Transmission Corporation (An Electric Membership Corporation).
                              (Filed as Exhibit 10.33.1 to the Registrant's Form 10-K for the fiscal year ended
                              December 31, 1996, File No. 33-7591.)

    *10.33.2              --  Generation Services Agreement, dated as of March 1, 1997, by and between Oglethorpe and
                              Georgia System Operations Corporation. (Filed as Exhibit 10.33.2 to the Registrant's
                              Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.33.3              --  Operation Services Agreement, dated as of March 1, 1997, by and between Oglethorpe and
                              Georgia System Operations Corporation. (Filed as Exhibit 10.33.3 to the Registrant's
                              Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

    *10.34                --  Power Purchase and Sale Agreement between Morgan Stanley Capital Group Inc. and
                              Oglethorpe, dated as of April 7, 1997. (Filed as Exhibit 10.34 to the Registrant's Form
                              10-Q for the quarterly period ended March 30, 1997, File No. 33-7591.)

     10.35                --  Purchase Agreement dated December 11, 1997, by and among Oglethorpe, OPC Scherer 1997
                              Funding Corporation A and Goldman, Sachs & Co., as representative of the purchasers named therein.

   **12                   --  Statement regarding computation of ratio of earnings to fixed charges.

   **15                   --  Letter from Coopers & Lybrand L.L.P. regarding unaudited interim financial information.

     21.1                 --  Rocky Mountain Leasing Corporation, a Delaware corporation.

     23.1                 --  Consent of Sutherland, Asbill & Brennan LLP (included in the opinion filed as Exhibit
                              5).

     23.2                 --  Consent of Coopers & Lybrand L.L.P.

     23.3                 --  Consent of Arthur Andersen LLP.

   **24                   --  Power of Attorney.

   **25.1                 --  Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of
                              1939 of SunTrust Bank, Atlanta, as Indenture Trustee.

   **27.1                 --  Financial Data Schedule (for SEC use only).

     99.1                 --  Form of Letter of Transmittal.


------------------------


* Incorporated by reference to exhibits previously filed by the Registrant as indicated in parentheses following the description of the exhibit.



**  Previously filed.

(1) Pursuant to 17 C.F.R. 229.601(b)(4)(iii), this document is not filed herewith; however the registrant hereby agrees that such document will be provided to the Commission upon request.

(2) For the reason stated in footnote (1), this document and six other substantially identical documents are not filed as exhibits to this Registration Statement.

(3) For the reason stated in footnote (1), this document and another substantially identical document are not filed as exhibits to this Registration Statement.

(4) For the reason stated in footnote (1), this document and three other substantially identical documents are not filed as exhibits to this Registration Statement.

(5) Certain portions of this document have been omitted as confidential and filed separately with the Commission.